UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

PARAMOUNT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1633 Broadway

New York, New York 10019

November 10, 2025

Dear Fellow Stockholder,

You are cordially invited to attend a special meeting of stockholders of Paramount Group, Inc., a Maryland corporation (the “Company”), to be held on December 16, 2025, at 10:00 a.m., Eastern Time. The special meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/PGRE2025SM. You will not be able to physically attend the special meeting in person.

The board of directors of the Company (the “Board”) has approved an Agreement and Plan of Merger, dated as of September 17, 2025 (as amended on October 8, 2025, and as may be amended from time to time, the “Merger Agreement”), by and among the Company, Paramount Group Operating Partnership LP, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Rithm Capital Corp., a Delaware corporation (“Parent”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“REIT Merger Sub”), and Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Operating Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Operating Merger Sub will be merged with and into the Operating Partnership with the Operating Partnership surviving the merger (the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, the Company will be merged with and into REIT Merger Sub with REIT Merger Sub surviving the merger (the “Surviving Entity” and such merger, the “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Mergers, the Operating Partnership and the Surviving Entity will be indirectly controlled by Parent.

At the special meeting, you will be asked to consider and vote on (i) a proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”), (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers (the “Advisory Merger-Related Compensation Proposal”) and (iii) a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).

If the Company Merger is completed, you, as a holder of shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), will be entitled to receive $6.60 in cash, without interest, subject to certain adjustments as further described in the enclosed proxy statement, in exchange for each share of Company Common Stock you own as of immediately prior to the effective time of the Company Merger, as more fully described in the enclosed proxy statement.

Our Board has (1) determined and declared that the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its stockholders, (2) duly authorized, approved and declared advisable the execution, delivery and performance of the Merger Agreement, and the consummation of the Company Merger and the other transactions contemplated by the Merger Agreement, (3) directed that the approval of the Company Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration by the holders of Company Common Stock at the special meeting and (4) recommended that the Company’s stockholders vote in favor of the Merger Proposal. Our Board recommends that you vote “FOR” the approval of the Merger Proposal (Proposal 1 below), which approval is necessary to complete the Company Merger, “FOR” the Advisory Merger-Related Compensation Proposal (Proposal 2 below) and “FOR” the Adjournment Proposal (Proposal 3 below).

The Merger Proposal must be approved by the affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at the special meeting on the Merger Proposal. The Notice of special meeting and proxy statement accompanying this letter provide you with more specific information concerning the special meeting, the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement. The Company encourages you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about the Company from it or from documents filed with the U.S. Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of Company Common Stock that you own. Whether or not you plan to attend the virtual special meeting, the Company requests that you authorize a proxy to vote your shares by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you will be able to personally vote even if you have previously submitted your proxy, as your proxy is revocable at your option, but you may also continue to have your shares voted as instructed in your proxy, as your attendance alone will not revoke any proxy that you have previously given. If you fail to authorize a proxy to vote your shares, fail to personally vote at the special meeting, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” approval of the Merger Proposal.

On behalf of the Board, thank you for your continued support.

Sincerely,

Albert Behler Chairman of the Board, Chief Executive Officer and President	Martin Bussmann Lead Independent Director

This proxy statement is dated November 10, 2025 and is first being mailed to our stockholders on or about November 10, 2025.

1633 Broadway

New York, New York 10019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 16, 2025

November 10, 2025

To the Stockholders of Paramount Group, Inc.:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders (the “Special Meeting”) of Paramount Group, Inc., a Maryland corporation (the “Company”), will be held on December 16, 2025, at 10:00 a.m., Eastern Time, virtually via live webcast, at www.virtualshareholdermeeting.com/PGRE2025SM, for the following purposes:

(1) To consider and vote on a proposal to approve the merger (the “Company Merger”) of the Company with and into Panorama REIT Merger Sub, Inc., a Maryland corporation (“REIT Merger Sub”) and a wholly owned subsidiary of Rithm Capital Corp., a Delaware corporation (“Parent”), pursuant to the Agreement and Plan of Merger, dated as of September 17, 2025 (as amended on October 8, 2025, and as may be amended from time to time, the “Merger Agreement”), by and among the Company, Paramount Group Operating Partnership LP, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Parent, REIT Merger Sub and Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Operating Merger Sub”), and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”);

(2) To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Mergers (the “Advisory Merger-Related Compensation Proposal”); and

(3) To consider and vote on a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Pursuant to Maryland law and the Company’s bylaws, only the matters set forth in this Notice of Special Meeting may be brought before the Special Meeting. The board of directors of the Company (the “Board”) has fixed the close of business on November 4, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. The Company knows of no other matters to come before the Special Meeting. Only stockholders of record of shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), at the close of business on November 4, 2025, are entitled to notice of and to vote at the Special Meeting or at any postponements or adjournments thereof. On or around November 10, 2025, the Company intends to commence mailing of this Notice to all stockholders entitled to vote at the Special Meeting.

The Board approved the Merger Agreement and determined and declared the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Company Merger, to be advisable and in the best interests of the Company and its stockholders. The Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal.

The Merger Proposal must be approved by the affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the

Merger Proposal. Accordingly, your vote is very important regardless of the number of shares of Company Common Stock that you own. Whether or not you plan to virtually attend the Special Meeting, the Company requests that you authorize a proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you virtually attend the Special Meeting, you will be able to personally vote at the Special Meeting even if you have previously submitted your proxy, as your proxy is revocable at your option, but you may also continue to have your shares voted as instructed in your proxy, as your attendance alone will not revoke any proxy that you have previously given. If you fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company Common Stock that you own will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will have the same effect as voting “AGAINST” the Merger Proposal. The approval of the Advisory Merger-Related Compensation Proposal and the approval of the Adjournment Proposal require the affirmative vote of a majority of the votes cast on each such proposal. If you fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker on how to vote, it will have no effect on the outcome of the Advisory Merger-Related Compensation Proposal or the Adjournment Proposal. Abstentions, while present for purposes of determining the presence of a quorum, are not considered votes cast and therefore will have no effect on the outcome of the Advisory Merger-Related Compensation Proposal and the Adjournment Proposal.

Any proxy may be revoked at any time prior to its exercise by authorizing a proxy to vote again over the Internet or by telephone prior to 11:59 p.m. Eastern Time on December 15, 2025, signing and returning another proxy card with a later date, provided the Company receives the updated proxy card before the date of the Special Meeting, or personally voting at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously authorized proxy.

The Company encourages you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares of Company Common Stock will be represented and voted even if you do not attend the Special Meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9497.

Regardless of the number of shares of Company Common Stock you hold, as a stockholder your role is very important, and the Board strongly encourages you to exercise your right to vote.

By order of the Board of Directors

/s/ Timothy Dembo

Timothy Dembo

Senior Vice President, General Counsel and Secretary

i

ii

SUMMARY

This summary highlights only selected information from this proxy statement relating to the merger (the “Company Merger”) of Paramount Group, Inc., a Maryland corporation (the “Company” or “Paramount”) with and into Panorama REIT Merger Sub, Inc., a Maryland corporation (“REIT Merger Sub”) and a wholly owned subsidiary of Rithm Capital Corp., a Delaware corporation (“Parent” or “Rithm”), and the other transactions contemplated by the Merger Agreement (as defined herein). This summary does not contain all of the information about the Company Merger and related transactions contemplated by the Merger Agreement that may be important to you. As a result, to understand the Company Merger and the related transactions fully and for a more complete description of the terms of the Company Merger and related transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which the Company has referred you, including the Agreement and Plan of Merger, dated as of September 17, 2025, by and among the Company, the Operating Partnership (as defined herein), Parent, Operating Merger Sub (as defined herein) and REIT Merger Sub (as amended on October 8, 2025, and as may be amended from time to time, the “Merger Agreement”), which is attached as Annex A, and Amendment No. 1 to Agreement and Plan of Merger, dated as of October 8, 2025, by and among the Company, the Operating Partnership, Parent, Operating Merger Sub and REIT Merger Sub (the “Amendment”), which is attached as Annex B. This proxy statement is first being mailed to the Company’s stockholders on or about November 10, 2025.

The Parties to the Mergers (See Page 29)

Paramount Group, Inc. and Paramount Group Operating Partnership LP

Corporate Headquarters:

1633 Broadway

New York, New York 10019

(212) 237-3100

Paramount Group, Inc. is a fully integrated real estate investment trust (“REIT”) that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. The Company is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants. The Company is a Maryland corporation with corporate headquarters located in New York, New York.

Paramount Group Operating Partnership LP (the “Operating Partnership”) is a Delaware limited partnership. The Company conducts its business through, and substantially all of its interests in properties and investments are held by, the Operating Partnership. Paramount is the sole general partner of, and owned approximately 93.2% of the Operating Partnership as of September 30, 2025.

At September 30, 2025, the Company’s portfolio consisted of 17 properties aggregating 13.1 million square feet comprised of (i) eight wholly and partially owned Class A properties aggregating 8.7 million square feet in New York, comprised of 8.2 million square feet of office space and 0.5 million square feet of retail and theater space; (ii) five wholly and partially owned Class A properties aggregating 3.6 million square feet in San Francisco, comprised of 3.4 million square feet of office space and 0.2 million square feet of retail space; and (iii) the Company’s managed properties aggregating 0.8 million square feet in New York and Washington, D.C.

The Company’s website is www.pgre.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the U.S. Securities and Exchange Commission (“SEC”). The common stock of the Company, par value $0.01 per share (“Company Common Stock”), is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “PGRE.” For additional information about the Company and the Company’s business, please refer to the section of this proxy statement captioned “Where You Can Find Additional Information.”

The Company and the Operating Partnership are at times referred to in this proxy statement together, as the “Company Parties.”

Rithm Capital Corp.

Corporate Headquarters:

799 Broadway

New York, New York 10003

(212) 850-7770

Rithm Capital Corp. is a global alternative asset manager with significant experience managing credit and real estate assets. The firm combines deep institutional expertise with an entrepreneurial culture that drives innovation and disciplined growth across multiple market segments. Parent’s integrated investment platform spans across asset-based finance, lending across residential and commercial real estate, mortgage servicing rights (“MSRs”) and structured credit. Through subsidiaries such as Newrez, Genesis Capital, and Sculptor Capital Management, Parent has established a unique owner-operator model, capable of sourcing, financing, and actively managing debt and equity investments, to drive value for shareholders and investors. Upon completion of the Mergers, the surviving entities of the Company Merger and the Partnership Merger will be indirectly controlled by Parent. Parent’s common stock is listed on the NYSE, trading under the symbol “RITM.”

Panorama Operating Merger Sub LP

Headquarters:

c/o Rithm Capital Corp.

799 Broadway

New York, New York 10003

(212) 850-7770

Panorama Operating Merger Sub LP (“Operating Merger Sub”) is a Delaware limited partnership and a wholly owned subsidiary of Parent. Operating Merger Sub was formed to facilitate the acquisition of the Operating Partnership and has not engaged in any business activities other than activities incidental to its formation or in connection with the Merger Agreement and the transactions contemplated thereby and related thereto. Pursuant to the Merger Agreement, at the Partnership Merger Effective Time, Operating Merger Sub will merge with and into the Operating Partnership (the “Partnership Merger,” and together with the Company Merger, the “Mergers”), whereupon the separate existence of Operating Merger Sub will cease, with the Operating Partnership surviving the merger, such that following and as a result of the Partnership Merger, the Operating Partnership will be indirectly controlled by Parent and will continue to be governed by the laws of the State of Delaware.

Panorama REIT Merger Sub, Inc.

Headquarters:

c/o Rithm Capital Corp.

799 Broadway

New York, New York 10003

(212) 850-7770

Panorama REIT Merger Sub, Inc. is a Maryland corporation and a wholly owned subsidiary of Parent. REIT Merger Sub was formed to facilitate the acquisition of the Company and has not engaged in any business activities other than activities incidental to its formation or in connection with the Merger Agreement and the transactions contemplated thereby and related thereto. Pursuant to the Merger Agreement, immediately following the consummation of the Partnership Merger, the Company will merge with and into REIT Merger Sub, whereupon the separate existence of the Company will cease, with REIT Merger Sub surviving the merger, such that following and as a result of the Company Merger, the surviving entity will be indirectly controlled by Parent and will continue to be governed by the laws of the State of Maryland.

Parent, Operating Merger Sub and REIT Merger Sub are at times referred to in this proxy statement together, as the “Parent Parties.”

The Special Meeting (See Page 31)

The Proposals

The special meeting of the Company’s stockholders (the “Special Meeting”) will be held on December 16, 2025, at 10:00 a.m., Eastern Time. The Special Meeting will be held virtually via live webcast, at www.virtualshareholdermeeting.com/PGRE2025SM. At the Special Meeting, holders of Company Common Stock as of the record date, which was the close of business on November 4, 2025 (the “Record Date”), will be asked to consider and vote on (1) a proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”), (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers (the “Advisory Merger-Related Compensation Proposal”), and (3) a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Pursuant to Maryland law and the Company’s Seventh Amended and Restated Bylaws (the “Bylaws”), only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Record Date, Notice and Quorum (See Page 31)

All holders of record of Company Common Stock as of the Record Date, which was the close of business on November 4, 2025, are entitled to receive notice of and attend and vote at the Special Meeting or any postponement or adjournment of the Special Meeting. Each such stockholder of record will be entitled to cast one vote on each matter presented at the Special Meeting for each share of Company Common Stock that such holder owned as of the Record Date. As of the Record Date, there were 221,919,163 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.

A quorum will be established for purposes of the Special Meeting if stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on any matter are present, either virtually or by proxy. A quorum is necessary to transact business at the Special Meeting. Abstentions and broker non-votes, if any, will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the Special Meeting, the Company expects that the Special Meeting will be adjourned to a later date.

The Mergers (See Page 36)

Partnership Merger

Pursuant to the Merger Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), at the effective time of the Partnership Merger, Operating Merger Sub will merge with and into the Operating Partnership, and the separate existence of Operating Merger Sub will cease, with the Operating Partnership surviving the Partnership Merger (the Operating Partnership, as the surviving entity in the Partnership Merger, is at times referred to in this proxy statement as the “Surviving Partnership”).

Substantially contemporaneously with the closing of the Mergers (the “Closing”), Operating Merger Sub, the Operating Partnership, the Company and Parent will (i) cause the certificate of merger with respect to the Partnership Merger to be duly executed and filed with the Delaware Secretary of State (the “DE SOS”) in accordance with the DRULPA (the “Articles of Partnership Merger”), and (ii) make any other filings, recordings or publications required to be made by the Operating Partnership or Operating Merger Sub under the DRULPA in connection with the Partnership Merger. The Partnership Merger will become effective at such time as the Articles of Partnership Merger are duly filed with the DE SOS or on such other date and time as specified in the Articles of Partnership Merger (such date and time, the “Partnership Merger Effective Time”). The parties will cause the Partnership Merger Effective Time to occur immediately prior to the Company Merger Effective Time (as defined herein).

Company Merger

Pursuant to the Merger Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”), at the effective time of the Company Merger, the Company will merge with and into REIT Merger Sub, and the separate existence of the Company will cease, with REIT Merger Sub surviving the Company Merger (REIT Merger Sub, as the surviving entity in the Company Merger, is referred to at times in this proxy statement as the “Surviving Entity”), such that following and as a result of the Company Merger, the Surviving Entity and the Surviving Partnership will be indirectly controlled by Parent.

On the date on which the Closing occurs (the “Closing Date”), and immediately after the filing of the Articles of Partnership Merger, REIT Merger Sub, the Company and Parent will (i) cause articles of merger (the “Articles of Company Merger”) with respect to the Company Merger to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”), and (ii) make any other filings, recordings or publications required to be made by the Company or REIT Merger Sub under the MGCL in connection with the Company Merger. The Company Merger will become effective at such time as the Articles of Company Merger are accepted for record by the SDAT or on such other date and time (not to exceed 30 days after the Articles of Company Merger are accepted for record by the SDAT) as specified in the Articles of Company Merger (such date and time, the “Company Merger Effective Time”). The parties will cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.

Reasons for the Mergers (See Page 48)

The Mergers were determined and declared to be advisable and in the best interests of the Company and its stockholders and approved by all members of the board of directors of the Company (the “Board”), other than Mr. Behler, who abstained from the Board’s vote, as more fully described in the section entitled “—Background of the Mergers.” In considering the Mergers, the Board consulted with members of Company management, as well as the Company’s financial and legal advisors, and considered a number of factors, including the following material factors, which the Board viewed as supporting its decision:

•

the knowledge of the Board of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including economic, market and capital raising conditions, including inflation and the state of the Class A office markets where the Company operates;

•

the thorough and extensive strategic review process that the Company conducted, including engaging with approximately 44 potential bidders to participate in the process, executing nondisclosure agreements with approximately 23 potential bidders, the fact that each of the interested bidders received equal access to information and the Company, and that proposals were requested on the same timeline for all bidders;

•

the current and historical trading prices of the Company Common Stock, and the fact that the proposed Company Merger Consideration of $6.60 per share provides approximately a 38% premium over the unaffected closing price of shares of Company Common Stock on May 16, 2025, the last trading day before the Company publicly announced a review and evaluation of strategic alternatives, and approximately a 55% premium to the Company’s unaffected 30-day volume-weighted average stock price ending May 16, 2025;

•

the fact that the proposed Company Merger Consideration in the cash amount of $6.60 per share of Company Common Stock provides the Company’s stockholders with certainty of value and liquidity immediately upon the Closing, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company, including the inherent risks and uncertainties currently present in the Company’s prospects as a stand-alone business, Class A office real estate markets and the economy generally, including the fact that in recent years, the Company’s Common Stock had been trading at a discount to third party analysts’ estimated net asset value per share;

•

the fact that the strategic process to evaluate a potential sale of the Company was publicly announced by the Company to the market in May 2025, and that any potentially interested bidders had an opportunity to contact the Company and become involved in a strategic process;

•	the fact that Parent is prepared to transact now and provides closing certainty to the Company’s stockholders in order to realize the value and liquidity presented by the proposed transaction;

•

the Board’s belief that, following the Company’s extensive sales process and the receipt and negotiation of the various proposals from potentially interested bidders, there exist few other potential third parties with both interest and with the demonstrable financial ability to acquire the Company in the immediate term;

•

the Company’s right to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a Superior Proposal (as defined in the Merger Agreement), upon payment of the Company Termination Payment (as defined herein), which the Board did not believe would be preclusive to potential third-party bidders;

•	the fact that the proposed Company Merger Consideration was the result of arm’s-length negotiations;

•

the business reputation, capitalization and capabilities of Parent and its ability to complete the Mergers, as well as the rights to specific performance available to the Company to cause Parent to complete the Mergers;

•

the fact that the proposed Company Merger Consideration reflects an increase of $0.35 per share of Company Common Stock over the low point of the initial non-binding proposal range received from Parent and the Company was able to negotiate for other terms that the Board believes were meaningfully more favorable than Parent’s initial proposal;

•

advice from the Company’s independent financial advisor and outside legal counsel that the Company’s right to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a Superior Proposal and the Company Termination Payment is reasonable and not likely to preclude any other interested party (including any interested party that previously submitted a non-binding proposal) from making an acquisition proposal;

•	the fact that the Company has sufficient operating flexibility under the terms of the Merger Agreement to conduct its business in the ordinary course prior to the consummation of the Mergers;

•	that the Merger Agreement contains terms that, taken as a whole, the Board believed provided a significant degree of certainty that the Mergers will be completed as quickly as possible;

•	the likelihood that the Mergers will be consummated, based upon, among other things, the limited number of conditions to the Mergers, and the absence of any significant regulatory approvals;

•	the Company’s ability to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement;

•

the fact that the Mergers are not subject to a financing contingency or condition (including no condition with respect to the assumption of existing indebtedness of the Company and its subsidiaries) and Parent has informed the Company that it has access to resources necessary to complete the Mergers without financing;

•

the opinion of BofA Securities, Inc., dated September 17, 2025 to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Company Merger Consideration to be received by holders of Company Common Stock (other than Excluded Shares (as defined herein)), as more fully described below in the section of this proxy statement captioned “—Opinion of the Company’s Financial Advisor;” and

•

the fact that the Company Merger is subject to the Company’s receipt of the approval of the Company Merger by the affirmative vote of holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast on the Company Merger (the “stockholder approval”), and that the Company’s stockholders are free to vote against the Company Merger for any reason, including if a superior offer were to be made prior to the Special Meeting (in certain cases subject to the payment of the Company Termination Payment if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, any alternative acquisition agreement).

Recommendation of Our Board (See Page 51)

The Board has:

•

determined and declared that the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its stockholders;

•

duly authorized, approved and declared advisable the execution, delivery and performance of the Merger Agreement, and the consummation of the Company Merger and the other transactions contemplated by the Merger Agreement;

•

directed that the approval of the Company Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration by the holders of Company Common Stock at the Special Meeting; and

•	recommended that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

Opinion of the Company’s Financial Advisor (See Page 55)

In connection with the Mergers, BofA Securities, Inc. (“BofA Securities”), the Company’s financial advisor, delivered to the Board a written opinion, dated September 17, 2025, as to the fairness, from a financial point of view and as of the date of the opinion, of the Company Merger Consideration to be received by holders of Company Common Stock (other than the Excluded Shares). The full text of the written opinion, dated September 17, 2025, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the Board (in its capacity as such) for the benefit and use of the Board in connection with and for purposes of its evaluation of the Company Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspects or implications of the Mergers, including, without limitation, the form or structure of the Mergers, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Mergers or otherwise, and no opinion or view was expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Mergers. BofA Securities’ opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Mergers or any other matter.

Material U.S. Federal Income Tax Consequences of the Company Merger (See Page 69)

If you are a U.S. holder (as defined in the section of this proxy statement captioned “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Merger”), the exchange of your shares of Company Common Stock for the Company Merger Consideration (including any amounts required to be withheld for tax purposes) pursuant to the Company Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of Company Merger Consideration you receive pursuant to the Merger Agreement (including any amounts required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder (as defined in the section of this proxy statement captioned “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Merger”) will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s shares of

Company Common Stock for Company Merger Consideration in the Company Merger unless such non-U.S. holder has certain connections to the United States, Company Common Stock is treated as a United States real property interest in such holder’s hands or, subject to certain exceptions, the payment received by such non-U.S. holder is treated as attributable to gain from the Company’s deemed sale of United States real property interests. Because particular circumstances may differ, the Company recommends you consult your tax advisor to determine the U.S. federal income tax consequences to you of the Merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Company Merger is provided in the section of this proxy statement captioned “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Merger.”

Delisting and Deregistration of Company Common Stock (See Page 74)

If the Mergers are completed, the Company Common Stock will be delisted, will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Merger Agreement

Treatment of Operating Partnership Common Units and Company Common Stock

Operating Partnership Common Units (See Page 76)

At the Partnership Merger Effective Time, each Common Unit of the Operating Partnership (each, an “Operating Partnership Common Unit”) that is issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Conversion Factor (as defined in the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of October 26, 2020, by and between the Company and the limited partners party thereto (as amended, the “OP Agreement”)) in effect on such date with respect to such Operating Partnership Common Units multiplied by (ii) $6.60, without interest (the “Partnership Merger Consideration”).

Notwithstanding the foregoing, each issued and outstanding Operating Partnership Common Unit held by (i) the Parent Parties or any of their respective subsidiaries or (ii) the Company or any of its subsidiaries (the “Acquired Companies”) as of the Partnership Merger Effective Time will be automatically retired and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect to such Operating Partnership Common Units in connection with or as a consequence of the Mergers.

Company Common Stock (See Page 77)

At the Company Merger Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Company Merger Effective Time will be automatically cancelled and converted into the right to receive an amount in cash equal to $6.60 per share, without interest (the “Company Merger Consideration”).

Notwithstanding the foregoing, each issued and outstanding share of Company Common Stock held by (i) the Parent Parties or any of their respective subsidiaries or (ii) any of the Acquired Companies as of the Company Merger Effective Time (the “Excluded Shares”) will be automatically retired and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect to such shares of Company Common Stock in connection with or as a consequence of the Mergers.

Treatment of Company Compensatory Awards and Operating Partnership Compensatory Awards

The Merger Agreement provides that, effective at the Company Merger Effective Time and at the Partnership Merger Effective Time, respectively, (i) Company Options and Company Restricted Shares (collectively, “Company Compensatory Awards”) and (ii) Operating Partnership LTIP Units and Operating Partnership AOLTIP Units (each, as defined in the Merger Agreement and, collectively, “Operating Partnership Compensatory Awards”) that are outstanding immediately prior to the applicable effective time will be treated as follows, and as further set forth in the section of this proxy statement captioned “The Merger Agreement—Treatment of Company Compensatory Awards and Operating Partnership Compensatory Awards”.

Company Options (See Page 77)

At the Company Merger Effective Time and as a result of the Company Merger, each option to purchase shares of Company Common Stock (each, a “Company Option”) that is outstanding immediately prior to the Company Merger Effective Time will be cancelled for no consideration.

Company Restricted Shares (See Page 77)

At the Company Merger Effective Time and as a result of the Company Merger, each restricted share of Company Common Stock (each, a “Company Restricted Share”) that is outstanding immediately prior to the Company Merger Effective Time will be cancelled and converted into the right to receive a cash payment equal to the Company Merger Consideration (subject to applicable withholding taxes), without interest.

Operating Partnership LTIP Units (See Page 77)

At the Partnership Merger Effective time, each Operating Partnership LTIP Unit granted on September 8, 2023 and which is subject to time-based vesting conditions will vest, and such Operating Partnership LTIP Units will be converted into Operating Partnership Common Units. In addition, Operating Partnership LTIP Units whose book-up target is not zero will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the applicable conversion factor set forth in the OP Agreement and (y) the Company Merger Consideration (subject to applicable withholding taxes), without interest.

Operating Partnership AOLTIP Units (See Page 77)

At the Partnership Merger Effective Time, each award of Operating Partnership AOLTIP Units that vests based on the achievement of certain performance goals, and that is unvested and outstanding immediately prior to the Partnership Merger Effective Time, will become vested in full (with the applicable performance goals being deemed satisfied at the “maximum” level of performance), and will be converted into Operating Partnership Common Units based on the applicable conversion factor set forth in the OP Agreement and such Operating Partnership Common Units will be cancelled and converted into the right to receive the Partnership Merger Consideration.

Financing of the Mergers (See Page 61)

The Mergers are not conditioned on any financing arrangements. The Parent Parties have represented in the Merger Agreement that Parent had, as of the date of the Merger Agreement, and the Parent Parties will have available, as of the Company Merger Effective Time, sufficient funds or other sources of immediately available funds to pay all amounts required to be paid in connection with the Mergers (including, without limitation, payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, repayment or refinancing of debt of any Acquired Company contemplated by the Merger Agreement, payment of all amounts discussed in the section of this proxy statement captioned “The Merger Agreement—Treatment of Company Compensatory Awards and Operating Partnership Compensatory Awards,” and payment of all other fees and expenses and obligations required to be paid or satisfied by the Parent Parties in connection with the Mergers).

Financing Cooperation (See Page 96)

The Company has agreed to use its commercially reasonable efforts to provide, and to cause each of its subsidiaries to use their commercially reasonable efforts to provide, to the Parent Parties, at Parent’s sole expense, all cooperation reasonably necessary and customary and reasonably requested by Parent in writing in connection with the arrangement of any debt financing incurred or intended to be incurred or any contemplated issuance or offering of equity or equity-linked securities by the Parent Parties and their respective subsidiaries, in each case, (i) in order to finance all or a portion of the Mergers (including payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, payment of all amounts discussed above in the section of this proxy statement captioned “The Merger Agreement—Treatment of Company Compensatory Awards and Operating Partnership Compensatory Awards,” and payment of all other fees and expenses and obligations required to be paid or satisfied by the Parent Parties in connection with the Mergers) and/or (ii) otherwise effected in connection with, or during the pendency of, the Mergers. Such requested cooperation may not unreasonably interfere with the ongoing operations of the Acquired Companies. For more information, please see the section of this proxy statement captioned “The Merger—Financing Cooperation.”

Interests of the Company’s Directors and Executive Officers in the Mergers (See Page 61)

When considering the recommendation of our Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Mergers that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Mergers and in recommending that the Merger Proposal be approved by our stockholders. These interests include the following:

•

certain directors and executive officers hold outstanding Company Compensatory Awards and/or Operating Partnership Compensatory Awards that will be cancelled and converted into the right to receive the Company Merger Consideration and Partnership Merger Consideration, as applicable (subject to applicable withholding taxes);

•

certain of our executive officers are parties to arrangements with the Company or its affiliates that provide for severance benefits in the event of certain qualifying terminations of employment in connection with the Mergers;

•	certain of our executive officers may receive cash retention bonuses in connection with the Mergers; and

•	the Merger Agreement provides for continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Entity for six years from and after the Closing Date.

These interests are discussed in more detail in the section of this proxy statement captioned “The Mergers—Interests of the Directors and Executive Officers of the Company in the Mergers.” The members of our Board were aware of the different or additional interests described in such section and considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Mergers, and in recommending to the stockholders that the Merger Proposal be approved.

No Solicitation of Transactions (See Page 88)

Under the terms of the Merger Agreement, the Company and its subsidiaries and its and their respective officers, directors, certain employees and representatives are subject to restrictions on its and their ability to solicit any competing proposals (as defined in the Merger Agreement), including, among others, restrictions on its and their ability to furnish to any third parties any non-public information in connection with any competing proposal, or engage in any discussions or negotiations regarding any competing proposal, or propose or agree to do any of the foregoing. Subject to the terms of the Merger Agreement, the Company or its subsidiaries may furnish non-public information to, and engage in discussions or negotiations with, a third party if the Company receives an unsolicited competing proposal from such third party after the date of the Merger Agreement and that did not result from a material breach of the obligations as specified in the Merger Agreement, and the Board, after consultation with its financial advisors and outside legal counsel, determines in good faith based upon the information then-available that such competing proposal constitutes or would reasonably be expected to lead to a Superior Proposal. Under certain circumstances and after following certain procedures and adhering to certain restrictions, the Company is permitted to terminate the Merger Agreement in order to enter into a definitive agreement relating to a Superior Proposal (subject to payment of the Company Termination Payment (as described below)).

Conditions to the Mergers (See Page 102)

Completion of the Mergers depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

•	the stockholder approval must be obtained;

•

no judgment, injunction, order or decree issued by any governmental authority of competent jurisdiction prohibiting consummation of the Mergers is in effect, and no law has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Mergers;

•

the Company Parties’ and the Parent Parties’ respective representations and warranties in the Merger Agreement must be true and correct in the manner described under the section of this proxy statement captioned “The Merger Agreement—Conditions to the Mergers”;

•

Parent must have received a tax opinion of Latham & Watkins LLP (“Latham”) (or such other nationally recognized REIT counsel as may be reasonably acceptable to both Parent and the Company), dated as of the Closing Date;

•

the Company and Parent must have received closing certificates from the other, each dated as of the Closing Date, each signed by an applicable executive officer, certifying that certain specified conditions have been satisfied;

•

from the date of the Merger Agreement through the Closing Date, there must not have occurred a Company material adverse effect that is continuing (as described in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”); and

•

the Company Parties and the Parent Parties must have performed and complied in all material respects with its and their respective covenants required by the Merger Agreement to be performed or complied with on or prior to the Closing Date.

Termination of the Merger Agreement (See Page 103)

The Company and Parent may mutually agree to terminate the Merger Agreement and abandon the Mergers at any time prior to the Partnership Merger Effective Time, even after the Company has obtained the stockholder approval.

Termination by Either the Company or Parent (See Page 103)

In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement upon prior written notice to the other party at any time prior to the Partnership Merger Effective Time, even after the Company has obtained the stockholder approval, if:

•

the Mergers have not occurred on or before 11:59 p.m., Eastern Time, on March 17, 2026 (the “Outside Date”); provided, that the right to terminate the Merger Agreement under this bullet is not available to any party to the Merger Agreement if the failure of the Mergers to be consummated by the Outside Date was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under the Merger Agreement;

•

any governmental authority of competent jurisdiction has issued a final and non-appealable order permanently restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement; provided, that the right to terminate the Merger Agreement under this bullet is not available to any party to the Merger Agreement if the issuance of such final, non-appealable order was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under the Merger Agreement; or

•	the stockholder approval has not been obtained upon a vote taken at the Special Meeting (or any postponement or adjournment thereof) at which a vote on the approval of the Company Merger was taken.

Termination by Parent (See Page 104)

Parent may also terminate the Merger Agreement, upon prior written notice to the Company, at any time prior to the Closing, even after the Company has obtained the stockholder approval, if:

•

the Company Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the Mergers or the additional conditions to the obligations of the Parent Parties to effect the Mergers not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from Parent to the Company and two business days prior to the Outside Date; provided, that Parent will not have the right to terminate the Merger Agreement under this bullet if, at the time Parent delivers notice of its election to terminate the Merger Agreement, the Parent Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the closing conditions relating to their representations, warranties or obligations of the Parent Parties not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of Parent’s election to terminate; or

•

prior to receipt of the stockholder approval, (1) the Board has effected an Adverse Recommendation Change (as discussed in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”); provided, that, Parent’s right to terminate the Merger Agreement pursuant to its terms will expire at the earlier of 5:00 p.m., Eastern Time, on the tenth calendar day following the date on which the event first permitting such termination occurred and the calendar day prior to the stockholders meeting, whichever occurs first, (2) the Board fails to publicly reaffirm the Board Recommendation (as discussed in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”) within 10 business days following the public announcement by any person of a competing proposal, and (3) the Board fails to publicly recommend against any tender offer or exchange offer for Company Common Stock that constitutes a competing proposal within 10 business days after the commencement of such offer.

Termination by the Company (See Page 105)

The Company may also terminate the Merger Agreement, upon prior written notice to Parent, at any time prior to the Closing, even after the Company has obtained the stockholder approval, if:

•

the Parent Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the Mergers or the additional conditions to the Company’s obligation to effect the Mergers not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from the Company to Parent and two business days prior to the Outside Date; provided, that the Company will not have the right to terminate the Merger Agreement under this bullet if, at the time the Company delivers notice of its election to terminate the Merger Agreement, the Company Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the closing conditions relating to the representations, warranties or obligations of the Company Parties not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of the Company’s election to terminate;

•

prior to receipt of the stockholder approval, the Board has effected an Adverse Recommendation Change (as discussed in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”) in respect of a Superior Proposal in accordance with the terms of the Merger Agreement and the Board has approved, and in connection with such termination the Company promptly enters into, a definitive agreement providing for the implementation of such Superior Proposal in accordance with the terms of the Merger Agreement; provided, that such termination will not be effective until the Company has paid in full the Company Termination Payment; or

•	all of the following requirements are satisfied:

•

the mutual conditions to the parties’ obligations to effect the Mergers and the additional conditions to the obligations of the Parent Parties to effect the Mergers (other than those conditions that by their nature cannot be satisfied other than at the Closing Date) have been satisfied or waived by Parent;

•

on or after the date the Closing should have occurred pursuant to the Merger Agreement, the Company has delivered written notice to Parent that all of the conditions to the parties’ obligations to effect the Mergers have been satisfied or, with respect to the Company’s conditions, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and the Company is ready, willing and able to consummate the Mergers; and

•	the Parent Parties fail to consummate the Mergers within five business days after the Company’s delivery to Parent of such notice.

Company Termination Payment (See Page 105)

The Company has agreed to pay Parent a termination payment of $59.7 million (the “Company Termination Payment”), if:

•	Parent terminates the Merger Agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent”;

•	the Company terminates the Merger Agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company”; or

•	all of the following requirements are satisfied:

•

the Company or Parent terminates the Merger Agreement pursuant to the provisions described in the first bullet or the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” (with respect to any termination under the first bullet in such section, provided, that at the time of such termination, the Company would not have been entitled to terminate the Merger Agreement for Parent’s failure to close) or Parent terminates the Merger Agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent”; and

•

(1) a bona fide competing proposal has been publicly announced or has become publicly disclosed or publicly known after the date of the Merger Agreement and will not have been withdrawn or otherwise abandoned, in each case, prior to the Special Meeting, and (2) within nine months after the date of the termination referred to in the immediately preceding sub-bullet, the Company enters into a definitive written agreement providing for a competing proposal that is later consummated, or such competing proposal is consummated (provided, that for purposes of this sub-bullet, each percentage in the definition of “competing proposal” will be increased to “50%”).

Notwithstanding the foregoing, the Amendment modifies the definition of “Company Termination Payment” to provide that the Company has agreed to pay Parent a termination payment of $47.7 million if the Company enters into an alternative acquisition agreement providing for a Superior Proposal with certain persons as more fully described in the section of this proxy statement captioned “—Background of the Mergers”.

Specific Performance; Remedies (See Page 106)

Unless and until the Merger Agreement is terminated in accordance with its terms and any dispute over the right to termination has been finally resolved, the parties are entitled to an injunction or injunctions, specific performance, or other equitable relief as specified in the Merger Agreement to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. No party will oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other parties have an adequate remedy at law or that an injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason.

Efforts Obligations; Regulatory Approvals (See Page 93)

Each party to the Merger Agreement has agreed to use its reasonable best efforts to, and will cause its respective subsidiaries and affiliates to, as promptly as practicable and in any event prior to the Outside Date: (i) take all actions necessary to cause the conditions to Closing set forth in the Merger Agreement to be satisfied; (ii) make all applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any governmental authority in order to consummate the transactions contemplated by the Merger Agreement; (iii) execute and deliver any additional instruments necessary to consummate the Mergers and the other transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement; (iv) obtain all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods from governmental authorities necessary in connection with the consummation of the Mergers; (v) make all necessary or advisable registrations and filings (including filings with governmental authorities, if any) and take all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority necessary in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, including, as described more fully in this proxy statement at “The Merger Agreement—Efforts Obligations; Regulatory Approvals,” proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, sales or dispositions of such assets or businesses as are required to be divested, or a license or grant of commercialization rights to business, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of Parent or its affiliates (including, after the Closing, the Surviving Entity, the Surviving Partnership and their respective affiliates); (vi) amend any venture or other arrangement of Parent or its affiliates (including the Surviving Entity, the Surviving Partnership and their respective affiliates); and (vii) otherwise take or commit to take actions that after the Closing would limit Parent’s or its subsidiaries’ (including the Surviving Entity and Surviving Partnership’s) freedom of action with respect to, or their ability to retain, one or more of their assets (whether tangible or intangible), products, or businesses, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would otherwise have the effect of preventing or delaying the Closing.

Each of the parties will use, and cause each of their respective affiliates to use, its and their respective commercially reasonable efforts in obtaining all necessary consents from any persons (other than governmental authorities) required for or triggered by the Mergers and the other transactions contemplated by the Merger Agreement (excluding any Assumption (as defined below)) that are requested by Parent in writing.

Subject to certain exceptions, neither the Company nor any of its subsidiaries will be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its subsidiaries, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its subsidiaries only from and after the Closing in the event that the Closing occurs. In no event will the Company or any of its subsidiaries be required to pay, directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability, to any third party for any consent required for or triggered by the consummation of the transactions contemplated by the Merger Agreement.

Market Price of Company Common Stock (See Page 108)

Shares of Company Common Stock are listed on the NYSE under the trading symbol “PGRE.” On May 16, 2025, the last trading day before the Company publicly announced a review and evaluation of strategic alternatives, the reported closing price per share for Company Common Stock on the NYSE was $4.78. On November 7, 2025, the last trading day before the date of this proxy statement, the reported closing price per share for Company Common Stock on the NYSE was $6.55. You are encouraged to obtain current market quotations for Company Common Stock.

No Dissenters’ Rights of Appraisal (See Page 116)

The Company’s stockholders will not have appraisal rights in connection with the Company Merger and the other transactions contemplated by the Merger Agreement. See the section of this proxy statement captioned “No Dissenters’ Rights of Appraisal” for more information.

Litigation Related to the Mergers (See Page 69)

After filing its Preliminary Proxy Statement on October 29, 2025, the Company received demand letters from purported stockholders alleging that the Company and certain of its directors and officers violated Sections 14(a) and 20(a) of the Exchange Act in connection with the disclosures relating to the Mergers. The demands assert that the Company’s disclosures were incomplete and misleading. The Company does not believe that the allegations in these demand letters are meritorious and intends to defend against them vigorously.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers briefly address some questions you may have regarding the Special Meeting and the proposed Mergers. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and the Amendment, a copy of which is attached to this proxy statement as Annex B.

Q.	What is the proposed transaction?

A.	The proposed transaction is the acquisition of the Company, the Operating Partnership and their subsidiaries, by Parent and certain of its subsidiaries pursuant to the Merger Agreement.

If the Merger Proposal is approved by the requisite vote of the Company’s stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, (i) Operating Merger Sub will merge with and into the Operating Partnership, with the Operating Partnership continuing as the Surviving Partnership and (ii) the Company will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the Surviving Entity, with the Surviving Partnership and the Surviving Entity being indirectly controlled by Parent.

Upon the consummation of the Company Merger, each of the Company’s stockholders will be entitled to receive $6.60 in cash, without interest and subject to certain adjustments described herein, per share of Company Common Stock held by such holder.

Upon the consummation of the Partnership Merger, each holder of Operating Partnership Common Units will be entitled to receive an amount in cash equal to the product of (i) the Conversion Factor (as defined the OP Agreement) in effect on such date with respect to such Operating Partnership Common Units, which, as of the date hereof, is 1.00, multiplied by (ii) $6.60, without interest and subject to certain adjustments described herein.

For additional information about the Mergers, please review with your advisors the Merger Agreement attached to this proxy statement as Annex A and the Amendment attached to this proxy statement as Annex B, and incorporated by reference into this proxy statement. The Company encourages you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the Mergers.

Q.	As a stockholder, what will I receive in the Mergers?

A.

For each outstanding share of Company Common Stock that you own immediately prior to the Company Merger Effective Time, you will receive $6.60 in cash, without interest and subject to certain adjustments. The Merger Agreement permits the Company to declare and pay dividends to its stockholders in order for the Company and its subsidiaries to maintain its qualification as a REIT. The Company Merger Consideration is subject to decrease in the event the Company declares and pays any such dividends.

Q.	Will I receive dividends with respect to the Company Common Stock that I own?

A.

Under the terms of the Merger Agreement, subject to the restrictions set forth therein, the Company may not declare discretionary dividends without the prior written consent of Parent, but the Company may declare or pay dividends to maintain its qualification as a REIT. The amount in cash payable to the stockholders as the Company Merger Consideration is subject to decrease in the event the Company declares and pays any such dividends in cash or property other than stock.

Q.	When do you expect the Mergers to be completed?

A.

If the Company’s stockholders vote to approve the Company Merger and the other transactions contemplated by the Merger Agreement, and assuming that the other conditions to the Mergers are satisfied or waived, it is anticipated that the Mergers will be completed three business days after the Special Meeting. However, there can be no assurances that the conditions will be satisfied or waived, or that the Mergers will be completed on that anticipated timeline, or at all. Pursuant to the Merger Agreement, the Closing will take place on (1) the third business day after all closing conditions are satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing) or (2) at such other date as mutually agreed to by the parties to the Merger Agreement.

Unless extended by mutual agreement, the Merger Agreement provides that either party may terminate the agreement if the Mergers have not been consummated on or prior to 11:59 p.m. New York time on March 17, 2026. For further information regarding the timing of the Closing, see the section of this proxy statement captioned “The Merger Agreement—Effective Time; Closing Date.”

Q.	What happens if the Mergers are not completed?

A.

If the Merger Proposal is not approved by the Company’s stockholders, or if the Company Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock pursuant to the Merger Agreement. Instead, the Company will remain a public company, and shares of Company Common Stock will continue to be registered under the Exchange Act and listed on the NYSE. Upon a termination of the Merger Agreement, under certain circumstances and pursuant to the terms of the Merger Agreement, the Company will be required to pay Parent the Company Termination Payment. For further information regarding the circumstances giving rise to payment of this termination fee, see the section of this proxy statement captioned “The Merger Agreement—Company Termination Payment.”

Q.	If the Mergers are completed, how do I obtain the Company Merger Consideration for my shares of Company Common Stock?

A.

Following the completion of the Mergers, your shares of Company Common Stock will automatically be converted into the right to receive your portion of the per share Company Merger Consideration. Shortly after the Mergers are completed, if you are a record holder of shares, you will receive a letter of transmittal describing how you may exchange your shares of Company Common Stock for the Company Merger Consideration. If your shares of Company Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Company Merger Consideration.

Q.	When and where is the Special Meeting?

A.

The Special Meeting will be held on December 16, 2025 at 10:00 a.m., Eastern Time. The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. No physical meeting will be held. You will be able to attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/PGRE2025SM. You will also be able to vote your shares online by attending the Special Meeting by webcast.

Q.	Who can vote at and attend the Special Meeting?

A.

All holders of record of Company Common Stock as of the Record Date, which was the close of business on November 4, 2025, are entitled to receive notice of and attend and vote at the Special Meeting or any postponement or adjournment of the Special Meeting. Each such stockholder will be entitled to cast one vote on each matter presented at the Special Meeting for each share of Company Common Stock that such holder owned as of the Record Date.

To participate in the Special Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. You will need to enter your control number printed on your proxy card to participate in the Special Meeting.

The Special Meeting will begin promptly at 10:00 a.m., Eastern Time. You are encouraged to access the meeting prior to the start time. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/PGRE2025SM.

Q.	What is the quorum requirement?

A.

The presence, virtually or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on any matter will constitute a quorum for purposes of the Special Meeting. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares. Because all of the proposals to be voted on at the Special Meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so the Company does not expect there to be any broker non-votes at the Special Meeting.

Q.	What vote of stockholders is required to approve the Company Merger and the other transactions contemplated by the Merger Agreement?

A.

Approval of the Merger Proposal requires the affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal. Because the required vote for the Merger Proposal is based on the number of votes the Company’s stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the Merger Proposal.

Q.

What vote of stockholders is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers?

A.

Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers requires the affirmative vote of a majority of the votes cast on the Advisory Merger-Related Compensation Proposal. For the purpose of the Advisory Merger-Related Compensation Proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q.	What vote of stockholders is required to approve adjournments of the Special Meeting?

A.

Approval of any adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal requires the affirmative vote of a majority of the votes cast on the Adjournment Proposal. For the purpose of the Adjournment Proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal. The Company does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting. Pursuant to the Company’s Bylaws, the chair of the meeting may also adjourn the Special Meeting from time to time without the approval of the stockholders, subject to the terms of the Merger Agreement.

Q.	Why is my vote important?

A.

If you do not authorize your proxy or submit voting instructions or personally vote at the Special Meeting, it will be more difficult for the Company to obtain the necessary quorum to hold the Special Meeting. In addition, because the Merger Proposal must be approved by the affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal, your failure to authorize your proxy or voting instructions or to personally vote at the Special Meeting will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.

Q.	How does the proposed Company Merger Consideration of $6.60 per share of Company Common Stock compare to the market price of Company Common Stock?

A.

The proposed Company Merger Consideration of $6.60 per share of Company Common Stock provides approximately a 38% premium over the unaffected closing price of shares of Company Common Stock on May 16, 2025, the last trading day before the Company publicly announced a review and evaluation of strategic alternatives, and approximately a 55% premium to the Company’s unaffected 30-day volume-weighted average stock price ending May 16, 2025.

Q.	How does the Board recommend that I vote?

A.	The Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal.

Q.	Do any of the Company’s directors and executive officers have any interest in the Company Merger and the other transactions contemplated by the Merger Agreement that is different than mine?

A.

Certain of the Company’s directors and executive officers have certain interests in the Company Merger and the other transactions contemplated by the Merger Agreement that are different from, or in addition to, the interests of the Company’s stockholders generally, including accelerated vesting of certain outstanding Company Compensatory Awards and/or Operating Partnership Compensatory Awards, potential severance benefits, retention bonuses and rights to ongoing indemnification and insurance coverage. See the section of this proxy statement captioned “The Mergers—Interests of the Company’s Directors and Executive Officers in the Mergers” for additional information about interests that the Company’s directors and executive officers have in the Merger and the other transactions contemplated by the Merger Agreement that are different than yours.

Q.	What do I need to do now?

A.

After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your shares of Company Common Stock or authorize a proxy to vote your shares of Company Common Stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of Company Common Stock that you owned as of the Record Date.

Q.	How do I cast my vote?

A.

If you are a stockholder of record on the Record Date, you may vote at the Special Meeting or authorize a proxy to vote your shares at the Special Meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, the Company strongly encourages you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling 1-800-690-6903 or on the Internet at www.proxyvote.com. Telephone and Internet proxy authorization are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the Special Meeting. You will need the control number included on your proxy card or your paper voting instruction form (if you received a paper copy of the proxy materials) if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card. You can also personally cast your vote at the Special Meeting.

Q.	How do I cast my vote if my shares of Company Common Stock are held of record in “street name”?

A.

If you own shares of Company Common Stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee, who can give you directions on how to vote your Company Common Stock. If you hold your shares of Company Common Stock through a broker, bank or other nominee and wish to personally vote at the Special Meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q.	What will happen if I abstain from voting or fail to vote?

A.

With respect to the Merger Proposal, if you abstain from voting, fail to personally cast your vote at the Special Meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal.

With respect to the Advisory Merger-Related Compensation Proposal and the Adjournment Proposal, if you abstain from voting, fail to personally cast your vote at the Special Meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the Special Meeting.

Q.	How will proxy holders vote my Company Common Stock?

A.

If you properly authorize a proxy prior to the Special Meeting, your shares of Company Common Stock will be voted as you direct. If you properly authorize a proxy but no direction is otherwise made, your shares of Company Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal. Pursuant to Maryland law and the Company’s Bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Q.	What happens if I sell my shares of Company Common Stock before the Special Meeting?

A.

If you held shares of Company Common Stock on the Record Date but transfer them prior to the Company Merger Effective Time, you will retain your right to vote at the Special Meeting, but not the right to receive the Company Merger Consideration for those shares. The right to receive such consideration when the Company Merger becomes effective will pass to the person who at that time owns the shares of Company Common Stock you previously owned.

Q.	Can I change my vote or revoke my proxy after I have mailed my proxy card?

A.

Yes. If you own Company Common Stock as a record holder on the Record Date, you may revoke a previously authorized proxy at any time before it is exercised by authorizing a proxy to vote again over the Internet or by telephone prior to 11:59 p.m. Eastern Time on December 15, 2025, signing and returning another proxy card with a later date, provided the Company receives the updated proxy card before the date of the Special Meeting, or personally voting at the Special Meeting. Attendance at the virtual meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the applicable instructions received from such broker to change your vote.

Q.	What are the material U.S. federal income tax consequences of the Company Merger?

A.

If you are a U.S. holder (as defined in “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Merger” on page 71 of this proxy statement), the exchange of your shares of Company Common Stock for Company Merger Consideration (including any amounts required to be withheld for tax purposes) pursuant to the Company Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of Company Merger Consideration you receive pursuant to the Company Merger (including any amounts required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder (as defined in “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Merger” on page 71 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s shares of Company Common Stock for Company Merger Consideration in the Company Merger unless such non-U.S. holder has certain connections to the United States, Company Common Stock is treated as a United States real property interest in such holder’s hands or, subject to certain exceptions, the payment received by such non-U.S. holder is treated as attributable to gain from the Company’s deemed sale of United States real property interests. Because particular circumstances may differ, the Company recommends you consult your tax advisor to determine the U.S. federal income tax consequences to you of the Mergers in light of your particular circumstances and any consequences arising under the laws of any state, local, or non-U.S. taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Company Merger is provided in “The Mergers—Material U.S. Federal Income Tax Consequences of the Company Merger” on page 69 of this proxy statement.

Q.	What rights do I have if I oppose the Company Merger and the other transactions contemplated by the Merger Agreement?

A.

If you are a stockholder of record on the Record Date, you can vote against the Merger Proposal. You are not, however, entitled to exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of your shares in connection with the Company Merger. As permitted by Maryland law, the Company’s charter provides that stockholders are not entitled to exercise such rights and, accordingly, stockholders who object to the Company Merger do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the Company Merger. For more information, see the section of this proxy statement captioned “No Dissenters’ Rights of Appraisal.”

Q.	Where can I find the voting results of the Special Meeting?

A.

The Company intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that the Company files with the SEC are publicly available on the SEC’s website at www.sec.gov.

Q.	Can I participate if I am unable to attend the Special Meeting?

A.

If you are unable to attend the virtual meeting, the Company encourages you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet.

Q.	Have any stockholders already agreed to vote to approve the Merger Proposal?

A.	There are no contractual voting agreements in place with respect to the Merger Proposal.

Q.	Where can I find more information about the Company?

A.

The Company files certain information with the SEC. This information is available on the SEC’s website at www.sec.gov and on the Company’s website at www.pgre.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the SEC. You can also request copies of these documents from the Company. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company will bear the full cost of solicitation of proxies for the Special Meeting. The Board is soliciting your proxy on the Company’s behalf. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by the Company’s directors, officers and other employees. The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for a fee of $50,000, plus a 25% success fee conditioned on success with the stockholder approval, as well as certain additional per-service fees and reimbursement of reasonable fees and expenses. The Company also will request persons, firms and corporations holding Company Common Stock in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q.	Who can help answer my other questions?

A.	If after reading this proxy statement you have more questions about the Special Meeting or the Mergers, you should contact Innisfree, the Company’s proxy solicitor, as follows:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-9497

Banks and Brokers may call collect: (212) 750-5833

If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents that the Company incorporates by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act). Also, documents the Company subsequently files with the SEC and incorporates by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the Mergers, the expected timing and completion of the Mergers and the future business, performance and opportunities of the Company. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:

•

risks associated with the Company’s ability to obtain the stockholder approval required to consummate the Mergers and the timing of the Closing, including the risks that a condition to Closing will not be satisfied within the expected timeframe or at all or that the Closing will not occur;

•	the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted against the parties to, and others related to, the Mergers and the Merger Agreement;

•	the risk that stockholder litigation in connection with the Mergers may affect the timing or occurrence of the Mergers or result in significant costs of defense, indemnification and liability;

•

unanticipated difficulties or expenditures relating to the Mergers, the response of business partners and competitors to the announcement of the Mergers, potential difficulties in the Company’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the Mergers, and/or potential difficulties in employee retention as a result of the announcement and pendency of the Mergers;

•

changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants;

•	exposure to government investigations and litigation or other claims;

•	restrictions on the Company’s ability to pay dividends pursuant to the Merger Agreement;

•	increased or unanticipated competition in the real estate market;

•	the uncertainties of real estate development, acquisition and disposition activity;

•	risks associated with high concentrations of our properties in New York City and San Francisco;

•	risks associated with ownership of real estate and real estate activity through our joint ventures and real estate related funds;

•	decreased rental rates or increased vacancy rates;

•

the risk that the Company may lose a major tenant or that a major tenant may be adversely impacted by market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates;

•	trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing;

•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

•	intense competition in the real estate market that may limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities;

•	regulatory changes, including changes to tax laws and regulations;

•	uncertainties and risks related to adverse weather conditions, natural disasters and climate change;

•	risks associated with actual or threatened terrorist attacks;

•	exposure to liability relating to environmental and health and safety matters;

•	the negative impact of any future pandemic, endemic or outbreak of infectious disease on the U.S., regional and global economies and our tenants’ financial condition and results of operations;

•	insufficient amounts of insurance;

•	risks associated with security breaches through cyber attacks or cyber intrusions and other significant disruptions of our information technology networks and related systems;

•	risks associated with the Company’s substantial indebtedness and the potential failure to meet the restrictive covenants and requirements in our existing debt agreements;

•	fluctuations in interest rates and increased costs to refinance or issue new debt, and the Company’s potential failure to refinance current or future indebtedness on favorable terms, or at all;

•	failure of acquisitions to yield anticipated results;

•	general volatility of the capital and credit markets and the market price of Company Common Stock;

•	risks associated with variable rate debt, derivatives or hedging activity;

•	failure to qualify as a REIT and compliance with REIT requirements, which may cause the Company to forgo otherwise attractive opportunities or liquidate certain of our investments; and

•	risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s other filings with the SEC, including the Company’s report on Form 10-Q for the quarterly period ended September 30, 2025.

PROPOSAL 1

MERGER PROPOSAL

The Company is asking its stockholders to vote on the Merger Proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement.

For detailed information regarding the Merger Proposal, see the information about the Company Merger, the Merger Agreement and the other transactions contemplated thereby throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Mergers” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement and a copy of the Amendment is attached as Annex B to this proxy statement.

Approval of the Merger Proposal requires the affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares will be voted in accordance with the recommendation of the Board, which is “FOR” this Proposal 1. Because the required vote for the Merger Proposal is based on the number of votes the Company’s stockholders are entitled to cast rather than on the number of votes cast, if you abstain from voting, fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have the same effect as voting “AGAINST” the Merger Proposal.

Stockholder approval of the Merger Proposal is a condition to the completion of the Company Merger and the other transactions contemplated by the Merger Agreement. In the event the Merger Proposal does not receive stockholder approval, the Company Merger and the other transactions contemplated by the Merger Agreement cannot be completed.

Recommendation of Our Board

THE BOARD RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL 2

ADVISORY MERGER-RELATED COMPENSATION PROPOSAL

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, the Company is required to submit the Advisory Merger-Related Compensation Proposal to our stockholders to approve, on an advisory, non-binding basis, the “golden parachute” compensation payments that will or may be made by the Company and its subsidiaries to its named executive officers that is based on or otherwise relates to the Mergers. This proposal, commonly known as a “say on golden parachute” proposal, gives stockholders the opportunity to vote on an advisory, non-binding basis on the “golden parachute” compensation payments that will or may be paid by the Company and its subsidiaries to its named executive officers that is based on or otherwise relates to the Mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section of this proxy statement captioned “The Mergers—Interests of the Company’s Directors and Executive Officers in the Mergers.”

The Company is asking its stockholders to vote “FOR” the following resolution:

“RESOLVED, that Paramount Group, Inc. stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Paramount Group, Inc. that is based on or otherwise relates to the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Mergers—Interests of the Company’s Directors and Executive Officers in the Mergers”.”

Approval and adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the Advisory Merger-Related Compensation Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares will be voted in accordance with the recommendation of the Board, which is “FOR” this Proposal 2. If you abstain from voting, fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have no effect on the outcome of the Advisory Merger-Related Compensation Proposal (assuming a quorum is present).

Stockholder approval of the Advisory Merger-Related Compensation Proposal is not a condition to the completion of the Company Merger and the other transactions contemplated by the Merger Agreement. The vote on the Advisory Merger-Related Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Advisory Merger-Related Compensation Proposal and vice versa. Because the vote on the Advisory Merger-Related Compensation Proposal is advisory only, it will not be binding on either the Company or Parent or their respective affiliates. Accordingly, if the Merger Proposal is approved and the Company Merger is completed, the compensation that is contractually required to be paid will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s stockholders on the Advisory Merger-Related Compensation Proposal.

Recommendation of Our Board

THE BOARD RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE ADVISORY MERGER-RELATED COMPENSATION PROPOSAL.

PROPOSAL 3

ADJOURNMENT PROPOSAL

The Company is asking its stockholders to vote on the Adjournment Proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the Adjournment Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares will be voted in accordance with the recommendation of the Board, which is “FOR” this Proposal 3. If you abstain from voting, fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have no effect on the outcome of the Adjournment Proposal (assuming a quorum is present).

Stockholder approval of the Adjournment Proposal is not a condition to the completion of the Company Merger and the other transactions contemplated by the Merger Agreement.

Recommendation of Our Board

THE BOARD RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE PARTIES TO THE MERGERS

Paramount Group, Inc. and Paramount Group Operating Partnership LP

Corporate Headquarters:

1633 Broadway

New York, New York 10019

(212) 237-3100

Paramount Group, Inc. (the “Company” or “Paramount”) is a fully integrated REIT that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. The Company is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants. The Company is a Maryland corporation with corporate headquarters located in New York, New York.

Paramount Group Operating Partnership LP (the “Operating Partnership”) is a Delaware limited partnership. The Company conducts its business through, and substantially all of its interests in properties and investments are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately 93.2% of the Operating Partnership as of September 30, 2025.

At September 30, 2025, the Company’s portfolio consisted of 17 properties aggregating 13.1 million square feet comprised of (i) eight wholly and partially owned Class A properties aggregating 8.7 million square feet in New York, comprised of 8.2 million square feet of office space and 0.5 million square feet of retail and theater space; (ii) five wholly and partially owned Class A properties aggregating 3.6 million square feet in San Francisco, comprised of 3.4 million square feet of office space and 0.2 million square feet of retail space; and (iii) the Company’s managed properties aggregating 0.8 million square feet in New York and Washington, D.C.

The Company’s website is www.pgre.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the SEC. The Company’s Common Stock is listed on the New York Stock Exchange under the ticker symbol “PGRE.” For additional information about the Company and the Company’s business, please refer to the section of this proxy statement captioned “Where You Can Find Additional Information.”

The Company and the Operating Partnership are at times referred to in this proxy statement together, as the “Company Parties.”

Rithm Capital Corp.

Corporate Headquarters:

799 Broadway

New York, New York 10003

(212) 850-7770

Rithm Capital Corp. (“Parent”) is a global alternative asset manager with significant experience managing credit and real estate assets. The firm combines deep institutional expertise with an entrepreneurial culture that drives innovation and disciplined growth across multiple market segments. Parent’s integrated investment platform spans across asset-based finance, lending across residential and commercial real estate, mortgage servicing rights (MSRs) and structured credit. Through subsidiaries such as Newrez, Genesis Capital, and Sculptor Capital Management, Parent has established a unique owner-operator model, capable of sourcing, financing, and actively managing debt and equity investments, to drive value for shareholders and investors. Upon completion of the Mergers, the surviving entities of the Company Merger and the Partnership Merger will be indirectly controlled by Parent. Parent’s common stock is listed on the NYSE, trading under the symbol “RITM.”

Panorama Operating Merger Sub LP

Headquarters:

c/o Rithm Capital Corp.

799 Broadway

New York, New York 10003

(212) 850-7770

Panorama Operating Merger Sub LP (“Operating Merger Sub”) is a Delaware limited partnership and a wholly owned subsidiary of Parent. Operating Merger Sub was formed to facilitate the acquisition of the Operating Partnership and has not engaged in any business activities other than activities incidental to its formation or in connection with the Merger Agreement and the transactions contemplated thereby and related thereto. Pursuant to the Merger Agreement, at the Partnership Merger Effective Time, Operating Merger Sub will merge with and into the Operating Partnership, whereupon the separate existence of Operating Merger Sub will cease, with the Operating Partnership surviving the Partnership Merger, such that following and as a result of the Partnership Merger, the Operating Partnership will be indirectly controlled by Parent and will continue to be governed by the laws of the State of Delaware.

Panorama REIT Merger Sub, Inc.

Headquarters:

c/o Rithm Capital Corp.

799 Broadway

New York, New York 10003

(212) 850-7770

Panorama REIT Merger Sub, Inc. (“REIT Merger Sub”) is a Maryland corporation and a wholly owned subsidiary of Parent. REIT Merger Sub was formed to facilitate the acquisition of the Company and has not engaged in any business activities other than activities incidental to its formation or in connection with the Merger Agreement and the transactions contemplated thereby and related thereto. Pursuant to the Merger Agreement, immediately following the consummation of the Partnership Merger, the Company will merge with and into REIT Merger Sub, whereupon the separate existence of the Company will cease, with REIT Merger Sub surviving the merger, such that following and as a result of the Company Merger, the Surviving Entity will be indirectly controlled by Parent and will continue to be governed by the laws of the State of Maryland.

Parent, Operating Merger Sub and REIT Merger Sub are at times referred to in this proxy statement together, as the “Parent Parties.”

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

Your proxy is solicited on behalf of the Board of the Company for exercise at the Company’s Special Meeting to be held on December 16, 2025, at 10:00 a.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/PGRE2025SM, or at any postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Special Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Special Meeting.

The purpose of the Special Meeting is for you to consider and vote on the following matters:

(1) a proposal to approve the Company Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”);

(2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers (the “Advisory Merger-Related Compensation Proposal”); and

(3) a proposal to approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Pursuant to Maryland law and the Company’s Bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting. The affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal is required to approve the Merger Proposal and for the Company Merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement and a copy of the Amendment is attached as Annex B to this proxy statement, which the Company encourages you to read carefully in its entirety.

Attending the Meeting

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. No physical meeting will be held. You will be able to attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/PGRE2025SM. You will be able to vote your shares online by attending the Special Meeting by webcast if you are a stockholder of record or obtain a legal proxy from your bank, broker or other nominee.

To participate in the Special Meeting, you will need to review the information included on your proxy card or the instructions that accompanied your proxy materials. You will need to enter your control number printed on your proxy card to participate in the Special Meeting.

The Special Meeting will begin promptly at 10:00 a.m., Eastern Time. You are encouraged to access the meeting prior to the start time. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/PGRE2025SM.

Record Date, Notice and Quorum

Record holders of outstanding shares of Company Common Stock as of the close of business on November 4, 2025, the Record Date for the Special Meeting, are entitled to vote at the Special Meeting on all matters to be voted upon. As of the Record Date, there were 221,919,163 shares of Company Common Stock outstanding. On each matter presented to the Company’s stockholders for vote at the Special Meeting, the holders of shares of Company Common Stock are entitled to one vote per share held as of the Record Date.

A quorum will be established for purposes of the Special Meeting if stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on any matter are present, either virtually or by proxy.

Required Vote

Completion of the Company Merger requires approval of the Merger Proposal by the affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal. Each stockholder is entitled to cast one vote on each matter presented at the Special Meeting for each share of Company Common Stock owned by such stockholder on the Record Date. Because the required vote for the Merger Proposal is based on the number of votes holders of Company Common Stock are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares or fail to vote online during the virtual Special Meeting, or fail to instruct your broker on how to vote, such failure will have the same effect as voting “AGAINST” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval of the Advisory Merger-Related Compensation Proposal and the approval of the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on such proposal. Approval of either or both of these proposals is not a condition to completion of the Company Merger. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares, fail to personally vote at the Special Meeting, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the meeting. Abstentions, while present for purposes of determining presence of a quorum, are not considered votes cast and therefore will have no other effect on the outcome of these two proposals.

In order for your shares of Company Common Stock to be voted, if you are a stockholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or personally vote at the Special Meeting.

As of the Record Date, the Company’s current directors and executive officers beneficially owned and are entitled to vote an aggregate of approximately 1,723,385 of the outstanding shares of Company Common Stock, entitling them to exercise approximately 0.8% of the voting power of Company Common Stock entitled to vote at the Special Meeting.

Votes cast by proxy or virtually at the Special Meeting will be counted by the person appointed by the Company to act as inspector of election for the Special Meeting. The inspector of election will also determine the number of shares of Company Common Stock represented at the Special Meeting, virtually or by proxy.

Solicitation of Proxies

The Board is soliciting proxies for the Special Meeting from the Company’s stockholders. The Company will bear the entire cost of soliciting proxies from its stockholders. The Company has retained the services of Innisfree to assist with the solicitation of proxies in connection with the Special Meeting, and it will pay Innisfree $50,000, plus a 25% success fee conditioned on success with the stockholder approval, as well as certain additional per-service fees and reimbursement of reasonable fees and expenses for these services. In addition to the solicitation of proxies by delivery of the proxy statement by mail, the Company will request that brokers, banks and other nominees that hold shares of Company Common Stock, which are beneficially owned by its stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. The Company may also use several of its regular employees, who will not be specially compensated, to solicit proxies from its stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Voting of Shares

You may vote by attending the Special Meeting and personally voting, or you may vote by authorizing a proxy to vote on your behalf. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of Company Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may authorize a proxy to vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.

If you hold your shares of Company Common Stock in “street name,” which means your shares are held of record by a broker, bank or other nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to authorize your vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker, bank or other nominee by following the instructions on the notice provided by your broker, bank or other nominee.

All of the proposals in this proxy statement are non-routine matters, so brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, and the Company does not expect there to be any broker non-votes at the Special Meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own shares of Company Common Stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares of Company Common Stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of Company Common Stock. If you hold your shares of Company Common Stock through a broker, bank or other nominee and wish to personally vote at the Special Meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). Because the Merger Proposal requires the affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at the Special Meeting on the Merger Proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Proposal. Because the approval of each of (1) the Advisory Merger-Related Compensation Proposal and (2) the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is otherwise present.

If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

YOUR VOTE IS VERY IMPORTANT. Regardless of whether you plan to attend the Special Meeting, the Company requests that you authorize a proxy for your shares of Company Common Stock as described above as promptly as possible. If you properly give your proxy and submit it to the Company in time to vote, one of the individuals named as your proxy will vote your shares as described below.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows: “FOR” the Merger Proposal, as described in this proxy statement, “FOR” the Advisory Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal. This proxy gives each of Timothy Dembo and Ermelinda Berberi discretionary authority to vote your shares in accordance with his or her discretion with respect to all additional matters that might come before the Special Meeting.

Proxies and Revocation

If you authorize a proxy, your shares of Company Common Stock will be voted at the Special Meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of Company Common Stock will be voted in accordance with the recommendations of the Board. The Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Special Meeting by taking any of the following actions:

•	filing a written notice revoking the proxy with the Company’s Secretary at 1633 Broadway, New York, New York 10019;

•	properly submitting to the Company a proxy with a later date; or

•	attending the Special Meeting by webcast and personally voting, although attendance at the Special Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Paramount Group, Inc.

1633 Broadway

New York, New York 10019

Attention: Timothy Dembo, General Counsel

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See above regarding how to personally vote at the Special Meeting if your shares are held in “street name.”

Pursuant to Maryland law and the Company’s Bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Availability of Proxy Materials for the Special Meeting

The Company’s proxy materials, including this proxy statement and the Company’s annual report for the fiscal year ended December 31, 2024, are available online at the Company’s website at www.pgre.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of shares of Company Common Stock are not present at the Special Meeting, virtually or by proxy, to constitute a quorum or if the Company believes it is reasonably likely that the Merger Proposal will not be approved at the Special Meeting when convened on December 16, 2025, or when convened or reconvened following any postponement or adjournment. Pursuant to the Company’s Bylaws, the chairman of the meeting, acting in his or her own discretion and without any action by our stockholders, may adjourn the Special Meeting (whether or not a quorum is present) to a later date and time and at a place announced at the Special Meeting. The adjourned meeting may take place without further notice other than by an announcement made at the Special Meeting unless the adjournment is for more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting (subject to certain restrictions in the Merger Agreement, including that the Company shall consult with Parent in advance of such adjournment).

In addition, at any time prior to convening the Special Meeting, the Company may postpone the Special Meeting for any reason without the approval of its stockholders to a date not more than 120 days after the original record date without setting a new record date (subject to the restrictions in the Merger Agreement described above).

Voting at the Special Meeting

If you plan to attend the virtual Special Meeting and wish to vote online, you will need the control number included on your proxy card or on the instructions that accompany your proxy materials. Please note, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the virtual Special Meeting, you must have a legal proxy from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the Special Meeting.

THE MERGERS

General Description of the Mergers

Partnership Merger

Pursuant to the Merger Agreement and in accordance with the DRULPA, at the Partnership Merger Effective Time, Operating Merger Sub will merge with and into the Operating Partnership, and the separate existence of Operating Merger Sub will cease, with the Operating Partnership surviving the Partnership Merger.

Company Merger

Pursuant to the Merger Agreement and in accordance with the MGCL, at the Company Merger Effective Time, the Company will merge with and into REIT Merger Sub, and the separate existence of the Company will cease, with REIT Merger Sub surviving the Company Merger.

Background of the Mergers

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation and correspondence among representatives of the Company, potential bidders and their respective affiliates or advisors. All dates and times referred to in the following chronology are Eastern Time unless otherwise indicated.

The Board, together with the Company’s management, periodically and in the ordinary course evaluate and consider a variety of financial and strategic opportunities as part of the Company’s long-term strategies to enhance value for its stockholders, including potential acquisitions, divestitures, business combinations, capital raising activities and other financial and strategic alternatives. As part of this process, the Board and the Company’s management have regularly considered alternatives that could complement, enhance or expand the Company’s business or that might otherwise offer potential growth opportunities for the Company and/or access to additional capital, including remaining a stand-alone entity, potential acquisitions of other businesses and assets in the commercial real estate industry, dispositions of one or more of the Company’s businesses and/or assets, joint ventures, share repurchases and other transactions. In addition, the Company regularly has had discussions with its significant investors and market participants regarding publicly available information related to the Company, including in connection with its earnings releases and other significant events, in each case in the ordinary course.

On May 15, 2025, the Board held an in-person meeting attended in part by representatives of BofA Securities, the Company’s existing financial advisor. As part of that meeting, the Board reviewed with its advisors the Company’s recent financial, operational and stock performance, including, in each case, relative to the Company’s peers, and the public REIT office sector generally and the REIT industry more broadly. The Board also discussed the Company’s opportunities and challenges as a stand-alone business, including the persistent gap between the Company’s public market valuation and management’s assessment of intrinsic value of the Company’s assets and operational challenges, specifically in the San Francisco section of the portfolio. The Board then discussed the Company’s strategic alternatives, including the possible exploration of a potential strategic transaction. As part of those discussions, the Board discussed the relative advantages and disadvantages of a broad outreach process compared to a more targeted outreach process, as well as a public announcement of a strategic review process compared to a private process. Following such discussions, the Board directed management and the Company’s advisors to initiate a review of its strategic alternatives to maximize stockholder value, and to publicly announce such review. For administrative convenience and efficiency in light of the anticipated significant level of activity that could follow such announcement, the Board also determined to form an advisory transaction committee of the Board (the “Transaction Committee”), comprised of Ms. Sutter, Chair of the Audit Committee, and Messrs. Patterson and Wright, the latter chair of the Compensation Committee, which would administer and oversee the process to review strategic alternatives and act as a Board-level resource for the Company’s management and the Company’s financial and legal advisors. It was noted that the Transaction Committee intended to provide regular updates to the Board, and was empowered to make recommendations to the Board, but was not delegated the authority to approve or reject any strategic alternative. Throughout the process described herein, the Transaction Committee provided regular updates to the Board regarding the strategic alternatives process and discussions with potential counterparties. The Board also authorized management to engage Latham & Watkins LLP (“Latham”) as the Company’s legal counsel, given its extensive experience and expertise in public M&A in the REIT industry. In light of its qualifications, expertise, reputation and knowledge of the Company’s business and financial profile, as well as the industry in which it operates, the Board determined to engage BofA Securities as the Company’s financial advisor with respect to a review of strategic alternatives for the Company. The Board also instructed management to prepare financial projections for the Company for discussion with the Board and, subject to Board approval, to be used for the purposes of evaluating the Company’s stand-alone business plan and strategic alternatives.

On May 19, 2025, the Company publicly announced that its Board had initiated a review of strategic alternatives to maximize stockholder value. On May 16, 2025, the last trading day prior to the announcement, the Company’s closing stock price was $4.78 per share.

On May 22, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives of BofA Securities, the Company’s financial advisor, and Latham, the Company’s legal counsel. The Transaction Committee discussed with the Company’s advisors the potential timeline for the Company’s strategic process, as well as a summary of the inbound indications of potential interest in considering a strategic transaction involving the Company since the time of the public announcement, which included several private equity sponsors and strategic counterparties. The Transaction Committee also discussed the universe of potential parties to be contacted as part of the initial outreach in the Company’s strategic review process, including a list of potential counterparties that BofA Securities presented to the Transaction Committee as counterparties who could be interested in participating in the strategic review process as potential bidders. Following these discussions, the Transaction Committee authorized management of the Company and its advisors to prepare a customary confidentiality agreement and to share and negotiate the confidentiality agreement with the potential counterparties suggested by BofA Securities and approved by the Transaction Committee. The Transaction Committee also authorized management to begin staging a virtual data room to assist potential bidders in their diligence efforts after executing a confidentiality agreement.

Between late May 2025 and early June 2025, BofA Securities contacted 28 potential counterparties, including (i) Parent, (ii) a financial sponsor that we refer to as Sponsor A, (iii) a financial sponsor that we refer to as Sponsor B, (iv) a financial sponsor that we refer to as Sponsor C, (v) a strategic counterparty that we refer to as Strategic Party A, (vi) a strategic counterparty that we refer to as Strategic Party B, (vii) a strategic counterparty that we refer to as Strategic Party C and (viii) a strategic counterparty that we refer to as Strategic Party D, in each case, to solicit their potential interest in participating as a potential bidder in the Company’s strategic alternatives review process, and provided draft confidentiality agreements to such interested parties.

On June 5, 2025, and June 11, 2025, the Transaction Committee and the Board, respectively, held meetings via teleconference attended by members of management and representatives of BofA Securities and Latham. In these meetings, BofA Securities and Latham provided the Transaction Committee and the

Board (as applicable) updates on initial discussions with potential bidders, including information regarding the 28 potential counterparties that had shown initial interest in a potential strategic transaction with the Company, and on the status of confidentiality agreement negotiations.

Between June 11, 2025, and August 14, 2025, the Company, with assistance from BofA Securities and Latham, executed customary confidentiality agreements with 23 counterparties (including several counterparties that expressed interest in a potential strategic transaction with the Company following the initial outreach by BofA Securities). The counterparties that executed confidentiality agreements included (i) Parent on June 11, 2025, (ii) Sponsor A on July 1, 2025, (iii) Sponsor B on July 7, 2025, (iv) Sponsor C on June 11, 2025, (v) Strategic Party A on July 25, 2025, (vi) Strategic Party B on July 25, 2025, (vii) Strategic Party C on June 27, 2025 and (viii) Strategic Party D on June 13, 2025. Each confidentiality agreement entered into in connection with the strategic alternatives process was customary for transactions of this type, and each contained a customary standstill provision (subject to automatic termination upon the Company’s announcement that it had entered into a definitive agreement to sell a majority of its equity or assets to a third party) to facilitate Board oversight of the confidential discussions, as well as customary limitations on engaging in discussions with other potential co-bidders or sources of equity without the Company’s consent.

On June 17, 2025, the Board held a special meeting via teleconference attended by members of management and representatives of BofA Securities and Latham. Management presented to the Board certain internal financial information regarding the Company’s business, financial position and results of operations, including the draft financial projections prepared by the Company’s management team at the request of the Board for use in the strategic alternatives process. Following a review of the financial projections and discussions amongst the Board, management of the Company, BofA Securities and Latham, the Board approved the financial projections for use by BofA Securities in its engagement and to provide to potential counterparties in connection with the strategic alternatives process. For more information, please see the section of this proxy statement captioned “The Mergers—Unaudited Prospective Financial Information”.

At that meeting, representatives from BofA Securities also provided an update on discussions with potential counterparties.

On June 20, 2025, the Company executed an engagement letter with BofA Securities to act as the Company’s financial advisor in connection with the strategic review process.

Also on June 20, 2025, the Company opened a virtual data room to potential counterparties that had entered into confidentiality agreements, which was populated with customary due diligence information and documentation.

On June 26, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives of BofA Securities and Latham. BofA Securities summarized recent activity by potential counterparties in their due diligence efforts, including a summary of the potential counterparties that remained engaged and active in the due diligence process. The Transaction Committee then discussed the potential timeline for submission of first-round non-binding indications of interest and, following such discussions, instructed its advisors to prepare a process letter and distribute it to the potential counterparties that had signed confidentiality agreements, requesting initial non-binding proposals from bidders by July 22, 2025.

Throughout the process described herein, a total of 23 potential counterparties were provided virtual data room access and process materials.

On July 10, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives of BofA Securities and Latham. BofA Securities and Latham provided an update regarding the status of confidentiality agreement negotiations and diligence activity among bidders to date. The Transaction Committee also discussed the requests from several parties that had signed confidentiality agreements that the Company approve the exploration of potential co-bidding arrangements among several potential counterparties, including the stated rationale provided by those parties and the relative benefits and risks of approving such arrangements. Following these discussions, the Transaction Committee determined that it would be premature to approve such arrangements at that time.

During July and August, representatives of the Company, BofA Securities and Latham attended various due diligence calls with, and facilitated property site tours for, various bidders that had signed confidentiality agreements.

On July 17, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives of BofA Securities and Latham. Latham and BofA Securities provided an update to the Transaction Committee on discussions with potential bidders, confidentiality agreement negotiations and diligence activities. The Transaction Committee then discussed the restated requests from certain potential counterparties to explore, on a non-exclusive basis, certain co-bidding arrangements, including the potential approval of permitting discussions between Strategic Party A and Strategic Party B (together, “Consortium A”) and between Sponsor A and Sponsor B (together, “Consortium B”), including the risks and benefits of such approvals. Following those discussions, the Transaction Committee approved the exploration of non-exclusive co-bidding arrangements with respect to Consortium A and Consortium B.

On July 22, 2025, the deadline to receive initial proposals pursuant to the Company’s first-round process letter, the Company received the following initial, non-binding proposals, in each case, subject to further due diligence:

•	A non-binding proposal from Parent to acquire 100% of the fully diluted shares of the Company’s common stock for a price of between $6.25 to $6.50 per share in cash;

•	A non-binding proposal from Consortium B to acquire 100% of the fully diluted shares of the Company’s common stock for a price of $7.15 per share in cash;

•	A non-binding proposal from Strategic Party C to acquire 100% of the fully diluted shares of the Company’s common stock for a price of between $6.00 to $6.50 per share in cash;

•	A non-binding proposal from Consortium A to acquire 100% of the fully diluted shares of the Company’s common stock for a price of $6.00 per share in cash;

•	A non-binding proposal from Sponsor C to acquire 100% of the fully diluted shares of the Company’s common stock for a price of between $5.50 to $5.75 per share in cash; and

•	A non-binding proposal from Strategic Party D to acquire 100% of the fully diluted shares of the Company’s common stock for a price of $5.39 per share.

On that date, the Company’s closing stock price was $6.36 per share.

On July 24, 2025, a strategic counterparty that we refer to as Strategic Party E submitted an initial, non-binding proposal that contemplated a material restructuring of the Company and its assets and the entry by the Company into a joint venture arrangement with Strategic Party E, representing an estimated implied price per share of $5.50.

Later that same day, July 24, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives of BofA Securities and Latham. The Transaction Committee reviewed with the Company’s advisors the non-binding proposals received to date, including the relative indicative prices and/or price ranges, the other terms thereof, including, among other terms, financing expectations for the proposed transaction and available capital, the work performed and engagement by each bidder to date, the open due diligence matters indicated by each such bidder and the indicated time necessary to complete that remaining due diligence. The Transaction Committee also discussed potential timing for soliciting second-round non-binding proposals from bidders. Following these discussions, the Transaction Committee determined to recommend to the Board that the Company continue discussions with all potential bidders, other than (i) Strategic Party D given Strategic Party D’s materially lower price, and (ii) Strategic Party E given the complexity of their proposed structure, and the fact that the Transaction Committee did not believe the proposal was likely to deliver value to the stockholders of the Company relative to the other proposals. The Transaction Committee also determined to recommend that the Company proceed with the preparation of a second-round process letter and auction draft of the merger agreement.

On July 29, 2025, the Board held an in-person meeting attended by members of management as well as representatives BofA Securities and Latham via teleconference. BofA Securities provided an update on the strategic alternatives review process and first round proposals from the potential counterparties. The Board then reviewed with the Company’s advisors the non-binding proposals received to date, including the relative indicative prices and/or price ranges, the other terms thereof, including, among other terms, financing expectations for the proposed transaction and available capital, the work performed and engagement by each bidder to date, the open due diligence matters indicated by each such bidder, and the indicated time necessary to complete that remaining due diligence, as well as the recommendations of the Transaction Committee. Following these discussions, the Board determined to advance each of Parent, Consortium A, Consortium B, Strategic Party C and Sponsor C to the second round of the strategic alternatives process and to terminate discussions with Strategic Party D and Strategic Party E unless such parties materially amended the terms of their respective bids. The Board also authorized the Transaction Committee to establish a second-round bid deadline after further discussions with the Company’s advisors. The Board also instructed BofA Securities to inform all potential counterparties that the Board expected firm commitments from all financing sources, including equity funding sources, in connection with the submission of second-round bids.

On July 31, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham. BofA Securities reported on its discussions with each second-round bidder regarding the second-round process, including the Board’s expectation that all bidders provide evidence of firm commitments from all financing sources, including equity funding sources, in connection with the submission of second-round bids. The Transaction Committee then reviewed the proposed auction draft of the merger agreement. The Transaction Committee provided feedback on the auction draft and authorized management and Latham to finalize the draft and provide it to each second-round bidder.

On August 5, 2025, the Company posted an auction draft of the merger agreement in the virtual data room for all second-round bidders.

On August 7, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham. BofA Securities and Latham provided an update on the second-round bidders’ diligence and other activities, as well as potential timing and sequencing for requesting second-round proposals. Following these discussions, the Transaction Committee instructed BofA Securities to inform all second-round bidders that they would be required to submit their next non-binding indications of interest by September 4, 2025, and to provide proposed mark-ups of the auction draft of the merger agreement by August 26, 2025.

Throughout late July and August 2025, management and the Company’s advisors continued to engage with the second-round bidders, including holding diligence meetings and property tours. Company management and BofA Securities also regularly engaged with potential counterparties to answer questions and discuss aspects of their proposal, including seeking to facilitate engagement regarding potential financing sources. The Transaction Committee also met and communicated with management and the Company’s advisors regularly during this period to receive updates regarding the strategic alternatives review process and to provide feedback and perspectives to the Company’s advisors and management.

During August 2025, representatives of Sponsor C held meetings with representatives of BofA Securities, and representatives from Sponsor C informed BofA Securities that Sponsor C would not submit a second-round bid to acquire the entire Company but remained interested in potentially acquiring certain of the Company’s assets.

On August 20, 2025, the Transaction Committee held a meeting via teleconference attended by representatives of Company management, BofA Securities and Latham. The Company’s advisors and management discussed with the Transaction Committee the progress made by the various second-round bidders to date, including the feedback from Sponsor C, and potential responses thereto, including potential opportunities for Sponsor C to partner with potential counterparties that might be interested in other assets of the Company. Following these discussions, the Transaction Committee instructed management and its advisors to encourage Sponsor C to remain in the process, including providing an indication of value with respect to such assets so the Board could determine potential opportunities to partner Sponsor C with other potential bidders.

On August 26, 2025, the Company received mark-ups of the auction draft of the merger agreement from Parent through its legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), and from Consortium A through its legal counsel. The mark-up from Parent provided for, among other things, full specific performance against a creditworthy entity to enforce Parent’s obligations to close the transaction without any financing contingencies, as well as a proposed termination fee of 3.5% of the equity value of the Company. The mark-up from Consortium A provided for, among other things, private-equity style recourse provisions, whereby the Company would be unable to seek specific performance in the event the debt financing for the acquisition was unavailable, and would instead be entitled to a reverse termination fee, subject to a limited guaranty from credit-worthy parties, as well as a proposed termination fee of 4.00% of the equity value of the Company. Representatives of Consortium A also indicated that they would not be in a position to submit a second-round proposal until September 9, five days after the requested deadline. On August 26, 2025, the Company’s closing stock price was $6.70 per share.

On August 27, 2025, the Company received a mark-up of the auction draft of the merger agreement from Consortium B through its legal counsel. The mark-up from Consortium B provided for, among other things, private-equity style recourse provisions, whereby the Company would be unable to seek specific performance in the event the debt financing for the acquisition was unavailable, and would instead be entitled to a reverse termination fee, subject to a limited guaranty from a newly formed purchasing entity, but did not propose a potential size of the reverse termination fee at that time. Representatives of Consortium B also indicated that they would not be in a position to provide the identity of its anticipated financing sources, or the amounts of such commitments at that time. On that day, the Company’s stock price closed at $6.95 per share.

On August 29, 2025, the Board held a special meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham. The Board discussed the mark-ups to the auction draft of the merger agreement received from Parent, Consortium A and Consortium B with management and the Company’s advisors, including a detailed review of the terms thereof and a comparison of each markup to each other. The Board also discussed Consortium A’s indication that it would not be in a position to submit its second-round proposal until after the deadline, Consortium B’s delay in identifying its sources of financing and Sponsor C’s revised feedback. The Board also discussed the fact that Sponsor C did not submit a mark-up of the auction draft of the merger agreement by the proposed deadline, and noted the recent discussions with the representatives of

Sponsor C and due diligence performed to date. The Board also discussed certain updated information regarding the fully diluted share count, which had incrementally decreased from the information previously shared with the bidders, and the treatment of certain equity awards in a potential transaction. Following these discussions, the Board directed management and the Company’s advisors to provide the Board’s feedback on the mark-ups to each of Parent, Consortium A and Consortium B, and to inform the bidders of the reduced fully diluted share count and the Board’s proposed treatment of equity awards in connection with the proposed transaction. The Board also determined not to continue further engagement with Sponsor C in light of the valuation reflected in their prior proposals and its informal feedback regarding their estimated valuation of certain assets of the Company, but to maintain the option to reevaluate if the other potential bidders did not materialize. The Board also directed BofA Securities to encourage Consortium A to provide its second-round proposal on September 4, 2025, in light of the competitive process, and to reiterate to Consortium B the importance of providing the identity of its financing sources and confirmation that they had the requisite commitments to consummate the proposed transaction in connection with its submission on September 4, 2025. The Board also instructed the Company’s advisors to encourage Strategic Party C to submit a second-round proposal, and a mark-up of the auction draft of the merger agreement by that date.

Later that day, Latham held calls with representatives of the legal counsel for each of Parent, Consortium A and Consortium B to provide feedback from the Board on each of their respective mark-ups and to relay the information requested from the bidders by the Board.

On September 4, 2025, the Company received the following revised non-binding indications of interest:

•	A non-binding proposal from Parent to acquire 100% of the fully diluted shares of the Company’s common stock for a price of $6.50 per share in cash;

•	A non-binding proposal from Consortium B to acquire 100% of the fully diluted shares of the Company’s common stock for a price of $7.15 per share in cash; and

•	A non-binding proposal from Consortium A to acquire 100% of the fully diluted shares of the Company’s common stock for a price of $5.75 per share in cash.

Consortium B provided a revised mark-up of the merger agreement based on the feedback from the Board but retained a reverse termination fee as the Company’s sole and exclusive remedy in the event of a failure of debt financing, and did not provide evidence of the requisite equity commitments to consummate the proposed transaction (or the identities thereof). Neither Parent nor Consortium A submitted a revised mark-up of the merger agreement.

Strategic Party C did not submit a revised proposal at that time.

On September 5, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives of BofA Securities and Latham, to discuss the proposals received, including, among other items, a discussion of the relative strengths and uncertainties of each, including the relative proposed prices, the experience of each bidder in consummating transactions of this nature, the lack of revised mark-ups yet received from Parent and Consortium A, the fact that Consortium B did not yet provide adequate evidence as to the availability of committed capital necessary to finance the transaction, deal certainty and transaction timing. Following these discussions, the Transaction Committee directed management and the Company’s advisors to continue negotiations with Parent and Consortium B, including to deliver revised drafts of the merger agreement, to seek to improve price and certainty, and to re-emphasize to Consortium B the importance of providing evidence of committed capital. The Transaction Committee also directed management and the Company’s advisors to inform Consortium A that the Company intended to cease negotiations with Consortium A at this time unless Consortium A materially improved its price.

Later that day, representatives of BofA Securities communicated the Board’s feedback to all three bidders, including emphasizing to Parent and Consortium B the continued competitive process and the importance of price, timing and deal certainty.

Also on September 5, 2025, representatives of BofA Securities provided a customary relationships disclosure memorandum to the Company management and Latham for sharing with the Board.

On September 6, 2025, representatives of Consortium A communicated to representatives of BofA Securities that it was considering submitting a revised bid that would offer a more competitive value for the Company’s stockholders, to which the representatives of BofA Securities responded that, if that was the case, they should do so promptly in light of the competitive process.

Later that day, representatives of Consortium B contacted representatives of BofA Securities to indicate that they anticipated requiring an additional 30 days to secure its equity financing commitments.

Later, on September 6, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham to discuss the feedback from Consortium B and the potential revised proposal from Consortium A, including the benefits and risks inherent in delaying the process, particularly with respect to the potential adverse impacts on competitive tension, the inherent uncertainties in raising capital or receiving a revised proposal and the provisions under the contemplated merger agreements that would allow the Company to terminate and enter into an unsolicited superior proposal after signing, if one was received. Following these discussions, the Transaction Committee instructed BofA Securities to indicate to Parent and Consortium B that they should complete diligence and finalize all definitive documentation as promptly as practicable, and to encourage Consortium B to confirm its equity commitments on that same timeline.

In the evening on September 6, 2025, Latham delivered a revised merger agreement to Skadden.

Also on September 6, 2025, representatives of Consortium B communicated to representatives of BofA Securities that Consortium B would be prepared to move quickly toward a transaction and that several of Consortium B’s principals were expected to be in New York City later that week to discuss providing additional clarity regarding its contemplated financing sources.

On September 7, Latham sent a revised draft of the merger agreement to Consortium B’s counsel.

Also on September 7, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham to receive an update regarding Consortium A’s decision not to provide a revised proposal and the negotiations and due diligence for the remaining two bidders.

On September 8, 2025, representatives from the Company’s management, Latham and Skadden met to discuss outstanding legal diligence matters. Between September 7, 2025 and September 13, 2025, representatives of Parent conducted extensive confirmatory due diligence, including attending calls, providing updated diligence requests and attending meetings with members of management.

On September 9, 2025, representatives of Consortium A indicated to representatives of BofA Securities that Consortium A no longer intended to submit a revised proposal.

On September 9, 2025, the Company received a revised draft of the merger agreement from Skadden.

Later on September 9, 2025, representatives of Consortium B requested that the Company consent to Consortium B’s outreach to approximately 31 additional potential sources of equity financing, which the

Company approved. Representatives of Consortium B also indicated that they would provide an update regarding their proposed sources of financing and overall timing on September 11, 2025.

On September 10, 2025, the Board held a special meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham. Latham provided a summary of Parent’s latest mark-up, including, among other things, (i) the proposed broadened scope of financing cooperation covenants, (ii) the proposed changes to the non-solicitation covenant and a Company termination fee of 3% of the equity value of the Company and (iii) confirmation from Parent that it would not require any regulatory approvals as conditions to closing the transaction. The Board discussed the draft with management and the Company’s advisors and provided feedback, including an emphasis on enhancing deal certainty. Following those discussions, the Board instructed Latham to revise the draft of the merger agreement received from Parent in accordance with its feedback.

On September 11, 2025, Latham delivered a revised draft of the merger agreement to Skadden that, among other changes, revised financing cooperation covenants to provide additional closing certainty for the Company and its stockholders.

On September 12, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham. BofA Securities and Latham discussed the status of discussions with Parent and Consortium B with the Transaction Committee. During the meeting, the Company received a revised draft of the merger agreement from Parent, which, among other changes, expanded the scope of the financing cooperation covenants and provisions related thereto, which reduced closing certainty, and did not reflect an increase in the proposed price. The Transaction Committee discussed these points and provided feedback thereon. BofA Securities and Latham then informed the Transaction Committee that Consortium B was expected to submit a final bid and revised merger agreement later that day. Following these updates, members of the Transaction Committee discussed proposed next steps and determined that the Board should meet and discuss after receiving the final proposal from Consortium B and any further feedback from Parent, and that Latham should continue to revise the draft of the merger agreement from Parent in accordance with the Transaction Committee’s feedback.

Also on September 12, 2025, the Company received a revised final proposal and draft merger agreement from Sponsor A. Sponsor B was no longer included as a co-signatory to the proposal. Sponsor A’s revised final proposal reaffirmed its purchase price of $7.15 per share in cash but did not provide additional evidence of equity commitments. The draft of the merger agreement, among other things, entitled the Company to specific performance, but that specific performance was limited to seeking recourse from the undercapitalized signing entity that would be ultimately owned and controlled by a non-U.S. entity. In the alternative, the Company would be entitled to terminate for a failure to close, in which case, Sponsor A proposed to secure the termination fee with certain non-cash assets of Sponsor A that they purported to be valued at approximately $220,000,000.

On September 13, 2025, Latham sent a revised draft of the merger agreement to Parent’s counsel at Skadden that, among other things, revised the financing cooperation covenants to increase closing certainty. Representatives of Parent also indicated to representatives of BofA Securities that Parent continued to work through certain diligence matters and confirmed that it expected to submit its final revised proposal in the coming days and would be positioned to execute definitive documentation shortly thereafter.

Later, on September 13, 2025, the Board met via teleconference with members of management and representatives from BofA Securities and Latham to discuss updates on negotiations with Parent and Sponsor A. Latham provided the Board with a summary of terms, negotiations and the current status of the draft merger agreements with both Parent and Sponsor A. The Board discussed with management and the Company’s advisors, the relative benefits and concerns with both proposals, including, with respect to Parent, the limited universe of remaining open issues in the merger agreement, the fact that the Company had the ability to seek full specific performance against a fully capitalized, publicly traded purchaser (but with a lower price than Sponsor A’s proposal) and, with respect to Sponsor A, a higher price than Parent’s proposal, but with significant concerns regarding the availability of financing, concerns regarding the purported adequacy of the non-cash assets proposed as security (including concerns and uncertainties regarding the $220 million value that Sponsor A had attributed to those assets) and the scope of remaining open issues in the merger agreement, including with respect to the scope of financing cooperation, deal certainty and other matters. Following these discussions, the Board instructed the Company’s advisors to continue to negotiate with both bidders, including to continue to encourage Sponsor A to provide additional evidence of the availability of the committed capital necessary to finance the transaction and improved certainty with respect to the reverse termination fee and to seek to cause Parent to increase its proposed purchase price.

During the morning of September 14, 2025, representatives from Latham met with counsel to each of Parent and Sponsor A to discuss the remaining open points in their respective merger agreements. That same day, representatives of BofA Securities contacted representatives of Parent and Sponsor A to communicate the feedback from the Board and to seek to improve the proposed terms thereof. Representatives of Skadden also indicated that Parent’s board of directors intended to hold a meeting on September 16, 2025, to consider the approval of the proposed transaction.

Later, on September 14, 2025, both Parent’s counsel and Sponsor A’s counsel returned revised drafts of the merger agreement to Latham. Sponsor A’s counsel indicated that Sponsor A would not have the equity commitments necessary to finance the transaction at signing but would seek such commitments after signing and, if those could not be obtained, that Sponsor A would be unable to provide any cash or further assets as part of the reverse termination fee.

Later that day, representatives of Parent contacted representatives of BofA Securities to increase the proposed price from $6.50 per share to $6.60 per share, in cash, which reflected their best and final offer.

Later, on September 14, 2025, the Board held a meeting via teleconference attended by members of management as well as representatives from BofA Securities, Latham and Venable LLP, the Company’s Maryland counsel (“Venable”). Venable reviewed directors’ statutory duties under Maryland law. The Board then reviewed with management and the Company’s advisors Parent’s revised proposal, as well as the revised merger agreements from both Parent and Sponsor A and the remaining open issues related thereto, including Sponsor A’s revised financing proposal to obtain all equity financing between signing and closing, including the risks and concerns related thereto. Following these discussions, the Board instructed management and the Company’s advisors to continue to seek to finalize documentation with Parent and Sponsor A, including seeking to encourage Sponsor A to enhance the certainty of its proposal.

On September 15, 2025, the Board held a meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham to provide an update regarding the continued discussions and negotiations with the parties, including the lack of further developments regarding Sponsor A, and the remaining open points in the draft merger agreement with Parent. The Board discussed the significant risks and uncertainties reflected in Sponsor A’s proposal, including with respect to certainty, recourse, enforceability, and the inadequacy of the proposed reverse termination fee to compensate the Company for the harms if the transaction were to be terminated (as well as the risks of recoverability and illiquidity of those non-cash assets). The Board also discussed the various considerations if the Board were to consider approving the proposed transaction with Parent, including the scope of the non-solicitation provisions and the ability of the Company to terminate and pay a termination fee in order to enter into a superior proposal with Sponsor A, if it was able to obtain committed financing, or another party that emerged post-signing. Following these discussions, the Board instructed representatives of Latham to seek to finalize the remaining open points ahead of Parent’s board meeting.

Throughout the remainder of the day on September 15, 2025, and during the course of the day on September 16, 2025, Latham and Skadden met telephonically and exchanged iterative drafts of the merger agreement to resolve the remaining open points in the draft merger agreement.

On September 16, 2025, the Board held a special meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham. Latham provided an overview of the remaining legal issues in the Parent merger agreement. BofA Securities then provided an update on discussions with Sponsor A, including the lack of progress made with respect to Sponsor A’s provision of additional evidence of committed capital, or to the enhancement of its reverse termination fee.

Also on September 16, 2025, representatives of BofA Securities provided an updated customary relationships disclosure memorandum to the Company’s management and Latham for sharing with the Board.

Later that day, representatives of Skadden contacted representatives of Latham to communicate certain revisions to Parent’s proposal, based on feedback from Parent’s board of directors in light of market rumors related to the transaction, including to (i) increase the Company’s termination fee from 3.0% to 3.75% of the Company’s equity value or (ii) include a “force-the-vote” provision.

Later that day, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham to discuss the remaining open issues with respect to the terms of Parent’s proposal, including the newly proposed terms. The Transaction Committee considered the history of its negotiations to date, including the scope and thoroughness of its strategic alternatives review process, the likelihood of receiving proposals to acquire the Company at a higher price, other than from the remaining bidders, and the price of the Sponsor A proposal relative to Parent’s increased termination fee, as well as the potential deterrent effect that the increased termination fee, and, more significantly, the “force-the-vote” provision, could have on potential superior proposals. Following discussions on these topics, the Transaction Committee instructed management and the Company’s advisors to seek to reduce the Company termination fee and to reject the “force-the-vote” provision.

Following the meeting of the Transaction Committee, representatives of Latham and representatives of Skadden negotiated the remaining open terms of the merger agreement, including the Company termination fee and the “force-the-vote” provision. Representatives of Skadden indicated that Parent would be unwilling to reduce its proposed termination fee but agreed to remove the “force-the-vote” provision.

Following the discussion between Latham and Skadden, members of the Transaction Committee discussed with representatives from BofA Securities and Latham the response from Parent to the Company’s counterproposal. Following additional discussion among the members of the Transaction Committee, the Transaction Committee directed Latham to agree to the higher termination fee without a “force-the-vote” provision.

During the course of September 16, 2025, and September 17, 2025, representatives of Latham and representatives of Skadden resolved the remaining open issues in the Merger Agreement.

On September 17, 2025, the Board held a special meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham. During the meeting, representatives of Latham provided the Board with a summary of the Merger Agreement, including the outcome of the final negotiation of the material provisions of the Merger Agreement. The Board discussed the proposal from Sponsor A, including comparing that proposal to the proposal from Parent. In these discussions, the Board acknowledged that Sponsor A remained at a higher price per share, but reviewed the significant risks and uncertainties that were still reflected in Sponsor A’s proposal, including, among others, with respect to inadequacy of equity commitments, closing certainty, recourse, enforceability and the inadequacy of the proposed reverse termination fee to compensate the Company for the harms if the transaction were to be terminated (as well as the risks of recoverability and illiquidity of those non-cash assets). The Board also reviewed the scope of the non-solicitation and fiduciary out provisions of the Merger Agreement, including the Company’s ability to terminate to enter into a superior proposal, including with Sponsor A if it were to obtain committed financing, and the belief that the Company termination fee would not be preclusive to receiving superior proposals. Representatives of BofA Securities then reviewed its financial analysis and rendered its oral opinion to the Board (which was subsequently confirmed by delivery of a written opinion dated as of September 17, 2025) that, as of such date, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, and the matters considered and limitations, qualifications and conditions on the review undertaken in connection therewith, as described in such written opinion, the $6.60 per share consideration to be paid to the holders of the Company’s common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For more information regarding BofA Securities opinion of the Merger Agreement, please see—Opinion of the Company’s Financial Advisor.

The Board then reviewed, discussed and considered various reasons to approve the Merger Agreement and certain countervailing factors (see “—Reasons for the Mergers” and “—Recommendation of Our Board” beginning on page 48). After discussions with the Company’s management and financial and legal advisors, and in light of the reasons considered, the Board (other than Mr. Behler, who abstained), acting by the requisite vote of the directors present and voting at the meeting:

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approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Company Merger;

•	determined the terms of the Merger Agreement and the Company Merger itself were in the best interests of the Company and its stockholders;

•	directed that the Company Merger and the other transactions contemplated by the Merger Agreement be submitted to the stockholders of the Company for approval; and

•	recommended the Company’s stockholders approve the Company Merger and the other transactions contemplated by the Merger Agreement.

Prior to the market opening on September 17, 2025, the parties executed the Merger Agreement and the ancillary agreements to be executed in connection therewith, and the Company and Parent issued a joint press release announcing their entry into the Merger Agreement.

On October 1, 2025, representatives of Parent requested permission from the Company for Parent to engage in discussions with Sponsor A regarding Sponsor A’s potential participation, on a non-exclusive basis, in certain financing efforts of Parent in connection with the Merger. Representatives of the Company informed Parent that Sponsor A was subject to a confidentiality agreement and may have participated in the Company’s strategic review process, and so was not prepared to grant such permission at this time, but would discuss it with the Transaction Committee and the Board.

On each of October 3, 2025 and October 4, 2025, the Transaction Committee held a meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham to discuss the request, including the various risks and benefits in considering the request, the negotiation history with Sponsor A prior to signing, the reasoning for Parent’s request (including the benefits for the Company in cooperating with Parent’s financing efforts from a deal certainty perspective and the Company’s obligations, pursuant to the terms of the Merger Agreement, to assist with Parent’s financing efforts), and various alternatives for mitigating those risks. Following these discussions, the Transaction Committee instructed the Company’s advisors to seek certain accommodations from Parent prior to the Board being willing to consider granting the request, including allowing the Company to perform certain diligence on whether Sponsor A has any present or future intention to potentially submit to the Company a competing proposal, and to reduce the Company termination fee applicable to Sponsor A.

Following discussions and negotiations between the parties’ representatives, Parent indicated that it would be willing to provide the Company with a limited waiver under the non-solicitation provisions of the Merger Agreement to permit representatives of the Company to inquire as to Sponsor A’s present or future intention to potentially submit to the Company a competing proposal before Parent engaged in discussions with Sponsor A regarding its participation in Parent’s financing efforts. Parent also agreed that, if the Company were to authorize Parent to engage in discussions with Sponsor A on a non-exclusive basis, Parent would be willing to modify the Merger Agreement to provide that the Company termination fee applicable to Sponsor A would be reduced from approximately 3.75% ($59,700,000) to 3% ($47,700,000) of the Company’s equity value (the “Amendment”).

On October 7, 2025, the Board held a special meeting via teleconference attended by members of management as well as representatives from BofA Securities and Latham. At that meeting, the Board discussed Parent’s proposal, including the ability for the Company to inquire as to Sponsor A’s present or future intention to potentially submit to the Company a competing proposal, the fact that any discussions between Parent and Sponsor A would be on a non-exclusive basis, the fact that Parent would be willing to reduce the Company’s termination fee applicable to Sponsor A, thereby reducing the deterrent effect thereof, and the fact that the Company had not received a competing proposal from Sponsor A in the 21 days following the execution of the Merger Agreement (and that more than 30 days had elapsed since Sponsor A indicated that it would require 30 days to obtain the requisite capital commitments). Following these discussions, the Board authorized management to inquire as to Sponsor A’s present or future intention to potentially submit to the Company a competing proposal, and the Board approved delivery of the Amendment subject to (i) Parent providing the Company a waiver under Section 7.3 of the Merger Agreement for representatives of the Company to discuss with Sponsor A its present or future intention to potentially submit to the Company a competing proposal and (ii) Sponsor A confirming it did not have a present or future intention to submit to the Company a competing proposal.

On October 8, 2025, following Parent’s grant of the limited waiver, representatives of the Company contacted the chief executive officer of Sponsor A. The chief executive officer of Sponsor A confirmed that since the execution of the Merger Agreement, Sponsor A had not undertaken any activities or discussions with respect to a competing proposal (including with any potential sources of equity) and that, while it maintained the right to do so, it did not have a present or future intention to submit a competing proposal.

Later that day, the Company granted permission to Parent to engage with Sponsor A as a potential financing source on a non-exclusive basis, and the Amendment was executed.

Reasons for the Mergers

The Company Merger and the other transactions contemplated by the Merger Agreement were determined and declared advisable and in the best interests of the Company and its stockholders and approved by all members of the Board, other than Mr. Behler, who abstained from the Board’s vote, as more fully described above in the section entitled “—Background of the Mergers.” In reaching its decision to (1) determine and declare that the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the

Company and its stockholders, (2) duly authorize, approve and declare advisable the execution, delivery and performance of the Merger Agreement, and the consummation of the Company Merger and the other transactions contemplated by the Merger Agreement, (3) direct that the approval of the Company Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration by the holders of Company Common Stock at the Special Meeting; and (4) recommend that the Company’s stockholders vote in favor of the approval of the Company Merger, the Board consulted with members of Company management, as well as the Company’s financial and legal advisors, and considered a number of factors, including the following material factors, which the Board viewed as supporting its decision:

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the knowledge of the Board of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including economic, market and capital raising conditions, including inflation and the state of the Class A office markets where the Company operates;

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the thorough and extensive strategic review process that the Company conducted, including engaging with approximately 44 potential bidders to participate in the process, executing nondisclosure agreements with approximately 23 potential bidders, the fact that each of the interested bidders received equal access to information and the Company, and that proposals were requested on the same timeline for all bidders;

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the current and historical trading prices of Company Common Stock, and the fact that the proposed Company Merger Consideration of $6.60 per share provides approximately a 38% premium over the unaffected closing price of shares of Company Common Stock on May 16, 2025, the last trading day before the Company publicly announced a review and evaluation of strategic alternatives, and approximately a 55% premium to the Company’s unaffected 30-day volume-weighted average stock price ending May 16, 2025;

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the fact that the proposed Company Merger Consideration in the cash amount of $6.60 per share of Company Common Stock provides the Company’s stockholders with certainty of value and liquidity immediately upon the Closing, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company, including the inherent risks and uncertainties currently present in the Company’s prospects as a stand-alone business, Class A office real estate markets and the economy generally, including the fact that in recent years, the Company’s Common Stock had been trading at a discount to third party analysts’ estimated net asset value per share;

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the fact that the strategic process to evaluate a potential sale of the Company was publicly announced by the Company to the market in May 2025, and that any potentially interested bidders had an opportunity to contact the Company and become involved in a strategic process;

•	the fact that Parent is prepared to transact now and provides closing certainty to the Company’s stockholders in order to realize the value and liquidity presented by the proposed transaction;

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the Board’s belief that, following the Company’s extensive sales process and the receipt and negotiation of the various proposals from potentially interested bidders, there exist few other potential third parties with both interest and with the demonstrable financial ability to acquire the Company in the immediate term;

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the Company’s right to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a Superior Proposal, upon payment of the Company Termination Payment, which the Board did not believe would be preclusive to potential third-party bidders;

•	the fact that the proposed Company Merger Consideration was the result of arm’s-length negotiations;

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the business reputation, capitalization and capabilities of Parent and its ability to complete the Mergers, as well as the rights to specific performance available to the Company to cause Parent to complete the Mergers;

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the fact that the proposed Company Merger Consideration reflects an increase of $0.35 per share of Company Common Stock over the low point of the initial non-binding proposal range received from Parent and the Company was able to negotiate for other terms that the Board believes were meaningfully more favorable than Parent’s initial proposal;

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advice from the Company’s independent financial advisor and outside legal counsel that the Company’s right to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a Superior Proposal and the Company Termination Payment is reasonable and not likely to preclude any other interested party (including any interested party that previously submitted a non-binding proposal) from making an acquisition proposal;

•	the fact that the Company has sufficient operating flexibility under the terms of the Merger Agreement to conduct its business in the ordinary course prior to the consummation of the Mergers;

•	that the Merger Agreement contains terms that, taken as a whole, the Board believed provided a significant degree of certainty that the Mergers will be completed as quickly as possible;

•	the likelihood that the Mergers will be consummated, based upon, among other things, the limited number of conditions to the Mergers, and the absence of any significant regulatory approvals;

•	the Company’s ability to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement;

•

the fact that the Mergers are not subject to a financing contingency or condition (including no condition with respect to the assumption of existing indebtedness of the Company and its subsidiaries) and Parent has informed the Company that it has access to resources necessary to complete the Mergers without financing;

•

the opinion of BofA Securities, dated September 17, 2025 to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Company Merger Consideration to be received by holders of Company Common Stock (other than Excluded Shares), as more fully described below in the section of this proxy statement captioned “—Opinion of the Company’s Financial Advisor;” and

•

the fact that the Company Merger is subject to the Company’s receipt of the stockholder approval, and that the Company’s stockholders are free to vote against the Company Merger for any reason, including if a superior offer were to be made prior to the Special Meeting (in certain cases subject to the payment of the Company Termination Payment if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, any alternative acquisition agreement).

The Board also considered the following potentially negative factors in its consideration of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement:

•

the fact that, despite the proposed Company Merger Consideration providing a premium over the unaffected closing price of the shares of Company Common Stock on May 16, 2025, the proposed Company Merger Consideration of $6.60 per share represents approximately an 11% discount to the Company’s stock price as of September 16;

•

the Company’s inability, after entry into the Merger Agreement, to solicit competing proposals and the possibility that the Company Termination Payment payable by the Company upon the termination of the Merger Agreement under certain circumstances could discourage other potential bidders from making an acquisition proposal or reduce the price at which such potential bidders would be willing to offer to the Company’s stockholders;

•	the fact that, following the Company Merger, the Company will no longer exist as an independent public company and that its existing stockholders will not participate in any future earnings or growth;

•	the risk that an alternative transaction or different strategic alternative potentially could be more beneficial to the Company’s stockholders than the proposed Company Merger;

•	the risk that the Company’s stockholders may not approve the Company Merger;

•	the risk that Parent fails to close or breaches the Merger Agreement;

•	the risk of merger-related stockholder litigation;

•

the risk that the conditions to the consummation of the Mergers may not be satisfied and, as a result, the possibility that the Mergers may not be completed in a timely manner or at all, even if the Merger Proposal is approved by the Company’s stockholders;

•	the fact that this transaction will be taxable to the Company’s stockholders;

•	the fact that the Company stockholders are not entitled to appraisal or dissenter’s rights;

•

the restrictions on the conduct of the Company’s business prior to the completion of the Mergers, which could delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Mergers;

•	the significant transaction costs, business disruption and management distraction caused by the proposed Mergers, which could harm the Company’s prospects if the Mergers do not close;

•

the fact that certain of the Company’s directors and officers may have conflicts of interest in connection with the Mergers, as they may receive certain benefits that are different from, and in addition to, those of the Company’s other stockholders; and

•

the fact that, under the terms of the Merger Agreement, the Company is not permitted to make, declare or pay any regular cash dividends or distributions, except as necessary to preserve its tax status as a REIT and to avoid or reduce the incurrence of income or excise taxes.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. In reaching its decision to approve the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement, the Board did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. The Board did not reach any specific conclusion with respect to any of the factors or reasons considered.

The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contains forward-looking statements and should be read in conjunction with the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of Our Board

The Board has:

•

determined and declared that the Merger Agreement, the Company Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its stockholders;

•

duly authorized, approved and declared advisable the execution, delivery and performance of the Merger Agreement, and the consummation of the Company Merger and the other transactions contemplated by the Merger Agreement;

•

directed that the approval of the Company Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration by the holders of Company Common Stock at the Special Meeting; and

•	recommended that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

Unaudited Prospective Financial Information

While the Company has from time to time provided limited financial guidance to investors, the Company has not, as a matter of course, otherwise publicly disclosed internal projections as to future performance, earnings or other results beyond the then-current annual period due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates inherent in preparing financial projections.

However, in connection with the evaluation and negotiation of the Company Merger and the other transactions contemplated by the Merger Agreement, Company management prepared certain non-public, internal, unaudited, financial projections regarding the Company’s future operations for fiscal years ending December 31, 2025 through December 31, 2029 (the “financial projections”). Company management provided the financial projections to the Board in connection with its evaluation of the Mergers, and to the Company’s financial advisor, BofA Securities, for its use and reliance in connection with its financial analyses and opinions. The Company also provided the financial projections to Parent and other potential bidders who executed confidentiality agreements as part of the Company’s review of strategic alternatives.

The following tables summarize the financial projections:

	Fiscal Year Ending December 31,
(dollar amounts in millions) (at Company’s share)	2025E		2026E	2027E	2028E	2029E
Cash NOI(1)	$301		$234	$259	$355	$398
Adjusted EBITDAre(2)	$274		$259	$311	$370	$358
Core FFO(3)	$126		$94	$126	$165	$146
Unlevered Free Cash Flow(4)	$(34	)(5)	$(44)	$57	$214	$317

(1)

The Company defines “Cash NOI” as rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue, less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes), adjusted for amortization of above and below market leases and straight-line rent adjustments.

(2)

The Company defines “Adjusted EBITDAre” as net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, net gains from sales of depreciated real estate assets and impairment losses on depreciable real estate, and further adjusted to eliminate the impact of the performance of its real estate related funds, unrealized gains or losses on interest rate swaps, transaction related costs, gains or losses on early extinguishment of debt and certain other items that may vary from period to period.

(3)

The Company defines “Core FFO” as net income or loss adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets, gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, and further adjusted for the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate related fund investments, unrealized gains or losses on interest rate swaps, severance costs, gains or losses on early extinguishment of debt and other non-core adjustments.
(4)

“Unlevered Free Cash Flow” was calculated by BofA Securities, in connection with its financial analyses as described in the section entitled “—Opinion of the Company’s Financial Advisor”, using the financial information provided by the Company in the financial projections, as Adjusted EBITDAre further adjusted for straight-line rent adjustments, amortization of above and below market leases, capital expenditures, proceeds from asset sales and repayment of seller financing related to certain properties.

(5)	Represents second half of 2025.

Important Information About the Financial Projections

The financial projections are included in this proxy statement solely to give the Company’s stockholders access to certain information that was made available to the Board, BofA Securities and potential bidders who executed confidentiality agreements with the Company as part of its strategic review process, including Parent. The financial projections have not been updated following the date such projections were approved by the Board to reflect the Company’s current views of its future financial performance, and should not be treated as guidance with respect to projected results for the fiscal year ending December 31, 2025 or any other period. The financial projections are subjective in many respects and were prepared solely for the Company’s internal use, for use by potential bidders in the strategic alternatives process facilitated by the Board (as more fully described in the section entitled “—Background of the Mergers”) and for BofA Securities in connection with its financial analysis and fairness opinion. The financial projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. In addition, the financial projections require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in the Company’s historical GAAP financial statements. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined, audited or performed any procedures with respect to the financial projections, and have not expressed any opinion or any other form of assurance regarding the financial projections or their achievability. Likewise, neither the Company’s independent registered public accounting firm nor any other independent accountants assume responsibility for, and disclaim any association with, such financial projections. The report of the Company’s independent registered public accounting firm contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 relates to the Company’s historical financial information and does not extend to the financial projections and should not be read to do so. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. Additionally, the inclusion of the financial projections in this proxy statement does not constitute an admission or representation by the Company that the information is material.

Certain of the above financial data were not prepared in accordance with GAAP, including Cash NOI, Core FFO, EBITDAre and Unlevered Free Cash Flow. The Company uses these non-GAAP financial measures in analyzing its financial results and believes that they enhance investors’ understanding of the Company’s financial performance and the comparability of its results to prior periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company’s calculation of non-GAAP financial measures may differ from others in the industry and the Company’s Cash NOI, Core FFO, EBITDAre and Unlevered Free Cash Flow are not necessarily comparable with similar titles used by other companies. Reconciliations of non-GAAP financial measures were not relied upon by BofA Securities for purposes of its opinion to the Board as described below in the section entitled “—Opinion of the Company’s

Financial Advisor” or by the Board in connection with its consideration of the Mergers. In addition, financial measures provided to a board of directors or a financial advisor are excluded from the definition of non-GAAP financial measures under SEC rules and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require, among other information, a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, the Company has not provided a reconciliation of the financial measures included in the financial projections above.

In the view of Company management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding the Company’s future financial performance at the time they were prepared.

The financial projections, while presented with numerical specificity, are subjective in many respects and were based on numerous variables, estimates and assumptions that are inherently uncertain and necessarily involve judgments with respect to, among other things, the Company’s performance, industry performance, general business, future economic, competitive, regulatory and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond the Company’s or Company management’s control. The financial projections are not a guarantee of future financial performance. The financial projections were developed under the assumption of continued standalone operation, including the completion of certain sales and financing activities and development and redevelopment currently in process, and the financial projections do not take into account any circumstances, transactions or events occurring (other than those for which the Company is contractually obligated) after the date on which the financial projections were prepared and do not give effect to any changes or expenses as a result of the Mergers or any effects of the Mergers. Further, the financial projections do not take into account the effect of any failure of the Mergers to be consummated and should not be viewed as accurate or continuing in that context or any other context. The financial projections also reflect assumptions as to certain business decisions that are subject to change. Given that the financial projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and cause the financial projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods and achieve certain leasing results and maintaining occupancy of its portfolio), industry performance and dynamics, local market conditions, general business, economic, competitive, regulatory and financial market conditions, disruptions in the financial, debt, capital, credit or securities markets, its ability to obtain financing, development and redevelopment costs, changes in business strategy and other factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” and the risks described in the Company’s periodic reports filed with the SEC, which reports can be found as described under “Where You Can Find More Information.” As a result, actual results may differ materially from those contained in the financial projections. Accordingly, there can be no assurance that the projected results summarized above will be realized. Stockholders are urged to review the Company’s most recent SEC filings for a description of the reported and anticipated results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this proxy statement.

The financial projections also reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business, changes in general business or economic conditions, certain accounting assumptions, timing of business investments, changes in actual or projected cash flows, competitive pressures and changes in tax or other laws or regulations or any other transaction or event that has occurred or that may occur and that was not anticipated when the financial projections were prepared.

In addition, the financial projections may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, actual results will differ, and may differ materially, from those contained in the financial projections. The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in the Company’s public filings with the SEC. There can be no assurance that the financial results in the financial projections will be realized, or that future actual financial results will not materially vary from those estimated in the financial projections. The inclusion of the financial projections and accompanying narrative in the table above should not be regarded as an indication that the Company, Parent, or their respective affiliates, advisors, officers, employees, directors, trustees or their respective representatives consider the financial projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. Furthermore, the Company, Parent, and their respective affiliates, advisors, officers, employees, directors, trustees and their respective representatives can provide no assurance that actual results will not differ materially from the financial projections, and undertake no obligation to update or otherwise revise or reconcile the financial projections to reflect circumstances existing after the dates on which the financial projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the financial projections are shown to be in error or are no longer appropriate. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. The Company, Parent, and their respective affiliates, advisors, officers, employees, directors, trustees and their respective representatives make no representation regarding the Company’s ultimate performance compared to the information contained in the financial projections or that the financial projections will be achieved. In addition, the Company has not made and makes no representation to any stockholders or to Parent or Parent parties in the Merger Agreement or otherwise concerning the financial projections or regarding its ultimate performance compared to the information contained in the financial projections or that the projected results will be achieved. None of the Company, Parent, and their respective affiliates, advisors, officers, employees, directors, trustees and their respective representatives assumes any responsibility for the validity, reasonableness, accuracy, or completeness of the financial projections.

In light of the foregoing factors and the uncertainties inherent in the financial projections, stockholders are cautioned not to place undue, if any, reliance on the financial projections.

Opinion of the Company’s Financial Advisor

Opinion of the Company’s Financial Advisor

The Company has retained BofA Securities to act as the Company’s financial advisor in connection with the Mergers. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Securities to act as its financial advisor in connection with the Mergers on the basis of BofA Securities’ experience in transactions similar to the Mergers, its reputation in the investment community and its familiarity with the Company and its business.

On September 17, 2025, at a meeting of the Board held to evaluate the Mergers, BofA Securities delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated September 17, 2025, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Company Merger Consideration to be received by holders of Company Common Stock (other than Excluded Shares) was fair, from a financial point of view, to such holders.

The full text of BofA Securities’ written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this document and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Company Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspects or implications of the Mergers, including, without limitation, the form or structure of the Mergers, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Mergers or otherwise, and no opinion or view was expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Mergers. BofA Securities’ opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Mergers or any other matter.

In connection with rendering its opinion, BofA Securities:

(1)	reviewed certain publicly available business and financial information relating to the Company;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Securities by the Company’s management, including certain financial forecasts relating to the Company prepared by the Company’s management (such forecasts, the “financial projections”);

(3)	discussed the past and current business, operations, financial condition and prospects of the Company with members of the Company’s senior management;

(4)	reviewed the trading history for Company Common Stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(5)	compared certain financial and stock market information of the Company with similar information of other companies BofA Securities deemed relevant;

(6)	compared certain financial terms of the Mergers to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(7)

considered the fact that the Company publicly announced that it would explore its strategic alternatives and the results of BofA Securities’ efforts to solicit, at the direction of the Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

(8)	reviewed a draft, dated September 17, 2025, of the Merger Agreement (the “Draft Agreement”); and

(9)	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the financial projections, BofA Securities was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. BofA

Securities relied, at the direction of the Company, upon the assessments of the management of the Company as to the potential impact of market, governmental or regulatory trends and developments relating to or affecting the Company and its business. BofA Securities did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Securities did not evaluate the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of the Company, that the Mergers would be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Mergers, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the Mergers. BofA Securities also assumed, at the direction of the Company, that the final executed Merger Agreement would not differ in any material respect from the Draft Agreement reviewed by BofA Securities.

BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Mergers (other than the Company Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Mergers, the form or structure, or financial or other terms, aspects or implications of any related transactions or any terms, aspects or implications of any voting or support agreements or any governance or other arrangements, agreements or understandings entered into in connection with or related to the Mergers, any related transactions or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Company Merger Consideration to be received by the holders of Company Common Stock (other than Excluded Stock) and no opinion or view was expressed with respect to any consideration received in connection with the Mergers by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Mergers, or class of such persons, relative to the Company Merger Consideration. Furthermore, no opinion or view was expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Mergers. BofA Securities did not express any opinion as to the prices at which Company Common Stock would trade at any time, including following announcement or consummation of the Mergers. BofA Securities also did not express any view or opinion with respect to, and BofA Securities relied, at the direction of the Company, upon the assessment of representatives of the Company regarding legal, regulatory, accounting, tax and similar matters relating to the Company and the Mergers, as to which matters BofA Securities understood that the Company obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Mergers or any related matter. Except as described above, the Company imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. BofA Securities’ opinion noted that the credit, financial and stock markets have been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on the Company or the Mergers. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.

The following represents a brief summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Summary of BofA Securities’ Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for the Company and the following six real estate investment trusts and property management companies:

Selected Publicly Traded Companies	2025 FFO Multiple	2026 FFO Multiple
BXP, Inc.	11.2x	10.9x
Vornado Realty Trust	18.5x	17.8x
SL Green Realty Corp.	11.4x	12.1x
Kilroy Realty Corporation	10.7x	12.4x
Douglas Emmett, Inc.	11.4x	11.4x
Empire State Realty Trust, Inc.	9.2x	8.8x

BofA Securities selected the selected publicly traded companies based on its professional judgment and experience. BofA Securities reviewed, among other things, per share equity values, based on closing stock prices on September 12, 2025, of the selected publicly traded companies as a multiple of fiscal year 2025 and fiscal year 2026 estimated funds from operations (“FFO”). BofA Securities then applied fiscal year 2025 multiples of 9.2x to 18.5x derived from the selected publicly traded companies to the Company’s fiscal year 2025 estimated FFO and applied fiscal year 2026 multiples of 8.8x to 17.8x derived from the selected publicly traded companies to the Company’s fiscal year 2026 estimated FFO. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of the Company were based on the financial projections. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the Company Merger Consideration:

Implied Per Share Equity Value Reference Ranges for the Company		Company Merger Consideration
2025E FFO Multiple	2026E FFO Multiple
$4.85 - $9.51	$3.46 - $6.91	$6.60

No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments by BofA Securities concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the Company’s third and fourth quarters of fiscal year 2025 and during fiscal years 2026 through 2029 based on the financial projections. BofA Securities calculated terminal values for the Company by applying a range of perpetuity growth rates of 2.50% to 3.00% to the Company’s estimated terminal year unlevered, after-tax free cash flows. The cash flows and terminal values were then discounted to present value as of June 30, 2025, assuming a mid-year convention for cash flows, using discount rates ranging from 7.4% to 8.0%, which were based on an estimate of the Company’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference ranges for the Company as compared to the Company Merger Consideration:

Implied Per Share Equity Value Reference Range for the Company	Company Merger Consideration
$3.54 - $7.43	$6.60

Other Factors

In rendering its opinion, BofA Securities also reviewed and considered other factors, including:

•

historical trading prices and trading volumes of Company Common Stock during the one-year period ended September 12, 2025, which ranged from $3.94 to $7.55 per share, as compared to Company Merger Consideration of $6.60 per share;

•

stock price targets for the Company as reflected in FactSet and selected publicly available Wall Street research analysts’ reports as of September 12, 2025, which indicated a range of stock price targets for the Company of approximately $4.20 to $8.00 per share and a present value of $3.86 to $7.35 per share when discounted by one year at an illustrative cost of equity midpoint of 8.8%, as compared to Company Merger Consideration of $6.60 per share; and

•

publicly available research analysts’ net asset value per share targets for Company Common Stock, which indicated low to high net asset value per share targets for Company Common Stock of approximately $5.45 to $9.72 per share, as compared to Company Merger Consideration of $6.60 per share.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Securities to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Parent. The estimates of the future performance of the Company in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the Company Merger Consideration and were provided to the Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of the Company or Parent.

The type and amount of consideration payable in the Mergers were determined through negotiations between the Company and Parent, rather than by any financial advisor, and were approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board in its evaluation of the proposed Mergers and should not be viewed as determinative of the views of the Board or management with respect to the Mergers or the Company Merger Consideration.

The Company has agreed to pay BofA Securities for its services in connection with the Mergers an aggregate fee currently estimated to be approximately $34.8 million, $3 million of which was payable and paid in connection with the delivery of its opinion and the remainder of which is contingent upon the completion of the Mergers. A discretionary fee may also be paid to BofA Securities upon the completion of the Mergers in the sole discretion of the Company. The Company also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Parent and certain of their respective affiliates.

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to the Company and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as lender under certain term loans, letters of credit, leasing and other facilities of the Company and/or certain of its affiliates and (ii) having provided or providing certain treasury management services and products to the Company and/or certain of its affiliates. From August 1, 2023 through July 31, 2025, BofA Securities and its affiliates derived aggregate revenues from the Company and its affiliates of approximately $3 million for investment and corporate banking services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Parent and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as manager under certain debt offerings of Parent and/or certain of its affiliates, (ii) having acted or acting as lender under certain term loans, letters of credit, leasing and other facilitates of Parent and/or certain of its affiliates, (iii) having provided or providing certain treasury management services and products to Parent and/or certain of its affiliates and (iv) having provided or providing certain derivatives and foreign exchange trading services to Parent and/or certain of its affiliates. In addition, certain of our affiliates maintain commercial (including vendor and/or customer) relationships with Parent and/or certain of its affiliates. From August 1, 2023 through July 31, 2025, BofA Securities and its affiliates derived aggregate revenues from Parent and its affiliates of approximately $44 million for investment banking and corporate banking services.

As of the date of its fairness opinion, BofA Securities and its affiliates were working with Parent and its affiliates on one or more investment and corporate banking matters unrelated to the Mergers and BofA Securities believes, based on the information available to it as of the date of its fairness opinion, that the aggregate revenues BofA Securities and its affiliates will derive from Parent and its affiliates for those concurrent investment and corporate banking services may be more than the fees payable to BofA Securities for its services in connection with the Mergers. In addition, in the ordinary course of its respective businesses, BofA Securities and its affiliates (including members of BofA Securities’ deal team working with the Company on the Mergers) has pitched, is currently pitching, and/or will continue to pitch, additional investment and corporate banking services unrelated to the Mergers to Parent and its affiliates but how much, if any, additional investment and corporate banking business and revenues will result from those efforts is subject to numerous factors beyond the control of BofA Securities and its affiliates.

As of the close of trading on September 17, 2025, the date of BofA Securities’ fairness opinion, BofA Securities and its affiliates held on a non-fiduciary basis (i) outstanding shares of Company Common Stock having a market value of approximately $7 million as of such date, representing less than 0.5% of the outstanding Company Common Stock as of such date and (ii) outstanding common stock of Parent having a market value of approximately $146 million as of such date, representing less than 2.5% of the outstanding common stock of Parent as of such date.

Financing of the Mergers

The Mergers are not conditioned on any financing arrangements. The Parent Parties have represented in the Merger Agreement that Parent had, as of the date of the Merger Agreement, and the Parent Parties will have available, as of the Company Merger Effective Time, sufficient funds or other sources of immediately available funds to pay all amounts required to be paid in connection with the Mergers (including, without limitation, payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, repayment or refinancing of debt of any Acquired Company contemplated by the Merger Agreement, payment of all amounts discussed in the section of this proxy statement captioned “The Merger Agreement—Treatment of Company Compensatory Awards and Operating Partnership Compensatory Awards,” and payment of all other fees and expenses and obligations required to be paid or satisfied by the Parent Parties in connection with the Mergers).

Interests of the Company’s Directors and Executive Officers in the Mergers

Certain members of our Board and certain of the Company’s executive officers have various interests in the Mergers that may be in addition to, or different from, the interests of Company stockholders generally. The members of the Board were aware of these potential interests and considered these potential interests at the time they approved the Merger Agreement and in making their recommendation that the Company stockholders approve the Merger Proposal. These potential interests are described below.

For purposes of this section, the “executive officers” include Albert Behler, Peter Brindley, Ermelinda Berberi, Timothy Dembo, Wilbur Paes and Gage Johnson, and the “directors” include Frederic Arndts, Martin Bussmann, Karin Klein, Mark Patterson, Hitoshi Saito, Paula Sutter, Greg Wright, Peter Linneman, Katharina Otto-Bernstein and Thomas Armbrust. In accordance with SEC rules, we have included any individual who served as an executive or director since January 1, 2024 and, as such, have included Messrs. Paes and Johnson (whose employment terminated in 2025) as executive officers, and Messrs. Armbrust and Linneman and Ms. Otto-Bernstein (who no longer serve on the Board) as directors.

Treatment of Company Compensatory Awards and Operating Partnership Compensatory Awards

Each of our directors and executive officers hold outstanding Company Compensatory Awards and/or Operating Partnership Compensatory Awards.

Company Compensatory Awards

At the Company Merger Effective Time, and as a result of the Company Merger:

•	Each Company Option that is outstanding immediately prior to the Company Merger Effective Time will be cancelled for no consideration.

•

Each outstanding Company Restricted Share will be cancelled and converted into the right to receive a cash payment equal to the Company Merger Consideration, less any applicable withholding taxes, without interest.

Operating Partnership Compensatory Awards

Effective at the Partnership Merger Effective Time and as a result of the Partnership Merger:

•

Each outstanding Operating Partnership LTIP Unit that is subject only to time-based vesting conditions will become vested in full (to the extent such award does not otherwise vest in full pursuant to its terms as a consequence of the Mergers), and each outstanding Operating Partnership LTIP Unit that is subject to performance-based vesting conditions will vest to the extent provided by the applicable award agreement. Any Operating Partnership LTIP Unit that is subject to performance-based vesting conditions that is not vested will be forfeited pursuant to its terms. Thereafter, each outstanding Operating Partnership LTIP Unit will be converted into Operating Partnership Common Units based on the applicable conversion factor set forth in the OP Agreement and such Operating Partnership Common Units will be cancelled and converted into the right to receive the Partnership Merger Consideration; provided that, certain Operating Partnership LTIP Units instead will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the applicable conversion factor set forth in the OP Agreement and (y) the Company Merger Consideration, less any applicable withholding taxes, without interest.

•

Each outstanding Operating Partnership AOLTIP Unit that vests based on the achievement of certain performance goals, and that is unvested and outstanding immediately prior to the Partnership Merger Effective Time, will become vested in full (with the applicable performance goals being deemed satisfied at the “maximum” level of performance), and each outstanding Operating Partnership AOLTIP Unit that vests solely based on time will be fully vested pursuant to its terms as a consequence of the Mergers. Thereafter, each outstanding Operating Partnership AOLTIP Unit will be converted into Operating Partnership Common Units based on the applicable conversion factor set forth in the OP Agreement and such Operating Partnership Common Units will be cancelled and converted into the right to receive the Partnership Merger Consideration.

The following table sets forth, for each of our executive officers and non-employee directors who served in such role at any point since January 1, 2024, the aggregate number of outstanding (i) Company Restricted Shares, (ii) Operating Partnership LTIP Units (both vested and unvested), (iii) Operating Partnership AOLTIP Units (both vested and unvested), (iv) Company Common Stock and (v) Operating Partnership Common Units held as of November 4, 2025. Each of Albert Behler and Gage Johnson hold Company Options that will be cancelled for no consideration and accordingly such Company Options are not listed below. No other executive officers or directors hold outstanding Company Options.

	Company Restricted Shares (#)	Value of Company Restricted Shares ($)(1)	Unvested Operating Partnership LTIP Units (#)	Value of Unvested Operating Partnership LTIP Units ($)(1)(2)	Vested Operating Partnership LTIP Units (#)	Value of Vested Operating Partnership LTIP Units ($)(1)	Unvested Operating Partnership AOLTIP Units (#)	Value of Unvested Operating Partnership AOLTIP Units ($)(1)	Vested Operating Partnership AOLTIP Units (#)	Value of Vested Operating Partnership AOLTIP Units ($)(1)	Company Common Stock (#)	Value of Company Common Stock ($)(1)	Operating Partnership Common Units (#)	Value of Operating Partnership Common Units ($)(1)
Current or Former Non-Employee Directors
Frederic Arndts	25,370	167,442	—	—	—	—	—	—	—	—	—	—	—	—
Martin Bussmann	—	—	25,370	167,442	50,588	333,881	—	—	—	—	—	—	53,411	352,513
Karin Klein	—	—	25,370	167,442	78,570	518,562	—	—	—	—	—	—	70,411	464,713
Mark Patterson	—	—	25,370	167,442	50,588	333,881	—	—	—	—	—	—	57,020	376,332
Hitoshi Saito	25,370	167,442	—	—	—	—	—	—	—	—	66,507	438,946	—	—
Paula Sutter	—	—	25,370	167,442	37,769	249,275	—	—	—	—	—	—	27,650	182,490
Greg Wright	—	—	25,370	167,442	78,570	518,562	—	—	—	—	—	—	41,862	276,289
Peter Linneman(3)	—	—	—	—	38,357	253,156	—	—	—	—	—	—	27,650	182,490
Katharina Otto-Bernstein(3)	—	—	—	—	50,588	333,881	—	—	—	—	12,274,852	81,014,023	266,795	1,760,847
Thomas Armbrust(3)	—	—	—	—	—	—	—	—	—	—	305,503	2,016,320	—	—
Current or Former Executive Officers
Albert Behler(4)	—	—	1,963,745	12,960,717	416,338	2,747,831	5,053,717	6,785,370	4,586,607	1,878,380	758,312	5,004,859	6,687,414	44,136,932
Peter Brindley	—	—	803,203	5,301,140	183,093	1,208,414	1,233,198	1,647,436	442,879	47,089	—	—	500,467	3,303,082
Ermelinda Berberi	—	—	237,016	1,564,306	20,467	135,082	33,226	10,301	92,387	10,301	—	—	168,037	1,109,044
Timothy Dembo	—	—	65,289	430,907	10,125	66,825	—	—	—	—	2,511	16,573	684	4,514
Wilbur Paes(3)	—	—	220,695	1,456,587	245,944	1,623,230	1,621,973	2,400,520	754,238	—	10,000	66,000	—	—
Gage Johnson(3)	—	—	48,278	318,635	113,546	749,404	354,807	525,114	193,106	30,902	7,500	49,500	335,106	2,211,700

(1)

For purposes of this table, dollar values are calculated based on the Company Merger Consideration of $6.60 per share and Partnership Merger Consideration of $6.60 per unit. Amounts for Operating Partnership AOLTIP Units are reduced by the unit participation threshold of such Operating Partnership AOLTIP Unit. Amounts for Operating Partnership LTIP Units granted on January 25, 2023 that are subject to performance-based vesting conditions are reflected as unvested Operating Partnership LTIP Units based on the number of units expected to become vested, assuming a closing date of November 4, 2025 and a performance period measurement date of September 30, 2025 (as contemplated by the applicable award agreement).

(2)

The amount of unpaid dividends that have accrued on unvested performance-based Operating Partnership LTIP Units prior to the Partnership Merger Effective Time is: Mr. Behler $232,175, Mr. Brindley $49,526, Ms. Berberi $10,831, Mr. Dembo $1,505, Mr. Paes $74,296 and Mr. Johnson $16,249. These amounts are in addition to the amounts payable with respect to the unvested Operating Partnership LTIP Units set forth in the table.

(3)

Mr. Linneman, Ms. Otto-Bernstein, Mr. Armbrust, Mr. Paes and Mr. Johnson are no longer providing services to the Company; accordingly, information related to their current ownership of Company Common Stock is not readily determinable. For each of these individuals, the information related to each individual’s ownership of Company Common Stock set forth in this table is as of the last day the applicable individual was employed or engaged by the Company.

(4)

The amount of Operating Partnership Common Units includes 401,245 Operating Partnership Common Units held by entities that are wholly owned by Mr. Behler and the amount of Company Common Stock includes 6,500 shares of Company Common Stock which are owned solely by Mr. Behler’s spouse.

Change of Control Severance Benefits

Messrs. Behler and Brindley have entered into employment agreements, and Ms. Berberi and Mr. Dembo are participants in the Paramount Group, Inc. Executive Severance Plan (as amended, the “Executive Severance Plan”), each of which provides that the applicable executive will be eligible to receive payments and other benefits in the event of a qualifying termination of employment following a change in control.

Albert Behler and Peter Brindley Employment Agreements

Pursuant to the terms of the employment agreements with Messrs. Behler and Brindley, upon the termination of the applicable executive’s employment by the Company without “cause” or by the applicable executive for “good reason” (each, as defined in the applicable employment agreement), in either case, within two years following a change in control (which would include the Mergers), then subject to the executive signing a separation agreement and mutual release, the executive will be entitled to the following severance payments and benefits:

(i)

a lump sum cash payment equal to three times (Mr. Behler) or two times (Mr. Brindley) of (x) the executive’s then-current annual base salary plus (y) the average of the annual cash incentive bonuses earned by the executive with respect to the three immediately preceding fiscal years (but not less than $1,250,000 for Mr. Behler and $866,250 for Mr. Brindley);

(ii)	a prorated portion of the annual bonus for the year of termination, calculated based on the executive’s target bonus for such year;

(iii)	a lump sum cash payment equal to two times the annual premiums payable by us for the executive’s health and dental insurance; and

(iv)

accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Pursuant to their respective employment agreements, Mr. Behler is subject to a non-compete and non-solicitation restrictive covenant that applies during his employment and for a period of up to eight months following his termination of employment with the Company, and Mr. Brindley is subject to a non-compete and non-solicitation restrictive covenant that applies during his employment and for a period of up to 12 months following his termination of employment with the Company.

Executive Severance Plan

The Company maintains the Executive Severance Plan for the benefit of certain specified officers who are not parties to an employment agreement, including Ms. Berberi and Mr. Dembo. In connection with approving the Merger Agreement, our Board approved an amendment that provides for certain enhanced severance payments and benefits. Pursuant to the amendment, if the applicable executive’s employment is terminated by the Company or one of its subsidiaries without “cause” (as defined in the Executive Severance Plan) during the 12-month period following a change in control of the Company (which would include the Mergers), the applicable executive will be entitled to receive, in a single lump sum, (i) cash severance in an amount equal to two times the sum of (x) the applicable executive’s base salary and (y) target annual bonus opportunity, (ii) a pro-rated bonus for the year of termination and (iii) an amount equal to the annual premium payable by us for the executive’s health and dental insurance. The foregoing severance payments and benefits are subject to the executive’s timely execution and nonrevocation of a release of claims and continued compliance with restrictive covenants, including customary confidentiality provisions and noncompetition and nonsolicitation covenants.

Retention Bonuses

In connection with approving the Merger Agreement, our Board approved retention bonuses for Mr. Behler ($1,134,000), Mr. Brindley ($577,500), Ms. Berberi ($475,000) and Mr. Dembo ($360,000).

The retention bonuses were granted pursuant to a retention bonus letter agreement and will be paid within 30 days following the earlier to occur of (i) June 30, 2026, subject to the applicable executive’s continued employment, and (ii) the applicable executive’s termination of employment by the Company or its subsidiaries without cause (or, with respect to Messrs. Behler and Brindley, by the applicable executive for good reason), in each case, following the Closing. Payment of the retention bonus will be subject to the executive’s continued compliance with restrictive covenants and, in connection with a qualifying termination of employment, timely execution and non-revocation of a general release of claims and continued compliance with restrictive covenants.

Future Compensation Actions

Under the Merger Agreement, the Company may grant transaction bonuses not to exceed a maximum aggregate transaction bonus pool of $5,000,000. Transaction bonuses may be granted to any employee of the Company (including the Company’s executive officers other than Mr. Behler), and must be approved by the Company’s non-employee directors (or a duly authorized non-employee director delegate), in consultation with Parent. As of the date of this proxy statement, the Company has not approved any transaction bonuses.

New Compensation Arrangements with Parent

Certain of the Company’s executive officers may continue to provide employment or other services to Parent after the Closing and may enter into new agreements, arrangements or understandings with Parent to set forth the terms and compensation of such post-Closing service. As of November 4, 2025, no such agreements, arrangements or understandings with Parent exist.

Employee Benefits

The Merger Agreement requires Parent to provide or cause to be provided certain compensation, severance and benefits for a period of one year following the Closing Date for continuing employees, including executive officers, of the Company and its subsidiaries, and to take certain actions in respect of employee benefits provided to such employees. For a detailed description of these requirements, please see the section of this proxy statement captioned “The Merger Agreement—Employee Matters.”

Indemnification; Directors’ and Officers’ Insurance

The Merger Agreement provides that for a period of six years from and after the Closing, Parent will, or will cause the Surviving Entity or the Surviving Partnership to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Closing covering each person currently covered by the Company’s or its subsidiaries’ officers’ and directors’ liability insurance policy, on terms with respect to coverage and amount no less favorable than those of such existing policy in effect as of the date of the Merger Agreement; provided, however, neither Parent, the Surviving Entity nor the Surviving Partnership will be obligated to pay an aggregate amount for such insurance policy in excess of 500% of the amount per annum that the Company and its subsidiaries paid in its last full fiscal year prior to September 17, 2025 (the “Current Premium”). If the aggregate amount for such insurance policy would exceed 500% of the Current Premium, then Parent, the Surviving Entity or the Surviving Partnership will cause to be maintained policies of insurance that, in Parent’s, the Surviving Entity’s or the Surviving Partnership’s good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policy equal to 500% of the Current Premium.

Prior to the Company Merger Effective Time and in lieu of maintaining insurance policies described above, Parent will have the option to cause coverage to be extended under the Company’s and its subsidiaries’ officers’ and directors’ liability insurance policy by obtaining a “tail” policy or policies, on terms and conditions no less favorable than the existing officers’ and directors’ liability insurance policy, which provide persons currently covered by such policies with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred at or before the Company Merger Effective Time; provided that Parent will not be obligated to pay an aggregate amount for such “tail” policy or policies in excess of 500% of the Current Premium, and if such aggregate amount for such tail policy or policies would exceed 500% of the Current Premium, then Parent may obtain such “tail” policy or policies that, in Parent’s good faith judgment, provide the maximum coverage available at an aggregate amount for such “tail” policy or policies equal to 500% of the Current Premium. If such prepaid policies have been obtained prior to the Company Merger Effective Time, the Surviving Entity or the Surviving Partnership will (and Parent will cause the Surviving Entity and Surviving Partnership to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

To the extent permitted by applicable law, during the period commencing as of the Closing and ending on the sixth anniversary of the Closing, the Surviving Entity and the Surviving Partnership will, and Parent will cause the Surviving Entity or the Surviving Partnership to: (i) indemnify, defend and hold harmless each current or former manager, director, officer, partner, member and trustee of the Company or any subsidiary of the Company (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any action to the extent such action arises out of or pertains to any action or omission or alleged action or omission in such Indemnified Party’s capacity as a manager, director, officer, partner, member or trustee of the Company or any subsidiary of the Company, including such alleged acts or omissions with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, including the Mergers; and (ii) pay in advance of the final disposition of any such action the expenses (including reasonable attorneys’ fees) of any Indemnified Party without the requirement of any bond or other security, in each case to the extent required by the governing documents of the Surviving Entity and Surviving Partnership (and in all cases subject to applicable law), but subject to the Surviving Entity’s or the Surviving Partnership’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it is ultimately determined that such Indemnified Party is not entitled to be indemnified. The surviving entity or the Surviving Partnership, as applicable, (i) will not settle or consent to the entry of any judgment with respect to any claim, action, suit or proceeding against any Indemnified Party for which such Indemnified Party sought indemnification without such Indemnified Party’s prior written consent unless such settlement or consent includes a full release of such Indemnified Party from all liability arising out of such claim, action, suit or proceeding, (ii) will not be liable for any settlement effected without their prior written consent, and (iii) will not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction determines in a final and non-appealable order that such Indemnified Party is not entitled to such advancement or indemnification.

To the extent permitted by applicable law, the Surviving Entity and the Surviving Partnership will, and Parent agrees to cause the Surviving Entity and the Surviving Partnership to, during the period commencing as of the Closing and ending on the sixth anniversary of the Closing, honor all rights to indemnification, advancement and exculpation from liabilities for acts or omissions occurring at or prior to the Closing existing in favor of the Indemnified Parties as provided in (i) the Company governing documents, and (ii) indemnification agreements between the Company or any of its subsidiaries, on the one hand, and any Indemnified Party, on the other hand, in each case, as of the date of the Merger Agreement. In addition, such obligations must be assumed by any successor entity to Parent, the Surviving Entity or the Surviving Partnership, as applicable, as a result of any (i) consolidation or merger, or (ii) liquidation, dissolution, transfer or conveyance of all or substantially all of its properties and assets.

Quantification of Potential Payments and Benefits

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of our named executive officers that is based on or otherwise relates to the Mergers and assuming the Mergers are consummated on the latest practicable date prior to the filing of this proxy statement. The compensation arrangements of our named executive officers and the equity award treatment of the Company Compensatory Awards and Operating Partnership Compensation Awards that are described in the section of this proxy statement captioned “The Mergers—Interests of the Directors and Executive Officers of the Company in the Mergers” are incorporated herein by reference.

Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed:

•	a Closing Date of November 4, 2025;

•

the employment of each current named executive officer is terminated by the Company or one of its subsidiaries without “cause” or, if applicable, by the named executive officer for “good reason,” in either case, immediately following the Company Merger Effective Time and Partnership Merger Effective Time; and

•

the value of the accelerated vesting of any Company Compensatory Award and Operating Partnership Compensatory Award is calculated based on a price per share of the Company Common Stock or Operating Partnership Common Unit equal to the Company Merger Consideration or Partnership Merger Consideration, as applicable, of $6.60.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Other ($)(4)	Total ($)
Albert Behler	10,889,864	19,978,262	40,145	3,338,116	34,246,387
Ermelinda Berberi	2,263,770	1,585,438	49,719	559,335	4,458,261
Peter Brindley	3,929,973	6,998,101	97,439	1,327,088	12,352,602
Wilbur Paes(5)	—	3,931,403	—	927,267	4,858,670
Gage Johnson(5)	—	859,998	—	321,572	1,181,570

(1)

Amounts in this column reflect cash severance that the named executive officer would be eligible to receive under the executive’s employment agreement or the Executive Severance Plan, as applicable, in the event of a termination of employment without “cause” (or, for Messrs. Behler and Brindley, for “good reason”) on or within one year (or, for Messrs. Behler and Brindley, two years) following a “change in control” (each, as defined in the applicable employment agreement or Executive Severance Plan). We refer to each such termination of employment as a “Qualifying Termination”.

The following table quantifies each separate form of compensation included in the aggregate total amount reported in this column. All amounts listed in the below table are considered to be payable pursuant to “double-trigger” arrangements.

Name	Base Salary Severance ($)	Bonus Severance ($)	Pro-Rata Bonus ($)
Albert Behler	3,402,000	6,052,500	1,435,364
Ermelinda Berberi	950,000	950,000	363,770
Peter Brindley	1,155,000	2,044,000	730,973

(2)

Amounts in this column reflect the value of the unvested Operating Partnership LTIP Units and unvested Operating Partnership AOLTIP Units, in each case, held by the named executive officers that would accelerate upon the Closing. None of the named executive officers hold unvested Company Restricted Shares.

The following table quantifies the number of unvested Operating Partnership LTIP Units and/or Operating Partnership AOLTIP Units held by the named executive officers, and quantifies the value of such awards based on a price per share of Company Common Stock equal to Company Merger Consideration or a price per Operating Partnership Common Unit equal to the Partnership Merger Consideration (and, with respect to Operating Partnership AOLTIP Units, is reduced by the aggregate per unit Operating Partnership AOLTIP Unit participation threshold of such Operating Partnership AOLTIP Units). Depending on when the Company Merger Effective Time and Partnership Merger Effective Time occur, certain equity awards shown in the table may vest in accordance with their terms prior to the Company Merger Effective Time and Partnership Merger Effective Time. In addition, the table includes the amount of unpaid dividends that have accrued on unvested performance-based vesting Operating Partnership LTIP Units prior to the Partnership Merger Effective Time for each named executive officer, which will be paid in connection with the Closing. All amounts listed in the below table with respect to the Company Compensatory Awards and Operating Partnership Compensatory Awards are considered to be payable pursuant to “single-trigger” arrangements pursuant to the Merger Agreement.

Name	Accelerated Operating Partnership LTIP Units (#)	Value of Accelerated Operating Partnership LTIP Units ($)	Accelerated Operating Partnership AOLTIP Units (#)	Value of Accelerated Operating Partnership AOLTIP Units ($)	Value of Accrued Dividends on Operating Partnership LTIP Units ($)
Albert Behler	1,963,745	12,960,717	5,053,717	6,785,370	232,175
Ermelinda Berberi	237,016	1,564,306	33,226	10,301	10,831
Peter Brindley	803,203	5,301,140	1,233,198	1,647,436	49,526
Wilbur Paes	220,695	1,456,587	1,621,973	2,400,520	74,296
Gage Johnson	48,278	318,635	354,807	525,114	16,249

(3)

Under the employment agreements and Executive Severance Plan, in the event of a Qualifying Termination the named executive officers are entitled to receive a lump-sum cash payment equal to two times (or, for Ms. Berberi one times) the annual premiums payable by us for the executive’s health and dental insurance. Receipt of the foregoing severance benefits is subject to the named executive officer’s delivery and non-revocation of a general release of claims in favor of the Company. In addition, the Company provides each named executive officer with employer-provided outplacement services, estimated to total $2,000 per named executive officer. These amounts listed are considered to be payable pursuant to “double-trigger” arrangements.

(4)

Amounts in this column reflect retention bonuses that each currently employed named executive officer would be eligible to receive under his or her applicable retention bonus letter agreement with the Company. These amounts are considered to be payable pursuant to “double-trigger”

arrangements. In addition, amounts in this column reflect the value of Operating Partnership LTIP Units whose book-up target is not zero and will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the applicable conversion factor set forth in the OP Agreement and (y) the Company Merger Consideration (subject to applicable withholding taxes), without interest. These amounts are considered to be payable pursuant to “single-trigger” arrangements.

Name	Retention Bonus ($)	Certain Operating Partnership LTIP Units ($)
Albert Behler	1,134,000	2,204,116
Ermelinda Berberi	475,000	84,335
Peter Brindley	577,500	749,588
Wilbur Paes	—	927,267
Gage Johnson	—	321,572

(5)

Wilbur Paes, the Company’s Former Chief Operating Officer, Chief Financial Officer and Treasurer, and Gage Johnson, the Company’s Former Senior Vice President, General Counsel and Secretary, each terminated employment with the Company on May 15, 2025. Except with respect to certain payments in respect of Operating Partnership LTIP Units and Operating Partnership AOLTIP Units, neither Mr. Paes nor Mr. Johnson are receiving any compensatory payments in connection with the Mergers. Each of Messrs. Paes and Johnson is included in the table above because they were named executive officers included in the Company’s most recent filing under the Exchange Act that required disclosure pursuant to Item 402(a)(3)(ii) of Regulation S-K; however, neither Mr. Paes nor Mr. Johnson remain employed by the Company.

Litigation Related to the Mergers

After filing its Preliminary Proxy Statement on October 29, 2025, the Company received demand letters from purported stockholders alleging that the Company and certain of its directors and officers violated Sections 14(a) and 20(a) of the Exchange Act in connection with the disclosures relating to the Mergers. The demands assert that the Company’s disclosures were incomplete and misleading. The Company does not believe that the allegations in these demand letters are meritorious and intends to defend against them vigorously.

Material U.S. Federal Income Tax Consequences of the Company Merger

The following is a discussion of the material U.S. federal income tax consequences of the Company Merger to holders of Company Common Stock (“Common Stockholders”) whose shares are surrendered in the Company Merger in exchange for the right to receive the Company Merger Consideration as described herein. This discussion is based on current law, is for general information only and is not tax advice. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The Company has not requested, and does not plan to request, any rulings from the Internal Revenue Service (the “IRS”), concerning the Company’s tax treatment or the tax treatment of the Company Merger, and the statements in this proxy statement are not binding on the IRS or any court. The Company can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This discussion does not address (1) U.S. federal taxes other than income taxes, (2) state, local or non-U.S. taxes, (3) tax reporting requirements, (4) the Medicare contribution tax on net investment income, (5) the alternative minimum tax, or (6) withholding taxes under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”). This discussion assumes that shares of Company Common Stock are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the Company Merger to holders of stock options, restricted stock, performance stock units or other awards received as compensation. In addition, this discussion does not address the tax treatment of special classes of Common Stockholders, including, for example:

•	banks, insurance companies and other financial institutions;

•	regulated investment companies;

•	REITs;

•	tax-exempt organizations or governmental organizations;

•	persons acting as nominees or otherwise not as beneficial owners;

•	mutual funds;

•	subchapter S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	brokers, dealers or traders in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding Company Common Stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Company Common Stock being taken into account in an applicable financial statement;

•	holders who acquired Company Common Stock as compensation;

•	qualified foreign pension funds, as defined in Section 897(l) of the Code, and entities all of the interests of which are held by qualified foreign pension funds;

•	qualified shareholders, as defined in Section 897(k) of the Code;

•	tax-qualified retirement plans; and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds Company Common Stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the partnership. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity is holding Company Common Stock, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the U.S. federal income tax consequences to it of the Mergers in light of its particular situation, as well as any consequences of the Mergers to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of Company Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

As used in this section, a “non-U.S. holder” means a beneficial owner of Company Common Stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

This discussion of material U.S. federal income tax consequences is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE COMPANY MERGER AND DISPOSING OF COMPANY COMMON STOCK, AND TO REITS GENERALLY, ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMPANY MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Tax Consequences of the Company Merger to the Company

The Company Merger will be a taxable transaction to the Company. The Company will be treated as selling all of its assets to REIT Merger Sub (or the regarded parent of which REIT Merger Sub is a disregarded entity) in exchange for the Company Merger Consideration and the assumption of the Company’s liabilities and then making a liquidating distribution of the Company Merger Consideration to Company shareholders in exchange for their Company shares. The Company believes that certain deductions, including the dividends paid deduction, should be available to offset all of the Company’s gain from the deemed sale of its assets. The Company cannot make any assurance that it will have sufficient deductions available to offset gain realized as a result of the deemed sale of its assets.

Tax Consequences of the Company Merger to U.S. Holders

The receipt of Company Merger Consideration by a U.S. holder in exchange for shares of Company Common Stock in the Company Merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of any gain or loss realized by a U.S. holder who receives Company Merger Consideration for shares of Company Common Stock in the Company Merger will generally equal the difference, if any, between the amount of Company Merger Consideration received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of shares of Company Common Stock (that is, shares acquired at the same cost in a single transaction) exchanged for Company Merger Consideration in the

Company Merger. Any gain or loss realized by a U.S. holder upon the receipt of Company Merger Consideration in exchange for a share of Company Common Stock in the Company Merger will generally be capital gain or loss, and, except as provided below, will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the effective time of the Company Merger. However, if a U.S. holder recognizes a loss on shares it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received or was deemed to receive “capital gain dividends” from the Company (i.e., certain distributions that were required to be treated as long-term capital gains). Otherwise, such gain or loss will be short-term capital gain or loss which is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Tax Consequences of the Company Merger to Non-U.S. Holders

The U.S. federal income tax consequences of the Company Merger to a non-U.S. holder will depend on various factors, including whether the receipt of Company Merger Consideration in exchange for shares of Company Common Stock is treated as a distribution from the Company to its shareholders that is attributable to gain from the sale of “United States real property interests,” or USRPIs. The IRS has announced in Notice 2007-55 that it intends to take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT is generally subject to tax under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” to the extent attributable to gain from the REIT’s sale of USRPIs. The Company intends to take the position that the non-U.S. holders whose shares of Company Common Stock are exchanged for Company Merger Consideration in connection with the Company Merger will generally be subject to the position described in Notice 2007-55, and accordingly, to the extent Company Merger Consideration received by a non-U.S. holder in the Company Merger is attributable to gain from the Company’s deemed sale of USRPIs (which the Company expects a substantial portion of the Company Merger Consideration to be), the Company intends to take the position that the U.S. federal income tax consequences described below in “—Distribution of Gain from the Disposition of U.S. Real Property Interests” will apply. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT shares by non-U.S. holders. Non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. Subject to the exception described below for holders of less than 10% of the Company’s stock, to the extent a non-U.S. holder’s receipt of Company Merger Consideration in exchange for shares of Company Common Stock is treated as a distribution attributable to gain from the Company’s deemed sale of USRPIs, such amount will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income). The Company also may be required to withhold and to remit to the IRS 21% of any such amount. Such distribution may also be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) in the hands of a non-U.S. holder that is a corporation. Notwithstanding the foregoing, if both (a) shares of Company Common Stock are treated as regularly traded on an established securities market such as NYSE at the date of the Company Merger and (b) the non-U.S. holder did not own more than 10% of the shares of Company Common Stock at any time during the one-year period ending on the date of the Company Merger, then the U.S. federal income tax consequences described in “—Taxable Sale of Shares of Company Common Stock Pursuant to the Company Merger” below would generally apply to such non-U.S. holder in lieu of the foregoing treatment. The shares of Company Common Stock are, and are anticipated to continue to be through the Company Merger Effective Time, treated as regularly traded on an established securities market.

A non-U.S. holder may be entitled to a refund or credit against the non-U.S. holder’s U.S. tax liability, if any, with respect to any amount withheld pursuant to these rules, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisors regarding withholding tax considerations.

Taxable Sale of Shares of Company Common Stock Pursuant to the Company Merger. To the extent a non-U.S. holder’s receipt of Company Merger Consideration in exchange for shares of Company Common Stock is treated as a taxable sale of such shares (rather than a distribution attributable to gain recognized by the Company on its deemed sale of USRPIs, as described above), a non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized from such sale unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is also attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

•

the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Company Common Stock in the Company Merger, and certain other requirements are met; or

•	the shares of Company Common Stock constitute a USRPI in the non-U.S. holder’s hands.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income). A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on such gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of Company Common Stock in the Company Merger, which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet, if a non-U.S. holder’s shares of Company Common Stock constitute USRPIs, any gain recognized by such holder in the Company Merger will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income). A non-U.S. holder’s shares of Company Common Stock generally will not constitute USRPIs if either (1) the Company is a “domestically controlled qualified investment entity” at the Company Merger effective time, or (2) both (a) shares of Company Common Stock are treated as regularly traded on an established securities market such as NYSE at the date of the Company Merger and (b) the non-U.S. holder has owned, actually and constructively, 10% or less of the Company Common Stock at all times during the shorter of (i) the five-year period ending with the Company Merger Effective Time and (ii) the non-U.S. holder’s holding period for the shares. A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly and indirectly by non-United States persons, subject to certain ownership rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” ownership generally will be determined by looking through certain pass-through entities and certain other entities. Notwithstanding the foregoing ownership rules, a person who at all applicable times holds less than 5% of a class of a REIT’s stock that is “regularly traded” on an established securities market in the United States is treated as a United States person unless the REIT has actual knowledge that such person (i) is not a United States person or (ii) in certain cases, is a foreign-controlled entity. The Company believes, but cannot guarantee, that it has been and currently is “domestically controlled” as of the date of this proxy statement, but because the Company’s Common Stock is, and is anticipated to continue to be up to the Company Merger Effective Time, publicly traded, no assurances can be given that the Company will continue to qualify as a “domestically controlled qualified investment entity” at the Company Merger Effective Time.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 24%, and information reporting may apply to the cash received pursuant to the exchange of Company Common Stock in the Company Merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSEQUENCES RELATING TO THE COMPANY MERGER AND IS NOT TAX ADVICE. THEREFORE, COMMON STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMPANY MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Delisting and Deregistration of Company Common Stock

If the Mergers are completed, Company Common Stock will be delisted, will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summarizes the material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which the Company incorporates by reference into this proxy statement. The Company recommends that you read the Merger Agreement attached to this proxy statement as Annex A and the Amendment attached to this proxy statement as Annex B carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and the Amendment and not by this summary or any other information contained in this proxy statement.

The Merger Agreement contains representations and warranties made by, and to, the Company, the Operating Partnership, Parent, REIT Merger Sub and Operating Merger Sub. These representations and warranties, which are set forth in the copy of the Merger Agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the Merger Agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to the Company’s stockholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its affiliates.

The Mergers

Partnership Merger

Pursuant to the Merger Agreement and in accordance with the DRULPA, at the Partnership Merger Effective Time, Operating Merger Sub will merge with and into the Operating Partnership, and the separate existence of Operating Merger Sub will cease, with the Operating Partnership surviving the Partnership Merger. Upon completion of the Partnership Merger, the Surviving Partnership will be indirectly controlled by Parent.

At the Partnership Merger Effective Time, each Operating Partnership Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Operating Partnership Common Units held by the Acquired Companies or by the Parent Parties or their respective subsidiaries) will be converted into the right to receive Partnership Merger Consideration, as discussed in the section of this proxy statement captioned “The Merger Agreement—Treatment of Operating Partnership Common Units and Company Common Stock.”

Company Merger

Pursuant to the Merger Agreement and in accordance with the MGCL, at the Company Merger Effective Time, the Company will merge with and into REIT Merger Sub, and the separate existence of the Company will cease, with REIT Merger Sub surviving the Company Merger, such that following and as a result of the Company Merger, the Surviving Entity and the Surviving Partnership will be indirectly controlled by Parent. Upon completion of the Company Merger, the Surviving Entity will be indirectly controlled by Parent.

At the Company Merger Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Company Merger Effective Time (other than Company Common Stock held by the Acquired Companies or by the Parent Parties or their respective subsidiaries and other than Company Restricted Shares) will be converted into the right to receive Company Merger Consideration, as discussed in the section of this proxy statement captioned “The Merger Agreement—Treatment of Operating Partnership Common Units and Company Common Stock.”

Following the completion of the Company Merger, Company Common Stock will be delisted, will no longer be traded on NYSE and will be deregistered under the Exchange Act.

Closing Date; Partnership Merger Effective Time and Company Merger Effective Time

The Closing will take place (i) by electronic exchange of documents and signatures three business days following the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), or (ii) such other place or date as may be agreed in writing by the Company and Parent.

Partnership Merger Effective Time

Substantially contemporaneously with the Closing, Operating Merger Sub, the Operating Partnership, the Company and Parent will (i) cause the Articles of Partnership Merger to be duly executed and filed with the DE SOS in accordance with the DRULPA, and (ii) make any other filings, recordings or publications required to be made by the Operating Partnership or Operating Merger Sub under the DRULPA in connection with the Partnership Merger. The Partnership Merger will become effective at the Partnership Merger Effective Time. The parties will cause the Partnership Merger Effective Time to occur immediately prior to the Company Merger Effective Time.

Company Merger Effective Time

On the Closing Date, and immediately after the filing of the Articles of Partnership Merger, REIT Merger Sub, the Company and Parent will (i) cause Articles of Company Merger to be duly executed and filed with the SDAT in accordance with the MGCL, and (ii) make any other filings, recordings or publications required to be made by the Company or REIT Merger Sub under the MGCL in connection with the Company Merger. The Company Merger will become effective at the Company Merger Effective Time. The parties will cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.

Treatment of Operating Partnership Common Units and Company Common Stock

Operating Partnership Common Units

At the Partnership Merger Effective Time, each Operating Partnership Common Unit, or fraction thereof, issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Operating Partnership Common Units held by the Acquired Companies or by the Parent Parties or their respective subsidiaries) will be automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Conversion Factor in effect on such date with respect to such Operating Partnership Common Units multiplied by (ii) $6.60, without interest. The amount in cash payable to the holders of Operating Partnership Common Units is also subject to decrease in the event the Operating Partnership declares and pays any additional dividends in cash or property other than stock, which dividends are necessary to maintain the Company’s tax status as a REIT.

Each Operating Partnership Common Unit held by the Acquired Companies, the Parent Parties or their respective subsidiaries which is issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically retired and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect thereto in connection with or as a consequence of the Mergers.

Company Common Stock

At the Company Merger Effective Time, each share of Company Common Stock, or fraction thereof, issued and outstanding immediately prior to the Company Merger Effective Time (other than Company Common Stock held by the Acquired Companies or by the Parent Parties or their respective subsidiaries and other than Company Restricted Shares) will be automatically cancelled and converted into the right to receive an amount in cash equal to $6.60 per share, without interest. The amount in cash payable to the stockholders is also subject to decrease in the event the Company declares and pays any additional dividends in cash or property other than stock, which dividends are necessary to maintain the Company’s tax status as a REIT.

Each share of Company Common Stock held by the Acquired Companies, the Parent Parties or their respective subsidiaries which is issued and outstanding immediately prior to the Company Merger Effective Time will be automatically retired and will cease to exist, and no consideration will be paid, nor will any right inure or be made with respect thereto in connection with or as a consequence of the Mergers.

Company Options

At the Company Merger Effective Time and as a result of the Company Merger, each Company Option that is outstanding immediately prior to the Company Merger Effective Time will be cancelled for no consideration.

Company Restricted Shares

At the Company Merger Effective Time and as a result of the Company Merger, each Company Restricted Share that is outstanding immediately prior to the Company Merger Effective Time will be cancelled and converted into the right to receive a cash payment equal to the Company Merger Consideration (subject to applicable withholding taxes), without interest.

Operating Partnership LTIP Units

At the Partnership Merger Effective time, each Operating Partnership LTIP Unit (within the meaning of the OP Agreement) granted on September 8, 2023 and is subject to time-based vesting conditions will vest, and the Operating Partnership LTIP Unit will be converted into Operating Partnership Common Units. In addition, Operating Partnership LTIP Units whose book-up target is not zero will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the applicable conversion factor set forth in the OP Agreement and (y) the Company Merger Consideration (subject to applicable withholding taxes), without interest.

Operating Partnership AOLTIP Units

At the Partnership Merger Effective Time, each award of Operating Partnership AOLTIP Units (within the meaning of the OP Agreement) that vests based on the achievement of certain performance goals, and that is unvested and outstanding immediately prior to the Partnership Merger Effective Time, will become vested in full (with the applicable performance goals being deemed satisfied at the

“maximum” level of performance), and will be converted into Operating Partnership Common Units based on the applicable conversion factor set forth in the OP Agreement and such Operating Partnership Common Units will be cancelled and converted into the right to receive the Partnership Merger Consideration.

No Further Ownership Rights

From and after the Partnership Merger Effective Time, all Operating Partnership Common Units (other than Operating Partnership Common Units held by the Acquired Companies or by the Parent Parties or their respective subsidiaries) will no longer be outstanding and will be automatically cancelled and will cease to exist, and each holder of Operating Partnership Common Units (other than Operating Partnership Common Units held by the Acquired Companies or by the Parent Parties or their respective subsidiaries) will cease to have any rights with respect thereto, except for the right to receive the Partnership Merger Consideration therefor in accordance with the Merger Agreement.

The Company Merger Consideration paid upon proper surrender of any certificates (or automatically in the case of book- entry shares of Company Common Stock) will be deemed to have been paid in full satisfaction of all rights pertaining to such certificates or book-entry shares.

From and after the Company Merger Effective Time, all shares of Company Common Stock will no longer be outstanding and will be automatically cancelled and will cease to exist, and each holder of a share of Company Common Stock will cease to have any rights with respect thereto, except for the right to receive the Company Merger Consideration therefor in accordance with the Merger Agreement.

Payment Procedures

At or prior to the Partnership Merger Effective Time, Parent will deposit, or cause to be deposited, with a nationally recognized, reputable U.S. bank or trust company that is subject to the Company’s reasonable prior approval (the “Paying Agent”) cash in U.S. dollars in an amount that is sufficient in the aggregate to enable the Paying Agent to make the payments of the Company Merger Consideration and the Partnership Merger Consideration (the “Exchange Fund”). In the event the Exchange Fund is insufficient to make such payments, Parent will promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. The Paying Agent will make payments of the Company Merger Consideration and Partnership Merger Consideration in accordance with the Merger Agreement.

As soon as practicable after the Partnership Merger Effective Time (and in no event later than three business days after the Partnership Merger Effective Time), Parent or the Surviving Partnership will cause the Paying Agent to, in accordance with (and as required by) the Paying Agent’s customary procedures, issue and deliver to each holder of Operating Partnership Common Units (other than Operating Partnership Common Units held by the Acquired Companies or the Parent Parties and their affiliates) as of immediately prior to the Partnership Merger Effective Time a check or wire transfer representing the applicable Partnership Merger Consideration out of the Exchange Fund that such holder has the right to receive, without such holder being required to deliver an executed letter of transmittal to the Paying Agent. Subject to and in accordance with the Paying Agent’s customary procedures and such other procedures as agreed by the Company, Parent and the Paying Agent, such Operating Partnership Common Units will be automatically cancelled. No interest will be paid or accrued for the benefit of holders of Operating Partnership Common Units on the Partnership Merger Consideration payable in respect of such Operating Partnership Common Units.

As soon as practicable after the Company Merger Effective Time (and in no event later than three business days after the Company Merger Effective Time), Parent or the Surviving Entity will cause the Paying Agent to mail to each person that was, immediately prior to the Company Merger Effective Time, a holder of record of shares of Company Common Stock represented by certificates, which shares of Company Common Stock were converted into the right to receive the Company Merger Consideration at the Company Merger Effective Time pursuant to the Merger Agreement: (i) a letter of transmittal, which will be in a customary form reasonably acceptable to the Company and Parent prior to the Company Merger Effective Time and will specify that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the Paying Agent and (ii) instructions for effecting the surrender of the certificates in exchange for payment of the Company Merger Consideration, the forms of which will be subject to the reasonable approval of the Company prior to the Company Merger Effective Time.

Upon surrender to the Paying Agent of such certificates (or an affidavit of loss in lieu of a certificate as described below), together with delivery of a properly executed letter of transmittal, the holder of such certificates will be entitled to receive the amount of cash to which such holder (or transferee) is entitled pursuant to the Merger Agreement, and any certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of any such certificate. Exchange of book-entry shares representing shares of Company Common Stock will be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry. If any certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if requested by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund, Parent) will issue, in exchange for such lost, stolen or destroyed certificate, the Company Merger Consideration into which the shares of Company Common Stock represented by such certificate.

On or after the first anniversary of the Company Merger Effective Time, the Surviving Entity will be entitled to cause the Paying Agent to deliver to the Surviving Entity or the Surviving Partnership, as applicable, any funds made available by Parent to the Paying Agent which have not been disbursed to holders of shares of Company Common Stock or Operating Partnership Common Units (in each case as of immediately prior to the Company Merger Effective Time), as applicable, and thereafter, such holders will be entitled to look to Parent, the Surviving Entity or the Surviving Partnership, as applicable, with respect to the cash amounts payable upon surrender of their shares of Company Common Stock or Operating Partnership Units, as applicable. None of Parent, the Surviving Entity, the Surviving Partnership or the Paying Agent or any other person will be liable to any holder of Company Common Stock or Operating Partnership Units for any Company Merger Consideration or Partnership Merger Consideration, respectively, or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by such holders of Company Common Stock or Operating Partnership Common Units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any governmental authority will, to the extent permitted by applicable law, become the property of the Surviving Entity or Surviving Partnership, respectively, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

As of the Company Merger Effective Time, the Company’s stock transfer books will be closed and thereafter there will be no further registration of transfers of Company Common Stock on the Company’s records. If, after the Company Merger Effective Time, book-entry shares representing Company Common Stock are presented to the Surviving Entity for transfer, they will be cancelled and exchanged as provided in the Merger Agreement.

As of the Partnership Merger Effective Time, the Operating Partnership’s unit transfer books will be closed, and thereafter, there will be no further registration of transfers of Operating Partnership Common Units on the Operating Partnership’s records.

Representations and Warranties

The Company and the Operating Partnership have made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure letters delivered in connection therewith. These representations and warranties relate to, among other things:

•

their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate their properties and assets and to conduct their business as presently conducted by the Company, the Operating Partnership and the Company’s other subsidiaries;

•	their power and authority to enter into and perform their obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	the enforceability of the Merger Agreement against them;

•	the organizational documents of the Company, the Operating Partnership and the Company’s other subsidiaries;

•

filings with or consents of any person required in connection with execution, delivery and performance of the Merger Agreement and the performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

•	the capital structure of the Company, the Operating Partnership and the Company’s other subsidiaries, including the Company’s and Operating Partnership’s equity awards;

•	the Company’s SEC filings since January 1, 2023, and the financial statements contained in those filings;

•	the Company’s system of internal control over financial reporting and disclosure controls and procedures;

•

the conduct of business in the ordinary course of business in all material respects, the absence of any Company material adverse effect and certain other changes and events with respect to the Company and its subsidiaries since July 1, 2025 through the date of the Merger Agreement;

•	the absence of certain undisclosed liabilities;

•

possession of all permits necessary for the Company and its subsidiaries to own, lease and operate the Company and its subsidiaries’ properties and assets and to carry on and operate the Company and its subsidiaries’ businesses as presently conducted and the absence of a failure by the Company or its subsidiaries to comply with such permits or applicable law;

•	the conduct by the Company’s and its subsidiaries’ businesses in compliance with applicable laws;

•	the absence of certain economic or financial sanctions imposed, administered or enforced from time to time by certain governmental authorities or other relevant sanctions authority;

•	the absence of certain lawsuits, court actions, arbitrations or other court proceedings related to the Company or its subsidiaries or any investigations by any governmental authority;

•	real property owned and leased by the Company and its subsidiaries;

•	environmental matters relating to the Company and its subsidiaries;

•	the Company and its subsidiaries’ material contracts and the absence of certain violations, breaches or defaults under the provisions of such material contracts;

•	tax matters affecting the Company and its subsidiaries;

•	ownership of or rights with respect to the intellectual property of the Company and its subsidiaries and information privacy and security;

•	the Company and its subsidiaries’ insurance policies;

•	the Company and its subsidiaries’ compensation and employee benefit plans;

•	labor matters related to the Company and its subsidiaries;

•

the receipt by the Board of the opinion from BofA Securities providing that the proposed Company Merger Consideration was fair, from a financial point of view, to certain holders of Company Common Stock;

•	Company Related-Party Agreements (as defined in the Merger Agreement);

•	the absence of any banking, broker’s, finder’s or similar fees or commissions, other than those payable to BofA Securities, in connection with the transactions contemplated by the Merger Agreement;

•	the Board having taken all action necessary to render inapplicable certain Maryland law takeover statutes;

•	the Company and its subsidiaries’ status under the Investment Company Act of 1940, as amended;

•	investment advisor, broker-dealer and commodity pool matters related to the Company and its subsidiaries;

•	the conduct of the Company and its subsidiaries’ funds, investment vehicles, feeder vehicles, managed accounts and other investment arrangements; and

•	the accuracy of the information supplied by the Company in this proxy statement.

Many of the Company’s and the Operating Partnership’s representations and warranties are qualified by the concept of a “material adverse effect.” Under the Merger Agreement, a “Company material adverse effect” means, with respect to the Company and the Operating Partnership, any change, condition, occurrence, effect, event, circumstance or development (each an “effect”, and collectively, “effects”), that, individually or in the aggregate, (i) has had, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, financial condition or results of operations of the Acquired Companies, taken as a whole or (ii) does or would reasonably be expected to prevent or materially impair or materially delay the Company Parties’ ability to consummate the Mergers prior to 11:59 p.m., Eastern Time, March 17, 2026; provided, however, that for purposes of clause (i), no effect directly or indirectly resulting from, attributable to or arising out of any of the following will (either alone or in combination) be deemed to be or constitute a “Company material adverse effect,” and no effect directly or indirectly resulting from, attributable to or arising out of any of the following will be taken into account when determining whether a Company material adverse effect has occurred, or would reasonably be expected to occur except (solely with respect to the first six bullets below) to the extent such effects disproportionately affect the Acquired Companies relative to other similarly situated companies operating in any industry in which the Acquired Companies operate (in which case, the incremental disproportionate effects may be taken into account in determining whether there has occurred a “Company material adverse effect”):

•	general business or economic conditions (or changes in such conditions) in any country or region in the world;

•

conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in any country or region in the world, including changes in interest rates any country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world;

•	conditions (or changes in such conditions) generally affecting any of the business or economic conditions of the industries in which the Acquired Companies operate;

•

political conditions (including the imposition of tariffs or removal of tariffs) (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage, terrorism or cyberterrorism (including any outbreak, escalation or general worsening of any such acts of war, sabotage or terrorism) involving the United States or any other country or region in the world;

•

earthquakes, hurricanes, tropical storms, tsunamis, tornadoes, floods, epidemics, pandemics, other disease outbreaks, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•

actual or proposed changes in law or regulatory conditions (or the interpretation thereof) in any country or region in the world or actual or proposed changes in GAAP or other accounting standards (or the interpretation thereof);

•

the entry into or announcement of the Merger Agreement or the pendency or consummation of the transactions contemplated by the Merger Agreement, including (A) the identity of Parent, REIT Merger Sub, Operating Merger Sub or their affiliates, (B) the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with tenants, customers, suppliers or other business partners, (C) any other negative development (or potential negative development) in the Acquired Companies’ relationships with any of its tenants, customers, suppliers or other business partners and (D) any departure or termination of any officers of the Company (it being understood and agreed that this clause will not apply to the use of Company material adverse effect in certain representations or warranties as specified in the Merger Agreement);

•	litigation arising in connection with the Merger Agreement and the transactions contemplated thereby;

•

any actions taken or failures to take action, in each case, (A) by Parent or any of its controlled affiliates, or (B) to which Parent has provided its written consent (or, in the case of any action where the consent of Parent was requested in writing in accordance with the Merger Agreement, where Parent’s consent was unreasonably withheld, delayed or conditioned), or which Parent has requested or approved;

•

the taking of any action of any action required by the Merger Agreement, or the failure to take any action prohibited by the Merger Agreement (it being understood and agreed that this clause will not apply to the obligations of the Acquired Companies to act in the ordinary course of business in all material respects pursuant to the Merger Agreement and in determining the satisfaction of the certain conditions set forth in the Merger Agreement to the extent related to such obligations (subject, in each case, to the applicable materiality standards or qualifications contained in any such condition)); or

•

changes in the Company’s stock price or the trading volume of the Company’s stock, or changes in the rating or ratings outlook of the Company, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period ending on or after the date of the Merger Agreement, in and of itself, or any failure by the Company to meet any internal budgets, plans, forecasts or projections of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition).

The Merger Agreement also contains customary representations and warranties made, jointly and severally, by Parent Parties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure letters delivered in connection therewith. These representations and warranties relate to, among other things:

•	their organization, valid existence, good standing, qualification to do business and power and authority to own and operate their properties and to conduct their businesses as presently conducted;

•	the ownership of REIT Merger Sub and Operating Merger Sub and absence of prior conduct of business by REIT Merger Sub and Operating Merger Sub;

•	their power and authority to enter into and perform their obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	the enforceability of the Merger Agreement against them;

•

the absence of violations of organizational or governing documents or any applicable law, in each case, in connection with the execution, delivery and performance of the Merger Agreement or consummation of the transactions contemplated by the Merger Agreement;

•	filings with or consent of any person in connection with the execution, delivery and performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

•	the sufficiency of the Parent Parties’ funds to pay all amounts required to be paid in connection with the Mergers;

•

the solvency of Parent and the Surviving Entity as of the Partnership Merger Effective Time, the Company Merger Effective Time and immediately after the consummation of the transactions contemplated by the Merger Agreement;

•

the absence of any agreements (A) that entitle any holder of Company Common Stock to receive consideration of a different amount or nature than the Company Merger Consideration or pursuant to which any holder of Company Common Stock has agreed to vote against any Superior Proposal, (B) that entitle any holder of Operating Partnership Common Units to receive consideration of a different amount or nature than the Partnership Merger Consideration or pursuant to which any holder of Operating Partnership Common Units, or the Company, as general partner of the Operating Partnership, has agreed to vote to approve the Partnership Merger or has agreed to vote against any Superior Proposal or (C) pursuant to which any stockholder of the Acquired Companies has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement, in each case, that would not terminate and be void concurrently with any termination of the Merger Agreement;

•

the absence of certain contracts or any commitments to enter into any such contracts between the Parent Parties or any of their affiliates, on the one hand, and any of the Company’s directors, stockholders, or management, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by the Merger Agreement;

•	their satisfaction of certain criteria and qualifications required by the Company’s existing loan and joint venture agreements;

•	the absence of any lawsuits, court actions, arbitrations or other court proceedings against any of the Parent Parties that would reasonably be expected to have a Parent material adverse effect;

•

their compliance with applicable laws since January 1, 2023, except where the failure to comply with such laws would have and would not reasonably be expected to prevent or materially impair their ability to consummate the Mergers by the Outside Date;

•

the absence of any banking, broker’s, finder’s or similar fees or commissions payable by the Company in connection with the Mergers and the other transactions contemplated by the Merger Agreement based upon arrangements made by and on behalf of the Parent Parties;

•	the status of the Parent Parties and their affiliates under the Exchange Act and MGCL takeover statutes; and

•	the accuracy of the information supplied by the Parent Parties and their subsidiaries in this proxy statement.

The representations and warranties of each of the parties to the Merger Agreement will expire at the Company Merger Effective Time.

Conduct of the Company’s Business Pending the Mergers

The Company has agreed that, subject to certain exceptions in the Merger Agreement and the disclosure letters delivered in connection therewith, from and after the date of the Merger Agreement until the earlier of the Company Merger Effective Time or termination of the Merger Agreement in accordance with its terms, the Company will, and will cause its subsidiaries to:

•	carry on the Company’s and its subsidiaries’ businesses in all material respects in the ordinary course consistent with past practices;

•	use commercially reasonable efforts to preserve intact the Company’s current business organization, goodwill, ongoing businesses and significant relationships with third parties; and

•	use commercially reasonable efforts to operate the Company in a manner that maintains the qualification of the Company for taxation as a REIT.

The Company has also agreed that, subject to certain exceptions in the Merger Agreement and the disclosure letters delivered in connection therewith, from the date of the Merger Agreement until the earlier of the Company Merger Effective Time or termination of the Merger Agreement in accordance with its terms, it will not, and will not cause or permit any of its subsidiaries to, do any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld, delayed or conditioned):

•	amend the Company’s governing documents or the Operating Partnership governing documents, in each case, whether by merger, consolidation or otherwise;

•	adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of any Acquired Company (other than any wholly owned Company subsidiary);

•

declare, set aside, or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to Company capital stock or other equity securities or ownership interests in any of the Acquired Companies or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment of dividends or other distributions to the Company by any wholly owned Company subsidiary, (B) distributions by any subsidiaries (or other joint ventures) of the Company that is not wholly owned, directly or indirectly, by the Company, (i) in accordance with the organizational documents of such subsidiary (or other such joint venture), or (ii) to the extent required to maintain any subsidiary’s (or other joint venture’s) qualification as a REIT for such year and to avoid or reduce the incurrence of income or excise tax, (C) distributions resulting from the vesting or settlement of Company Compensatory Awards or Operating Partnership Compensatory Awards,

including in connection with any dividend equivalents or distributions associated with such Company Compensatory Awards or Operating Partnership Compensatory Awards, as applicable and (D) distributions by the Company or its subsidiaries to stockholders, determined by the Company, in the reasonable discretion of the Board exercised in good faith, as reasonably required to be distributed in order for the Company or its subsidiaries to maintain its qualification as a REIT for such year and to avoid or reduce the incurrence of income or excise tax;

•

redeem, repurchase or otherwise acquire, directly or indirectly, any shares of Company capital stock or other equity interests of a subsidiary of the Company, other than in connection with (A) the forfeiture of Company Compensatory Awards or Operating Partnership Compensatory Awards, (B) the satisfaction of exercise price and/or withholding tax obligations in connection with the vesting, exercise and/or settlement of any Company Compensatory Awards or Operating Partnership Compensatory Awards, (C) the redemption or exchange of Operating Partnership Units in accordance with the terms of the OP Agreement, and (D) as otherwise permitted by Article VI of the Company’s charter;

•

except for (A) transactions among the Company and one or more wholly owned Company subsidiaries or among one or more wholly owned Company subsidiaries, (B) shares of Company Common Stock issuable with respect to the exercise, vesting or settlement of Company Compensatory Awards outstanding as of the date of the Merger Agreement, or (C) Operating Partnership Units issuable with respect to the exercise, vesting or settlement of Operating Partnership Compensatory Awards outstanding as of the date of the Merger Agreement, issue, sell, pledge, dispose, encumber or grant any shares of Company capital stock, any equity interests in the subsidiaries of the Company or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company capital stock or any equity interests in the subsidiaries of the Company;

•

acquire or agree to acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any (A) interests in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, except acquisitions by the Company, the Operating Partnership or any wholly owned Company subsidiary of or from an existing wholly owned Company subsidiary, (B) acquisitions described in the disclosure letters, and (C) other acquisitions for a purchase price of less than $5,000,000 in the aggregate;

•

except as described in the disclosure letters or as permitted by the Merger Agreement, sell, mortgage, pledge, assign, transfer, abandon, dispose of or permit any lien on, or effect a deed in lieu of foreclosure with respect to, any real property, any other material property, material rights or material assets of the Acquired Companies, except pursuant to existing contracts or permitted encumbrances in the ordinary course of business; provided, that any sale, mortgage, pledge, lease, assignment, transfer, disposition or deed in connection with (x) the satisfaction of any margin call or (y) the posting of collateral in connection with any existing contract to which the Company or any subsidiary of the Company is a party will be considered to be done in the ordinary course of business;

•

incur, create, assume, guarantee, refinance, replace, guarantee, terminate, agree to any waiver or forbearance or prepay any indebtedness for borrowed money or issue or amend the terms of any indebtedness of the Acquired Companies, except (A) indebtedness incurred under the Company’s existing debt facilities in the ordinary course of business that does not exceed $5,000,000 in the aggregate (including to the extent necessary to pay dividends permitted by certain applicable provisions of the Merger Agreement), (B) funding any transactions permitted by certain applicable provisions of the Merger Agreement, (C) indebtedness that does not exceed $15,000,000 in the aggregate, and (D) such indebtedness as described in the disclosure letters, provided that none of the indebtedness or funding described here will be, directly or indirectly, secured by a Company Property (as defined in the Merger Agreement);

•

make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, other than by the Company, the Operating Partnership or a wholly owned Company subsidiary (A) to the Company, the Operating Partnership or a wholly owned Company subsidiary, or (B) in accordance with existing obligations for advancement of expenses under existing indemnification obligations;

•

enter into, renew, materially or adversely modify, exercise any purchase, sale option or similar option, grant any material consent, amend or terminate, or waive, release, compromise or assign any rights or claims under, (i) except with respect to any lease, license or occupancy agreement with respect to a Company Property which is subject to subsection (ii) below, any material contract or (or any contract that, if existing as of the date of the Merger Agreement, would be a material contract), other than (A) any termination or renewal in accordance with the terms of any such existing material contract that occurs automatically without any action (other than notice of renewal) by any of the Acquired Companies, (B) as may be reasonably necessary to comply with the terms of the Merger Agreement, (C) any renewal of any such material contract in the ordinary course of business or (ii) except as described in the disclosure letters, any lease, license or occupancy agreement relating to a Company Property;

•	enter into any waiver or forbearance arrangement with respect to a material contract, or enter into a deed-in-lieu or similar compromise agreement with respect to a Company Property;

•

waive, release, assign, settle or compromise any pending or threatened action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under any insurance policy solely in respect of ordinary course employment or ordinary course real property matters (including personal injury claims)) that do not exceed $1,500,000 individually or $5,000,000 in the aggregate and does not involve the imposition of injunctive relief against any Acquired Company (which for the avoidance of doubt includes any limitations on the operations of any Acquired Company or affiliate thereof beyond the obligation to comply with applicable law) or provide for any admission of liability by any of the Acquired Companies, or (B) relate to any action (as defined in the Merger Agreement) involving any present, former or purported holder or group of holders of Company Common Stock or Operating Partnership Units that comply with certain applicable provisions of the Merger Agreement;

•

except as required by applicable law, the terms of the Merger Agreement or the terms of a company benefit plan in existence as of the date of the Merger Agreement: (A) grant any severance or termination pay, or any retention, transaction or change in control payment to (or amend any such existing arrangement with) any employee, director, officer or independent contractor of the Company or the Operating Partnership or any of their respective affiliates, (B) establish, adopt, terminate or materially amend any company benefit plan (which, for the avoidance of doubt, excludes offer letters for “at will” employment that provide for no severance, equity compensation change in control or similar benefits, provided that such amendment does not result in increased cost to the Company or its affiliates), (C) increase the compensation or benefits payable or provided to any employee, director, officer or independent contractor of the Company or the Operating Partnership or any of their respective affiliates, other than, if Closing does not occur on or prior to the date on which the Company makes its ordinary course increases to annual base salary, increases in annual base salary (and corresponding increases in target short-term incentive compensation and/or long-term incentive compensation opportunities) in the ordinary course of business for any employee whose annual base salary does not exceed $200,000, which increases will not exceed 3% in the aggregate, or (D) hire or terminate (other than for cause, or due to death or disability) the employment of any employee, officer of the Company or the Operating Partnership or any of their respective affiliates, other than the hiring of any non-executive employees with an annual base salary that does not exceed $200,000 to replace any non-executive employees with an annual base salary that does not exceed $200,000 whose employment terminated prior to the Closing;

•	waive, release or materially amend the restrictive covenant obligations of any current or former director, officer, employee, or natural independent contractor of the Acquired Companies;

•

engage in any “plant closing,” “mass layoff” or similar act requiring notice under the Worker Adjustment and Retraining Notification Act of 1988 or any similar federal, state or local Law (whether foreign or domestic);

•

(A) modify, extend, or enter into any labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, labor organization or works council, or (B) recognize or certify any labor union, labor organization, works council, or group of employees of the Acquired Companies as the bargaining representative for any employees of the Acquired Companies;

•

make any material change to its methods of accounting, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable law;

•	enter into any new line of business;

•

make, change or rescind any material election relating to taxes; change a material method of tax accounting; amend any material tax return; settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment for an amount materially in excess of amounts reserved therefore on the financial statements of the Company; enter into any material closing agreement related to taxes; or knowingly surrender any right to claim any material tax refund or give or request any waiver of a statute of limitation with respect to any material tax return except, in each case, (A) in the ordinary course of business, or (B) to the extent necessary (x) to preserve the Company’s qualification as a REIT under the Code, or (y) to qualify or preserve the status of any subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes or as a “qualified REIT subsidiary” within the meaning of 856(i)(2) of the Code, a “taxable REIT subsidiary” within the meaning of 856(l) of the Code, or a REIT under the applicable provisions of Section 856 of the Code, as the case may be; provided, however, that in the case of clause (B), the Company will promptly notify Parent of its intent to take such action and will reasonably cooperate with Parent to mitigate any adverse effect on Parent or its stockholders of the taking of such action;

•	take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company to failure to qualify for taxation as a REIT;

•

make or commit to make any capital expenditures in excess of $20,000,000 in the aggregate, other than what is disclosed in the current capital expenditure budgets set forth in the disclosure letters or in the ordinary course of business, to address any obligations under existing contracts or for emergency repairs required by law;

•

sell, assign, transfer, lease, sublease, license, sublicense, abandon (including to cancel or abandon or fail to renew or maintain) or otherwise dispose of or subject to any lien (other than permitted encumbrances) any intellectual property material to the business of the Acquired Companies, except pursuant to non-exclusive licenses granted in the ordinary course of business or the expiration of such intellectual property in accordance with the end of the applicable final, non-renewable statutory term;

•

adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by the Merger Agreement or disclosure letters in a manner that would not reasonably be expected to be materially adverse to the Company Parties, taken as a whole, or to prevent or impair the ability of the Company Parties to consummate the Mergers; or

•	authorize or enter into any contract to do any of the foregoing.

Notwithstanding the foregoing, nothing contained in the Merger Agreement will give the Parent Parties, directly or indirectly, the right to control or direct any of the Acquired Companies’ operations prior to the Partnership Merger Effective Time or the Company Merger Effective Time, as applicable. Prior to the Partnership Merger Effective Time or the Company Merger Effective Time, as applicable, the Company or the Operating Partnership, as applicable, will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

Notwithstanding anything to the contrary set forth in the Merger Agreement, nothing will prohibit the Company from taking any action, or refraining from taking any action, at any time or from time to time, if in the reasonable good faith judgment of the Board (or any committee thereof), upon advice of counsel to the Company, such action or inaction is reasonably necessary (i) for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time or avoid or to continue to avoid incurring entity level income or excise taxes under the Code, or (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that any of the Acquired Companies be registered as an investment company under the Investment Company Act of 1940, as amended, including in the case of clause (i) only, making dividend or any other actual, constructive or deemed distribution payments to stockholders of the Company in accordance with or as otherwise permitted by the Merger Agreement; provided, however, that in the case of each of clauses (i) and (ii), the Company will promptly notify Parent of its intent to take such action and will reasonably cooperate with Parent to mitigate any adverse effect on Parent or its stockholders of the taking of such action.

Acquisition Proposals and Obligations of the Board with Respect to its Recommendation

No Solicitation of Transactions

Between the date of the Merger Agreement and the earlier to occur of the Company Merger Effective Time and the date, if any, on which the Merger Agreement is terminated in accordance with its terms, the Company has agreed that it will, and will cause its subsidiaries and the Company’s and their respective officers and directors to, and will instruct its employees with a title of “vice president” or higher or its outside attorneys, accountants, consultants, investment bankers and financial advisors, in each case, engaged by any Acquired Company, to, (i) promptly cease any solicitation, discussions, or negotiations with any persons with respect to a competing proposal and promptly terminate all physical and electronic data room access granted to any such person or its representatives; and (ii) not directly or indirectly:

•

solicit, initiate, provide any non-public information in response to, or knowingly facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any competing proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of facilitating any third party in furtherance of a competing proposal or inquiry;

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other contract (other than an acceptable confidentiality agreement) with respect to a competing proposal or that would reasonably be expected to lead to a competing proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement; or

•	resolve, propose or agree to do any of the foregoing.

At any time on or after the date of the Merger Agreement and prior to obtaining the stockholder approval, the Company may, directly or indirectly through one or more of its representatives, participate or engage in discussions or negotiations with, enter into an acceptable confidentiality agreement with, furnish information (including non-public information) relating to any of the Acquired Companies to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel of any of the Acquired Companies pursuant to an acceptable confidentiality agreement to, any person or group of persons that has made, renewed or delivered to the Company a competing proposal after the date of the Merger Agreement that did not result in whole or in part from a material breach of certain obligations of the Company as specified in the Merger Agreement or to such person’s representatives (including potential financing sources of such person) and otherwise facilitate such competing proposal or assist such person (and its representatives and financing sources) with such competing proposal; provided, that:

•

the Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, based upon the information then-available, that such competing proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal;

•

prior to providing such information, the Company receives from the third party an executed and acceptable confidentiality agreement, a copy of which is provided to Parent promptly (and in any event within 48 hours of execution thereof); and

•

subject to applicable law, any material non-public information concerning any of the Acquired Companies that is provided to such person or its representatives pursuant to the Merger Agreement that was not previously provided to Parent or its representatives will be provided or made available to Parent promptly following such time as it is provided or made available to such third party (and in any event within 48 hours thereafter).

In addition, the Acquired Companies and their representatives may (A) contact and engage in any communications, negotiations or discussions in order to seek to clarify and understand the terms and conditions of any inquiry (that did not result from a material violation of certain applicable provisions of the Merger Agreement) solely to determine whether such inquiry constitutes or is reasonably likely to lead to a Superior Proposal; and (B) inform a person that has made or is considering making a competing proposal of the applicable provisions of the Merger Agreement.

At any time on or after the date of the Merger Agreement and prior to obtaining the stockholder approval, if the Company receives a competing proposal or inquiry, then it will:

•

advise Parent promptly (but in no event later than 48 hours) after receipt of any competing proposal or inquiry in writing of the receipt of such competing proposal, inquiry or request for confidential information; and

•

keep Parent reasonably informed on a reasonably prompt basis (and in any event within 48 hours) of all material developments, discussions or negotiations regarding any competing proposal or inquiry and the status of such competing proposal or inquiry.

Such notice will be made in writing and will identify the person making such competing proposal or inquiry (to the extent not prohibited by any acceptable confidentiality agreement) and indicate the material terms and conditions of any competing proposals or inquiries (and any material changes thereto), in each case, to the extent known (including, if applicable, providing copies of any written competing proposals or inquiries and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the person or group making such competing proposal or inquiry).

The Company also agrees that none of the Acquired Companies will enter into any confidentiality agreement with any person subsequent to the date of the Merger Agreement which prohibits any of the Acquired Companies from providing any information required to be provided to Parent in accordance with the Merger Agreement.

Obligations of the Board with Respect to its Recommendation

Except in certain circumstances specified in the Merger Agreement, the Board will not:

•	fail to recommend to its stockholders that stockholder approval be given or fail to include its recommendation that the Company’s stockholders approve the Merger Proposal in this proxy statement;

•	change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify its recommendation;

•

fail to recommend against any competing proposal that is a tender offer or exchange offer 10 business days after the commencement thereof (it being understood that a communication by the Board pursuant to Rule 14d-9(f) of the Exchange Act will not, in and of itself, be deemed an Adverse Recommendation Change (as defined below));

•

fail to publicly reaffirm its recommendation within 10 business days after Parent so requests in writing (or, if the stockholder’s meeting is scheduled to be held within five business days, then within three business days after Parent so requests in writing); provided that, other than any reaffirmation following receipt of a competing proposal, Parent may only request such a reaffirmation on one occasion;

•

authorize, adopt, approve, recommend, or deem advisable, or publicly propose to authorize, adopt, approve, recommend, or deem advisable to the stockholders of the Company a competing proposal or an acquisition agreement;

•	resolve, agree, authorize or commit to do any of the foregoing; or

•	authorize, cause or permit any of the Acquired Companies to enter into a definitive agreement to effectuate a competing proposal.

Any action in the first six bullets above is referred to as an “Adverse Recommendation Change.”

At any time prior to obtaining the stockholder approval, if the Company receives a written competing proposal that the Board has determined in good faith based upon the information then-available (after consultation with the Company’s financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Board may make an Adverse Recommendation Change and/or terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to such competing proposal; provided, however, that the Board will not take any such action, unless:

•

the Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the duties of the directors of the Board under applicable law;

•	the Company has given Parent at least four business days (the “Notice Period”) prior written notice of its intention to take such actions; and

•

Parent and the Company have negotiated, and have caused their respective representatives to negotiate in good faith during such Notice Period (to the extent Parent desires to so negotiate) to enable Parent to propose in writing revisions to the terms of the Merger Agreement so that the Board would no longer determine that the failure to make an Adverse Recommendation Change and/or enter into an alternative acquisition agreement in response to such Superior Proposal would be inconsistent with the duties of the directors of the Board under applicable law if the revisions by Parent were given effect; provided, that, in the event of any subsequent change to the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company will, in each case, be required to deliver to Parent an additional written notice and the Notice Period will recommence and the Company will be required to comply with the provisions above anew; provided, however, the Notice Period will be reduced to three business days.

For purposes of the Merger Agreement, “intervening event” means a material change in circumstances or development occurring or arising after the date of the Merger Agreement that materially affects the business, assets, properties or operations of the Acquired Companies, taken as a whole, and that was not known by or reasonably foreseeable to, the Board on or prior to the execution of the Merger Agreement (or, if known, the material consequences of which were not known to the Board), which change in circumstances or development becomes known to the Board prior to the date on which stockholder approval is obtained; provided, however, none of the following will constitute, or be considered in determining whether there has been, an intervening event: (A) the receipt, existence of or terms of a competing proposal or an inquiry, or (B) changes in the market price or trading volume of Company Common Stock or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact will not be excluded by this clause (B) in determining whether an “intervening event” has occurred if not otherwise falling into the foregoing clauses (A) and (B) of this definition).

Notwithstanding anything to the contrary in the Merger Agreement, at any time prior to receipt of the stockholder approval, the Board may effect an Adverse Recommendation Change in response to an intervening event, subject to certain requirements set forth in the Merger Agreement, if the Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel), that the failure to do so would be inconsistent with the duties of the directors of the Board under applicable law; provided, however, that the Board will not take any such action, unless:

•	the Company has given Parent prior written notice equal to the Notice Period of its intention to take such actions; and

•

prior to effecting such an Adverse Recommendation Change, the Company and its representatives, during such Notice Period, have negotiated with Parent and its representatives (to the extent that Parent desires to so negotiate) to allow Parent to make such adjustments to the terms and conditions of this agreement so that the Board would no longer determine that the failure to make an Adverse Recommendation Change would be inconsistent with the duties of the directs of the Board under applicable law, and following such Notice Period, the Board has determined (after consultation with the Company’s financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement) in good faith that the failure to make an Adverse Recommendation Change in response to such intervening event would be inconsistent with the duties of the directors of the Board under applicable law.

Nothing contained in the Merger Agreement prohibits the Company, the Board or the Company’s representatives from:

•

taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act, or from issuing a “stop, look and listen” communication to the Company stockholders pending disclosure of the Company’s position thereunder; and

•

disclosing to the Company’s stockholders any factual information regarding the Company’s business, financial condition or results of operations of the Acquired Companies or the fact that a competing proposal has been made, the identity of the party making such competing proposal or the material terms of such competing proposal, in each case, that the Board determines in good faith (after consultation with its outside legal counsel) that such disclosure is required under applicable law (it being understood that disclosure under this clause (ii) will not limit or otherwise affect the Company’s obligations or the obligations of the Board under the Merger Agreement and no such disclosure will, taken by itself, be deemed to be an Adverse Recommendation Change); provided, however, that the Board will not make an Adverse Recommendation Change, except in accordance with the Merger Agreement.

Special Meeting

Under the Merger Agreement, the Company is required, as promptly as reasonably practicable following the clearance of the proxy statement by the SEC, in accordance with applicable law and the Company’s organizational documents, to set a record date for, duly call, give notice of, convene and hold a Special Meeting of the Company’s stockholders for the purpose of obtaining the stockholder approval. The Company may postpone, recess or adjourn the Special Meeting after consultation with Parent:

•	to the extent required by law or duty;

•	to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the stockholder approval;

•

if as of the time for which the Special Meeting is originally scheduled (as set forth in this proxy statement) there are insufficient shares of Company Common Stock represented (either virtually or by proxy) and voting to constitute a quorum necessary to conduct the business of the Special Meeting;

•

to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Board has determined in good faith after consultation with outside counsel is necessary under applicable law or duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Special Meeting; or

•	with the consent of Parent;

provided, however, that the Company will consult with Parent in advance regarding any such postponement, recess or adjournment.

Unless the Board will have effected an Adverse Recommendation Change (as discussed in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”), the Company will use its commercially reasonable efforts to solicit proxies in favor of the approval of the Company Merger. The Company will also not submit to the vote of the Company’s stockholders any acquisition agreement (other than the present Merger Agreement) without Parent’s prior written consent and the Company is obligated to duly call, give notice of, convene and hold the Special Meeting unless the Merger Agreement is otherwise terminated in accordance with its terms.

Efforts Obligations; Regulatory Approvals

Each party to the Merger Agreement has agreed to, and will cause their respective subsidiaries and affiliates to, use its reasonable best efforts to, as promptly as practicable and in any event prior to the Outside Date:

•	take all actions necessary to cause the conditions to Closing set forth in the Merger Agreement to be satisfied;

•

execute and deliver any additional instruments necessary to consummate the Mergers and the other transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement;

•

prepare and file any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any governmental authority in order to consummate the transactions contemplated by the Merger Agreement;

•

obtain all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods from governmental authorities necessary in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement; and

•

make all necessary or advisable registrations and filings (including filings with governmental authorities, if any) and take all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority necessary in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of Parents or affiliates (including, after the Closing, the Surviving Entity, the Surviving Partnership and their respective affiliates); (2) amending any venture or other arrangement of Parent or its affiliates (including the Surviving Entity, the Surviving Partnership and their respective affiliates); and (3) otherwise taking or committing to take actions that after the Closing would limit Parent’s or its subsidiaries’ (including the Surviving Entity and Surviving Partnership’s) freedom of action with respect to, or their ability to retain, one or more of their assets (whether tangible or intangible), products, or businesses, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would otherwise have the effect of preventing or delaying the Closing; provided, that neither the Company nor any of its subsidiaries will be required to become subject to, or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its subsidiaries, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its subsidiaries only from and after the Closing in the event that the Closing occurs; provided, further, that in no event will the Company or any of its subsidiaries be required to pay, directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability, to any third party for any consent required for or triggered by the consummation of the transactions contemplated by the Merger Agreement.

Each of the parties will use, and cause each of their respective affiliates to use, its and their respective commercially reasonable efforts in obtaining all necessary consents from any persons (other than governmental authorities) required for or triggered by the Mergers and the other transactions contemplated by the Merger Agreement (excluding any Assumption); provided, that neither the Company nor any of its subsidiaries will be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its subsidiaries, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its subsidiaries only from and after the Closing in the event that the Closing occurs; provided, further, that in no event will the Company or any of its subsidiaries be required to pay, directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability, to any third party for any non-governmental consent. The Company will have satisfied these obligations if the Company uses its commercially reasonable efforts to comply with such obligations whether or not any non-governmental consents are successful or obtained.

Each of the parties will, and will cause their respective affiliates to, furnish the other with such necessary information and reasonable assistance as requested by the other in connection with the preparation of any such required applications, notices, registrations and requests, as may be required or advisable to be filed with any governmental authority, and each party will cooperate in responding to any inquiry from a governmental authority, including promptly informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a governmental authority, and supply each other with copies of all material correspondence, filings or communications with respect to the Merger Agreement between either party and any governmental authority. To the extent reasonably practicable, the parties or their representatives will have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their affiliates that appears in any filing made with, or substantive written materials submitted to, any governmental authority in connection with the Mergers and the other transactions contemplated by the Merger Agreement (except that confidential competitively sensitive business information may be redacted from such exchanges). To the extent reasonably practicable, neither party nor their respective representatives will participate independently in any meeting or engage in any substantive conversation with any governmental authority in respect of any filing, investigation or other inquiry without giving the other party prior notice of such meeting or substantive conversation and, to the extent permitted by applicable law, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such governmental authority.

Except as set forth in the Merger Agreement, nothing will grant any Parent Party, directly or indirectly, the right to control or direct the operations of either Company Party prior to the consummation of the Mergers. Prior to the Closing, the Company Parties will exercise, consistent with the terms and conditions of the Merger Agreement, complete unilateral control and supervision over their respective business operations.

Transaction Litigation

The Company Parties and their representatives are required to promptly notify the Parent Parties of any action, including legal proceedings, commenced or threatened after the date of the Merger Agreement against the Company Parties or any of their respective directors, officers or partners relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, and to keep the Parent Parties reasonably informed with respect to the status of any such transaction litigation. Any Company Party that is the subject of any stockholder litigation against such Company Party or its directors, officers or partners relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, including any litigation by a unitholder of the Operating Partnership will give the

Parent Parties the opportunity to reasonably participate in the defense and settlement of any transaction litigation. The Company will not, and will not permit any of its subsidiaries or its or their representatives to, compromise or settle any transaction litigation unless Parent has given its consent (which consent will not be unreasonably withheld, conditioned or delayed).

Employee Matters

From and after the Company Merger Effective Time, the Surviving Partnership and the Surviving Entity will (and Parent will cause the Surviving Partnership and the Surviving Entity or any of their respective subsidiaries or affiliates to) honor all company benefit plans in accordance with their terms as in effect immediately prior to the Company Merger Effective Time or as such terms may be amended in accordance with the applicable company benefit plans after the Company Merger Effective Time. Notwithstanding the foregoing, for a period of 12 months after the Closing Date, Parent will, or will cause the Surviving Partnership and the Surviving Entity or one of their respective subsidiaries or affiliates to, provide to each continuing employee with (1) an annual base salary or hourly wage rate (as applicable) at least equal to the annual base salary or hourly wage rate (as applicable) provided to such continuing employee immediately prior to the Company Merger Effective Time, (2) target short-term incentive compensation opportunities that are no less favorable than the target short-term incentive opportunities provided to such continuing employee immediately prior to the Company Merger Effective Time, and (3) retirement, health, welfare and employee and fringe benefits (excluding severance, equity or equity-based compensation, post-employment health and welfare, and defined benefit pension benefits), that are no less favorable in the aggregate than those provide to similarly situated employees of Parent. In addition, Parent, the Surviving Entity or any of their respective affiliates will provide each continuing employee with severance benefits and protections that are no less favorable than those provided to similarly situated employees of Parent.

For purposes of vesting, eligibility to participate and for calculating severance and vacation entitlements under the employee benefit plans of Parent, the Surviving Partnership, the Surviving Entity or any of their respective subsidiaries or affiliates (each, a “New Plan”), each continuing employee will be credited with his or her years of service with the Company, its affiliates or their respective predecessors before the Company Merger Effective Time, to the same extent as such continuing employee was entitled before the Company Merger Effective Time, to credit for such service under any similar company benefit plan in which such continuing employee participated or was eligible to participate prior to the Company Merger Effective Time; provided, that the foregoing will not apply to the extent that its application would result in a duplication of benefits. In addition, (A) each continuing employee will be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent that coverage under such New Plans is comparable to a company benefit plan in which such continuing employee participated immediately prior to the Company Merger Effective Time (such plans, collectively, the “Old Plans”) and (B) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any continuing employee, Parent will (or will cause the Surviving Entity to) cause all eligibility waiting periods, pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Old Plans, and Parent will (or will cause the Surviving Entity to) cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

Nothing in the Merger Agreement (i) will limit the ability of Parent, the Company Parties, the Surviving Partnership, the Surviving Entity or their respective affiliates to amend, modify, or terminate in accordance with its terms any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established or maintained by any of them (subject to the limitations set forth in certain provisions of the Merger Agreement), (ii) will be deemed or construed to amend, establish, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement or (iii) create any third party beneficiary rights or obligations in any person (including any current or former service provider or employee of Parent or any of its affiliates (or any beneficiaries or dependents thereof)) or any right to employment or continued employment or to a particular term or condition of employment with the Company Parties or any of their affiliates (including, following the Company Merger Effective Time, the Surviving Partnership and the Surviving Entity and any of their affiliates).

Financing Cooperation

Each of the Parent Parties will, and will cause their respective subsidiaries and affiliates to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to (i) obtain any financing that is necessary to finance all or a portion of the Mergers (including payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, payment of all amounts discussed above in the section of this proxy statement captioned “The Merger Agreement—Treatment of Company Compensatory Awards and Operating Partnership Compensatory Awards,” and payment of all other fees and expenses and obligations required to be paid or satisfied by the Parent Parties in connection with the Mergers) and (ii) obtain or complete the Assumptions. Parent acknowledges and agrees that obtaining any financing is not a condition to Closing and that the consummation of the transactions contemplated by the Merger Agreement will not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) the Financing (as defined herein). Prior to the Closing, at the written request of Parent, the Company will keep Parent reasonably informed of the status of its efforts to arrange and consummate any contemplated sale, financing, refinancing or work-out relating to any Company Property, including delivering copies of any broker engagement letters, letters of intent, term sheets, proposal and/or draft agreements relating to the foregoing.

Prior to the Closing Date, the Company will use commercially reasonable efforts to provide, and will cause each of its subsidiaries to use its commercially reasonable efforts to provide, to the Parent Parties, in each case at Parent’s sole expense, all cooperation reasonably necessary and customary and reasonably requested by Parent in writing in connection with the arrangement of any debt financing incurred or intended to be incurred or any contemplated issuance or offering of equity or equity-linked securities by the Parent Parties and their respective subsidiaries, in each case, (x) in order to finance all or a portion of the Mergers (including payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, payment of all amounts discussed above in the section of this proxy statement captioned “The Merger Agreement—Treatment of Company Compensatory Awards and Operating Partnership Compensatory Awards,” and payment of all other fees and expenses and obligations required to be paid or satisfied by the Parent Parties in connection with the Mergers) and/or (y) otherwise effected in connection with, or during the pendency of, the Mergers (the “Financing”). Such cooperation will include the Company using commercially reasonable efforts to:

•

upon reasonable notice, direct senior management and other employees of the Acquired Companies with appropriate seniority and expertise to participate in a reasonable number of meetings presentations with prospective lenders or investors and one or more rating agencies at reasonable times and locations;

•

assist with the preparation of customary assistance to Parent with Parent’s preparation of customary materials for bank information memoranda (including “public side” and “private side” bank books), and lender presentations, road show presentations, registration statements, offering memoranda, prospectuses and similar marketing documents in connection with any Financing, and provide reasonable cooperation with the due diligence efforts of any source of

Financing; in each case in this clause: (A) subject to customary confidentiality provisions and disclaimers; (B) as reasonably requested by Parent in writing; and (C) limited to information to be contained therein with respect to the Acquired Companies;

•

furnish Parent and the Financing sources, reasonably promptly upon written request with such financial and other pertinent business information relating to the Acquired Companies as may be reasonably requested by Parent in writing as is usual and customary for Financings and is reasonably available to and prepared by or for the Acquired Companies in the ordinary course of business;

•	assist with the preparation of customary definitive loan documentation contemplated by any debt Financing (including schedules), including any customary guarantee, pledge and security documents;

•

provide to Parent at least three business days prior to the Closing Date upon written request all documentation and other information with respect to the Acquired Companies required under applicable “know your customer,” beneficial ownership and anti-money laundering rules and regulations, including, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended from time to time, in connection with any debt Financing, that has in each case been reasonably requested by Parent in writing at least 12 business days prior to the Closing Date;

•

furnish to Parent as promptly as reasonably practicable and in any event within certain deadlines set forth in the Merger Agreement through the Closing, (A) the unaudited consolidated balance sheet of the Acquired Companies as at the end of such fiscal quarter and the related unaudited consolidated statements of operations and comprehensive income, stockholder’s equity and cash flows for such fiscal quarter and year-to-date period ended and the corresponding quarter or year-to-date period in the prior year, including footnotes thereto, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act), (B) the audited consolidated balance sheet of the Acquired Companies as at the end of such fiscal year and the related audited consolidated statements of operations and comprehensive income, stockholder’s equity and cash flows for such fiscal year, including footnotes thereto, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act), and (C) certain other financial statements and any other financial information reasonably requested by Parent in writing;

•

promptly notify Parent in the event the Company becomes aware (i) such financial information contains an untrue statement of a material fact regarding the Acquired Companies (or omits any material fact regarding the Acquired Companies necessary to make such financial information not misleading under the circumstances) or (ii) that the Company’s independent auditors have withdrawn (or have withdrawn and reissued) any audit opinion with respect to the audited financial statements contained in such financial information;

•

to the extent requested by Parent in writing, direct the independent auditors of the Company and its subsidiaries to (A) reasonably cooperate with Parent in connection with the Financing, including by providing customary “comfort letters” and customary consents to the inclusion of the accountant’s opinion, where customary, in the offering documents for such Financing and (B) provide customary assistance with the due diligence activities of Parent and the Financing sources and the preparation of the materials referred to in the second bullet above;

•

reasonably cooperate with Parent in connection with Parent’s and its affiliates’ preparation of unaudited pro forma financial statements for Parent and its subsidiaries as required by the Exchange Act and the rules and regulations of the SEC or as may be reasonably determined by Parent or the Financing sources to be appropriate in connection with the Financing (provided that in no event will such pro forma financial statements be required for time periods other than time periods required by the Exchange Act and the rules and regulations of the SEC);

•

cause, upon the reasonable written request of Parent, the Acquired Companies to take reasonable and customary corporate action, limited liability company action or other organizational action, as applicable, subject to the occurrence of the Closing, necessary to consummate any debt Financing; and

•

at the reasonable written request of Parent, consent to the reasonable use of the Company’s trademarks and logos in connection with the Financing; provided that such trademarks and logos are used solely in a manner that is not reasonably likely to, harm or disparage the Company or any of its affiliates or the reputation or goodwill of the Company or any of its affiliates.

Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will use, and cause each of its subsidiaries to use, its and their respective commercially reasonable efforts to take any actions that are reasonably requested by Parent in writing to obtain (a) any assumption, consent or other approval required in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement related to (i) any existing indebtedness of any Acquired Company or any joint ventures in which any Acquired Company is a party or (ii) any joint ventures in which any Acquired Company is a party; or (b) any consents for any “assignment” (as defined under the Advisers Act) in respect of the Paramount Funds (as defined in the Merger Agreement) (provided in the case of clause (b), the Acquired Companies will only be required to take certain specified actions) (each, an “Assumption”). However, no Acquired Company or joint venture in which any Acquired Company is a party will be required:

•

directly or indirectly, to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of any Acquired Company or any joint venture in which any Acquired Company is a party, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to such Acquired Company only from and after the Closing in the event that the Closing occurs;

•

amend, modify, supplement or waive the terms and conditions of the outstanding indebtedness or guarantees thereof, including, without limitation, changing any of the parties subject to the obligations of such indebtedness or guarantees, of any Acquired Company or joint venture in which any Acquired Company is a party, make any principal payments or financial covenant modifications, forfeit any rights, establish any reserves, cash sweep requirements or cash traps, or pay any other charges, including any “make-whole” premium or other prepayment penalty, or deposit any security, in connection with obtaining any Assumption, in each case that is effective prior to the Closing;

•

amend, modify, supplement or waive the terms and conditions of any joint venture arrangement to which any Acquired Company is a party, make any capital contributions, transfer, forfeit, purchase or sell, or permit or cause the transfer, forfeiture, purchase or sale, of any securities of the joint venture, forfeit any rights, or otherwise adversely affect the joint venture or the applicable Acquired Company’s interests therein, in each case that is effective prior to the Closing; or

•	pay, directly or indirectly, prior to the Closing, any fee, penalty or other consideration, or incur any liability that is effective prior to the Closing, to any third party for any Assumption.

Obtaining any Assumption is not a condition to Closing and the consummation of the transactions contemplated by the Merger Agreement will not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) any Assumption. For the avoidance of doubt, the parties acknowledge and agree that the provisions set forth in the Merger Agreement regarding the Assumption represent the sole obligation of the Acquired Companies and their respective affiliates with respect to cooperation in connection with the Assumptions. The Company agrees to reasonably cooperate with Parent in connection with developing operational, compliance and regulatory frameworks regarding their respective investment advisory businesses to the extent effective after the Closing.

The Company will have satisfied its obligations discussed above if the Company used its commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided. Notwithstanding the foregoing, the Company will not be required to provide, or cause its subsidiaries or its subsidiaries’ representatives to provide, cooperation to the extent that it:

•	unreasonably interferes with the Acquired Companies’ ongoing business or financial reporting obligations;

•

requires the Acquired Companies to incur any liability (including, without limitation, any commitment fees and expense reimbursement) in connection with the Financing or any Assumption prior to the Closing;

•

requires the Acquired Companies or their respective representatives to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Financing (other than with respect to customary authorization letters with respect to bank information memoranda) or any Assumption or adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing or any Assumption is obtained, in each case that are effective prior to the Closing;

•	requires the Acquired Companies or their counsel to give any legal opinion;

•	requires the Acquired Companies to provide any information that is prohibited by applicable law;

•

requires the Acquired Companies to provide access to or disclose information that the Acquired Companies determine would reasonably be expected to result in a loss or waiver of any attorney-client privilege, attorney work product or other legal privilege (provided, that the Company will use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in this bullet point);

•

requires the Acquired Companies to take any action that is prohibited by, or would reasonably be expected to conflict with or violate, its organizational documents, or would reasonably be expected to result in a violation or breach of, or default under, any material contract to which any of the Acquired Companies is a party or any applicable laws;

•

would reasonably be expected to result in any of the Acquired Companies’ representatives incurring personal liability with respect to any matter relating to the Financing or any Assumption or requires any representative of the Acquired Companies to deliver any certificate that such representative reasonably believes, in good faith, contains any untrue certifications;

•	requires the Acquired Companies or their respective representatives, as applicable, to waive or amend any terms of the Merger Agreement; or

•	causes any covenant, representation or warranty in the Merger Agreement to be breached or causes any closing condition set forth in the Merger Agreement to fail to be satisfied.

In no event will the Acquired Companies be required to pay any commitment or other fee or give an indemnity or incur any liability (including due to any act or omission by the Acquired Companies or any of their respective affiliates or representatives) or expense (including legal and accounting expenses) in connection with assisting the Parent Parties in arranging the Financing or any Assumption or as a result of any information provided by the Acquired Companies or any of their respective affiliates or representatives in connection with the Financing or any Assumption, in each case that is effective prior to the Closing.

Notwithstanding anything to the contrary, the Company and its subsidiaries/representatives will be deemed to have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants required to be performed in respect of the foregoing covenants, and any breach of such covenants will not be considered in determining the satisfaction of any condition to Closing, unless such breach is a material breach that is a consequence of a deliberate act or omission undertaken by the Company with the actual knowledge or intent that the taking of such act or failure to take such action would cause or constitute a material breach.

Without the prior written consent of the Company, in no event will the Parent Parties or any of their respective subsidiaries enter into any agreement, arrangement or any other understanding, whether written or oral, with any joint venture partner of any Acquired Company or any potential Financing source that would reasonably be expected to limit, restrict, restrain, otherwise impair in any manner, directly or indirectly, the ability of any such Financing source to provide Financing or other assistance to any other party in any other transaction involving any Acquired Company (provided, that the foregoing will not prohibit the establishment of customary “tree” arrangements) or any such joint venture partner to complete any Assumption in connection with any other transaction involving any Acquired Company.

Pre-Closing Transactions

The Company shall use commercially reasonable efforts to provide cooperation to Parent, at Parent’s sole cost and expense, with respect to (x) any potential modifications to the structure of the transactions contemplated by the Merger Agreement, including the assignment of Parent’s, REIT Merger Sub’s and Operating Merger Sub’s respective rights, interests or obligations under the Merger Agreement and the conversion of REIT Merger Sub to a limited liability company, that Parent reasonably requests, including such modifications that are intended to mitigate, reduce, or eliminate any transfer tax or other tax that may be borne by any Acquired Company, Parent, REIT Merger Sub, the Surviving Entity, the Surviving Partnership, any affiliate thereof, or any direct or indirect owner of Parent and (y) considering reasonable requests to explore a sale, financing, refinancing or work-out relating to any Company Property identified by Parent; provided that, in each case, (i) any such changes or other actions do not have an adverse effect on the Company, the Operating Partnership, or their stockholders or limited partners, respectively, including any adverse effect on the feasibility of the satisfaction of the conditions of the Mergers or the time by which the Mergers may be consummated, (ii) none of the Company or its subsidiaries shall be required to take any action in contravention of (A) any organizational document of the Acquired Companies, (B) any contract to which an Acquired Company is a party, or (C) applicable law, (iii) any such modifications or other actions or other obligations of the Company or its subsidiaries to incur any liabilities with respect thereto (other than customary and reasonable joinder agreements), shall be contingent upon all of the Closing conditions of the Merger Agreement having been satisfied or waived and receipt by the Company of a written notice from Parent to such effect and that the Parent Parties are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in this paragraph will be deemed to have occurred immediately prior to the Closing), (iv) such modifications or other actions (or the inability to complete such modifications or other actions) shall not affect or modify in any respect the obligations of the Parent Parties under the Merger Agreement, including the amount of or timing of payment of the Company Merger Consideration or the Partnership Merger Consideration, (v) neither the Company nor any of its subsidiaries shall be required to take any such action that could adversely affect the classification of the Company or any of its subsidiaries as a REIT, or would reasonably be expected to adversely affect the intended tax treatment of the transactions contemplated by the Merger Agreement and (vi) any such changes or other actions or modifications would not, in the reasonable determination of REIT Counsel (as defined in the Merger Agreement), prevent REIT Counsel from delivering the opinion described in Section 7.15(b) of the Merger Agreement. Except as agreed by Parent and the Company, such changes, and any actions or transactions related thereto shall be implemented and effective immediately prior to or concurrent with the Closing. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any subsidiary of the Company in performing their obligations described in this paragraph, and Parent shall indemnify the Acquired Companies for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of its subsidiaries arising therefrom, except, in each case, to the extent such costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities are suffered or incurred as a result of a willful breach by any Acquired Company as determined by a court of competent jurisdiction in a final judgment not subject to further appeal (and in the event the Mergers and the other transactions contemplated by the Merger Agreement are not consummated and the Merger Agreement has been validly terminated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or any of its subsidiaries not previously reimbursed).

Certain Other Covenants

The Merger Agreement contains certain other covenants of the parties to the Merger Agreement relating to, among other things:

•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;

•

giving Parent and its representatives reasonable access during normal business hours and upon reasonable advance written notice to the Company and its subsidiaries’ properties, books and records and personnel, and furnishing Parent or its representatives with existing financial and operating data and other information concerning the affairs of the Company and its subsidiaries as Parent or its representatives may reasonably request;

•	confidentiality;

•

ceasing any activities, solicitation, discussions or negotiations with respect to any existing or future competing proposal or inquiry as described further under “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—No Solicitation of Transactions”;

•	the interim operations of Parent, REIT Merger Sub and Operating Merger Sub;

•	the consultation regarding any press releases or other public statements or filings with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement;

•	the indemnification of the Company and its subsidiaries’ directors and officers;

•	certain matters related to Section 16 of the Exchange Act;

•	actions necessary to eliminate or minimize the effects any applicable anti-takeover statutes on the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement;

•	certain tax matters;

•

the declaration and payment of dividends or other distributions by the Company or its subsidiaries to its stockholders in order for the Company and its subsidiaries to maintain its qualification as a REIT;

•	the delisting of Company Common Stock from the NYSE and the deregistration of Company Common Stock under the Exchange Act;

•	the termination of certain related-party agreements if requested in writing by Parent, effective upon the Closing; and

•

the delivery to Parent of the resignation of the directors of the Company, effective as of the Company Merger Effective Time, and cooperation with Parent in preparing for the replacement of director and officers of the Company’s subsidiaries with those persons designated by Parent, as of the Company Merger Effective Time.

Conditions to the Mergers

The obligations of each party to the Merger Agreement to effect the Mergers and to consummate certain other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by each of the parties, at or prior to Closing, of the following conditions:

•	the stockholder approval has been obtained; and

•

no judgment, injunction, order or decree issued by any governmental authority of competent jurisdiction prohibiting consummation of the Mergers is in effect, and no law has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Mergers.

The obligations of the Parent Parties to effect the Mergers and to consummate certain other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by Parent, at or prior to the Closing, of the following additional conditions:

•

(1) the Company’s representations and warranties regarding certain fundamental representations must be true and correct in all respects (except for failures of such representations and warranties to be true and correct that, in the aggregate, would not result in more than a de minimis increase in the aggregate consideration payable by the Parent Parties pursuant to the terms of the Merger Agreement) as of the Closing Date, as though made as of the Closing Date, (2) certain of the representations and warranties of the Company Parties regarding the capital structure of the Company Parties must be true and correct in all material respects as of the Closing Date, as though made as of the Closing Date, and (3) each of the other representations and warranties of the Company Parties must be true and correct (without giving effect to any Company material adverse effect or materiality qualifications set forth therein) as of the Closing Date, as though made as of the Closing Date, except (i) in each case, representations and warranties that are made as of a specific date will be true and correct (in the manner set forth in clauses (1), (2) and (3), as applicable) only on and as of such date, and (ii) in the case of clause (3) where the failure of such representations or warranties to be true and correct, individually or in the aggregate, would not have, and would not reasonable be expected to have, a Company material adverse effect;

•

the Company Parties must have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by the Company Parties under the Merger Agreement (excluding financing, debt and other assumption cooperation obligations, so long as such failure to perform does not constitute a willful breach) on or prior to the Closing Date;

•	since the date of the Merger Agreement through the Closing Date, there must not have occurred any Company material adverse effect that is continuing;

•

Parent must have received a certificate, dated as of the Closing Date, signed on the Company’s behalf by an executive officer, certifying that the conditions specified in the first, second and third bullet points above have been satisfied; and

•

Parent must have received a written tax opinion of Latham (or such other nationally recognized REIT counsel as may be reasonably acceptable to both Parent and the Company), dated as of the Closing Date, to the effect that beginning with the taxable year ended December 31, 2022 and through the Company Merger Effective Time (taking into account that the Company will be treated as selling all its assets in a taxable transaction and distributing the Company Merger Consideration in liquidation of the Company as a result of the Company Merger), the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its organization and actual method of operation through the Company Merger Effective Time will enable it to meet the requirements for qualification and taxation as a REIT under the Code through the Company Merger Effective Time.

The obligations of the Company Parties to effect the Mergers and to consummate certain other transactions contemplated by the Merger Agreement are subject to the satisfaction or, to the extent permitted by law, waiver by the Company, at or prior to the Closing, of the following additional conditions:

•

(1) the representations and warranties of the Parent Parties regarding certain fundamental representations must be true and correct (other than de minimis inaccuracies) as of the Closing Date, as though made as of the Closing Date, except, in each case, representations and warranties that are made as of a specific date, which must be true and correct in all respects (other than de minimis inaccuracies) only on and as of such date, and (2) each of the other representations and warranties of the Parent Parties must be true and correct (without giving effect to any materiality or Parent material adverse effect qualifications set forth therein) as of the Closing Date, as though made as of the Closing Date, except in the case of clause (2) (i) in each case, representations and warranties that are made as of a specific date will be true and correct only on and as of such date, and (ii) where the failure of such representations or warranties to be true and correct, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Parent material adverse effect;

•

each of the Parent Parties must have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under the Merger Agreement on or prior to the Closing Date; and

•

the Company must have received a certificate, dated as of the Closing Date, signed on behalf of Parent by an executive officer of Parent certifying that the conditions specified in the first and second bullet points above have been satisfied.

Termination of the Merger Agreement

The Company and Parent may mutually agree to terminate the Merger Agreement and abandon the Mergers at any time prior to the Partnership Merger Effective Time, even after the Company has obtained the stockholder approval.

Termination by Either the Company or Parent

In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement upon prior written notice to the other party at any time prior to the Partnership Merger Effective Time, even after the Company has obtained the stockholder approval, if:

•

(the Mergers have not occurred on or before 11:59 p.m., Eastern Time, on the Outside Date, March 17, 2026; provided, that the right to terminate the Merger Agreement under this bullet is not available to any party to the Merger Agreement if the failure of the Mergers to be consummated by the Outside Date was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the

Company, including the failure of any of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under the Merger Agreement;

•

any governmental authority of competent jurisdiction has issued a final and non-appealable order permanently restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement; provided, that the right to terminate the Merger Agreement under this bullet is not available to any party to the Merger Agreement if the issuance of such final, non-appealable order was primarily due to the failure of such party (and, in the case of Parent, including the failure of the other Parent Parties, and, in the case of the Company, including the failure of any of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under the Merger Agreement; or

•	the stockholder approval has not been obtained upon a vote taken at the Special Meeting (or any postponement or adjournment thereof) at which a vote on the approval of the Company Merger was taken.

Termination by Parent

Parent may also terminate the Merger Agreement, upon prior written notice to the Company, at any time prior to the Closing, even after the Company has obtained the stockholder approval, if:

•

the Company Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the Mergers or the additional conditions to the obligations of the Parent Parties to effect the Mergers not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from Parent to the Company and two business days prior to the Outside Date; provided, that Parent will not have the right to terminate the Merger Agreement under this bullet if, at the time Parent delivers notice of its election to terminate the Merger Agreement, the Parent Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the closing conditions relating to their representations, warranties or obligations of the Parent Parties not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of Parent’s election to terminate; or

•

(1) prior to receipt of the stockholder approval, the Board has effected an Adverse Recommendation Change (as discussed in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”); provided, that, Parent’s right to terminate the Merger Agreement pursuant to its terms will expire at the earlier of 5:00 p.m., Eastern Time, on the tenth calendar day following the date on which the event first permitting such termination occurred and the calendar day prior to the stockholders meeting, whichever occurs first, (2) prior to receipt of the stockholder approval, the Company fails to publicly reaffirm the Board Recommendation (as discussed in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”) within 10 business days following the public announcement by any person of a competing proposal, and (3) prior to receipt of the stockholder approval, the Company fails to publicly recommend against any tender offer or exchange offer for Company Common Stock that constitutes a competing proposal within 10 business days after the commencement of such offer.

Termination by the Company

The Company may also terminate the Merger Agreement, upon prior written notice to Parent, at any time prior to the Closing, even after the Company has obtained the stockholder approval, if:

•

the Parent Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the mutual conditions to the parties’ obligations to effect the Mergers or the additional conditions to the Company’s obligation to effect the Mergers not to be satisfied, which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of 30 days following written notice thereof from the Company to Parent and two business days prior to the Outside Date; provided, that the Company will not have the right to terminate the Merger Agreement under this bullet if, at the time the Company delivers notice of its election to terminate the Merger Agreement, the Company Parties have breached any of their representations or warranties or failed to perform any obligation, covenant or agreement set forth in the Merger Agreement, in each case, that would cause any of the closing conditions relating to the representations, warranties or obligations of the Company Parties not to be satisfied, subject to a cure period, which such breach is continuing at the time of delivery of notice of the Company’s election to terminate;

•

prior to receipt of the stockholder approval, the Board has effected an Adverse Recommendation Change (as discussed in the section of this proxy statement captioned “The Merger Agreement—Acquisition Proposals and Obligations of the Board with Respect to its Recommendation—Obligations of the Board with Respect to its Recommendation”) in respect of a Superior Proposal in accordance with the terms of the Merger Agreement and the Board has approved, and in connection with such termination the Company promptly enters into, a definitive agreement providing for the implementation of such Superior Proposal in accordance with the terms of the Merger Agreement; provided, that such termination will not be effective until the Company has paid in full the Company Termination Payment; or

•	all of the following requirements are satisfied.

•

the mutual conditions to the parties’ obligations to effect the Mergers and the additional conditions to the obligations of the Parent Parties to effect the Mergers (other than those conditions that by their nature cannot be satisfied other than at the Closing Date) have been satisfied or waived by Parent;

•

on or after the date the Closing should have occurred pursuant to the Merger Agreement, the Company has delivered written notice to Parent that all of the conditions to the parties’ obligations to effect the Mergers or, with respect to the Company’s conditions, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and the Company is ready, willing and able to consummate the Mergers; and

•	the Parent Parties fail to consummate the Mergers within five business days after the Company’s delivery to Parent of such notice.

Company Termination Payment

The Company has agreed to pay Parent the Company Termination Payment of $59.7 million, if:

•	Parent terminates the Merger Agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent”;

•	the Company terminates the Merger Agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company”; or

•	all of the following requirements are satisfied:

•

the Company or Parent terminates the Merger Agreement pursuant to the provisions described in the first bullet or the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” (with respect to any termination under the first bullet in such section, provided, that at the time of such termination, the Company would not have been entitled to terminate the Merger Agreement for Parent’s failure to close) or Parent terminates the Merger Agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent”; and

•

1) a bona fide competing proposal has been publicly announced or has become publicly disclosed or publicly known after the date of the Merger Agreement and will not have been withdrawn or otherwise abandoned, in each case, prior to the Special Meeting, and (2) within nine months after the date of the termination referred to in the immediately preceding sub-bullet, the Company enters into a definitive written agreement providing for a competing proposal that is later consummated, or such competing proposal is consummated (provided, that for purposes of this sub-bullet, each percentage in the definition of “competing proposal” will be increased to “50%”).

Notwithstanding the foregoing, the Amendment modifies the definition of “Company Termination Payment” to provide that the Company has agreed to pay Parent a termination payment of $47.7 million if the Company enters into an alternative acquisition agreement providing for a Superior Proposal with certain persons as more fully described in the section of this proxy statement captioned “—Background of the Mergers”.

Specific Performance; Remedies

The parties to the Merger Agreement have agreed that irreparable harm would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such harm. The parties agreed that unless and until the Merger Agreement is terminated in accordance with its terms and any dispute over the right to termination has been finally resolved, (i) each party will be entitled to an injunction or injunctions from a court of competent jurisdiction as specified in the Merger Agreement to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (other than the Parent Parties’ obligation to effect the Closing, which will be governed by the next sentence), without bond or other security being required, this being in addition to any remedy to which they are entitled under certain provisions of the Merger Agreement and (ii) the right of specific enforcement is an integral part of the transactions contemplated by the Merger Agreement, including the Mergers, and without that right, none of the parties would have entered into the Merger Agreement. The parties to the Merger Agreement have further agreed that unless and until the Merger Agreement is terminated in accordance with its terms the Company Parties will be entitled to seek an injunction, specific performance or other equitable remedy to specifically enforce the Parent Parties’ obligation to effect the Closing on the terms and conditions set forth in the Merger Agreement. Each of the parties also agreed that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason. The parties further agreed that (x) following the Company’s termination of the Merger Agreement in accordance with its terms, the Company Parties will be entitled to an injunction or injunctions from a court of competent jurisdiction as specified in the Merger Agreement to enforce specifically the Parent Parties’ surviving obligations under the Merger Agreement, including with respect to the payment of monetary damages under the Merger Agreement, and (y) following Parent’s termination of this Agreement in accordance with the Merger Agreement, Parent will be entitled to an injunction or injunctions from a court of competent jurisdiction to enforce specifically the Company’s surviving obligations under the

Merger Agreement, including with respect to the payment of monetary damages under the Merger Agreement or the payment to which Parent is entitled under the Merger Agreement.

The parties agreed that (1) by seeking the remedies provided for in the prior paragraph, a party does not in any respect waive its right to seek any other form of relief that may be available to such party under the Merger Agreement (including monetary damages) for breach of any of the provisions of the Merger Agreement or in the event that the Merger Agreement has been terminated or the remedies provided for are not available or otherwise are not granted, and (2) nothing in the Merger Agreement will require any party to institute any action for (or limit their ability to so institute an action for) specific performance prior or as a condition to exercising any termination right (and pursuing damages after such termination), nor will the commencement of any legal proceeding restrict or limit any party’s right to (x) terminate the Merger Agreement or (y) pursue any other remedies under the Merger Agreement that may be available at any time. In any legal proceeding seeking monetary damages against a party or to compel a party to specifically perform its obligations under the Merger Agreement, the non-prevailing party in the proceeding (following a final, non- appealable judgment of a court of competent jurisdiction) will promptly reimburse the prevailing party its costs and expenses, including reasonable attorneys’ fees and disbursements, in connection with such legal proceeding.

Third Party Beneficiaries

The Merger Agreement provides that other than the provisions discussed in the sections of this proxy statement entitled (1) “Treatment of Company Common Stock, Stock Options, Restricted Stock Units, and Performance Stock Units,” which (x) from and after the Company Merger Effective Time, will be for the benefit of holders of shares of Company Common Stock and Company Compensatory Awards immediately prior to the Company Merger Effective Time, and (y) from and after the Partnership Merger Effective Time, will be for the benefit of holders of Operating Partnership Units and Operating Partnership Compensatory Awards immediately prior to the Partnership Merger Effective Time, and (2) “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Indemnification; Directors’ and Officers’ Insurance,” which will be for the benefit of the parties described therein, nothing in the Merger Agreement, express or implied, is intended to confer upon any person (other than the parties to the Merger Agreement) any rights or remedies of any nature whatsoever under or by reason of the Merger Agreement.

Amendment and Waiver

At any time before or after receipt of stockholder approval and prior to the Partnership Merger Effective Time, any provision of the Merger Agreement may be amended or modified by a written agreement of the parties executed in the same manner as the Merger Agreement; provided, that after stockholder approval has been obtained, there will not be (a) any amendment of the Merger Agreement that changes the amount or the form of the consideration to be delivered under the Merger Agreement to the holders of Company Common Stock or which, pursuant to applicable law, requires the further approval of the stockholders of the Company without such further approval of such stockholders (in which case, such further approval will be deemed stockholder approval for purposes of the Merger Agreement), or (b) any amendment or change not permitted under applicable law.

At any time prior to the Partnership Merger Effective Time, the parties may, to the extent legally allowed and except as otherwise set forth in the Merger Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of those rights.

MARKET PRICE OF COMPANY COMMON STOCK

The Company Common Stock is listed on the NYSE under the trading symbol “PGRE.” On November 4, 2025, there were approximately 127 holders of record of Company Common Stock. Certain shares of Company Common Stock are held in “street” name and accordingly, the number of beneficial owners of such shares of Company Common Stock is not known or included in the foregoing number. The table below sets forth the quarterly high and low closing sales prices of shares of Company Common Stock on the NYSE for the periods indicated and the dividends declared by the Company with respect to the periods indicated.

Year	High	Low	Cash Dividend per Share
Fiscal Year Ended December 31, 2022
First Quarter	$11.22	$8.37	$0.0775
Second Quarter	$10.99	$7.18	$0.0775
Third Quarter	$7.87	$6.05	$0.0775
Fourth Quarter	$6.79	$5.57	$0.0775
Fiscal Year Ended December 31, 2023
First Quarter	$6.59	$4.05	$0.0775
Second Quarter	$4.81	$4.14	$0.0350
Third Quarter	$5.28	$4.33	$0.0350
Fourth Quarter	$5.74	$4.25	$0.0350
Fiscal Year Ending December 31, 2024
First Quarter	$5.23	$4.31	$0.0350
Second Quarter	$4.89	$4.37	$0.0350
Third Quarter	$5.38	$4.55	*
Fourth Quarter	$5.36	$4.64	*
Fiscal Year Ending December 31, 2025			*
First Quarter	$5.04	$3.99	*
Second Quarter	$6.60	$3.94	*
Third Quarter	$7.55	$6.03	*
Fourth Quarter (through November 7, 2025)	$6.56	$6.52	*

*	In September 2024, the Company suspended its regular quarterly dividend.

On May 16, 2025, the last trading day before the Company publicly announced a review and evaluation of strategic alternatives, the reported closing price per share for Company Common Stock on the NYSE was $4.78. On November 7, 2025, the last trading day before the date of this proxy statement, the reported closing price per share for Company Common Stock on the NYSE was $6.55. You are encouraged to obtain current market quotations for Company Common Stock.

Pursuant to the terms of the Merger Agreement, the Company and its subsidiaries may declare and pay dividends to its stockholders in order for the Company and its subsidiaries to maintain its qualification as a REIT. Any such dividend would result in an offsetting decrease to the Company Merger Consideration and the Partnership Merger Consideration. No such dividend is currently anticipated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of shares of Company Common Stock and units in the Operating Partnership as of November 4, 2025, with respect to:

•	each person known by the Company to beneficially own more than 5% of Company Common Stock;

•	each of the Company’s directors;

•	each of the Company’s named executive officers; and

•	all of the Company’s current executive officers and directors as a group.

Beneficial ownership of shares and units is determined under rules of the SEC and generally includes any shares or units, as applicable, over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, the Company believes based on the information provided to it that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Company Common Stock and units in the Operating Partnership shown as beneficially owned by them. Shares of Company Common Stock and units in the Operating Partnership that a person has the right to acquire within 60 days of November 4, 2025, are deemed to be outstanding and beneficially owned by the person having the right to acquire such shares or units for purposes of the table below, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

As of November 4, 2025, there were 221,919,163 shares of our Company Common Stock outstanding and 16,276,889 units of the Operating Partnership outstanding (excluding units held by the Company), consisting of 10,089,022 Operating Partnership Common Units and 6,187,867 time-based Operating Partnership LTIP Units (“T-LTIP Units”) and unearned performance-based Operating Partnership LTIP Units (“P-LTIP Units”) (excluding 2,588,342 unvested P-LTIP Units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of the designated performance objectives).

Unless otherwise indicated, all shares and units are owned directly. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1633 Broadway, New York, NY 10019.

	Company Common Stock		Company Common Stock and Units
	Number of Shares Beneficially Owned(1)	Percentage of All Shares(2)	Number of Shares and Units Beneficially Owned(1)	Percentage of All Shares and Units(2)
5% Stockholders

The Otto Family Group(3)	33,558,950	15.1%	33,876,333	14.2%
The Vanguard Group(4)	25,584,146	11.5%	25,584,146	10.7%
BlackRock(5)	20,995,690	9.5%	20,995,690	8.8%
Alexander Otto(6)	14,145,495	6.4%	14,145,495	5.9%
Katharina Otto-Bernstein(7)	12,274,852	5.5%	12,592,235	5.3%
Long Pond Capital, LP and affiliated entities(8)	11,737,433	5.3%	11,737,433	4.9%
Saray Value Fund SPC and affiliated entities(9)	11,273,504	5.1%	11,273,504	4.7%
Executive Officers and Directors
Albert Behler(10)	1,603,627	*	14,568,061	6.0%
Wilbur Paes(11)	10,000	*	1,010,182	*
Peter Brindley(12)	—	*	1,782,512	*
Gage Johnson(13)	28,878	*	670,636	*
Ermelinda Berberi(14)	—	*	485,721	*
Frederic Arndts(15)	25,370	*	25,370	*
Martin Bussmann(16)	—	*	129,369	*
Karin Klein(17)	—	*	174,351	*
Mark Patterson(18)	—	*	132,978	*
Hitoshi Saito(19)	91,877	*	91,877	*
Paula Sutter(20)	—	*	90,789	*
Greg Wright(21)	—	*	145,802	*
All directors and executive officers as a group (11 persons)(22)	1,723,385	*	17,700,968	7.2%

*	Represents less than 1.0%.
(1)

“Number of shares beneficially owned” includes shares of Company Common Stock that may be acquired by exercising stock options within 60 days of November 4, 2025 but does not include shares of Company Common Stock that may be acquired by redeeming Operating Partnership Common Units. “Number of shares and units beneficially owned” includes all shares included in the column titled “Number of shares beneficially owned” plus shares of Company Common Stock that may be acquired by redeeming Operating Partnership Common Units assuming that (i) all outstanding Operating Partnership Common Units are immediately redeemable/exchangeable, (ii) all outstanding Operating Partnership LTIP Units have vested in full and have been converted into an equal number of Operating Partnership Common Units (excluding unvested P-LTIP Units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of designated performance objectives), (iii) Operating Partnership Common Units that may be acquired by converting outstanding AOLTIP units that are convertible within 60 days of November 4, 2025 and (iv) all Operating Partnership Common Units have been exchanged for shares of Company Common Stock.

(2)

As of November 4, 2025, 221,919,163 shares of Company Common Stock, 10,089,022 Operating Partnership Common Units (excluding units held by the Company) and 6,187,867 Operating Partnership LTIP Units were outstanding (excluding 2,588,342 unvested P-LTIP Units granted to the Company’s executive officers and employees pursuant to our performance plans, which may be earned based on the achievement of designated performance objectives). To compute the percentage of outstanding shares of Company Common Stock held by each person and unless otherwise noted, any share of Company Common Stock which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of November 4, 2025 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of outstanding shares of Company Common Stock and units held by each person is calculated in the same manner as the percentage of outstanding shares of Company Common Stock, except that in performing this calculation we assume that: (i) any Operating Partnership Common Units which such person has the right to acquire pursuant to the conversion of time-vesting Operating Partnership AOLTIP Units convertible within 60 days of November 4, 2025 is deemed to be outstanding, (ii) all outstanding Operating Partnership LTIP Units held by all persons have vested in full and have been converted into an equal number of Operating Partnership Common Units, and (iii) all outstanding Operating Partnership LTIP Units held by all persons, other than us, have been exchanged for shares of Company Common Stock.
(3)

Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA Vermögensverwaltungsgesellschaft m.b.H., a German limited liability company (“AROSA”), Alexander Otto, the sole stockholder of AROSA, Katharina Otto-Bernstein and Maren Otto. Represents the shares beneficially owned by Maren Otto and her two children, Alexander Otto and Katharina Otto-Bernstein. Maren Otto has sole voting and sole dispositive power over 7,138,603 of these shares of Company Common Stock. For the number of these shares beneficially owned by each of Alexander Otto and Katharina Otto-Bernstein refer to footnotes (6) and (7), respectively. The address for AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.

(4)

Based on information provided on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group reported that they did not have any shares with sole voting power and reported shared voting power with respect to 278,969 shares of Company Common Stock, sole dispositive power with respect to 25,134,699 shares of Company Common Stock and shared dispositive power with respect to 449,447 shares of Company Common Stock. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pa 19355.

(5)

Based on information provided on a Schedule 13G/A filed with the SEC on April 24, 2025 by Blackrock, Inc. BlackRock, Inc. reported sole voting power with respect to 20,259,438 shares of Company Common Stock and sole dispositive power with respect to 20,995,690 shares of Company Common Stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)

Based on information provided on a Form 4 filed with the SEC on November 27, 2019 by Alexander Otto. Includes 13,656,206 shares of Company Common Stock held directly by Alexander Otto and 489,289 shares of Company Common Stock held by AROSA, an entity wholly-owned by Alexander Otto. Alexander Otto has sole voting and sole dispositive power over each of these shares of Company Common Stock. The address for Alexander Otto and AROSA is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.

(7)

Based in part on information provided on Form 4s filed with the SEC by Katharina Otto-Bernstein on November 27, 2019, March 13, 2020, May 19, 2020, August 2, 2022, May 22, 2023, and May 20, 2024. Katharina Otto-Bernstein has sole voting and sole dispositive power over each of these shares of Company Common Stock. The address for Katharina Otto-Bernstein is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Saseler Damm 39 A, 22395 Hamburg, Germany.

(8)

Based on information provided on a Schedule 13G filed with the SEC on May 14, 2025 by Long Pond Capital, LP, Long Pond Capital GP, LLC and John Khoury (“the Long Pond Parties”). Each of the Long Pond Parties reported that they had shared voting power with respect to 11,737,433 shares of Company Common Stock, and shared dispositive power with respect to 11,737,433 shares of Company Common Stock. According to the 13G, Mr. Khoury is the principal of Long Pond LP. The address for the Long Pond Parties is 527 Madison Avenue, 15th Floor, New York, NY 10022.

(9)

Based on information provided on a Schedule 13D filed with the SEC on May 20, 2025 by Saray Value Fund SPC and Saray Capital (DIFC) Ltd. Each of Saray Value Fund SPC and Saray Capital (DIFC) Ltd reported that they had shared voting power with respect to 11,237,504 shares of Company Common Stock, and shared dispositive power with respect to 11,237,504 shares of Company Common Stock. According to the 13D, Saray Capital (DIFC) Ltd. is the investment manager of Saray Value Fund SPC and, as such, is deemed to share voting and dispositive power with respect to all Company Common Stock held by Saray Value Fund SPC. The address for Saray Value Fund SPC is One Nexus Way, Grand Cayman KY 1-9005, Cayman Islands, and the address for Saray Capital (DIFC) Ltd. is Unit C406, Burj Daman, Al-Mustaqbal Street, Dubai International Financial Center, Dubai, United Arab Emirates.

(10)

Includes 845,315 shares of Company Common Stock underlying exercisable stock options and 6,500 shares which are owned solely by Mr. Behler’s spouse. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 6,687,414 Operating Partnership Common Units (of which 401,245 Operating Partnership Common Units are held by entities that are wholly owned by Albert Behler), 1,690,413 Operating Partnership LTIP Units (of which 1,274,075 T-LTIP Units are subject to vesting) and 4,586,607 Operating Partnership Common Units underlying convertible time-vesting Operating Partnership AOLTIP Units.

(11)

Mr. Paes left his position with the Company effective May 15, 2025, and information regarding his current ownership of Company Common Stock is not readily determinable. The information set forth in this table related to ownership of Company Common Stock reflects ownership as of May 15, 2025. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 245,944 Operating Partnership LTIP Units and 754,238 Operating Partnership Common Units underlying convertible Operating Partnership AOLTIP Units.

(12)

Includes, only under the “Number of Shares and Units Beneficially Owned” column, 500,467 Operating Partnership Common Units, 839,166 Operating Partnership LTIP Units (of which 656,073 Operating Partnership time-vesting LTIP Units are subject to vesting) and 442,879 Operating Partnership Common Units underlying convertible Operating Partnership AOLTIP Units.

(13)

Mr. Johnson left his position with the Company effective May 15, 2025, and information regarding his current ownership of Company Common Stock is not readily determinable. The information set forth in this table related to ownership of Company Common Stock reflects ownership as of May 15, 2025. Includes 21,378 shares of Company Common Stock underlying exercisable stock options. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 335,106 Operating Partnership Common Units, 113,546 Operating Partnership LTIP Units and 193,106 Operating Partnership Common Units underlying convertible Operating Partnership AOLTIP Units.

(14)

Includes, only under the “Number of Shares and Units Beneficially Owned” column, 168,037 Operating Partnership Common Units, 225,297 Operating Partnership LTIP Units (of which 204,830 Operating Partnership LTIP units are subject to vesting) and 92,387 Operating Partnership Common Units underlying convertible Operating Partnership AOLTIP units.

(15)	Includes 25,370 shares of restricted stock, which are subject to vesting.
(16)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,370 Operating Partnership LTIP Units, which are subject to vesting.
(17)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,370 Operating Partnership LTIP Units, which are subject to vesting.
(18)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,370 Operating Partnership LTIP Units, which are subject to vesting.
(19)	Includes 25,370 shares of restricted stock, which are subject to vesting.
(20)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,370 Operating Partnership LTIP Units, which are subject to vesting.
(21)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 25,370 Operating Partnership LTIP Units, which are subject to vesting.

(22)

Reflects all current directors and executive officers. Includes 845,315 shares of Company Common Stock underlying exercisable stock options and 50,740 shares of restricted stock, which are subject to vesting. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 7,606,956 Operating Partnership Common Units, 3,248,754 Operating Partnership LTIP Units (of which 2,322,646 Operating Partnership LTIP Units are subject to vesting) and 5,121,873 Operating Partnership Common Units underlying convertible Operating Partnership AOLTIP Units.

STOCKHOLDER PROPOSALS

If the Company Merger is completed, the Company’s annual meeting of stockholders in 2026 will be limited to Parent, as the Company’s sole stockholder of record. However, if the Merger Agreement is terminated for any reason, the Company expects to hold an annual meeting of stockholders in 2026 for all stockholders of record, as a public company. A date has not been set for the Company’s 2026 annual meeting.

Proposals by stockholders for the 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company on or before December 4, 2025 if such proposal is to be considered for inclusion in the 2026 proxy materials of the Company.

Apart from the SEC’s Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under the Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors, including providing the information required by Rule 14a-19 under the Exchange Act, or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Timothy Dembo, Secretary, at Paramount Group, Inc., 1633 Broadway, New York, New York 10019. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

•	not earlier than the 150th day nor later than 5:00 p.m., New York time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or

•

not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., New York time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

Assuming that the Company’s 2026 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 annual meeting, the Company must receive notice of your intention to introduce a nomination or other item of business at the 2026 annual meeting no earlier than November 4, 2025 and no later than 5:00 p.m., New York time, on December 4, 2025.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own shares of Company Common Stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Special Meeting and proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of the applicable proxy materials to your address for all residents that own shares of Company Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our proxy materials, please send your request in writing to Paramount Group, Inc., 1633 Broadway, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 237-3100.

OTHER MATTERS

Pursuant to Maryland law and the Company’s Bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

NO DISSENTERS’ RIGHTS OF APPRAISAL

The Company is organized as a corporation under Maryland law. The Company’s stockholders may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the Company Merger because, as permitted by Maryland law, the Company’s charter provides that stockholders are not entitled to exercise such rights unless the Board determines that such rights apply. The Board has made no such determination.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings, including this proxy statement, are also available to you on the SEC’s website at https://www.sec.gov.

The SEC allows the Company to “incorporate by reference” the information it files with the SEC, which means that the Company can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about the Company, its business and its finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document the Company subsequently files with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. The Company incorporates by reference the following documents the Company filed with the SEC:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024;

•	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025;

•

the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April  3, 2025 (with respect to the information contained therein that is incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•	the Company’s Current Reports on Form 8-K filed with the SEC on March 11, 2025, March 28, 2025, May 7, 2025, May 19, 2025, July 8, 2025, August 7, 2025 and September 17, 2025; and

•	all documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.

The Company will provide without charge to each person, including any beneficial owner of Company Common Stock, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents the Company are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request for a copy of any such report should be directed to Paramount Group, Inc., 1633 Broadway, New York, New York 10019, Attention: Investor Relations or can be made via telephone by calling (212) 237-3100. In addition, such any report is available, free of charge, on the Company’s website at www.pgre.com.

If you have any questions about this proxy statement, the Special Meeting or the Company Merger and the other transactions contemplated by the Merger Agreement, or if you would like additional copies of this proxy statement, please contact the Company’s proxy solicitor, Innisfree, at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-9497

Banks and Brokers may call collect: (212) 750-5833

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 10, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors

PARAMOUNT GROUP, INC.

/s/ Timothy Dembo

Timothy Dembo

Senior Vice President, General Counsel and Secretary

New York, New York,

November 10, 2025

Annex A

CONFIDENTIAL

AGREEMENT AND PLAN OF MERGER

by and among

RITHM CAPITAL CORP.,

PANORAMA REIT MERGER SUB, INC.,

PANORAMA OPERATING MERGER SUB LP,

PARAMOUNT GROUP, INC.

and

PARAMOUNT GROUP OPERATING PARTNERSHIP LP

Dated as of September 17, 2025

A-i

A-ii

Annexes

Annex A	New Operating Partnership Agreement
Annex B	New COI
Annex C	New Bylaws

Exhibits

Exhibit A	REIT Opinion

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of September 17, 2025 (this “Agreement”), is made and entered into by and among Rithm Capital Corp., a Delaware corporation (“Parent”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“REIT Merger Sub”), Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Operating Merger Sub” and, collectively with REIT Merger Sub and Parent, the “Parent Parties”), Paramount Group, Inc., a Maryland corporation (the “Company”), and Paramount Group Operating Partnership LP, a Delaware limited partnership and a majority owned subsidiary of the Company (the “Operating Partnership” and, together with the Company, the “Company Parties”). Each of Parent, REIT Merger Sub, Operating Merger Sub, the Company and the Operating Partnership are sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article I.

WHEREAS, the Parties wish to effect a business combination in which (i) Operating Merger Sub will be merged with and into the Operating Partnership (the “Partnership Merger”), with the Operating Partnership surviving the Partnership Merger, and each Operating Partnership Common Unit (as defined herein) other than Excluded Units (as defined herein) issued and outstanding immediately prior to the Partnership Merger Effective Time (as defined herein) will be converted into the right to receive the Partnership Merger Consideration (as defined herein), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), and (ii) immediately following the consummation of the Partnership Merger, the Company will be merged with and into REIT Merger Sub (the “Company Merger” and, together with the Partnership Merger, the “Mergers”), with REIT Merger Sub surviving the Company Merger, and each share of Company Common Stock (as defined herein) other than Excluded Stock (as defined herein) issued and outstanding immediately prior to the Company Merger Effective Time (as defined herein) will be converted into the right to receive the Company Merger Consideration (as defined herein), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined and declared that this Agreement, the Company Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, (b) duly authorized, approved and declared advisable the execution, delivery and performance of this Agreement, and the consummation of the Company Merger and the other transactions contemplated by this Agreement, (c) directed that the approval of the Company Merger and the other transactions contemplated by this Agreement be submitted for consideration by the holders of Company Common Stock at the Stockholders Meeting (as defined herein), and (d) recommended the approval of the Company Merger and the other transactions contemplated by this Agreement by the stockholders of the Company;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, as general partner of the Operating Partnership, has duly adopted resolutions (i) declaring that the terms of this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Operating Partnership and its partners, and (ii) authorizing, approving and declaring advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Partnership Merger (the “GP Approval”);

WHEREAS, the Board of Directors of Parent has unanimously duly and validly authorized, approved and declared advisable, the execution, delivery and performance of this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement;

WHEREAS, Parent, on its own behalf as the sole stockholder of REIT Merger Sub and the general partner of Operating Merger Sub has approved this Agreement, the consummation of the Mergers and the other transactions contemplated by this Agreement and deemed it advisable and in the best interests of REIT Merger Sub and Operating Merger Sub to enter into this Agreement and to perform their respective obligations hereunder on the terms and conditions set forth herein; and

WHEREAS, each of the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and to prescribe various conditions to the Mergers.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) For purposes of this Agreement:

“745 Fifth Avenue JV” means, collectively, (i) WvF-Paramount 745 Investor, L.P., (ii) WvF-Paramount 745 Property, L.P. and (iii) each of their respective Subsidiaries.

“Acceptable Confidentiality Agreement” shall mean any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to the Company that (i) contains confidentiality provisions that are not, in the aggregate, materially less favorable to the Company than the terms of the Confidentiality Agreement, except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such non-material changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements, and except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to any Inquiry or Competing Proposal, or (ii) was entered into prior to the date of this Agreement.

“Acquired Companies” means the Company Parties and each Subsidiary of the Company Parties, collectively.

“Action” means any claim, charge, action, cause of action, suit, litigation, proceeding, arbitration, mediation, interference, audit, assessment, hearing or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority).

“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of the immediately preceding sentence, (a) the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise and (b) no investment fund or other investment vehicle for third-party capital advised, managed, sponsored or controlled by Parent or a Subsidiary of Parent, or any portfolio company of such fund or other investment vehicle shall be deemed to be an Affiliate of Parent, the REIT Merger Sub or Operating Merger Sub (except, for the avoidance of doubt, Parent, REIT Merger Sub and Operating Merger Sub shall be deemed to be Affiliates of one another). Notwithstanding the foregoing, prior to the Closing, (i) the Parent Parties and their respective subsidiaries shall not be deemed to be Affiliates of the Company Parties and (ii) the Company Parties shall not be deemed to be Affiliates of the Parent Parties.

“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder and (ii) any anti-bribery, anti-corruption or similar applicable Law of any other jurisdiction.

“AOLTIP Conversion Factor” has the meaning given to such term in the Operating Partnership Agreement.

“Assumption” means (a) any assumption, Consent or other approval required in connection with this Agreement or the transactions contemplated thereby related to (i) any existing Indebtedness of any Acquired Company or any joint ventures in which any Acquired Company is a party or (ii) any joint ventures in which any Acquired Company is a party; or (b) any Paramount Fund Consent.

“Book-Entry Share” means, with respect to any Party, a book-entry share registered in the transfer books of such Party.

“Book-Up Target” has the meaning given to such term in the Operating Partnership Agreement.

“Business Day” means any day other than a Saturday, Sunday or any day on which the SDAT, the DE SOS or banks located in New York, New York are authorized or required to be closed.

“CEA” means the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

“Certificated Share” means a share of Company Common Stock represented by a physical stock certificate and recorded in the books and records of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Benefit Plan” means each Employee Benefit Plan that is sponsored, maintained, contributed to, or required to be contributed to, by any of the Acquired Companies.

“Company Bylaws” means the Seventh Amended and Restated Bylaws of the Company, dated as of August 1, 2023, as amended, modified or supplemented from time to time and in effect on the date hereof.

“Company Charter” means the Second Articles of Amendment and Restatement of the Company, dated as of May 17, 2019, as amended, corrected, modified or supplemented from time to time and in effect on the date hereof.

“Company Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Company Compensatory Award” means each Company Option and Company Restricted Share.

“Company Governing Documents” means the Company Bylaws and the Company Charter.

“Company Material Adverse Effect” shall mean any change, condition, occurrence, effect, event, circumstance or development (each an “Effect”, and collectively, “Effects”), that, individually or in the aggregate, (i) has had, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, financial condition or results of operations of the Acquired Companies, taken as a whole or (ii) does or would reasonably be expected to prevent or materially impair or materially delay the ability of the Company Parties to consummate the Mergers prior to the Outside Date; provided, however, that for purposes of clause (i), no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be deemed to be or constitute a “Company Material Adverse Effect,” and no Effect directly or indirectly resulting from, attributable to or arising out of any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred, or would reasonably be expected to occur except (solely with respect to subclause (i) through (vi) below) to the extent such Effects disproportionately affect the Acquired Companies relative to other similarly situated companies operating in any industry in which the Acquired Companies operate (in which case, the incremental disproportionate effects may be taken into account (and only to the extent thereof) in determining whether there has occurred a “Company Material Adverse Effect”):

(i) general business or economic conditions (or changes in such conditions) in any country or region in the world;

(ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in any country or region in the world, including (A) changes in interest rates in any country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in any country or region in the world;

(iii) conditions (or changes in such conditions) generally affecting any of the business or economic conditions of the industries in which the Acquired Companies operate;

(iv) political conditions (including the imposition of tariffs or removal of tariffs) (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage, terrorism or cyberterrorism (including any outbreak, escalation or general worsening of any such acts of war, sabotage or terrorism) involving the United States or any other country or region in the world;

(v) earthquakes, hurricanes, tropical storms, tsunamis, tornadoes, floods, epidemics, pandemics, other disease outbreaks, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vi) actual or proposed changes in Law or regulatory conditions (or the interpretation thereof) in any country or region in the world or actual or proposed changes in GAAP or other accounting standards (or the interpretation thereof);

(vii) the entry into or the announcement of this Agreement, or the pendency or consummation of the transactions contemplated hereby, including (A) the identity of Parent, REIT Merger Sub, Operating Merger Sub or their Affiliates, (B) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with tenants, customers, suppliers or other business partners (C) any other negative development (or potential negative development) in the Acquired Companies’ relationships with any of its tenants, customers, suppliers or other business partners and (D) any departure or termination of any officers of the Company (it being understood and agreed that this clause (vii) shall not apply to the use of Company Material Adverse Effect in any representation or warranty set forth in Section 4.3(a) or Section 4.17(e));

(viii) litigation arising in connection with this Agreement and the transactions contemplated hereby;

(ix) any actions taken or failures to take action, in each case, (A) by Parent or any of its controlled Affiliates, or (B) to which Parent has provided its written consent (or, in the case of any action where the consent of Parent was requested in writing in accordance with Section 6.1(b), where Parent’s consent was unreasonably withheld, delayed or conditioned), or which Parent has requested or approved;

(x) the taking of any action required by this Agreement, or the failure to take any action prohibited by this Agreement (it being understood and agreed that this clause (x) shall not apply to the obligations of the Acquired Companies to act in the ordinary course of business in all material respects pursuant to Section 6.1(a) and in determining the satisfaction of the condition set forth in Section 8.3(b) to the extent related to such obligations (subject, in each case, to the applicable materiality standards or qualifications contained in any such condition)); or

(xi) changes in the Company’s stock price or the trading volume of the Company’s stock, or changes in the rating or ratings outlook of the Company, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period ending on or after the date of this Agreement, in and of itself, or any failure by the Company to meet any internal budgets, plans, forecasts or projections of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition).

“Company Option” means a compensatory option to purchase shares of Company Common Stock.

“Company Properties” means each parcel of real property owned by the Acquired Companies or the 745 Fifth Avenue JV, in each case, as of the date of this Agreement (including all buildings, structures and other improvements and fixtures located on such real property and all easements, rights and other appurtenances to such real property).

“Company Restricted Share” means a share of Company Common Stock that is unvested and subject to vesting or transfer restrictions.

“Company Termination Payment” means an amount equal to $59,700,000.

“Confidentiality Agreement” means the non-disclosure agreement, dated as of June 11, 2025, between the Company and Parent.

“Continuing Employee” means each employee of the Acquired Companies who is employed by the Acquired Companies as of immediately prior to the Company Merger Effective Time and who continues to be actively employed by the Surviving Entity or the Surviving Partnership (or any of their respective Affiliates) on or following the Company Merger Effective Time.

“Contract” means any legally binding contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, guaranty, commitment or other agreement.

“Debt Facilities” means, with respect to the Company, any Contract set forth in Section 4.12(b)(v) of the Company Disclosure Letter.

“Employee Benefit Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan (as defined in Section 409A of the Code) or employment, severance, change-in-control, bonus, incentive, equity or equity-based compensation, health, welfare, fringe benefit, retirement and any other compensatory or employee benefit plan, Contract or arrangement of any kind (whether or not subject to ERISA, written or oral), excluding (x) any Multiemployer Plan and (y) any plan, Contract or arrangement that is sponsored solely by a Governmental Authority to which any of the Acquired Companies contributes pursuant to applicable Law.

“Environmental Law” means any Law relating to the pollution or protection of the environment, or human health or safety (as such matters relate solely to exposure to Hazardous Substances).

“Environmental Permit” means any permit, approval, license, exemption, action, consent or other authorization issued, granted, or required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other agreements and documents contemplated hereby, the preparation, printing, filing and mailing of the Proxy Statement (with respect to the Company), and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of Stockholder Approval, engaging the services of the Paying Agent, obtaining any third-party consents, making any other filings with the SEC and all other matters related to the Closing and the other transactions contemplated by this Agreement.

“Fraud” means, with respect to any Person, an actual, intentional, and knowing common law fraud (and not a constructive fraud, negligent misrepresentation, or omission, or any form of fraud premised on recklessness or negligence), by such Person in the making of the representations and warranties in this Agreement or any certificate executed and delivered by such Person pursuant to the terms of this Agreement.

“Fund Agreement” means with, respect to each Paramount Fund, (i) any agreement whereby the Acquired Companies provide investment management, investment advisory, portfolio management or similar services, (ii) any Governing Document of a Paramount Fund, and (iii) any agreement that modifies the agreements described in prongs (i) and (ii), in the case of clause (iii), to the extent material to the Acquired Companies, taken as a whole.

“GAAP” means the U.S. generally accepted accounting principles.

“Governing Documents” means (i) with respect to a corporation, the charter, articles, articles supplementary or certificate of incorporation, as applicable, and bylaws thereof, (ii) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (iii) with respect to a partnership, the certificate of limited partnership and the partnership agreement (including any partnership unit designation), and (iv) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“Governmental Authority” means any U.S. federal, state or local government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.

“Hazardous Substances” means (i) those materials, substances, chemicals, wastes, products, compounds, solid, liquid, gas, minerals in each case, whether naturally occurred or man-made, that are listed in, defined or identified as a “contaminant”, “pollutant”, “toxic substance”, “toxic material”, “hazardous waste” or “hazardous substance” or words of similar meaning under any Environmental Law, including the following federal statutes and their state and local counterparts, as each may be amended from time to time, and all regulations thereunder, including: the Comprehensive, Environmental

Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq., (ii) petroleum and petroleum-derived products, including crude oil and any fractions thereof and (iii) polychlorinated biphenyls, urea formaldehyde foam insulation, mold, methane, asbestos in any form, radioactive materials or wastes and radon.

“Indebtedness” means, with respect to the Acquired Companies, without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations of any of the Acquired Companies for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by any of the Acquired Companies, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) net obligations of the Acquired Companies under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) obligations to guarantee any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, on behalf of any Person, other than the Acquired Companies, and (viii) any agreement to provide any of the foregoing; provided, that, for clarification, Indebtedness shall not include “trade debt” or “trade payables.” Notwithstanding the foregoing, Indebtedness does not include any intercompany obligations between or among the Acquired Companies.

“Information Privacy and Security Laws” means applicable legal requirements concerning the use, ownership, maintenance, storage, collection, transfer, processing, controlling, privacy and/or security of Personal Information.

“Intellectual Property” means all U.S. and foreign intellectual property rights, including all such rights in (i) patents, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain name and other source identifiers, (iii) registered and unregistered copyrights, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models, algorithms and methodologies, and (v) all applications and registrations for the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IRS” means the Internal Revenue Service or any successor agency.

“IT Asset” means the computer systems, hardware, networks, servers, workstations, routers, hubs, switches, data communication lines and other information technology equipment and infrastructure that is owned by or leased or licensed to the Acquired Companies and used by them in the conduct of their business.

“Knowledge” means, whether or not capitalized, or any similar expressions with respect to the Company Parties, the actual knowledge of the persons named in Section 1.1(a) to the Company Disclosure Letter.

“Law” means any and all domestic (federal, state or local) or foreign laws, rules, regulations and Orders promulgated by any Governmental Authority.

“Lien” means any mortgage, deed of trust, hypothecation, claim, condition, covenant, lien, pledge, charge, security interest, preferential arrangement, option or other third-party right (including right of first refusal or first offer), restriction, right of way, easement, servitude, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, excluding any restrictions on transfer of equity securities arising under applicable securities Laws.

“Material Company Lease” means any lease, license or occupancy agreement pursuant to which (i) an Acquired Company is granted possession of a Company Property as lessee, licensee or occupant or (ii) an Acquired Company grants a possessory interest in favor of another Person as lessee, licensee or occupant, in each case providing for annualized rentals of contractual base rent for the year ending December 31, 2025 of $3,300,000 or more; provided that any such lease, license or occupancy agreement between the Company and any wholly owned Subsidiary or between wholly owned Subsidiaries shall not constitute a Material Company Lease.

“Multiemployer Plan” means a “multiemployer plan” (as defined in or within the meaning of Section 4001(a)(3) of ERISA or Section 3(37) of ERISA).

“Operating Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 26, 2020, as amended, modified or supplemented from time to time and in effect on the date hereof.

“Operating Partnership AOLTIP Unit” shall have the meaning assigned to the term “AOLTIP Unit” in the Operating Partnership Agreement.

“Operating Partnership Certificate” means the certificate of limited partnership of the Operating Partnership, as amended and in effect on the date hereof.

“Operating Partnership Common Unit” shall have the meaning assigned to the term “Common Unit” in the Operating Partnership Agreement.

“Operating Partnership Compensatory Award” means each Operating Partnership LTIP Unit and Operating Partnership AOLTIP Unit.

“Operating Partnership Double-Trigger LTIP Unit” means an Operating Partnership LTIP Unit granted on September 8, 2023 that is subject to time-based vesting conditions.

“Operating Partnership Governing Documents” means the Operating Partnership Agreement and the Operating Partnership Certificate.

“Operating Partnership LTIP Unit” shall have the meaning assigned to the term “LTIP Unit” in the Operating Partnership Agreement.

“Operating Partnership Preferred Unit” shall have the meaning assigned to the term “Preferred Unit” in the Operating Partnership Agreement.

“Operating Partnership Unit” shall have the meaning assigned to the term “Partnership Unit” or “Unit” in the Operating Partnership Agreement.

“Order” means a judgment, injunction, order or decree of any Governmental Authority.

“Paramount Fund” means any fund, investment vehicle, feeder vehicle, managed account or other investment arrangement (including any parallel vehicle account or arrangement, or where the context so requires, business development company, blank check company, co-invest vehicle or alternative investment vehicle) for which a PGRE Advisor or its Affiliates is an investment manager, general partner or similar Controlling entity, other than any other entity that is a Subsidiary of a Paramount Fund.

“Paramount Fund Consents” any consents for any “assignment” (as defined under the Advisers Act) in respect of the Paramount Funds required in connection with the Mergers, to be obtained in the manner set forth in the Paramount Fund Schedule.

“Paramount Fund Schedule” has the meaning given to such term in Section 4.25(a).

“Parent Material Adverse Effect” means, with respect to Parent, any Effect that, individually or in the aggregate, does or would reasonably be expected to prevent or materially impair or materially delay the ability of the Parent Parties to consummate the Mergers prior to the Outside Date.

“Permitted Encumbrances” means any of the following: (i) Liens for Taxes or governmental assessments, charges or claims of payment not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) mechanics and materialmen’s Liens for amounts incurred in the ordinary course of business and which are not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or such Liens which have been filed of record but which have been bonded over or otherwise insured against; (iii) with respect to any real property, post-closing escrow agreements, leases, license agreements and similar occupancy agreements, contribution and tax protection agreements, bottom dollar guarantees, terms and provisions of any joint venture agreements existing at the date of this Agreement, Liens that are zoning regulations, building codes, entitlements (including associated security instruments encumbering any land for which the Acquired Companies have an option to purchase) or other land use or environmental regulations by any Governmental Authority; (iv) with respect to the Acquired Companies, Liens that are disclosed on Section 4.10(a) of the Company Disclosure Letter (as defined herein) (together with associated documentation which evidences or secures such Liens, including, without limitation, notes, mortgages, deeds of trust, assignments of leases and rents, guarantees, pledge agreements and similar documentation); (v) all matters that would be disclosed on accurate current title searches or surveys, (vi) with respect to the Acquired Companies, Liens that are disclosed on the most recent consolidated balance sheet of the Company, or notes thereto; (vii) Liens arising (a) pursuant to any leases and similar occupancy agreements relating to any Company Property in existence as of the date hereof or entered into in accordance with the terms of this Agreement or (b) other than relating to any Company Property, pursuant to any Material Contract; (viii) with respect to any real property of the Acquired Companies, Liens that would be disclosed on accurate current title searches or surveys or otherwise filed or recorded in the applicable public records; (ix) with respect to any real property of the Acquired Company, easements, covenants, conditions, restrictions, servitudes, encroachments and other similar matters affecting title to such real property and other title defects which would not reasonably be expected to (individually or in the aggregate) materially impair the value, use or enjoyment of a Company Property in a manner material to the Acquired Companies, taken as a whole; (x) non-exclusive licenses to Intellectual Property granted in the ordinary course of business; or (xi) other than with respect to real property, Liens that were incurred in the ordinary course of business and that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of the Acquired Companies, individually or taken as a whole.

“Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, group (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).

“Personal Information” means data or other information relating, directly or indirectly, to an identified or identifiable natural person.

“PGRE Advisor” means each of Paramount Group Real Estate Advisor LLC, a Delaware limited liability company, and Paramount Group Real Estate Advisor II, LP, a Delaware limited partnership.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“Representative” means, with respect to any Person, such Person’s directors, managers, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives.

“Required Information” means (i) the financial statements included in the Company SEC Documents on the date of this Agreement, (ii) any Subsequent Unaudited Quarterly Financial Statements and Subsequent Audited Annual Financial Statements, and (iii) any other financial information reasonably requested by Parent in writing that (A) the Company has readily available and (B) would be (x) of the type and form that are customarily included in offerings or placements of securities or (y) reasonably requested by Parent in connection with Parent’s preparation of pro forma financial statements for Parent and its Subsidiaries (giving effect to the transactions contemplated hereby and other appropriate matters).

“Sanctioned Jurisdiction” means, at any time, a country or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea, so-called Luhansk People’s Republic, and so-called Donetsk People’s Republic regions of Ukraine, and the non-government controlled areas of the Kherson and Zaporizhzhia oblasts of Ukraine).

“Sanctioned Person” means any Person that is target of any Sanctions, including, without limitation, (a) any Person listed on any Sanctions-related list of designated Persons, including those maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union Member State, or His Majesty’s Treasury of the United Kingdom; (b) the Government of Venezuela or any Person that is located, organized, or resident in a Sanctioned Jurisdiction; (c) any Person otherwise subject to Sanctions; or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a)-(c).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by relevant governmental authorities, including, but not limited to, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any EU Member State, or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission (including the staff thereof).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Approval” means the affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast at the Stockholders Meeting on the Company Merger.

“Stockholders Meeting” means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Stockholder Approval, including any postponement or adjournment thereof.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, real estate investment trust, or other organization, whether incorporated or unincorporated, or other legal entity (A) of which (i) such Person directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) such Person is the controlling general partner, co-general partner, managing member or otherwise manages or controls such other Person (disregarding major decision and veto rights of other investors), or (iii) such Person holds a majority of the equity economic interest and/or (B) which is a direct or indirect Subsidiary of the foregoing; provided, that, notwithstanding anything to the contrary herein, (x) a Person shall not be deemed to breach any covenant or agreement set forth in Section 6.1 as a result of any action or inaction such Person takes or fails to take as a result of any binding obligation such Person has with any joint venture partner pursuant to a Contract in effect as of the date of this Agreement and solely to the extent such Contract has been made available to Parent, and (y) no investment fund or other investment vehicle for third party capital advised, managed, sponsored or controlled by Parent, or any portfolio company of such fund or other investment vehicle shall be deemed to be a Subsidiary of Parent, the REIT Merger Sub or Operating Merger Sub. For the avoidance of doubt, with respect to the Company, Subsidiaries and the Acquired Companies shall include the entities listed on Section 1.1(b) of the Company Disclosure Letter together with the Subsidiaries thereof.

“Subsidiary REIT” means any Subsidiary of the Company that qualifies or intends to qualify as a REIT.

“Tax” or “Taxes” means any U.S. federal, state, local, non-U.S., or other income, branch profits, gross receipts, capital gains, withholding, property, recording, stamp, transfer, sales, use, franchise, employment, estimated, alternative minimum, value added, payroll, excise, or environmental tax, and any other taxes, duties, assessments or similar governmental charges, together with penalties, interest or additions imposed with respect to such amounts, whether disputed or not, by the United States or any Governmental Authority.

“Tax Protection Agreement” means any agreement pursuant to which: (i) any indemnification obligation or other liability to holders of equity interests in the Operating Partnership or any other Acquired Company relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement, and/or (ii) in connection with the deferral of income Taxes of a holder of equity interests in the Operating Partnership or any other Acquired Company, any Acquired Company has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, (D) only dispose of assets in a particular manner, (E) use (or refrain from using) a specific method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more properties, and/or (F) use (or refrain from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Management Agreement” means each agreement, including any modifications, amendments, extensions, or assignments thereto or thereof, pursuant to which an Acquired Company manages, operates or controls a property that is not owned or leased by an Acquired Company.

“Wholly Owned Company Subsidiary” means any directly or indirectly wholly owned Subsidiary of the Company.

“Willful Breach” means a material breach of any covenant or agreement set forth in this Agreement that is a consequence of a deliberate act or omission undertaken by the breaching Party with the actual knowledge or intent that the taking of such act or failure to take such action would cause or constitute a material breach of this Agreement, whether or not breaching this Agreement is the conscious object of such act or omission.

(b) In addition to the terms defined in Section 1.1(a), the following terms shall have the respective meanings set forth in the sections set forth below opposite such term:

Acquisition Agreement	7.3(d)(ii)
Adverse Recommendation Change	7.3(d)(i)
Agreement	Preamble
Articles of Company Merger	2.4(b)
Articles of Partnership Merger	2.4(a)
Board Recommendation	4.2(d)
Capitalization Date	4.4(a)
Cashed-Out LTIP Unit Consideration	3.3(c)(i)
Certificates	3.2(c)
Closing	2.3
Closing Date	2.3
COBRA	4.17(c)
Company	Preamble
Company Board	Recitals
Company Capital Stock	4.4(a)
Company Disclosure Letter	Article IV
Company Merger	Recitals
Company Merger Consideration	3.1(b)(i)
Company Merger Effective Time	2.4(b)
Company Parties	Preamble
Company Preferred Stock	4.4(a)
Company Related-Party Agreements	4.18(c)
Company SEC Documents	4.5(a)
Company Terminating Breach	9.1(d)(i)
Competing Proposal	7.3(k)(i)
Consents	7.6(a)
Current Premium	7.9(a)
DE SOS	2.4(a)
DRULPA	Recitals
Exchange Fund	3.2(a)
Excluded Stock	3.1(b)(ii)
Excluded Units	3.1(a)(ii)
Financing	7.11(a)
Financing Indemnified Parties	7.13
Governing Document Restrictions	7.13
GP Approval	Recitals
Indemnified Parties	7.9(c)
Inquiry	7.3(k)(iii)
Insurance Policies	4.16
Interim Period	6.1(a)
Intervening Event	7.3(a)
Letter of Transmittal	3.2(c)

Management Agreements	4.12(e)
Material Contract	4.12(c)
Mergers	Recitals
MGCL	Recitals
New Bylaws	2.5(b)
New COI	2.5(b)
New Operating Partnership Agreement	2.5(a)
New Plan	7.8(b)
NLRB	4.18(b)
Non-Governmental Consents	7.6(b)
Notice Period	7.3(e)(ii)
Old Plans	7.8(b)
Operating Merger Sub	Preamble
Operating Partnership	Preamble
Operating Partnership Cashed-Out LTIP Units	3.3(c)(i)
Outside Date	9.1(b)(i)
Parent	Preamble
Parent Parties	Preamble
Parent Terminating Breach	9.1(c)(i)
Parties	Preamble
Partnership Merger	Recitals
Partnership Merger Consideration	3.1(a)(i)
Partnership Merger Effective Time	2.4(a)
Party	Preamble
Paying Agent	3.2(a)
Permits	4.8(a)
Proxy Statement	4.23
Qualifying Income	9.4(a)
Recovery Costs	9.3(b)(iii)
REIT Counsel	7.15(b)
REIT Merger Sub	Preamble
REIT Merger Sub Common Stock	3.1(b)(iii)
Sarbanes-Oxley Act	4.5(a)
SDAT	2.4(b)
Solvent	5.5
Subsequent Audited Annual Financial Statements	7.11(b)(vi)
Subsequent Unaudited Quarterly Financial Statements	7.11(b)(vi)
Superior Proposal	7.3(k)(ii)
Surviving Entity	2.2
Surviving Partnership	2.1
Takeover Statutes	4.22
Transaction Litigation	7.7(b)
Transfer Taxes	7.15(a)
Voting Debt	4.4(f)

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limiting the generality of the foregoing” unless expressly provided otherwise;

(d) “or” shall be construed in the inclusive sense of “and/or”;

(e) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;

(f) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”;

(g) all references herein to “$” or dollars shall refer to U.S. dollars;

(h) no specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty;

(i) it is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative;

(j) the phrases “delivered” or “made available” means that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives including, in the case of “made available” to Parent, REIT Merger Sub, Operating Merger Sub or their Representatives or Affiliates, material that has been posted in the “data room” (virtual or otherwise) established by the Company at least twenty-four (24) hours prior to the execution of this Agreement;

(k) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” and, as used in Section 6.1, similar in nature and magnitude to actions customarily taken without any authorization by the Company Board in the course of normal day-to-day operations, whether or not such words actually follow such phrase;

(l) references to a Person are also to its successors and permitted assigns to the extent not prohibited by this Agreement;

(m) any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, unless otherwise specified;

(n) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;

(o) when calculating the period of time before which, within which or following which any act is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and the ending date shall be included;

(p) whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; and

(q) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE II

THE MERGERS

Section 2.1 The Partnership Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, Operating Merger Sub shall be merged with and into the Operating Partnership, whereupon the separate existence of Operating Merger Sub will cease, with the Operating Partnership surviving the Partnership Merger (the Operating Partnership, as the surviving entity in the Partnership Merger, sometimes being referred to herein as the “Surviving Partnership”). The Partnership Merger shall have the effects provided in this Agreement and the Articles of Partnership Merger (as defined below), and as specified in the applicable provisions of the DRULPA.

Section 2.2 The Company Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MGCL, at the Company Merger Effective Time, the Company shall be merged with and into REIT Merger Sub, whereupon the separate existence of the Company will cease, with REIT Merger Sub surviving the Company Merger (REIT Merger Sub, as the surviving entity in the Company Merger, sometimes being referred to herein as the “Surviving Entity”), such that following and as a result of the Company Merger, the Surviving Entity and the Surviving Partnership will be wholly owned Subsidiaries of Parent. The Company Merger shall have the effects provided in this Agreement and the Articles of Company Merger (as defined below), and as specified in the applicable provisions of the MGCL.

Section 2.3 Closing. The closing of the Mergers (the “Closing”) will take place (a) by electronic exchange of documents and signatures three (3) Business Days following the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in Article VIII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), or (b) such other place or date as may be agreed in writing by Parent and the Company. The date on which the Closing actually takes place is referred to herein as the “Closing Date.”

Section 2.4 Effective Times.

(a) Substantially contemporaneously with the Closing, Operating Merger Sub, the Operating Partnership, the Company and Parent shall (i) cause the certificate of merger with respect to the Partnership Merger to be duly executed and filed with the Delaware Secretary of State (the “DE SOS”) in accordance with the DRULPA (the “Articles of Partnership Merger”), and (ii) make any other filings, recordings or publications required to be made by the Operating Partnership or Operating Merger Sub under the DRULPA in connection with the Partnership Merger. The Partnership Merger shall become effective at such time as the Articles of Partnership Merger are duly filed with the DE SOS or on such other date and time as specified in the Articles of Partnership Merger (such date and time, the “Partnership Merger Effective Time”), it being understood and agreed that the Parties shall cause the Partnership Merger Effective Time to occur immediately prior to the Company Merger Effective Time.

(b) On the Closing Date, and immediately after the filing of the Articles of Partnership Merger, REIT Merger Sub, the Company and Parent shall (a) cause articles of merger with respect to the Company Merger to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the MGCL and the Maryland Secretary of State in accordance with the MGCL (the “Articles of Company Merger”), and (b) make any other filings, recordings or publications required to be made by the Company or REIT Merger Sub under the MGCL in connection with the Company Merger. The Company Merger shall become effective at such time as the Articles of Company Merger are accepted for record by the SDAT or on such other date and time (not to exceed thirty (30) days after the Articles of Company Merger are accepted for record by the SDAT) as specified in the Articles of Company Merger (such date and time, the “Company Merger Effective Time”), it being understood and agreed that the Parties shall cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.

Section 2.5 Organizational Documents of the Surviving Entities.

(a) At the Partnership Merger Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Partnership Merger Effective Time: (a) the name of the Surviving Partnership shall be as determined by Parent prior to the date thereof; (b) by virtue of the Partnership Merger and without the necessity of further action by the Operating Partnership or any other Person, the Operating Partnership Certificate shall be the certificate of limited partnership of the Surviving Partnership until, subject to Section 7.9, thereafter amended in accordance with applicable Law; and (c) by virtue of the Partnership Merger and without the necessity of further action by the Operating Partnership or any other Person, the Operating Partnership Agreement shall be amended and restated in its entirety to read in its entirety as set forth on Annex A hereto (the “New Operating Partnership Agreement”), and as so amended and restated shall be the limited partnership agreement of the Surviving Partnership until, subject to Section 7.9, thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.

(b) At the Company Merger Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Company Merger Effective Time: (a) the name of the Surviving Entity shall be as determined by Parent prior to the date thereof; (b) by virtue of the Company Merger and without the necessity of further action by the Company or any other Person, the charter of REIT Merger Sub shall be amended and restated in its entirety to read in its entirety as set forth on Annex B hereto (the “New COI”), and as so amended and restated shall be the charter of the Surviving Entity until, subject to Section 7.9, thereafter amended in accordance with applicable Law; and (c) by virtue of the Company Merger and without the necessity of further action by the Company or any other Person, the bylaws of REIT Merger Sub shall be amended and restated in their entirety to read in the form of Annex C hereto (the “New Bylaws”), and as so amended and restated, shall be the bylaws of the Surviving Entity until, subject to Section 7.9, thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.

Section 2.6 Directors, Officers, General Partners and Limited Partners of the Surviving Entities.

(a) At the Partnership Merger Effective Time and prior to the Company Merger Effective Time, the Company shall be the sole general partner, and the Company and Parent shall be the sole limited partners of the Surviving Partnership, entitling the Company and Parent to such rights, duties and obligations as are more fully set forth in the New Operating Partnership Agreement.

(b) At the Company Merger Effective Time:

(i) Parent shall be the sole holder of equity interests of the Surviving Entity, entitling Parent to such rights, duties and obligations as are more fully set forth in the New COI and the New Bylaws.

(ii) The Surviving Entity shall be the sole general partner, and Parent and the Surviving Entity shall be the sole holders of Operating Partnership Common Units, entitling the Surviving Entity to such rights, duties and obligations as are more fully set forth in the New Operating Partnership Agreement (as it may further be amended, including the right to reflect the Surviving Entity as the sole general partner of the Surviving Partnership following the Company Merger Effective Time).

(iii) The Company and the Surviving Entity shall take all necessary action such that the directors and officers of REIT Merger Sub immediately prior to the Company Merger Effective Time, shall become the directors and officers of the Surviving Entity, each to hold office, from and after the Company Merger Effective Time, in accordance with the charter and bylaws of the Surviving Entity until their respective successors shall have been duly elected, designated or qualified or until their earlier death, resignation or removal in accordance with the charter and bylaws of the Surviving Entity.

Section 2.7 Subsequent Actions. As of the Company Merger Effective Time, the Surviving Entity as the general partner of the Surviving Partnership, the officers and directors of the Surviving Entity and Parent shall be authorized to execute and deliver, in the name and on behalf of the Company, REIT Merger Sub, the Operating Partnership or Operating Merger Sub, as applicable, any deeds, bills of sale, assignments, assumptions and assurances and to take and do, in the name and on behalf of the Company, REIT Merger Sub, the Operating Partnership or Operating Merger Sub, as applicable, or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under, or duty or obligation with respect to, such property, rights, privileges, powers or franchises, or any such debts or liabilities, in the Surviving Entity or the Surviving Partnership, or otherwise to carry out the intent of this Agreement.

ARTICLE III

EFFECTS OF THE MERGER

Section 3.1 Effects of the Mergers.

(a) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of the Parent Parties, the Company Parties or the holders of any securities of the Operating Partnership or Operating Merger Sub:

(i) Except as noted below (but taking into account the conversions set forth in Section 3.3), each Operating Partnership Common Unit, or fraction thereof, issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Excluded Units in accordance with Section 3.1(a)(ii)), shall be automatically cancelled and converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to the product of (x) the Conversion Factor (as defined in the Operating Partnership Agreement) in effect on such date with respect to such Operating Partnership Common Unit multiplied by (y) the Company Merger Consideration per unit, without interest (such amount per unit, the “Partnership Merger Consideration”), subject to Section 3.1(a)(ii), Section 3.1(a)(iii), Section 3.1(c), Section 3.4 and the next sentence of this Section 3.1(a)(i). From and after the Partnership Merger Effective Time, all Operating Partnership Common Units (other than the Excluded Units) shall no longer be outstanding and shall be automatically cancelled and shall cease to exist, and each holder of Operating Partnership Common Units (other than the Excluded Units) shall cease to have any rights with respect thereto, except for the right to receive the Partnership Merger Consideration therefor in accordance with Section 3.2.

(ii) No consideration shall be paid to each Operating Partnership Unit that is issued and outstanding as of immediately prior to the Partnership Merger Effective Time and then held by the Parent Parties or any of their respective Subsidiaries or any of the Acquired Companies (including the Company) (the “Excluded Units”), nor shall any right inure or be made with respect thereto in connection with or as a consequence of the Partnership Merger.

(iii) Each unit of Operating Merger Sub that is issued and outstanding immediately prior to the Partnership Merger Effective Time shall be automatically retired and shall cease to exist, and each holder of Operating Merger Sub units shall cease to have any rights with respect thereto.

(b) At the Company Merger Effective Time, by virtue of the Company Merger and without any further action on the part of the Parent Parties, the Company Parties or the holders of any securities of the Company or REIT Merger Sub:

(i) Except as noted below, each share of Company Common Stock, or fraction thereof, issued and outstanding as of immediately prior to the Company Merger Effective Time (other than Excluded Stock in accordance with Section 3.1(b)(ii) and other than Company Restricted Shares, which shall have only the rights set forth in Section 3.3(b)), shall be automatically cancelled and converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to $6.60 per share, without interest (such amount per share, the “Company Merger Consideration”), upon the proper surrender of Book-Entry Shares and Certificated Shares representing validly issued, fully paid and nonassessable shares of Company Common Stock in accordance with Section 3.2 and subject to Section 3.1(b)(ii), Section 3.1(c), Section 3.4 and the next sentence of this Section 3.1(b)(i). From and after the Company Merger Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall be automatically cancelled and shall cease to exist, and each holder of a share of Company Common Stock shall cease to have any rights with respect thereto, except for the right to receive the Company Merger Consideration therefor in accordance with Section 3.2.

(ii) Each share of Company Common Stock issued and outstanding as of immediately prior to the Company Merger Effective Time and then held by the Parent Parties or any of their respective Subsidiaries or any of the Acquired Companies (the “Excluded Stock”) shall be automatically retired and shall cease to exist, and no consideration shall be paid, nor shall any right inure or be made with respect thereto in connection with or as a consequence of the Mergers.

(iii) Each share of common stock, par value $0.01 per share (the “REIT Merger Sub Common Stock”), of REIT Merger Sub issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into and become a number of validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Entity equal to the quotient of (A) the number of shares of Company Common Stock outstanding immediately prior to the Company Merger Effective Time divided by (B) the number of shares of REIT Merger Sub Common Stock outstanding immediately prior to the Company Merger Effective Time, and shall constitute the only issued or outstanding shares of capital stock of the Surviving Entity.

(c) Adjustment to Merger Consideration. The Company Merger Consideration, the Partnership Merger Consideration and other similarly dependent items (including the Company Restricted Share Consideration and the Cashed-Out LTIP Unit Consideration) shall be equitably adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock or Operating Partnership Units, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock or Operating Partnership Units outstanding after the date hereof and prior to the Company Merger Effective Time and the Partnership Merger Effective Time, as applicable, so as to provide the holders of Company Common Stock or Operating Partnership Units with the same economic effect as contemplated by this Agreement prior to such event and so adjusted shall, from and after the date of such event, be the Company Merger Consideration, the Partnership Merger Consideration and other similarly dependent items; provided that nothing in this Section 3.1(c) shall be construed to permit the Company or the Operating Partnership to take any action with respect to its shares that is otherwise prohibited by the terms of this Agreement (including the Company Restricted Share Consideration and the Cashed-Out LTIP Unit Consideration).

Section 3.2 Payment Procedures.

(a) Prior to the Partnership Merger Effective Time, Parent shall appoint a nationally recognized, reputable U.S. bank or trust company (the identity and terms of designation and appointment of which shall be subject to the reasonable prior approval of the Company) to act as paying agent with respect to the Mergers (the “Paying Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Partnership Merger Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent a cash amount in U.S. dollars that is sufficient in the aggregate to enable the Paying Agent to make the payments of the Company Merger Consideration and the Partnership Merger Consideration (the “Exchange Fund”). In the event the Exchange Fund is insufficient to make the payments contemplated pursuant to Section 3.2, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. The Paying Agent shall make payments of the Company Merger Consideration and the Partnership Merger Consideration out of the Exchange Fund in accordance with this Agreement. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity.

(b) Partnership Units. As soon as practicable after the Partnership Merger Effective Time (and in no event later than three (3) Business Days after the Partnership Merger Effective Time), Parent or the Surviving Partnership shall cause the Paying Agent to, in accordance with (and as required by) the Paying Agent’s customary procedures, issue and deliver to each holder of Operating Partnership Common Units (other than Excluded Units) as of immediately prior to the Partnership Merger Effective Time a check or wire transfer representing the applicable Partnership Merger Consideration out of the Exchange Fund that such holder has the right to receive pursuant to the provisions of Section 3.1(a), without such holder being required to deliver an executed Letter of Transmittal (as defined below) to the Paying Agent but subject to and in accordance with the Paying Agent’s customary procedures and such other procedures as agreed by the Company, Parent and the Paying Agent, and such Operating Partnership Common Units shall be automatically cancelled in accordance with Section 3.1(a). No interest shall be paid or accrued for the benefit of holders of Operating Partnership Common Units on the Partnership Merger Consideration payable in respect of such Operating Partnership Common Units.

(c) Certificates. As soon as practicable after the Company Merger Effective Time (and in no event later than three (3) Business Days after the Company Merger Effective Time), Parent or the Surviving Entity shall cause the Paying Agent to mail to each Person that was, immediately prior to the Company Merger Effective Time, a holder of record of shares of Company Common Stock represented by certificates (the “Certificates”), which shares of Company Common Stock were converted into the right to receive the Company Merger Consideration at the Company Merger Effective Time pursuant to Section 3.1(b)(i) of this Agreement: (A) a letter of transmittal, which shall be in a customary form reasonably acceptable to the Company and Parent prior to the Company Merger Effective Time and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent (a “Letter of Transmittal”) and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Company Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Company Merger Effective Time. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Paying Agent or to such other agent or agents as may be appointed in writing by REIT Merger Sub, and upon delivery of a Letter of Transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive the Company Merger Consideration for each share of Company Common Stock formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 3.4), and any Certificate so surrendered shall forthwith be canceled. If payment of the Company Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any Transfer Taxes required by reason of the payment of the Company Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Entity that such

Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Company Merger Effective Time to represent only the right to receive the Company Merger Consideration as contemplated by this Agreement, except for shares of Excluded Stock.

(d) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of Book-Entry Shares shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed Letter of Transmittal to the Paying Agent, to receive the Company Merger Consideration that such holder is entitled to receive pursuant to the terms hereof. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through The Depository Trust Company whose shares of Company Common Stock were converted into the right to receive the Company Merger Consideration shall upon the Company Merger Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the Paying Agent of an “agent’s message” (or such other evidence of transfer or surrender as the Paying Agent may reasonably request)) and such other procedures as agreed by the Company, Parent, the Paying Agent and The Depository Trust Company, be entitled to receive, and Parent shall cause the Paying Agent to, in accordance with (and as required by) the Paying Agent’s customary procedures, pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it, as promptly as practicable after the Company Merger Effective Time, in respect of each such Book-Entry Share, the Company Merger Consideration out of the Exchange Fund for each such Book-Entry Share (after giving effect to any required Tax withholdings as provided in Section 3.4) and such Book-Entry Shares of such holder shall forthwith be canceled. As soon as practicable after the Company Merger Effective Time (and in no event later than five (5) Business Days after the Company Merger Effective Time), the Surviving Entity shall cause the Paying Agent to mail to each Person that was, immediately prior to the Company Merger Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a Letter of Transmittal and (B) instructions for returning such Letter of Transmittal in exchange for the Company Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Company Merger Effective Time. Upon delivery of such Letter of Transmittal, in accordance with the terms of such Letter of Transmittal, duly executed and in proper form, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor the Company Merger Consideration, for each such Book-Entry Share (after giving effect to any required Tax withholdings as provided in Section 3.4), and such Book-Entry Shares so surrendered shall forthwith be canceled. Payment of the Company Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Company Merger Effective Time to represent only the right to receive the Company Merger Consideration as contemplated by this Agreement, except for shares of Excluded Stock.

(e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund, Parent) shall issue, in exchange for such lost, stolen or destroyed Certificate, the Company Merger Consideration into which the shares of Company Common Stock represented by such Certificate were converted pursuant to Article II.

(f) On or after the first (1st) anniversary of the Company Merger Effective Time, the Surviving Entity shall be entitled to cause the Paying Agent to deliver to the Surviving Entity or the Surviving Partnership, as applicable, any funds made available by Parent to the Paying Agent which have not been disbursed to holders of shares of Company Common Stock or Operating Partnership Common Units (in each case as of immediately prior to the Company Merger Effective Time), as applicable, and thereafter, such holders shall be entitled to look to Parent, the Surviving Entity or the Surviving Partnership, as applicable, with respect to the cash amounts payable upon surrender of their shares of Company Common Stock or Operating Partnership Units, as applicable. None of Parent, the Surviving Entity, the Surviving Partnership or the Paying Agent or any other Person shall be liable to any holder of Company Common Stock or Operating Partnership Units for any Company Merger Consideration or Partnership Merger Consideration, respectively, or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by such holders of Company Common Stock or Operating Partnership Common Units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Entity or the Surviving Partnership, respectively, free and clear of any claims or interest of any such holders or their successors, assigns or personal Representatives previously entitled thereto.

(g) Stock Transfer Books. As of the Company Merger Effective Time, the stock transfer books of the Company shall be closed, and thereafter, there shall be no further registration of transfers of Company Common Stock on the records of the Company. The Company Merger Consideration paid in accordance with the terms of this Article III automatically upon surrender of Book-Entry Shares representing Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Shares. From and after the Company Merger Effective Time, the holders of Company Common Stock outstanding immediately prior to the Company Merger Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law. If, after the Company Merger Effective Time, Book-Entry Shares representing Company Common Stock are presented to the Surviving Entity for transfer, they shall be cancelled and exchanged as provided in this Agreement.

(h) Unit Transfer Books. As of the Partnership Merger Effective Time, the unit transfer books of the Operating Partnership shall be closed, and thereafter, there shall be no further registration of transfers of Operating Partnership Common Units on the records of the Operating Partnership. From and after the Partnership Merger Effective Time, the holders of Operating Partnership Common Units outstanding immediately prior to the Partnership Merger Effective Time shall cease to have any rights with respect to such Operating Partnership Common Units, except as otherwise provided for herein or by applicable Law.

(i) After the Closing Date, the Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent or its designee. No investment or losses thereon of the Exchange Fund shall affect the consideration to which holders of Company Common Stock or Operating Partnership Common Units are entitled pursuant to Section 3.1(a)(i) and Section 3.1(b)(i), respectively. Until the termination of the Exchange Fund, to the extent that there are losses with respect to such investments, or the cash portion of the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Company Merger Consideration or the Partnership Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the cash portion of the Exchange Fund lost through investments or other events so as to ensure that the cash portion of the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments.

Section 3.3 Treatment of Company Compensatory Awards and Operating Partnership Compensatory Awards.

(a) Company Options. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of the Company, Parent or the holders thereof, each

Company Option that is outstanding immediately prior to the Company Merger Effective Time shall be canceled without any cash payment or other consideration being made in respect thereof.

(b) Company Restricted Shares. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of the Company, Parent or the holders thereof, each Company Restricted Share that is outstanding immediately prior to the Company Merger Effective Time shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the Company Merger Consideration (collectively, the “Company Restricted Share Consideration”). The Surviving Entity or the Surviving Partnership shall, and Parent shall cause the Surviving Entity or the Surviving Partnership to, pay through the payroll of the Surviving Entity, the Surviving Partnership or any of their Affiliates (to the extent applicable) to each holder of a Company Restricted Share, the Company Restricted Share Consideration, less any required withholding Taxes, as promptly as practicable (and in no event later than the next regularly scheduled payroll date) following the Company Merger Effective Time.

(c) Operating Partnership LTIP Units.

(i) Operating Partnership Cashed-Out LTIP Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the Operating Partnership, Operating Merger Sub or the holders thereof, each Operating Partnership LTIP Unit that is outstanding immediately prior to the Partnership Merger Effective Time and for which the Book-Up Target is not zero (after giving effect to the Partnership Merger Effective Time) (the “Operating Partnership Cashed-Out LTIP Units”) shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the Conversion Factor (as defined in the Operating Partnership Agreement) that would apply if such Operating Partnership Cashed-Out LTIP Unit was converted into an Operating Partnership Common Unit immediately prior to the Closing multiplied by (y) the Company Merger Consideration per unit, without interest (collectively, the “Cashed-Out LTIP Unit Consideration”). The Surviving Entity or the Surviving Partnership shall, and Parent shall cause the Surviving Entity or the Surviving Partnership to, pay through the payroll of the Surviving Entity, the Surviving Partnership or any of their Affiliates (to the extent applicable) to each holder of an Operating Partnership Cashed-Out LTIP Unit, the Cashed-Out LTIP Unit Consideration, less any required withholding Taxes, as promptly as practicable (and in no event later than the next regularly scheduled payroll date) following the Partnership Merger Effective Time.

(ii) Operating Partnership Double-Trigger LTIP Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the Operating Partnership, Operating Merger Sub or the holders thereof, each Operating Partnership Double-Trigger LTIP Unit that is outstanding immediately prior to the Partnership Merger Effective Time shall vest and all restrictions thereupon shall lapse and each such Operating Partnership Double-Trigger LTIP Unit will be converted into an Operating Partnership Common Unit in accordance with Section 1.10 of Exhibit B to the Operating Partnership Agreement.

(d) Operating Partnership AOLTIP Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the Operating Partnership, Operating Merger Sub or the holders thereof, each Operating Partnership AOLTIP Unit that is unvested and outstanding immediately prior to the Partnership Merger Effective Time that is subject to performance-based vesting criteria shall fully vest (with all performance goals applicable to such Operating Partnership AOLTIP Units deemed satisfied at the maximum level of performance) and all restrictions thereupon shall lapse and each such Operating Partnership AOLTIP Unit will be converted into an Operating Partnership Common Unit in accordance with Section 1.8(c)(i) of Exhibit C of the Operating Partnership Agreement and based on the AOLTIP Conversion Factor applicable to each such Operating Partnership AOLTIP Unit.

Section 3.4 Withholding Rights. Each Party hereto and the Paying Agent shall be entitled to deduct and withhold or cause to be deducted and withheld from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code; provided, however, that (i) except with respect to compensatory payments to current or former employees or service providers of the Company or its Subsidiaries with respect to the payment of Company Restricted Share Consideration, Cashed-Out LTIP Unit Consideration or Partnership Merger Consideration, before making any such deduction or withholding, Parent shall use commercially reasonable efforts to provide to the Company with reasonable advance notice of any applicable payor’s intention to make such deduction or withholding and shall include the authority, basis and method of calculation for the proposed deduction or withholding, and (ii) Parent and Company shall use commercially reasonable efforts to cooperate with one another to obtain reduction of or relief from any deduction or withholding from the applicable Governmental Authority and/or execute and deliver to or file with such Governmental Authority and/or any Party such affidavits, certificates and other documents as may reasonably be expected to obtain reduction of or relief from such deduction or withholding, and to otherwise determine the extent of any withholding obligation. Any amounts deducted and withheld under this Agreement that are timely and properly remitted to the appropriate Governmental Authority shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 3.5 Dissenters Rights. No dissenters’ or appraisal rights or other similar rights (including rights of an objecting stockholder under Subtitle 2 of Title 3 of the MGCL) shall be available to any holders of Company Common Stock or any other Person with respect to the Mergers or the other transactions contemplated by this Agreement.

Section 3.6 General Effects of the Mergers.

(a) At the Partnership Merger Effective Time, the effect of the Partnership Merger shall be as set forth in this Agreement and as provided in the applicable provisions of the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all of the assets, property, rights, privileges, powers and franchises of the Operating Partnership and Operating Merger Sub shall vest in the Surviving Partnership, and all debts, obligations, liabilities and duties of the Operating Partnership and Operating Merger Sub shall become the debts, obligations, liabilities and duties of the Surviving Partnership.

(b) At the Company Merger Effective Time, the effect of the Company Merger shall be as set forth in this Agreement and as provided in the applicable provisions of the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all of the assets, property, rights, privileges, powers and franchises of the Company and REIT Merger Sub shall vest in, and devolve on, the Surviving Entity, and all debts, obligations, liabilities and duties of the Company and REIT Merger Sub shall become the debts, obligations, liabilities and duties of the Surviving Entity.

Section 3.7 Tax Consequences. The Parties intend that for U.S. federal income Tax purposes (and, where applicable, state and local income tax purposes) (a) the Partnership Merger shall be treated as a taxable sale of the Operating Partnership Units by the limited partners of the Operating Partnership to Parent in exchange for the Partnership Merger Consideration, and (b) the Company Merger will be treated as a taxable sale by the Company of all of the Company’s assets (including all of the Company’s interests in Operating Partnership) to REIT Merger Sub (or, if REIT Merger Sub is a disregarded entity at the time of the Closing, its regarded parent) in exchange for the Company Merger Consideration provided for herein and the assumption of all of the Company’s liabilities, immediately followed by a payment of any amounts treated as compensation and a distribution of the remaining cash consideration by the Company to the holders of equity interests in the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a “plan of liquidation” of the Company for U.S. federal income tax purposes.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE

OPERATING PARTNERSHIP

Except (a) as set forth in the disclosure letter prepared by the Company Parties and delivered to Parent at or prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent (notwithstanding the absence of a specific cross reference) the applicability of such disclosure to such other section or subsection of this Agreement is reasonably apparent on its face; provided, that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company or the Operating Partnership made herein), or (b) as disclosed in the Company SEC Documents (as defined below) and available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system at least two (2) Business Days prior to the date of this Agreement (excluding any information or documents incorporated by reference therein, or filed as exhibits thereto, and excluding any disclosures contained in such documents under the heading “Forward Looking Statements” or “Risk Factors” or any similarly titled captions and any other disclosures contained therein that are cautionary or forward looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements (and then only to the extent the relevance of any disclosed event, item or occurrence in such Company SEC Documents to a matter covered by a representation or warranty set forth in this Article IV is reasonably apparent on its face)), the Company and the Operating Partnership hereby represent and warrant, as of the date hereof to the Parent Parties, jointly and severally, that:

Section 4.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and, to the extent applicable, operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Each Subsidiary of the Company, including the Operating Partnership, and 745 Fifth Avenue JV, is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

(c) Section 4.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Subsidiaries of the Company, 745 Fifth Avenue JV, their respective jurisdictions of incorporation or organization, as the case may be, the jurisdictions in which the Company and each Subsidiary of the Company are qualified or licensed to do business, the type of and percentage of interest held, directly or indirectly, by the Company or its Subsidiaries in each Subsidiary of the Company, and the classification for U.S. federal income tax purposes (including classification as a “qualified REIT subsidiary” within the meaning of 856(i)(2) of the Code, a “taxable REIT subsidiary” within the meaning of 856(l) of the Code, or a REIT under the applicable provisions of Section 856 of the Code, as applicable) of each Subsidiary of the Company.

(d) Except as set forth in Section 4.1(d) of the Company Disclosure Letter, none of the Acquired Companies, directly or indirectly, owns any equity interest or investment (whether equity or debt) in any Person (other than in the Subsidiaries of the Company and investments in short-term investment securities).

(e) The Company has made available to Parent true, complete and correct copies of the Company Governing Documents, the Operating Partnership Governing Documents, the Governing Documents of 745 Fifth Avenue JV and the Governing Documents of the Company’s Subsidiaries, in each case as in effect as of the date of this Agreement and together with all amendments thereto. The Company is in compliance with the terms of its Company Governing Documents in all material respects. The Operating Partnership and the Company are each in compliance with the terms of the Operating Partnership Governing Documents in all material respects. The Company Governing Documents and Operating Partnership Governing Documents were duly adopted and are in full force and effect.

Section 4.2 Authority; Approval Required.

(a) The Company has the requisite corporate power to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement, including the Company Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Company Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Company Merger, to receipt of the Stockholder Approval and the filing of the Articles of Company Merger with, and acceptance for record of the Articles of Company Merger by, the SDAT.

(b) The Operating Partnership has the requisite limited partnership power to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of approval of the Company as general partner of the Operating Partnership, to consummate the transactions contemplated by this Agreement, including the Partnership Merger and the amendment to the Operating Partnership Agreement as disclosed on Section 6.1(b)(i) of the Company Disclosure Letter. The execution and delivery of this Agreement by the Operating Partnership and the consummation by the Operating Partnership of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited partnership action, and no other limited partnership proceedings on the part of the Operating Partnership are necessary to authorize this Agreement or the Partnership Merger or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Partnership Merger, to the filing of the Articles of Partnership Merger with, and acceptance for record of the Articles of Partnership Merger by, the DE SOS.

(c) This Agreement has been duly executed and delivered by the Company Parties and, assuming due authorization, execution and delivery by the Parent Parties, constitutes a legally valid and binding obligation of each of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d) The Company Board has duly adopted resolutions (i) declaring that the terms of this Agreement, the Company Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, (ii) authorizing, approving and declaring advisable the execution, delivery and performance of this Agreement and, subject to obtaining the Stockholder Approval, the consummation of the transactions contemplated by this Agreement, including the Company Merger, (iii) directed that the approval of the Company Merger and the transactions contemplated by this Agreement be submitted to a vote of the holders of Company Common Stock at the Stockholders Meeting, and (iv) except as may be permitted pursuant to Section 7.3, resolved to include in the Proxy Statement the recommendation of the Company Board to holders of Company Common Stock to vote in favor of approval of the Company Merger (such recommendation, the “Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.

(e) The Company, as general partner of the Operating Partnership, has duly executed the GP Approval.

(f) The Stockholder Approval is the only vote or consent of the holders of any class of securities of the Company necessary to approve the Company Merger and the other transactions contemplated by this Agreement.

Section 4.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company Parties do not, and the performance of this Agreement and their obligations hereunder will not, (i) assuming receipt of the Stockholder Approval in the case of the Company and the GP Approval, in the case of the Operating Partnership, conflict with or violate any provision of (A) the Company Governing Documents, in the case of the Company, or the Operating Partnership Governing Documents, in the case of the Operating Partnership, or (B) any equivalent organizational or governing documents of any other Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained, all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Acquired Companies or by which any property or asset of the Acquired Companies is bound, or (iii) except as set forth in Section 4.3(a)(iii) of the Company Disclosure Letter, require any consent or approval (except as contemplated by Section 4.3(b)) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of any of the Acquired Companies or 745 Fifth Avenue JV under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien (other than a Permitted Encumbrance) on any property or asset of the Acquired Companies pursuant to, any Material Contract or Permit (as defined herein) to which any of the Acquired Companies is a party, except, as to clauses (i)(B), (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company Parties do not, and the performance of this Agreement by the Company Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by the Company Parties, except (i) the filing with the SEC of the Proxy Statement and such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Company Merger with, and the acceptance for record of the Articles of Company Merger by, the SDAT pursuant to the MGCL, (iii) the filing of the Articles of Partnership Merger with, and the acceptance for record of the Articles of Partnership Merger by, the DE SOS pursuant to the DRULPA, (iv) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (v) filings as may be required under the rules and regulations of the New York Stock Exchange, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.4 Capital Structure.

(a) The authorized shares of capital stock of the Company consists of 900,000,000 shares of Company Common Stock, and 100,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”). As of the close of business on September 12, 2025 (the “Capitalization Date”), (i) 220,948,424 shares of Company Common Stock were issued and outstanding, including 107,445 Company Restricted Shares, (ii) no shares of Company Preferred Stock were issued and outstanding and (iii) 866,693 shares of Company Common Stock were reserved and available for future issuance pursuant to outstanding Company Options. All of the outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable. From the Capitalization Date until the date of this Agreement, no shares of Company Common Stock, Company Preferred Stock or Company Options have been issued, awarded or granted other than such shares of Company Common Stock issued in connection with the vesting of Company Compensatory Awards or the redemption or conversion of any Operating Partnership Common Units or any Operating Partnership Compensatory Award. Except as set forth in this Section 4.4(a), there is no other outstanding Company Capital Stock as of the close of business on the Capitalization Date.

(b) Section 4.4(b) of the Company Disclosure Letter sets forth the following information with respect to outstanding Company Compensatory Awards as of the close of business on the Capitalization Date: (1) the name (or employee identification number) of the holder thereof; (2) the number of shares of Company Common Stock issuable thereunder; (3) the grant date; (4) the expiration date (if any); (5) the exercise price (if any); and (6) with respect to a Company Option, whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code.

(c) The Company is the sole general partner of the Operating Partnership and is the legal and beneficial owner of, and has good and valid title to, all of the general partnership interests in the Operating Partnership and 220,948,424 Operating Partnership Common Units, in each case free and clear of any Liens other than transfer and other restrictions under applicable federal and state securities Laws. As of the Capitalization Date, (i) 232,005,926 Operating Partnership Common Units were issued and outstanding, (ii) no Operating Partnership Preferred Units were issued and outstanding, (iii) 8,778,743 Operating Partnership LTIP Units were issued and outstanding or subject to issuance (assuming that, for purposes of any such Operating Partnership LTIP Units that are subject to performance-based vesting criteria, that the applicable performance metrics are achieved at “maximum” levels), and (iv) 14,524,750 Operating Partnership AOLTIP Units were issued and outstanding or subject to issuance (assuming that, for purposes of any such Operating Partnership AOLTIP Units that are subject to performance-based vesting criteria, that the applicable performance metrics are achieved at “maximum” levels). As of the Capitalization Date, the Company owned 220,948,424 Operating Partnership Common Units, corresponding to 95.2% of the total issued and outstanding Operating Partnership Common Units. As of the Capitalization Date, the limited partners of the Operating Partnership other than the Company owned 11,057,502 Operating Partnership Common Units, corresponding to 4.8% of the total issued and outstanding Operating Partnership Common Units. All of the outstanding Operating Partnership Units are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 4.4(c), there are no other outstanding Operating Partnership Units as of the close of business on the Capitalization Date. From the Capitalization Date until the date of this Agreement, no Operating Partnership Common Units, Operating Partnership Preferred Units, Operating Partnership LTIP Units or Operating Partnership AOLTIP Units have been issued, awarded or granted other than such units issued in connection with the conversion or redemption of Operating Partnership Compensatory Awards.

(d) Section 4.4(d)(i) of the Company Disclosure Letter sets forth the following information with respect to the Operating Partnership Common Units owned by each Person as of the close of business on the Capitalization Date: (1) the name of the holder thereof, and (2) the number of Operating Partnership Units held by each holder thereof and the corresponding percentage of total Operating Partnership Units. Section 4.4(d)(ii) of the Company Disclosure Letter sets forth the following information with respect to outstanding Operating Partnership Compensatory Awards as of the close of business on the Capitalization Date: (1) the name (or employee identification number) of the holder thereof; (2) the number and type of units underlying the Operating Partnership Compensatory Awards (assuming that, for purposes of any such Operating Partnership Compensatory Awards that are subject to performance-based vesting criteria, that the applicable performance metrics are achieved at “maximum” levels); (3) the grant date; (4) the expiration date (if any); and (5) the unit participation threshold (if any).

(e) All of the outstanding shares of capital stock of each Subsidiary of the Company (other than the Operating Partnership) that is a corporation are duly authorized, validly issued, fully paid and nonassessable and no class of shares of stock were issued in violation of any preemptive, first refusal or first offer rights. All of the outstanding equity interests in each Subsidiary of the Company that is a partnership or limited liability company are duly authorized and validly issued and were not issued in violation of any preemptive, first refusal or first offer rights. All outstanding shares of capital stock of, or equity interests in, each Subsidiary of the Company that may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable, as applicable. Except with respect to the Operating Partnership and as set forth on Section 4.4(e) of the Company Disclosure Letter, the Company owns, directly or indirectly, all of the issued and outstanding capital stock of, or equity interests in, each Subsidiary of the Company (other than the Operating Partnership) and has good and valid title thereto, free and clear of all Liens, other than Permitted Encumbrances, and free of preemptive, first refusal or first offer rights.

(f) As of the close of business on the Capitalization Date, there are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of the Acquired Companies (“Voting Debt”) issued and outstanding. Except for Company Compensatory Awards set forth in Section 4.4(a) of the Company Disclosure Letter and the Operating Partnership Compensatory Awards set forth in Section 4.4(c)(ii) of the Company Disclosure Letter, as of the close of business on the Capitalization Date (and shares of Company Common Stock, Operating Partnership LTIP Units, Operating Partnership AOLTIP Units or Operating Partnership Common Units issuable on the exercise, vesting or conversion thereof, as applicable), there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which the Acquired Companies is a party or by which any of them is bound obligating any of the Acquired Companies to (i) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of any of the Acquired Companies or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock, Voting Debt or other equity interests.

(g) None of the Acquired Companies are party to or bound by any Contracts concerning the voting (including voting trusts and proxies) of any capital stock or equity interests of any of the Company Parties that restricts the transfer of any capital stock or equity of the Acquired Companies. Except as set forth in Section 4.4(g) of the Company Disclosure Letter, none of the Acquired Companies has granted any registration rights on Company Capital Stock or Operating Partnership Units. No Company Common Stock is owned by any Subsidiary of the Company.

(h) The Company does not have a “poison pill” or similar stockholder rights plan.

(i) All dividends or other distributions on the Company Common Stock and any material dividends or other distributions on any securities of any Subsidiary of the Company, which have been authorized or declared prior to the date hereof, have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 4.5 SEC Documents; Financial Statements; Internal Controls; Off-Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws.

(a) The Company has timely and publicly filed with, or furnished to, the SEC (and made available in the Electronic Data Gathering, Analysis and Retrieval system), or, with respect to any late disclosure, timely responded to the SEC or subsequently filed, all forms, documents, statements, schedules and reports (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”)) since January 1, 2023 (the forms, documents, statements and reports filed or furnished with the SEC on or after January 1, 2023 and those filed or furnished with the SEC since the date of this Agreement, if any, including any amendments or supplements thereto, the “Company SEC Documents”). As of their respective filing or furnishing dates (or the date of their most recent amendment, supplement or modification or, in the case of registration and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), the Company SEC Documents (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Documents and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review. As of the date hereof, no Subsidiary of the Company is separately required to file (or to the Knowledge of the Company, reasonably expected to be required to file) any form or report with the SEC pursuant to the periodic and current disclosure requirements under Section 13(a) or Section 15(d) of the Exchange Act.

(b) The consolidated audited and unaudited financial statements of the Company and the consolidated Subsidiaries of the Company included, or incorporated by reference, in the Company SEC Documents, including the related notes and schedules (as amended, supplemented or modified by later Company SEC Documents), (i) complied, as of their respective dates, in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act), and (iii) fairly present, in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end adjustments, none of which is material, individually or in the aggregate), the consolidated financial position of the Company and the consolidated Subsidiaries of the Company, taken as a whole, as of their respective dates and the consolidated results of operations of the Company and the consolidated Subsidiaries of the Company for the periods presented therein.

(c) The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has designed and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the consolidated Subsidiaries of the Company.

(d) The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since January 1, 2023, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s independent auditors and the audit committee of the Company Board (the material circumstances of which (if any) have been made available to Parent prior to the date hereof) (i) any known and unresolved significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since January 1, 2023, none of the Acquired Companies has received any material, unresolved, complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Acquired Companies or their respective internal accounting controls.

(e) None of the Acquired Companies is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any securitization transaction or “off-balance sheet arrangements” (as defined in Item 303(b) of Regulation S-K of the SEC), where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Acquired Companies in the Company’s audited financial statements or other Company SEC Documents.

(f) Neither the Company nor any Subsidiary of the Company is required to be registered as an investment company under the Investment Company Act.

(g) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since January 1, 2023, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

Section 4.6 Absence of Certain Changes or Events. Except as set forth in Section 4.6 of the Company Disclosure Letter, since July 1, 2025 through the date of this Agreement, (a) the Acquired Companies have conducted their respective business in all material respects in the ordinary course of business, (b) there has not been any Company Material Adverse Effect and (c) none of the Acquired Companies has taken any action that, if taken or proposed to be taken after the date of this Agreement, would be prohibited by Section 6.1(b)(i), Section 6.1(b)(ii), Section 6.1(b)(xvii), or Section 6.1(b)(xxiii).

Section 4.7 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the financial statements or in the notes thereto contained in the Company SEC Documents, (b) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement, and (c) for liabilities or obligations incurred in the ordinary course of business consistent with past practice in all material respects since July 1, 2025, none of the Acquired Companies has any liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP or obligations or Indebtedness (whether accrued, absolute, contingent or otherwise) that either alone or when combined with all other liabilities of a type not described in clauses (a), (b) or (c) above, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

Section 4.8 Permits; Compliance with Law.

(a) Each of the Acquired Companies is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, Orders, franchises, certifications and clearances of any Governmental Authority necessary for such Acquired Company to own, lease and, to the extent applicable, operate its properties or to carry on its respective business, properties and assets substantially as they are being conducted (the “Permits”), and all such Permits are valid and in full force and effect, and sufficient for all business presently conducted by the Acquired Companies except where the failure to be in possession of, or the failure to be valid or in full force and effect of or the sufficiency of, any of the Permits, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. Except as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no event has occurred with respect to any of the Permits which permits, or after notice or lapse of time or both would permit, revocation, suspension or termination thereof or would result in any other material impairment of the rights of the holder of any such Permits. To the Knowledge of the Company, there is not pending any applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of the Acquired Companies that impairs the validity of any Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any Permit, except where the impairment or revocation of any such Permit, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. None of the Acquired Companies has, during the five year period prior to the date hereof: (A) received any written notice from any Governmental Authority regarding any material violation by any Acquired Company of any Law or (B) provided any written notice to any Governmental Authority regarding any material violation by an Acquired Company of any Law, which notice in either case remains outstanding or unresolved as of the date hereof, except for such notices that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) None of the Acquired Companies is, and for the past three (3) years has been, in conflict with, or in default or violation of (i) any Law applicable to any of the Acquired Companies or by which any property or asset of any of the Acquired Companies is bound, or (ii) any Permits, except, in each case, for any such conflicts, defaults or violations that have been cured, or that, individually or in the aggregate, would not have, and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation by any Governmental Authority with respect to the Company or any of the Acquired Companies is pending, except for such investigations the outcomes of which, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

(c) Except as, individually or in the aggregate, would not have, and would not reasonably be expected to be material to the Acquired Companies taken as a whole, the Acquired Companies and their respective directors, officers, employees and agents (in their capacity as such) are, and for the previous five (5) years have been, in compliance with all Anti-Corruption Laws applicable to such Persons.

(d) Except as, individually or in the aggregate, would not have, and would not reasonably be expected to be material to the Acquired Companies taken as a whole, none of the Acquired Companies or their respective directors, officers, employees or agents (in their capacity as such), are the subject of any investigation, inquiry, complaint, claim or enforcement proceeding by any Governmental Authority or any other source regarding any offense or alleged offense under any Anti-Corruption Laws, and no such investigation, inquiry, complaint, claim or proceeding is pending or has been threatened in writing, and none of the Acquired Companies is aware of any circumstances that may lead to such an investigation, inquiry, complaint, claim or proceeding.

(e) Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, in the last five (5) years, none of the Acquired Companies, nor any of their respective officers, directors, employees or agents, has violated any Sanctions. None of the Acquired Companies, nor any of their respective officers, directors, employees or agents, is or has been a Sanctioned Person. The Acquired Companies have not conducted any business or transaction with, in, or involving any Sanctioned Jurisdiction or Sanctioned Person.

(f) Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, the Acquired Companies have not (i) made any voluntary, directed or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any non-compliance with any Sanctions, (ii) been the subject of a past, current, pending or threatened investigation, inquiry or enforcement proceeding for a violation of Sanctions or (iii) received any notice, request, penalty, or citation for any actual or potential non-compliance with Sanctions.

(g) For the past three (3) years, each Acquired Company has, in all material respects, established and maintained written compliance and supervisory policies and procedures as required pursuant to the Advisers Act or other applicable Law, including a system to supervise the activities of any Person “associated with an investment adviser” (as defined in the Advisers Act), that are reasonably designed to achieve compliance with applicable Laws and to the Knowledge of the Company have not failed to enforce such policies in a manner that would be reasonably be expected to have a material adverse effect on the PGRE Advisors.

(h) All post-SEC-exam letters that the Acquired Companies or the Paramount Funds have received for the past five (5) years from the SEC are listed in Section 4.8(h) of the Company Disclosure Letter. True, complete and correct copies of all such post-SEC-exam letters received for the past five (5) years, and all material correspondence from the SEC have been made available to Parent, together with all written responses thereto. All remedial actions necessary to cure the deficiencies or violations, if any set forth in such post-SEC-exam letters, have been taken by the Acquired Companies or the Paramount Funds, as applicable.

Section 4.9 Litigation. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened against any of Acquired Companies that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies are subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

Section 4.10 Properties.

(a) Subject to the immediately succeeding sentence, Section 4.10 of the Company Disclosure Letter lists all of the Company Properties, and sets forth (i) the applicable Acquired Company owning such property and if not wholly owned, the fee owner and any joint venture party and (ii) the street address, town or city, and state in which each Company Property is located and (iii) whether any Company Property is subject to any financing. The Acquired Companies own fee simple title to the Company Properties, free and clear of Liens, except for Permitted Encumbrances. The Acquired Companies do not lease any real property as a tenant from any third party. None of the Acquired Companies has received written notice of any violation of any Law affecting any portion of any of the Company Properties issued by any Governmental Authority which violations would reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies has received written notice to the effect that there are (1) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Company Properties or (2) zoning, building or similar Laws, codes, ordinances, Orders or regulations that are violated by the operation or use of any buildings or other improvements on any of the Company Properties as currently conducted.

(b) Section 4.10(b) of the Company Disclosure Letter sets forth, as of December 31, 2024, a true, correct and complete list of all Material Company Leases, identifying the applicable Company Property (including the address thereof), the landlord, the tenant, square footage, annual base rent, the remaining term, which list is accurate in all material respects. As of the date hereof, (i) the Company has delivered to or made available to Parent a copy of each Material Company Lease that is true and complete in all material respects, including any guarantees, modifications, amendments, extensions and/or assignments thereto or thereof, which copies are accurate in all material respects (ii) to the Knowledge of the Company, each Material Company Lease is in full force and effect, and no Acquired Company nor, to the Knowledge of the Company, any other party to a Material Company Lease, is in default beyond any applicable notice and cure period under any Material Company Lease, which default is in effect on the date of this Agreement, and (iii) no Acquired Company has, prior to the date hereof, received from any counterparty under any Material Company Lease a written notice from the tenant of any intention to vacate and terminate prior to the end of the term of such Material Company Lease. Except as set forth on Section 4.10(b) of the Company Disclosure Letter or except as has been resolved prior to the date hereof, as of the date of this Agreement, (A) no tenant under any Material Company Lease is currently asserting in writing a right to cancel or terminate such Material Company Lease prior to the end of the current term, and (B) no Acquired Company has received notice of any insolvency or bankruptcy proceeding (or threatened proceedings) involving any tenant under any Material Company Lease where such proceeding remains pending, except, in each case, as would not reasonably be expected, individually or in the aggregate, to be a Company Material Adverse Effect. The Company has delivered to or made available to Parent a copy of all leases and occupancy agreements at the Company Properties, which are true, correct and complete in all material respects.

(c) Section 4.10(c) of the Company Disclosure Letter sets forth a true, correct and complete list of all Third Party Management Agreements, identifying the applicable property address, the owner, and the Acquired Company that is acting as manager. As of the date hereof, (i) the Company has delivered to or made available to Parent a copy of each Third Party Management Agreement that is true and complete in all material respects, and (ii) to the Knowledge of the Company, each Third Party Management Agreement is in full force and effect, and no Acquired Company or Company Party nor, to the

Knowledge of the Company, any other party to a Third Party Management Agreement, is in default beyond any applicable notice and cure period under any Third Party Management Agreement, which default is in effect on the date of this Agreement.

(d) The Acquired Companies have good and marketable title to, or a valid and enforceable leasehold interest in, all material personal property owned, used or held for use by them, except, in each case, as would not reasonably be expected, individually or in the aggregate, to be a Company Material Adverse Effect. The Acquired Companies’ ownership of any such personal property is not subject to any Liens, other than Permitted Encumbrances.

(e) The property data tape set forth on Section 4.10(e) of the Company Disclosure Letter sets forth true and correct information in all material respects, as of the date set forth thereon, with respect to the information contained therein. To the Knowledge of the Company, no base rent, fixed rent or additional rent has been paid more than one (1) month in advance by any tenant under any Material Company Lease.

(f) Except as set forth in Section 4.10(f) of the Company Disclosure Letter, except as would not have, or would not reasonably be expected to have, (individually or in the aggregate) a Company Material Adverse Effect, there are no outstanding options to purchase, rights of first refusal to purchase or first offer to purchase or any other rights to purchase or otherwise acquire an ownership interest in any Company Property in favor of any Person.

(g) Except as set forth in Section 4.10(g) of the Company Disclosure Letter, none of the Acquired Companies (nor any of its Affiliates) has engaged any Person (other than another Acquired Company) to operate or manage any of the Company Properties pursuant to any agreement that remains in effect as of the date hereof.

(h) Except as set forth in Section 4.10(h) of the Company Disclosure Letter, as of the date hereof, there is no existing or ongoing capital expenditure project or construction or development project occurring at any Company Property.

(i) To the Knowledge of the Company, except for loan documents with respect to Indebtedness secured by any Company Property entered into in the ordinary course of business or as otherwise set forth on Section 4.13(i) of the Company Disclosure Letter, (i) there are no agreements which restrict any Acquired Company from transferring such Company Property, and (ii) none of Acquired Companies and none of the Company Properties is subject to any restriction on the sale or other disposition of or on the financing or release of financing of any Company Properties, except, in each case, as would not have, or would not reasonably be expected to have, (individually or in the aggregate) a Company Material Adverse Effect.

(j) Except as set forth on Section 4.10(j) of the Company Disclosure Letter, there are no ongoing or planned alterations, renovations, additions or improvements to the Company Properties outside the ordinary course of business.

(k) To the Knowledge of the Company, there are no pending or contemplated zoning changes, “floor area ratio” changes, variances, special zoning exceptions, conditions, or agreements affecting or potentially affecting any of the Company Properties.

(l) Except as set forth on Section 4.10(l) of the Company Disclosure Letter, to the Knowledge of the Company as of the date hereof, the Company Properties, including, without limitation, all material improvements, building systems and structural components are in operating condition and repair, ordinary wear and tear excepted.

(m) There (i) has not been, to the Knowledge of the Company, in the past (12) months, and (ii) is not, as of the date of this Agreement, any material casualty affecting any Company Property, and there is not, as of the date of this Agreement, any disrepair or damage that remains unrepaired, due to any prior casualty, if any, materially and adversely affecting any Company Property.

(n) Except as set forth on Section 4.10(n) of the Company Disclosure Letter, and except with respect to the transactions contemplated pursuant to this Agreement, no Acquired Company is a party to any binding commitment, binding term sheet, binding letter of intent or binding agreement to (i) acquire any real property or sell, transfer or convey, directly or indirectly, any Company Property or (ii) enter into any lease, license or occupancy agreement with respect to a Company Property.

(o) Section 4.10(o) of the Company Disclosure Letter sets forth, as of the date hereof, the top ten (10) tenants of the Company by annual rentals.

Section 4.11 Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) the Acquired Companies and their respective properties are now and have for the past five (5) years been, in compliance with all Environmental Laws and all applicable Environmental Permits; (ii) each of the Acquired Companies is in possession of all Environmental Permits necessary for the Acquired Companies to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof, and all such Environmental Permits are valid and in full force and effect with all necessary applications for renewal thereof having been timely filed; (iii) any and all Hazardous Substances disposed of by any of the Acquired Companies was done so in accordance with all applicable Environmental Laws and Environmental Permits; (iv) the Acquired Companies and their respective properties have not received any written notice, demand, letter, claim or request for information alleging any violation of, or liability under, any applicable Environmental Law; (v) the Acquired Companies and their respective properties are not subject to any Order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority pursuant to any Environmental Laws, any Environmental Permit or Hazardous Substance; and (vi) except as set forth on Section 4.11 of the Company Disclosure Letter, there are no liabilities or obligations (and no asserted liability or obligations) of the Acquired Companies arising under or relating to any Environmental Law or any Hazardous Substance.

Section 4.12 Material Contracts.

(a) All Contracts, including amendments thereto, required to be filed with the SEC as an exhibit to any Company SEC Documents filed on or after January 1, 2023 pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts shall be deemed to have been made available to Parent.

(b) Section 4.12(b) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of, and the Company has made available to Parent a true, correct and complete copy of, each Contract (other than a Company Benefit Plan) in effect as of the date hereof to which any of the Acquired Companies is a party or by which any of its properties or assets are bound that:

(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(ii) is required to be described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act;

(iii) involves (A) annual future expenditures or receipts by an Acquired Company of more than $20,000,000 or (B) annual aggregate payments by, or other consideration from, any Acquired

Companies of more than $20,000,000, and, in each case of (A) and (B), is not terminable by an Acquired Company for convenience without material penalty;

(iv) contains any non-compete, “most favored nation” or exclusivity provisions with respect to any line of business or geographic area that (A) restricts the business of the Acquired Companies in any material respect, including upon consummation of the transactions contemplated by this Agreement, or that otherwise restricts the lines of business conducted by the Acquired Companies or the geographic area in which the Acquired Companies may conduct business in any material respect, other than any Contracts that may be cancelled without material liability to an Acquired Company upon notice of ninety (90) days or less or (B) would restrict the business of Parent or its Affiliates (other than the Acquired Companies) or the geographic area in which Parent or its Affiliates (other than the Acquired Companies) may conduct business upon consummation of the transactions contemplated by this Agreement;

(v) constitutes or relates to an Indebtedness obligation for borrowed money of the Acquired Companies that either (A) has an outstanding principal amount as of the date hereof greater than $20,000,000 or (B) is secured, directly or indirectly, by a Company Property;

(vi) requires the Acquired Companies to purchase or sell, as applicable, equity interests of any Person or assets, including through a pending purchase or sale of assets, merger, consolidation or similar business combination transaction, that (together with all of the assets and properties subject to such requirement in such Contract) have a fair market value or purchase price in excess of $100,000,000;

(vii) relates to an acquisition, divestiture, merger or similar transaction that has continuing material indemnification, guarantee, “earn-out” or other contingent payment obligations on an Acquired Company;

(viii) except to the extent set forth in the Governing Documents of the Company’s Subsidiaries or the 745 Fifth Avenue JV or the loan documents in effect as of the date hereof evidencing Indebtedness, contains covenants expressly limiting, in any material respect, the ability of the Acquired Companies to sell, transfer, pledge or otherwise dispose of any material assets or business of the Acquired Companies, taken as a whole;

(ix) except to the extent set forth in the Governing Documents of the Company’s Subsidiaries or the 745 Fifth Avenue JV or the loan documents in effect as of the date hereof evidencing Indebtedness or any Material Company Lease, grants any buy/sell, put option, call option, redemption right, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which any Acquired Company could be required to purchase or sell a material portion of the equity interests or a material portion of the assets of any Person;

(x) sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of the Acquired Companies with or involving a third party;

(xi) calls for (A) aggregate payments by, or other consideration from, any of the Acquired Companies of more than $10,000,000 over the remaining term of such Contract or (B) annual aggregate payments by, or other consideration from, any of the Acquired Companies of more than $2,000,000;

(xii) relates to the settlement (or proposed settlement) of any pending or threatened Action, in writing, other than any settlement that is covered by insurance or indemnification, or provides solely for the payment of less than $10,000,000;

(xiii) pursuant to which any of the Acquired Companies, (A) receives a license of or other rights or interest with respect to any material Intellectual Property, other than off-the-shelf software, and other than any Contract entered into in the ordinary course of business for which the license of or grant of other right or interest with respect to such Intellectual Property is both on a non-exclusive basis and not the primary purpose of such Contract or (B) grants a license of or other rights or interest with respect to any material Intellectual Property owned by any Acquired Company other than non-exclusive licenses granted in the ordinary course of business;

(xiv) is a Fund Agreement; and

(xv) is a Material Company Lease.

(c) Each Contract in any of the categories set forth in Section 4.12(a) and (b) to which any of the Acquired Companies is a party or by which it is bound as of the date hereof is referred to herein as a “Material Contract”.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, (i) each Material Contract is legal, valid, binding and enforceable on the each Acquired Company that is a party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) and (ii) each Acquired Company has performed all obligations required to be performed by it prior to the date hereof under each Material Contract and, to the Knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under such Material Contract prior to the date hereof. None of the Acquired Companies nor, to the Knowledge of the Company, any other party thereto, is in breach or violation of, or default under, any Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies has received notice of any violation or default under, or currently owes any termination, cancellation or other similar fees or any liquidated damages with respect to, any Material Contract, except for violations, defaults, fees or damages that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have a Company Material Adverse Effect, there are no disputes pending, or, to the Knowledge of the Company, threatened with respect to any Material Contract, and none of the Acquired Companies has received any written notice of the intention of any other party to a Material Contract to terminate for default, convenience or otherwise any Material Contract.

(e) Section 4.12(e) of the Company Disclosure Letter lists each management agreement pursuant to which any third party manages or operates any of the Company Properties on behalf of any Acquired Company, and describes the property that is subject to such management agreement, the applicable Acquired Company that is a party, the date of such management agreement and each material amendment, guaranty or other agreement binding on the applicable Acquired Company and relating thereto (collectively, the “Management Agreements”). The true and complete copies of all Management Agreements as of the date hereof have been made available to Parent. As of the date hereof, each Management Agreement is valid, binding and in full force and effect as against the applicable Acquired Company and, to the Knowledge of the Company, as against the other party thereto. None of the Acquired Companies owes any termination, cancellation or other similar fees or any liquidated damages to any third-party manager or operator, except for fees or damages that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.13 Taxes. Except to the extent it would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) Each Acquired Company has timely filed with the appropriate Governmental Authority all Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct. Each Acquired Company has duly paid (or there has been paid on its behalf) all Taxes required to be paid by them, whether or not shown on any Tax Return. To the Knowledge of the Company, no written claim has been proposed by any Governmental Authority in any jurisdiction where the Acquired Companies do not file Tax Returns that any Acquired Company is or may be subject to Tax by such jurisdiction.

(b) The Company (i) for all taxable years beginning with the taxable year ended December 31, 2014, through its taxable year ended December 31, 2024, has been organized and operated in conformity with the requirements to qualify for taxation as a REIT under the Code, (ii) has operated since December 31, 2024 through the date hereof, and intends to continue to so operate through the Company Merger Effective Time (taking into account that the Company will be treated as selling all of its assets in a taxable transaction and distributing the Company Merger Consideration in liquidation of the Company for U.S. federal income Tax purposes as a result of the Company Merger) in such a manner as to enable the Company to continue to meet the requirements to qualify for taxation as a REIT for the short taxable year that includes the Company Merger Effective Time, and (iii) has not taken or omitted to take any action that could reasonably be expected to result in the Company’s failure to qualify for taxation as a REIT prior to the Company Merger Effective Time, and no challenge to the Company’s status or qualification for taxation as a REIT prior to the Company Merger Effective Time is pending or, to the Knowledge of the Company, threatened. Each REIT Subsidiary (i) for all taxable years beginning with the initial taxable year for which it filed a REIT election through its taxable year ended December 31, 2024, has been organized and operated in conformity with the requirements to qualify for taxation as a REIT under the Code, (ii) has operated since December 31, 2024 through the date hereof, and intends to continue to so operate for the taxable year that includes the Company Merger Effective Time, in such a manner as to enable it to continue to meet the requirements to qualify for taxation as a REIT for the taxable year that includes the Company Merger Effective Time (determined without regard to any REIT distribution requirements for the taxable year that includes the Company Merger Effective Time or any transactions, events, actions or omissions of action that occur after the Company Merger Effective Time, and assuming that the taxable year that includes the Company Merger Effective Time ends at the Company Merger Effective Time), and (iii) has not taken or omitted to take any action that could reasonably be expected to result in its failure to qualify for taxation as a REIT prior to the Company Merger Effective Time, and no challenge to its status or qualification for taxation as a REIT prior to the Company Merger Effective Time is pending or, to the Knowledge of the Company, threatened.

(c) (i) There are no audits, examinations, investigations or other proceedings by any Governmental Authority pending with regard to any Taxes or Tax Returns of any of the Acquired Companies; (ii) no deficiency for Taxes of any of the Acquired Companies has been claimed, proposed or assessed (or, to the Knowledge of the Company, threatened) in writing by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith and for which adequate reserves in accordance with GAAP have been established; (iii) none of the Acquired Companies has waived any statute of limitations with respect to the assessment or collection of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open tax year; (iv) none of the Acquired Companies is currently the beneficiary of any extension of time within which to file any income Tax Return, which income Tax Return has since not been filed; and (v) none of the Acquired Companies has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax Law) or has received or requested any other written ruling written agreement with a Governmental Authority with respect to any Taxes.

(d) The Acquired Companies have complied with all applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(e) None of the Acquired Companies is a party to any Tax allocation or sharing agreement or similar arrangement, other than (i) any agreement or arrangement solely between any of the Acquired Companies, and (ii) customary provisions in commercial contacts not primarily relating to Taxes. None of the Acquired Companies is a party to or has any obligations or liabilities under any Tax Protection Agreement.

(f) None of the Acquired Companies (i) has been a member of an affiliated group filing a consolidated federal income Tax (other than an affiliated group the common parent of which is an Acquired Company), or (ii) has any liability for the Taxes of any Person (other than any Acquired Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract, or otherwise.

(g) None of the Acquired Companies has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(h) No Acquired Company holds any asset the disposition of which would be subject to Section 1.337(d)-7 of the Treasury Regulations (or any other regulations under Section 337(d) of the Code), Section 1374 of the Code, or any similar provisions of Tax Law (including state, local, or foreign Tax Law), nor has any Acquired Company disposed of any such asset during its current or the immediately preceding taxable year.

(i) There are no Liens for Taxes upon any property or assets of any Acquired Company, except for the Permitted Encumbrances.

(j) No Acquired Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying or intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(k) The Company’s aggregate tax basis in its assets for U.S. federal income Tax purposes exceeds its aggregate liabilities for U.S. federal income Tax purposes (including its allocable share thereof under Section 752 of the Code).

(l) The Company does not currently have nor, as of and for the year ended December 31, 2024, has had any earnings and profits attributable to any non-REIT year within the meaning of Section 857 of the Code.

(m) Since December 31, 2023, no Acquired Company has incurred, or has engaged in any transaction that could reasonably be expected to give rise to, any liability for Taxes under Sections 857(b)(4), 857(b)(6)(A), 857(b)(7), 857(f), 860(c) or 4981 of the Code, in each case except where such Taxes have been fully paid.

Section 4.14 Intellectual Property. Except as set forth on Section 4.14 of the Company Disclosure Letter, none of the Acquired Companies: (a) owns any registered trademarks or copyrights, or issued patents, or (b) has any pending applications for the registration or issuance of any trademarks, patents or copyrights. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, (i) the conduct of the business of the Acquired Companies as currently conducted does not misappropriate, infringe or otherwise violate, and has not since January 1, 2023 misappropriated, infringed or otherwise violated any Intellectual Property rights of any third party, (ii) no Person is misappropriating, infringing or otherwise violating any Intellectual Property owned by any Acquired Company, and (iii) the Acquired Companies own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property used in the business of the Acquired Companies as it is currently conducted. To the Knowledge of the Company, since January 1, 2023, none of the Acquired Companies have received any material written claim or notice alleging misappropriation, infringement or other violation of any Intellectual Property rights of any third party by the conduct of the business of any Acquired Company.

Section 4.15 Information Privacy and Security. (a) The Company has adopted policies and procedures with respect to privacy, data protection, security and the collection and use of Personal Information gathered or accessed in the course of the operations of the Acquired Companies, (b) those policies and procedures are commercially reasonable and comply with applicable Information Privacy and Security Laws and contracts, and (c) the Acquired Companies are in compliance with such policies and procedures, except, for purposes of subclauses (b) and (c) above, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies maintain commercially reasonable disaster recovery policies and procedures that are intended to minimize the disruption of their business in the event of any material failure of any of the IT Assets and commercially reasonable policies and procedures to protect the integrity and security of the IT Assets and the material data and information stored or contained therein or transmitted thereby against unauthorized access or use. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Acquired Company has experienced a data security breach of any IT Assets that has resulted in any unauthorized access, use, modification, deletion, or corruption of any material information or data stored or contained therein or transmitted thereby.

Section 4.16 Insurance. Section 4.16 of the Company Disclosure Letter sets forth a true and complete list of all material insurance policies and all material fidelity bonds or other material insurance Contracts providing coverage for the Acquired Companies (the “Insurance Policies”), which Insurance Policies are of the type and in the amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Acquired Companies and sufficient to allow each to replace any of its assets that might be damaged or destroyed, except as, individually or in the aggregate, would not have, and would not reasonably be expected to have a Company Material Adverse Effect. Except as, in each case, individually or in the aggregate, would not have, and would not reasonably be expected to have a Company Material Adverse Effect, each Insurance Policy is in full force and effect, all premiums due and payable under all Insurance Policies have been paid, and the Acquired Companies have otherwise complied in all material respects with the terms and conditions of all Insurance Policies and all claims, events and occurrences that may be covered under any Insurance Policy have been noticed pursuant to the conditions in such policy. From January 1, 2023 through the date hereof, no written notice of premature cancellation, termination or increase in premium has been received by any Acquired Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation, except as, individually or in the aggregate, would not have, and would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.17 Employee Benefit Plans.

(a) Section 4.17(a) of the Company Disclosure Letter sets forth an accurate and complete list of each material Company Benefit Plan (other than employment offer letters or individual independent contractor or consultant agreements on substantially the form provided to Parent prior to the date hereof that are terminable upon no more than thirty (30) days’ notice without further liability (or such other period provided by applicable Law)), and that do not contain any transaction, retention or similar incentives, in each case, provided, that the form is set forth in the Company Disclosure Letter. To the extent applicable, the Acquired Companies have either delivered or made available to Parent prior to the execution of this Agreement with respect to each Company Benefit Plan scheduled on Section 4.17(a) of the Company Disclosure Letter true, correct and complete copies of: (i) all plan documents and all amendments thereto, and all related trust or other funding documents, and in the case of unwritten Company Benefit Plans, written descriptions thereof, (ii) the most recent determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS or the United States Department of Labor, (iii) the most recently filed annual return/report (Form 5500) and accompanying schedules and attachments thereto, (iv) the most recently prepared actuarial report and financial statements, (v) the most recent prospectus or summary plan descriptions and any material modifications thereto, (vi) all nondiscrimination and compliance testing reports for the most recently completed plan year and (vii) all material non-routine correspondence to and from any Governmental Authority within the last three (3) years.

(b) None of the Acquired Companies has during the past six (6) years maintained, contributed to, or participated in, has been required to contribute to or has or is reasonably expected to have any direct or indirect liability with respect to, (i) any plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan or (ii) a Multiemployer Plan.

(c) No Company Benefit Plan provides for post-retirement welfare benefits, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other applicable Law, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) pursuant to an applicable agreement, plan or policy requiring the Company or any Subsidiary to pay or subsidize COBRA premiums for a terminated employee following the employee’s termination.

(d) Each Company Benefit Plan has been established, administered and maintained in all respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. With respect to each Company Benefit Plan that is intended to be qualified under Code Section 401(a) has received a determination from the IRS that such Company Benefit Plan is so qualified (or if it is a prototype plan, it has a favorable opinion letter, or if it is a volume submitter plan, it has a favorable advisory letter), and, to the Knowledge of the Company, nothing has occurred that has or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan. No audits, investigations, Actions, suits, or claims (other than routine claims for benefits) are pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan that would reasonably be expected to have a Company Material Adverse Effect.

(e) Except as provided in Section 3.3 or as set forth in Section 4.17(e) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) entitle any current or former employee, individual independent contractor, officer or director of the Acquired Companies to any material payment (whether of severance pay, pay in lieu of notice, bonus or retention compensation) under any Company Benefit Plan, (ii) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code, or (iii) result in any material increase in payment, or material acceleration of the time of payment or vesting of compensation due to any current or former employee, individual independent contractor, officer or director of the Acquired Companies under any Company Benefit Plan.

(f) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, all required premiums for, or contributions required to be made to, any Company Benefit Plans have been timely made in accordance with the terms of the applicable Company Benefit Plan and applicable Law.

(g) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and maintained in all respects with all applicable requirements of Sections 409A of the Code.

Section 4.18 Labor Matters.

(a) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies are, and have been since January 1, 2023, in compliance with all applicable Laws with respect to employment and labor matters, including those relating to labor relations (including the National Labor Relations Act), collective bargaining, wages (including, but not limited to, minimum wage, meal and rest breaks and requirements of applicable wage orders), terms and conditions of employment, paid sick leave/time, vacation/paid time off, hours of work, holiday pay calculation, overtime, employee classification (including, but not limited to, exempt vs. non-exempt), discrimination, harassment, sexual harassment, whistle-blowing, child labor, civil rights, pay equity, disability rights and benefits, employee leave issues, and leaves of absence, engaging in the interactive process, affirmative action, equal opportunity, work authorization, immigration, safety and health (including the Occupational Safety and Health Act and any applicable state or local Laws and any Laws regarding COVID-19-related health and safety issues), employee and information privacy and security, background checks (including, but not limited to, the Fair Credit Reporting Act and any similar state and local laws), workers’ compensation, unemployment insurance, plant closures, furloughs, and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988 and any comparable state or local Law relating to plant closings and layoffs) and continuation coverage under group health plans.

(b) None of the Acquired Companies are party to, nor bound by, or in the process of negotiating, any labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, labor organization or works council. No employees of the Acquired Companies are represented by any labor union, labor organization or works council. No labor union, labor organization, or group of employees of the Acquired Companies has made a written pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board (“NLRB”) or any other Governmental Authority. Since January 1, 2023, there has not been any strike, lockout, material work slowdowns or picketing or, to the Knowledge of the Company, any threat thereof, by any employees of the Acquired Companies with respect to their employment with the Acquired Companies. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there are no unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Acquired Companies before the NLRB or any other Governmental Authority.

(c) To the Knowledge of the Company, no current employee of the Acquired Companies is in material violation of any term of any employment agreement, nondisclosure agreement, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Acquired Companies or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Acquired Companies or (B) to the knowledge or use of trade secrets or proprietary information.

(d) None of the Acquired Companies are party to a settlement agreement with a current or former officer, employee or independent contractor of the Company or its Subsidiaries that involves material allegations relating to harassment or discrimination of any kind by either (i) an officer of the

Company or its Subsidiaries or (ii) an employee of the Company or its Subsidiaries at the level of Vice President or above. To the Knowledge of the Company, in the last five (5) years, no material allegations of harassment or discrimination of any kind have been made against (i) any officer of the Acquired Companies or (ii) an employee of the Acquired Companies at a level of Vice President or above.

Section 4.19 Related-Party Transactions. Except as described in Company SEC Documents (the “Company Related-Party Agreements”), no agreements, arrangements or understandings between any of the Acquired Companies (or binding on any of their respective properties or assets), on the one hand, and any other Person, on the other hand (other than those exclusively among the Acquired Companies), are in existence that are not, but are required to be, disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.20 Brokers. No broker, investment banker or other Person (other than the Persons listed in Section 4.20 of the Company Disclosure Letter, each in a fee amount not to exceed the amount set forth in Section 4.20 of the Company Disclosure Letter, pursuant to the terms of the engagement letter between the Company and such Person, true, correct and complete copies of which have been provided to Parent prior to the date hereof) is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company Parties.

Section 4.21 Opinion of Financial Advisor. The Company Board has received the oral opinion of BofA Securities, Inc., financial advisor to the Company, which was confirmed in writing as of the date of this Agreement, to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the Company Merger Consideration to be paid by Parent to holders of the Company Common Stock is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its Affiliates). The Company will deliver to Parent a complete and correct copy of such written opinion promptly after receipt thereof by the Company Board solely for informational purposes.

Section 4.22 Takeover Statutes. Assuming the accuracy of the representations contained in Section 5.11, (a) the Company Board (or a committee thereof) has taken all action necessary to render inapplicable to the Company Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL, (b) the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Company Merger, and (c) to the Knowledge of the Company, no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States applicable to the Company (collectively, “Takeover Statutes”) are applicable to the Company Merger and the other transactions contemplated by this Agreement. No dissenters’, appraisal or similar rights are available to the holders of Company Common Stock with respect to the Company Merger.

Section 4.23 Company Information. The information supplied or to be supplied by the Company for inclusion in the proxy statement relating to the Stockholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) will not, at the time the Proxy Statement is first disseminated to the stockholders of the Company, at the time of any amendment or supplement thereof or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent, REIT Merger Sub or Operating Merger Sub for inclusion or incorporation by reference therein. The Proxy Statement, at the time first sent or given to the stockholders of the Company, at the time of the Stockholders Meeting and at the time of any amendment or supplement thereof, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

Section 4.24 No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article IV or any document, agreement, certificate or other instrument contemplated hereby, none of the Company Parties or any other Person on behalf of a Company Parties has made any representation or warranty, expressed or implied, with respect to the Acquired Companies, their respective businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Acquired Companies. In particular, without limiting the foregoing disclaimer, none of the Company Parties or any other Person on behalf of a Company Parties makes or has made any representation or warranty to any Parent Party or any of their respective Affiliates or Representatives with respect to, except for the representations and warranties made by the Company Parties in this Article IV or any document, agreement, certificate or other instrument contemplated hereby, any oral or written information presented to the Parent Parties or any of their respective Affiliates or Representatives in the course of their due diligence of the Company Parties, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Company Parties acknowledge and agree that none of the Parent Parties or any other Person on behalf of a Parent Party has made or is making any representations or warranties relating to the Parent Parties whatsoever, express or implied, beyond those expressly given by the Parent Parties in Article V or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Parent Party furnished or made available to the Company or its Representatives.

Section 4.25 Investment Advisor, Broker Dealer and Commodity Pool Activities.

(a) Except as, individually or in the aggregate, would not have, and would not reasonably be expected to have a Company Material Adverse Effect, each PGRE Advisor is registered with the SEC as an investment adviser pursuant to the Advisers Act and with all other applicable Governmental Authorities as an investment adviser or provider of investment management services to the extent required by applicable Law. Except as set forth in Section 4.25(a) of the Company Disclosure Letter, other than the PGRE Advisors, no Acquired Company is, or is required to be, registered or appointed as an “investment adviser” or “investment adviser representative” under the Advisers Act, except as, individually or in the aggregate, would not have, and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth in Section 4.25(b) of the Company Disclosure Letter, none of the Acquired Companies nor, to the Knowledge of the Company, any officer, manager, director, or employee thereof is or has been required to be registered (i) in any jurisdiction or with the SEC or any other Governmental Authority as a broker-dealer, broker-dealer agent, registered representative, sales person or transfer agent or (ii) with the Commodity Futures Trading Commission as a “commodity pool operator” (as defined in the CEA) or a “commodity trading advisor” (as defined in the CEA), except as, in each case, individually or in the aggregate, would not have, and would not reasonably be expected to have a Company Material Adverse Effect.

(c) Except as set forth in Section 4.25(c) of the Company Disclosure Letter, no Acquired Company has received any complaint, claim, demand, notice or other similar communication (written or oral) from any Paramount Fund Investor other than normal communications in the ordinary course of business, except for complaints, claims, demands, notices or other communications that would not, individually or in the aggregate, reasonably be expected to be material to the PGRE Advisors, taken as a whole.

(d) No Paramount Fund is a “benefit plan investor” within the meaning of the U.S. Department of Labor Regulation 29 CFR Section 2510.3-101 as modified by Section 3(42) of ERISA or an entity or account the assets of which constitute “plan assets” for purposes of ERISA, Section 4975 of the Code or any other similar law. No Acquired Company or Continuing Employee serves as a “fiduciary” within the meaning of Section 3(21) of ERISA (or any comparable similar law) with respect to any Paramount Fund or in connection with any other parties’ investment into a Paramount Fund. No Acquired Company or any Affiliates thereof have engaged in any of the activities described in Section VI(r) or (s) of Prohibited Transaction Class Exemption 84-14 which would preclude the Company or any of its Affiliates to serve as a “qualified professional asset manager” under Prohibited Transaction Class Exemption 84-14.

Section 4.26 Paramount Funds.

(a) Each Paramount Fund currently is, and for the past three (3) years (or since its inception, if later), has been operated in all material respects in compliance with the applicable Fund Agreements, except for such non-compliance that would not be material to the business of the Paramount Funds, taken as a whole.

(b) To the Knowledge of the Company, as of the date hereof, (i) no event has occurred that would reasonably be expected to result in the removal or termination of the applicable Acquired Company as the investment manager, general partner or equivalent controlling party of such Paramount Fund; (ii) and no circumstance has occurred that (whether now cured or uncured), with the giving of notice or the passage of time or both, would constitute any such event in clause (i); and (iii) no allegation that any such event in clause (i) has occurred has been made in writing to any Acquired Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

The Parent Parties hereby jointly and severally represent and warrant to the Company, as of the date hereof, as follows:

Section 5.1 Organization and Qualification.

(a) Each of the Parent Parties is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdictions of its formation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of the Parent Parties is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b) All of the issued and outstanding equity interests in REIT Merger Sub and Operating Merger Sub are, and at the Partnership Merger Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. REIT Merger Sub and Operating Merger Sub were each formed solely for the purpose of engaging in the transactions contemplated by this Agreement and they have not conducted any business prior to the date hereof and have no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to their formation and pursuant to this Agreement.

Section 5.2 Authority.

(a) Parent has the requisite organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Mergers. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Parent, and no other proceedings on the part of Parent are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered on behalf of the Parent Parties, and assuming due authorization, execution and delivery by the Company Parties, constitutes a legally valid and binding obligation of the Parent Parties, enforceable against the Parent Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) REIT Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Company Merger. The execution and delivery of this Agreement by REIT Merger Sub and the consummation by REIT Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of REIT Merger Sub, and no other proceedings on the part of REIT Merger Sub are necessary to authorize this Agreement or the Company Merger or to consummate the other transactions contemplated by this Agreement.

(c) Operating Merger Sub has the requisite limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Partnership Merger. The execution and delivery of this Agreement by Operating Merger Sub and the consummation by Operating Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Operating Merger Sub, and no other proceedings on the part of Operating Merger Sub are necessary to authorize this Agreement or the Partnership Merger or to consummate the other transactions contemplated by this Agreement.

Section 5.3 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by each of the Parent Parties do not, and the performance of this Agreement and its obligations hereunder will not, (a) conflict with or violate any provision of the governing documents of any Parent Party, or (b) conflict with or violate any Law applicable to any Parent Party. Except as may be required by the Exchange Act, the Delaware General Corporation Law, the MGCL, the DRULPA or any applicable antitrust Laws, none of the Parent Parties is required to make any filing with or to obtain any consent from any Person at or prior to the Company Merger Effective Time in connection with the execution and delivery of this Agreement by the Parent Parties or the consummation by the Parent Parties of the Mergers, except where the failure to make any such filing or obtain any such consent would not have a Parent Material Adverse Effect. No vote of Parent’s equity holders is necessary to adopt this Agreement or to approve any of the transactions contemplated by this Agreement.

Section 5.4 Sufficiency of Funds. Parent has as of the date hereof and Parent, REIT Merger Sub and Operating Merger Sub will have as of the Company Merger Effective Time, available to it, sufficient funds or other sources of immediately available funds to pay all amounts required to be paid in connection with the Mergers (including, without limitation, payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, repayment or refinancing of debt of any Acquired Company contemplated by this Agreement, payment of all amounts contemplated by Section 3.3, and payment of all other fees and Expenses and obligations required to be paid or satisfied by Parent, REIT Merger Sub or Operating Merger Sub in connection with the Mergers).

Section 5.5 Solvency. Assuming (a) satisfaction or waiver of the conditions to Parent’s obligation to consummate the Mergers, and after giving effect to the Mergers, including the payment of the Company Merger Consideration and the Partnership Merger Consideration, (b)the accuracy of the representations and warranties of the Company Parties set forth in Article IV hereof, (c)payment of all amounts required to be paid in connection with the consummation of the Mergers, and (d) payment of all related fees and Expenses, and the payments of all amounts contemplated by Section 3.3, each of Parent and the Surviving Entity will be Solvent as of the Partnership Merger Effective Time, the Company Merger Effective Time and immediately after the consummation of the Mergers. For purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 5.6 Absence of Certain Agreements. As of the date hereof, none of the Parent Parties nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (a) pursuant to which any stockholder of the Company would be entitled to receive, in respect of Company Common Stock, consideration of a different amount or nature than the Company Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to approve the Company Merger or has agreed to vote against any Superior Proposal, (b) pursuant to which any holder of Operating Partnership Common Units would be entitled to receive, in respect of Operating Partnership Common Units, consideration of a different amount or nature than the Partnership Merger Consideration or pursuant to which any holder of Operating Partnership Common Units or the Company, as general partner of the Operating Partnership, has agreed to vote to approve the Partnership Merger or has agreed to vote against any Superior Proposal, or (c) pursuant to which any stockholder of any Acquired Company has agreed to make an investment in, or contribution to, any of the Parent Parties in connection with the transactions contemplated by this Agreement, in each case that would not terminate and be void concurrently with any termination of this Agreement. As of the date hereof, there are no agreements, arrangements or understandings (in each case, whether oral or written) between the Parent Parties or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company Board, on the other hand, that relate in any way to, or are in connection with, the transactions contemplated by this Agreement.

Section 5.7 Parent Party Attributes. Parent Parties and their Affiliates meet the criteria and qualifications set forth on Section 5.7 of the Company Disclosure Letter, except as would not have, and would not reasonably be excepted to have, a Parent Material Adverse Effect.

Section 5.8 Litigation. As of the date hereof, there is no material Action or investigation against any of the Parent Parties pending or, to the knowledge of the Parent Parties, threatened before any Governmental Authority, and, to the knowledge of the Parent Parties, there is no basis for any such action, suit, proceeding or investigation that is expected to have a Parent Material Adverse Effect. As of the date hereof, none of the Parent Parties has been permanently or temporarily enjoined by any Order, judgment or decree of any Governmental Authority from engaging in or continuing to conduct the business of such Parent Party that is expected by Parent to have a Parent Material Adverse Effect.

Section 5.9 Compliance. Each of the Parent Parties is in, and since January 1, 2023 has been in, compliance with all Laws applicable to its businesses and operations, except where the failure to comply with such Laws would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect. None of the Parent Parties, and none of their operations or businesses, has, prior to the date hereof: (a) received any written notice from any Governmental Authority regarding any material violation by the Parent Parties of any Law; or (b) provided any written notice to any Governmental Authority regarding any material violation by any of the Parent Parties of any Law, which notice in either case remains outstanding or unresolved as of the date hereof, except for such notices that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.10 Brokers. No broker, investment banker or other Person that has been retained by or is authorized to act on behalf of the Parent Parties is entitled to any broker’s, finder’s or other similar fee or commission payable by the Company or any of its Affiliates or any of their respective stockholders in connection with the Mergers and the other transactions contemplated by this Agreement.

Section 5.11 Takeover Statutes. None of the Parent Parties or any of their respective Affiliates, within the past five (5) years, has beneficially owned (as defined in Rule 13d-3 under the Exchange Act) any Company Capital Stock or any securities that are convertible into or exchangeable or exercisable for Company Capital Stock, or holds any rights to acquire or vote any Company Capital Stock other than pursuant to this Agreement. None of the Parent Parties or any of their Subsidiaries, or the “Affiliates” or, to the knowledge of the Parent Parties, the “associates” of any such person, within the past five (5) years, has been an “interested stockholder” of the Company, in each case as defined in Section 3-601 of the MGCL.

Section 5.12 Information Supplied. None of the information supplied or to be supplied in writing on or behalf of the Parent Parties or any of their respective Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first mailed to the Company’s stockholders, and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to information supplied to Parent by the Company or its Representatives.

Section 5.13 No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article V or any document, agreement, certificate or other instrument contemplated hereby, none of the Parent Parties or any other Person on behalf of a Parent Party has made any representation or warranty, expressed or implied, with respect to the Parent Parties or any of their respective Subsidiaries, their respective businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Parent Parties or any of their respective Subsidiaries. In particular, without limiting the foregoing disclaimer, none of the Parent Parties or any other Person on behalf of a Parent Party makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to, except for the representations and warranties made by the Parent Parties in this Article V or any document, agreement, certificate or other instrument contemplated hereby, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence of the Parent Parties, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Parent Parties acknowledge and agree that none of the Company Parties or any other Person on behalf of the Company Parties have made or is making any representations or warranties relating to the Acquired Companies whatsoever, express or implied, beyond those expressly given by the Company Parties in Article IV or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Acquired Company furnished or made available to the Parent Parties or any of their respective Representatives.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS

Section 6.1 Conduct of Business by the Company.

(a) The Company covenants and agrees that, between the date of this Agreement and the earlier to occur of the Company Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except (i) to the extent required by Law, (ii) as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated, expressly required or expressly permitted by this Agreement, or (iv) as set forth in Section 6.1(a) of the Company Disclosure Letter, the Company shall, and shall cause each Subsidiary of the Company to, (A) conduct its business in all material respects in the ordinary course and in a manner consistent with past practices, and (B) use commercially reasonable efforts to (1) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties and (2) operate the Company in a manner that maintains the qualification of the Company for taxation as a REIT.

(b) Without limiting the foregoing, the Company covenants and agrees that, during the Interim Period, except (i) to the extent required by Law, (ii) as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated, expressly required or expressly permitted by this Agreement, (iv) where expressly required by any Material Contract in effect as of the date of this Agreement and of which a copy has been made available to Parent, or (v) as set forth in Section 6.1(b) of the Company Disclosure Letter, the Company shall not, and shall not cause or permit any other Subsidiary of the Company to, do any of the following:

(i) amend the Company Governing Documents or the Operating Partnership Governing Documents, in each case, whether by merger, consolidation or otherwise;

(ii) adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of any Acquired Company (other than any Wholly Owned Company Subsidiary);

(iii) declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to Company Capital Stock or other equity securities or ownership interests in any Acquired Company or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment of dividends or other distributions to the Company by any Wholly Owned Company Subsidiary, (B) distributions by any Subsidiary (or other joint venture) of the Company that is not wholly owned, directly or indirectly, by the Company, (i) in accordance with the organizational documents of such Subsidiary (or such other joint venture), or (ii) to the extent required to maintain any

Subsidiary’s (or other joint venture’s) qualification as a REIT for such year and to avoid or reduce the incurrence of income or excise Tax, (C) distributions resulting from the vesting or settlement of Company Compensatory Awards or Operating Partnership Compensatory Awards, including in connection with any dividend equivalents or distributions associated with such Company Compensatory Awards or Operating Partnership Compensatory Awards, as applicable and (D) dividends and other distributions expressly permitted by Section 7.16;

(iv) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of Company Capital Stock or other equity interests of a Subsidiary of the Company, other than in connection with (A) the forfeiture of Company Compensatory Awards or Operating Partnership Compensatory Awards, (B) the satisfaction of exercise price and/or Tax withholding obligations in connection with the vesting, exercise and/or settlement of any Company Compensatory Award or Operating Partnership Compensatory Awards, (C) the redemption or exchange of Operating Partnership Units in accordance with the terms of the Operating Partnership Agreement, and (D) as otherwise permitted by Article VI of the Company Charter;

(v) except for (A) transactions among the Company and one or more Wholly Owned Company Subsidiaries or among one or more Wholly Owned Company Subsidiaries, (B) shares of Company Common Stock issuable with respect to the exercise, vesting or settlement of Company Compensatory Awards outstanding as of the date hereof, or (C) Operating Partnership Units issuable with respect to the exercise, vesting or settlement of Operating Partnership Compensatory Awards outstanding as of the date hereof, issue, sell, pledge, dispose, encumber or grant any shares of Company Capital Stock, any equity interests in the Subsidiaries of the Company or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company Capital Stock or any equity interests in the Subsidiaries of the Company;

(vi) acquire or agree to acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any (A) interests in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, except acquisitions by the Company, the Operating Partnership or any Wholly Owned Company Subsidiary of or from an existing Wholly Owned Company Subsidiary, (B) acquisitions described in Section 6.1(b)(vi) of the Company Disclosure Letter, and (C) other acquisitions for a purchase price of less than $5,000,000 in the aggregate;

(vii) except as described in Section 6.1(b)(vii) of the Company Disclosure Letter or as otherwise permitted by clause (viii) below, sell, mortgage, pledge, assign, transfer, abandon, dispose of or permit any Lien on, or effect a deed in lieu of foreclosure with respect to, any real property or any other material property, material rights or material assets of the Acquired Companies, except pursuant to existing Contracts or Permitted Encumbrances in the ordinary course of business; provided, that any sale, mortgage, pledge, lease, assignment, transfer, disposition or deed in connection with (x) the satisfaction of any margin call or (y) the posting of collateral in connection with any existing Contract to which the Company or any Subsidiary of the Company is a party shall be considered to be done in the ordinary course of business;

(viii) incur, create, assume, guarantee, refinance, replace, guarantee, terminate, agree to any waiver or forbearance or prepay any Indebtedness for borrowed money or issue or amend the terms of any Indebtedness of the Acquired Companies, except (A) Indebtedness incurred under the Company’s existing Debt Facilities in the ordinary course of business that does not exceed $5,000,000 in the aggregate (including to the extent necessary to pay dividends permitted by Section 6.1(b)(iii)), (B) funding any transactions permitted by this Section 6.1(b), (C) Indebtedness that does not exceed $15,000,000 in the aggregate and (D) such Indebtedness as set forth on Section 6.1(b)(viii) of the Company Disclosure Letter, provided that none of the Indebtedness or funding described in subsections (A) – (B) shall be, directly or indirectly, secured by a Company Property;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, other than by the Company, the Operating Partnership or a Wholly Owned Company Subsidiary (A) to the Company, the Operating Partnership or a Wholly Owned Company Subsidiary, or (B) in accordance with existing obligations for advancement of expenses under existing indemnification obligations;

(x) enter into, renew, materially or adversely modify, exercise any purchase, sale option or similar option, grant any material consent, amend or terminate, or waive, release, compromise or assign any rights or claims under (i) except with respect to any lease, license or occupancy agreement with respect to a Company Property which shall be subject to subsection (ii) below, any Material Contract (or any Contract that, if existing as of the date hereof, would be a Material Contract), other than (A) any termination or renewal in accordance with the terms of any such existing Material Contract that occurs automatically without any action (other than notice of renewal) by any Acquired Company, (B) as may be reasonably necessary to comply with the terms of this Agreement, (C) any renewal of any such Material Contract in the ordinary course of business or (ii) except as described in Section 6.1(b)(x) of the Company Disclosure Letter, any lease, license or occupancy agreement relating to a Company Property;

(xi) enter into any waiver or forbearance arrangement with respect to a Material Contract, or enter into a deed-in-lieu or similar compromise agreement with respect to a Company Property;

(xii) waive, release, assign, settle or compromise any pending or threatened Action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under any insurance policy solely in respect of ordinary course employment or ordinary course real property matters (including personal injury claims)) that do not exceed $1,500,000 individually or $5,000,000 in the aggregate and does not involve the imposition of injunctive relief against any Acquired Company (which for the avoidance of doubt includes any limitations on the operations of any Acquired Company or Affiliate thereof beyond the obligation to comply with applicable Law) or provide for any admission of liability by any of the Acquired Companies, or (B) relate to any Action involving any present, former or purported holder or group of holders of Company Common Stock or Operating Partnership Units that complies with Section 7.7(b);

(xiii) except as required by applicable Law, the terms of this Agreement or the terms of a Company Benefit Plan in existence as of the date hereof: (A) grant any severance or termination pay, or any retention, transaction or change in control payment to (or amend any such existing arrangement with) any employee, director, officer or independent contractor of the Company or the Operating Partnership or any of their respective Affiliates, (B) establish, adopt, terminate or materially amend any Company Benefit Plan (which, for the avoidance of doubt, excludes offer letters for “at will” employment that provide for no severance, equity compensation change in control or similar benefits, provided that such amendment does not result in increased cost to the Company or its Affiliates), (C) increase the compensation or benefits payable or provided to any employee, director, officer or independent contractor of the Company or the Operating Partnership or any of their respective Affiliates, other than, if Closing does not occur on or prior to the date on which the Company makes its ordinary course increases to annual base salary, increases in annual base salary (and corresponding increases in target short-term incentive compensation and/or long-term incentive compensation opportunities) in the ordinary course of business for any employee whose annual base salary does not exceed $200,000, which increases shall not exceed 3% in the aggregate, or (D) hire or terminate (other than for cause, or due to death or disability) the employment of any employee, officer of the Company or the Operating Partnership or any of their respective Affiliates, other than the hiring of any non-executive employees with an annual base salary that does not exceed $200,000 to replace any non-executive employees with an annual base salary that does not exceed $200,000 whose employment terminated prior to the Closing;

(xiv) waive, release or materially amend the restrictive covenant obligations of any current or former director, officer, employee, or natural independent contractor of the Acquired Companies;

(xv) engage in any “plant closing,” “mass layoff” or similar act requiring notice under the Worker Adjustment and Retraining Notification Act of 1988 or any similar federal, state or local Law (whether foreign or domestic);

(xvi) (A) modify, extend, or enter into any labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, labor organization or works council, or (B) recognize or certify any labor union, labor organization, works council, or group of employees of the Acquired Companies as the bargaining representative for any employees of the Acquired Companies;

(xvii) make any material change to its methods of accounting, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable Law;

(xviii) enter into any new line of business;

(xix) make, change or rescind any material election relating to Taxes; change a material method of Tax accounting; amend any material Tax Return; settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment for an amount materially in excess of amounts reserved therefore on the financial statements of the Company; enter into any material closing agreement related to Taxes; or knowingly surrender any right to claim any material Tax refund or give or request any waiver of a statute of limitation with respect to any material Tax Return except, in each case, (A) in the ordinary course of business, or (B) to the extent necessary (x) to preserve the Company’s qualification as a REIT under the Code, or (y) to qualify or preserve the status of any Subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes or as a “qualified REIT subsidiary” within the meaning of 856(i)(2) of the Code, a “taxable REIT subsidiary” within the meaning of 856(l) of the Code, or a REIT under the applicable provisions of Section 856 of the Code, as the case may be; provided, however, that in the case of clause (B), the Company shall promptly notify Parent of its intent to take such action and shall reasonably cooperate with Parent to mitigate any adverse effect on Parent or its stockholders of the taking of such action;

(xx) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company to fail to qualify for taxation as a REIT;

(xxi) make or commit to make any capital expenditures in excess of $20,000,000 in the aggregate, other than what is disclosed in the current capital expenditure budgets set forth on Section 6.1(b)(xxi) of the Company Disclosure Letter or in the ordinary course of business, to address any obligations under existing Contracts or for emergency repairs required by Law;

(xxii) sell, assign, transfer, lease, sublease, license, sublicense, abandon (including to cancel or abandon or fail to renew or maintain) or otherwise dispose of or subject to any Lien (other than Permitted Encumbrances) any Intellectual Property material to the business of the Acquired Companies, except pursuant to non-exclusive licenses granted in the ordinary course of business or the expiration of such Intellectual Property in accordance with the end of the applicable final, non-renewable statutory term;

(xxiii) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by Section 6.1(b)(vi) or Section 6.1(b)(vii) in a manner that would not reasonably be expected to be materially adverse to the Company Parties, taken as a whole, or to prevent or impair the ability of the Company Parties to consummate the Mergers; or

(xxiv) authorize or enter into any Contract to do any of the foregoing.

(c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking any action, or refraining from taking any action, at any time or from time to time, if in the reasonable judgment of the Company Board (or any committee thereof), upon advice of counsel to the Company, such action or inaction is reasonably necessary (i) for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time or avoid or to continue to avoid incurring entity level income or excise Taxes under the Code, or (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that any of the Acquired Companies be registered as an investment company under the Investment Company Act, including in the case of clause (i) only, making dividend or any other actual, constructive or deemed distribution payments to stockholders of the Company in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii) (which such dividend or distribution payments shall be subject to and treated in accordance with Section 7.16); provided, however, that in the case of each of clauses (i) and (ii), the Company shall promptly notify Parent of its intent to take such action and shall reasonably cooperate with Parent to mitigate any adverse effect on Parent or its stockholders of the taking of such action.

Section 6.2 No Control of Other Parties’ Business. Notwithstanding the foregoing, nothing contained in this Agreement shall give the Parent Parties, directly or indirectly, the right to control or direct any of the Acquired Companies’ operations prior to the Partnership Merger Effective Time or the Company Merger Effective Time, as applicable. Prior to the Partnership Merger Effective Time or the Company Merger Effective Time, as applicable, the Company or the Operating Partnership, as applicable, shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

ARTICLE VII

ADDITIONAL COVENANTS

Section 7.1 Preparation of the Proxy Statement; Stockholder Approval.

(a) As promptly as reasonably practicable following the date of this Agreement (but in any event within forty-five (45) days of the date of this Agreement), the Company shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form, as required by the Exchange Act, with respect to the Stockholders Meeting. The Company shall promptly notify the Parent Parties upon the receipt of any comments, written or oral, from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the Parent Parties with copies of (i) all correspondence between it and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand, and (ii) all written comments with respect to the Proxy Statement received from the SEC (or the staff of the SEC). The Company shall use its reasonable efforts to respond as promptly as practicable to any comments from the SEC (or the staff of the SEC) with respect to the Proxy Statement. At the time the Proxy Statement is first disseminated to the stockholders of the Company, at the time of any amendment or supplement thereof and at the time of the Stockholders Meeting, the Company shall ensure that the Proxy Statement will comply as to form and substance in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder (other than with respect to any disclosures contained in the Proxy Statement provided by Parent). Notwithstanding the foregoing, prior to filing the Proxy Statement (or any amendment or supplement thereto) with the SEC or responding to any comments of the SEC with respect thereto, each of the Parent Parties shall cooperate, and shall cause their Affiliates to cooperate, with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to the Parent Parties and their respective Affiliates as may be required, or otherwise reasonably requested by the Company, to be set forth in the Proxy Statement under applicable Law, including providing to its and the Company’s counsel such representations as reasonably necessary to render the opinions required to be filed therewith. The Proxy Statement shall include all information reasonably requested by such other Party to be included therein. The Proxy Statement shall contain the Board Recommendation, except to the extent that the Company Board (or any committee thereof) shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 7.3.

(b) If, at any time prior to the receipt of the Stockholder Approval, any information relating to the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company and Parent. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a). For purposes of Section 4.23, Section 5.12 and this Section 7.1, any information concerning or related to the Company, its Affiliates or the Stockholders Meeting will be deemed to have been provided by the Company and any information concerning or related to Parent or its Affiliates will be deemed to have been provided by Parent.

(c) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall, in accordance with applicable Law and the Company Governing Documents, establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting for the purpose of obtaining the Stockholder Approval (and other matters that shall be submitted to the holders of Company Common Stock at such meeting); provided, that such record date shall not be more than ninety (90) days prior to the date of the Stockholders Meeting. The Company shall use its reasonable efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders entitled to vote at the Stockholders Meeting as of the record date for notice established for the Stockholders Meeting and to hold the Stockholders Meeting as soon as reasonably practicable following the date of clearance thereof by the SEC or the failure of the SEC to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement. Prior to filing or mailing the Proxy Statement or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by applicable Law and the Company shall consider in good faith any comments on such document or response reasonably proposed by Parent.

(d) The Company shall, through the Company Board, recommend to its stockholders that they give the Stockholder Approval, include the Board Recommendation in the Proxy Statement and solicit and use its reasonable efforts to obtain the Stockholder Approval, except to the extent that the Company Board shall have made an Adverse Recommendation Change as permitted by Section 7.3(e) or

Section 7.3(f); provided, however, that the Company’s obligation to duly call, give notice of, convene and hold the Stockholders Meeting shall be unconditional unless this Agreement is terminated in accordance with its terms. Notwithstanding the foregoing provisions of this Section 7.1(c), the Company may postpone, recess or adjourn such meeting (i) to the extent required by Law or duty, (ii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Stockholder Approval, (iii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting, (iv) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Law or duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting or (v) with the consent of Parent; provided, however, that the Company shall consult with Parent in advance regarding any such postponement, recess or adjournment.

(e) Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 7.3, the Company shall use its commercially reasonable efforts to solicit proxies in favor of the approval of the Company Merger. At the written request of Parent, the Company shall cooperate with and keep Parent reasonably informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to the Company’s stockholders. Without the prior written consent of Parent, (i) the approval of the Company Merger shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company stockholders in connection with this Agreement or the approval of the Company Merger, and any adjournment thereof) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholders Meeting and (ii) the Company shall not submit to the vote of its stockholders any Acquisition Agreement (other than this Agreement).

Section 7.2 Access to Information; Confidentiality. During the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement and the Company Merger Effective Time, the Company shall (and shall cause its Subsidiaries to) afford Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company and its Subsidiaries and furnish Parent or its Representatives with existing financial and operating data and other information concerning the affairs of the Acquired Companies as Parent or such Representatives may reasonably request; provided, however, that (a) the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Acquired Companies to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of any Acquired Company with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under, or give a third party the right to terminate or accelerate an obligation under, any then effective Contract (including, without limitation, a Material Company Lease) to which such Acquired Company is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of this Agreement, the transactions contemplated hereby or, subject to Section 7.3, a Competing Proposal or Superior Proposal (each as defined herein), and (b) in each case, such access may be limited to the extent the Company reasonably determines that such access would jeopardize the health and safety of any employee of the Company or its Subsidiaries. In the event that the Company does not provide access or information in reliance on (x) clauses (a)(i), (a)(ii), or (a)(iii) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law, Contract or obligation or waive such privilege, and (y) clause (b) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that the Company reasonably determines would not jeopardize the health and safety of any employee of the Company or its Subsidiaries. Any investigation conducted pursuant to the access contemplated by this Section 7.2 (1) shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, and (2) shall be subject to the Company’s reasonable security measures and insurance requirements. Notwithstanding anything to the contrary herein, Parent and its Representatives shall not conduct any intrusive environmental investigation at any Company Property, including any sampling, testing or other indoor or outdoor investigation of soil, subsurface strata, surface water, groundwater, sediments or ambient air or other media at or in connection with any such Company Property. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 7.2. Nothing in this Section 7.2 or elsewhere in this Agreement shall be construed to require any Acquired Company or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information.

Section 7.3 No Solicitation of Transactions; Change in Recommendation.

(a) No Solicitation. Except as expressly permitted by this Section 7.3, during the Interim Period, the Company shall, and shall cause its Subsidiaries and its and their respective officers and directors to, and shall instruct its employees with a title of “vice president” or higher or its outside attorneys, accountants, consultants, investment bankers and financial advisors, in each case, engaged by any Acquired Company, to, (i) promptly cease any solicitation, discussions or negotiations with any Persons with respect to a Competing Proposal and promptly terminate all physical and electronic data room access granted to any such Person or its Representatives and (ii) not, directly or indirectly, (A) solicit, initiate, provide any non-public information in response to, or knowingly facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of facilitating any third party in furtherance of a Competing Proposal or Inquiry, (C) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other Contract (other than an Acceptable Confidentiality Agreement) with respect to a Competing Proposal or that would reasonably be expected to lead to a Competing Proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or (D) resolve, propose or agree to do any of the foregoing.

(b) Superior Proposals and Other Exceptions. Notwithstanding anything to the contrary contained in this Section 7.3, at any time on or after the date of this Agreement and prior to obtaining the Stockholder Approval, the Company may, directly or indirectly through one or more of its Representatives, participate or engage in discussions or negotiations with, enter into an Acceptable Confidentiality Agreement with, furnish information (including non-public information) relating to any of the Acquired Companies to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel of any of the Acquired Companies pursuant to an Acceptable Confidentiality Agreement to, any Person or group of Persons that has made, renewed or delivered to the Company a Competing Proposal after the date of this Agreement (that did not result in whole or in part from a material breach of Section 7.3(a)) or to such Person’s Representatives (including potential financing sources of such Person), and otherwise facilitate such Competing Proposal or assist such Person (and its Representatives and financing sources) with such Competing Proposal; provided, that (i) the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, based upon the information then-available, that such Competing Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, (ii) prior to so providing such information, the Company receives from the third party an executed Acceptable Confidentiality Agreement, a copy of which is provided to Parent promptly (and in any event within forty-eight (48) hours of execution thereof) and (iii) subject to applicable Law, any material non-public information concerning any of the Acquired Companies that is provided to such Person or its Representatives pursuant to this Section 7.3(b) that was not previously provided to Parent or its Representatives shall be provided or made available to Parent promptly following such time as it is provided or made available to such third party (and in any event within forty-eight (48) hours thereafter). In addition, notwithstanding Section 7.3(a) but subject to the foregoing sentence of this Section 7.3(b), the Acquired Companies and their Representatives may (A) contact and engage in any communications, negotiations or discussions in order to seek to clarify and understand the terms and conditions of any Inquiry (that did not result from a material violation of Section 7.3(a)) solely to determine whether such Inquiry constitutes or is reasonably likely to lead to a Superior Proposal, and (B) inform a Person that has made or is considering making a Competing Proposal of the provisions of this Section 7.3.

(c) Notices. The Company shall promptly (but in no event later than forty-eight (48) hours) after receipt of any Competing Proposal or Inquiry, (i) advise Parent in writing of the receipt of such Competing Proposal, Inquiry or request for confidential information and (ii) keep Parent reasonably informed on a reasonably prompt basis (and in any event within forty-eight (48) hours) of all material developments, discussions or negotiations regarding any Competing Proposal or Inquiry and the status of such Competing Proposal or Inquiry. Such notice shall be made in writing and shall identify the Person making such Competing Proposal or Inquiry (to the extent not prohibited by any applicable Acceptable Confidentiality Agreement) and indicate the material terms and conditions of any Competing Proposals or Inquiries (and any material change thereto), in each case, to the extent known (including, if applicable, providing copies of any written Competing Proposals or Inquiries and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person or group making such Competing Proposal or Inquiry). The Company agrees that none of the Acquired Companies will enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits any Acquired Company from providing any information required to be provided to Parent in accordance with this Section 7.3(c) within the time periods contemplated hereby. For the avoidance of doubt, all information provided to Parent pursuant to this Section 7.3(c) will be subject to the terms of the Confidentiality Agreement.

(d) No Change in Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as expressly permitted by Section 7.3(e), Section 7.3(f), and Section 7.3(g), the Company Board shall not:

(i) (A) fail to recommend to its stockholders that the Stockholder Approval be given or fail to include the Board Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, the Board Recommendation, (C) fail to recommend against any Competing Proposal that is a tender offer or exchange offer within ten (10) Business Days after the commencement thereof (it being understood that a communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act shall not, in and of itself, be deemed an Adverse Recommendation Change), (D) fail to publicly reaffirm the Board Recommendation within ten (10) Business Days after Parent so requests in writing (or, if the Stockholders Meeting is scheduled to be held within five (5) Business Days, then within three (3) Business Days after Parent so requests in writing); provided that, other than any reaffirmation following receipt of a Competing Proposal, Parent may only request such a reaffirmation on one occasion, (E) authorize, adopt, approve, recommend or deem advisable, or publicly propose to authorize, adopt, approve, recommend or deem advisable to the stockholders of the Company a Competing Proposal or an Acquisition Agreement or (F) resolve, agree, authorize or commit to do any of the foregoing (actions described in this clause (i) being referred to as an “Adverse Recommendation Change”); or

(ii) authorize, cause or permit any Acquired Company to enter into definitive agreement to effectuate a Competing Proposal (each, an “Acquisition Agreement”).

(e) Adverse Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary in this Agreement, at any time prior to the time the Stockholder Approval is obtained, if the Company has received a written Competing Proposal that the Company Board has determined in good faith based upon the information then available (after consultation with the Company’s financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may make an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 9.1(c)(ii) (Superior Proposal) to enter into an alternative Acquisition Agreement with respect to such Competing Proposal; provided, however, that the Company Board shall not take any action described in this Section 7.3(e) unless:

(i) the Company Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that failure to take such action would be inconsistent with duties of the directors of the Company Board under applicable Law;

(ii) (A) the Company has given Parent four (4) Business Days (the “Notice Period”) prior written notice of its intention to take such actions (which notice shall include the information with respect to such Superior Proposal that is specified in Section 7.3(c) as well as a copy of any proposal, offer, agreement and all material documentation providing for such Superior Proposal), and (B) Parent and the Company have negotiated, and have caused their respective Representatives to negotiate, in good faith during such Notice Period (to the extent Parent desires to so negotiate) to enable Parent to propose in writing revisions to the terms of this Agreement prior to 11:59 a.m. (New York City time) on the final day of the Notice Period so that the Company Board would no longer determine that the failure to make an Adverse Recommendation Change and/or enter into an alternative Acquisition Agreement in response to such Superior Proposal would be inconsistent with the duties of the directors of the Company Board under applicable Law if the revisions by Parent were given effect; provided, that, in the event of any subsequent change to the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company shall, in each case, be required to deliver to Parent an additional written notice consistent with that described in subclause (A) above and the Notice Period shall recommence and the Company shall be required to comply with subclauses (B) and (C) above anew; provided, however, that the Notice Period shall be reduced to three (3) Business Days.

(f) Intervening Event. Notwithstanding anything to the contrary in this Agreement, at any time prior to receipt of the Stockholder Approval, the Company Board may effect an Adverse Recommendation Change in response to an Intervening Event if the Company Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel), that the failure to do so would be inconsistent with the duties of the directors of the Company Board under applicable Law; provided, however, that the Company Board shall not make such an Adverse Recommendation Change unless:

(i) the Company has given Parent prior written notice equal to the Notice Period of its intention to take such actions, which notice will specify and describe the facts and circumstances relating to the applicable Intervening Event in reasonable detail and the factual bases for the Company Board’s determination that such events or circumstances constitute an Intervening Event; and

(ii) prior to effecting such an Adverse Recommendation Change, the Company and its Representatives, during such Notice Period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to make such adjustments to the terms and conditions of this Agreement so that the Company Board would no longer determine that the failure to make an Adverse Recommendation Change would be inconsistent with the duties of the directors of the Company Board under applicable Law, and following such Notice Period, the Company Board shall have determined (after consultation with the Company’s financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement) in good faith that the failure to make an Adverse Recommendation Change in response to such Intervening Event would be inconsistent with the duties of the directors of the Company Board under applicable Law.

(g) Certain Disclosures. Nothing in this Section 7.3 or elsewhere in this Agreement shall prohibit the Company, the Company Board or their Representatives from: (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or making any “stop, look and listen” communication to the stockholders of the Company pending disclosure of its position thereunder; or (ii) disclosing to the Company’s stockholders any factual information regarding the business, financial condition or results of operations of the Acquired Companies or the fact that a Competing Proposal has been made, the identity of the party making such Competing Proposal or the material terms of such Competing Proposal, in each case, that the Company Board determines in good faith (after consultation with its outside legal counsel) that such disclosure is required under applicable Law (it being understood that disclosure under this clause (ii) shall not limit or otherwise affect the obligations of the Company or the Company Board under this Agreement and no such disclosure shall, taken by itself, be deemed to be an Adverse Recommendation Change); provided, however, that the Company Board shall not make an Adverse Recommendation Change, except in accordance with Section 7.3(e) or Section 7.3(f).

(h) The Company shall not, and shall not permit any of its Subsidiaries to, release any Person from, or terminate, waive, amend, release or modify any provision of, or grant permission under or take any other action having a similar effect with respect to, any standstill agreement to which the Company or any of its Subsidiaries is a party, except solely to the extent necessary to allow the applicable counterparty thereof to make a Competing Proposal in accordance with this Agreement.

(i) Promptly following the date hereof the Company shall request the return or destruction of non-public information concerning the Acquired Companies by any Person who, within the twelve (12) months prior to the date hereof, entered into a confidentiality agreement with respect to a Competing Proposal.

(j) The Company agrees that any breach of Section 7.3(a) or Section 7.3(b) by any Representatives of the Company will be deemed to be a breach of this Agreement by the Company.

(k) For purposes of this Agreement:

(i) “Competing Proposal” means, any proposal, Inquiry or offer (other than from Parent and its Affiliates), whether in one transaction or a series of related transactions involving any of the Acquired Companies, resulting in: (A) any issuance, sale or disposition to or acquisition (including by way of merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or similar transaction) pursuant to which any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) would hold beneficial ownership of more than twenty-five percent (25%) of the outstanding voting securities of the Company or any resulting parent of the Company, including any tender offer or exchange offer that if consummated would result in any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than twenty-five percent (25%) of the outstanding voting securities of the Company; (B) any issuance, sale or disposition to or acquisition (including by way of merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or similar transaction) pursuant to which any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) other than the stockholders of the Company (as a group) immediately prior to the consummation of such transaction, would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing more than twenty-five percent (25%) of the voting power of the surviving or resulting entity; or (C) any sale or disposition (including by way of merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange license, transfer or disposition or similar transaction) of more than twenty-five percent (25%) of the assets of the Company or its Subsidiaries on a consolidated basis (based on fair market value), taken as a whole, immediately prior to such transaction or one or more Acquired Companies representing twenty-five percent (25%) or more of the assets of the Company and its Subsidiaries (determined on a book-value basis); provided, however, that the term “Competing Proposal” shall not include (1) the Mergers or any of the other transactions contemplated by this Agreement or (2) any merger, consolidation, business combination, reorganization, recapitalization, liquidation or similar transaction solely among the Company and one or more of the Subsidiaries of the Company or solely among the Subsidiaries of the Company.

(ii) “Superior Proposal” means any bona fide written Competing Proposal (except for purposes of this definition, the references in the definition of “Competing Proposal” to twenty-five percent (25%) shall be replaced with fifty percent (50%)), that (A) includes a proposed Acquisition Agreement with respect thereto or confirms in writing that any purchase agreement in connection therewith will be on substantially the same terms as this Agreement and is not withdrawn, (B) taking into account all of the terms and conditions of the proposal and this Agreement (including any adjustment to the terms and conditions of this Agreement proposed in writing by Parent in response to any such Competing Proposal), including all legal, financial, financing, regulatory approvals, conditionality, the identity of the third party making the proposal, the feasibility, certainty and likelihood of closing, the breakup fee provisions and other aspects of such proposal and this Agreement that the Company Board deems relevant (including any revisions to the terms and conditions of this Agreement proposed by Parent in writing prior to the time of such determination), that the Company Board determines in good faith (after consultation with its outside legal counsel and independent financial advisors) that if consummated, would be more favorable from a financial point of view to the holders of Company Common Stock (solely in their capacities as stockholders) than the Mergers and the other transactions contemplated by this Agreement (including any adjustment to the terms and conditions of this Agreement proposed in writing by Parent in response to any such Competing Proposal) and (C) is reasonably likely to be consummated in accordance with its terms.

(iii) “Inquiry” means an inquiry, indication of interest or request for information or discussions from any Person or group that constitutes, or could reasonably be expected to lead to, a Competing Proposal.

(iv) “Intervening Event” means a material change in circumstances or development occurring or arising after the date of this Agreement that materially affects the business, assets, properties or operations of the Acquired Companies, taken as a whole, and that was not known by, or reasonably foreseeable to, the Company Board on or prior to the execution of this Agreement (or, if known, the material consequences of which were not known to the Company Board), which change in circumstances or development becomes known to the Company Board prior to the date on which Stockholder Approval is obtained; provided, however, that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (A) the receipt, existence of or terms of a Competing Proposal or an Inquiry, or (B) changes in the market price or trading volume of the Company Common Stock or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (B) in determining whether an “Intervening Event” has occurred if not otherwise falling into the foregoing clauses (A) and (B) of this definition).

Section 7.4 Interim Operations of Parent, REIT Merger Sub and Operating Merger Sub. During the period from the date hereof through the earlier of the Company Merger Effective Time or the date of termination of this Agreement, Parent will cause each of REIT Merger Sub and Operating Merger Sub to not engage in any activities of any nature except as provided in or contemplated by this Agreement. Any consent or waiver by Parent under this Agreement shall be deemed to also be a consent or waiver by REIT Merger Sub and Operating Merger Sub.

Section 7.5 Public Announcements. Except with respect to any Adverse Recommendation Change or any action taken pursuant to, and in accordance with, Section 7.1 or Section 7.3, so long as this Agreement is in effect, the Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, delayed or conditioned), except (a) as may be required by applicable Law or Order or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case, to the extent permitted by applicable Law or Order and practicable under the circumstances, the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before making any such public announcement, (b) with respect to any press release or other public statement by the Company permitted by Section 7.3 (including to announce an Adverse Recommendation Change in accordance with Section 7.3), (c) statements consistent in all material respects with any release, disclosure or other public statements previously made in accordance with this Section 7.5, or (d) public statement regarding the transactions contemplated hereby in response to questions from the press, analysts, investors or those attending industry conferences, and make internal announcements to employees, in each case, to the extent that such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the parties or approved by the parties, and otherwise in compliance with this Section 7.5, and provided, that such public statements do not reveal material nonpublic information regarding this Agreement or the transactions contemplated hereby. The press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of each of, the Company and Parent (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 7.6 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement (and subject to Section 7.6(b) in respect of Non-Governmental Consents), the Company Parties and each of the Parent Parties shall, and shall cause their respective Subsidiaries and Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective, as promptly as practicable and in any event prior to the Outside Date, the Mergers and the other transactions contemplated by this Agreement, including (i) taking all actions necessary to cause the conditions to the Closing set forth in Article VIII to be satisfied, (ii) preparing and filing any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any Governmental Authority in order to consummate the transactions contemplated by this Agreement, (iii) executing and delivering any additional instruments necessary to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement, and (iv) obtaining all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods (collectively, “Consents”) (other than Non-Governmental Consents, which shall be solely governed by Section 7.6(b)) from Governmental Authorities necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, Contracts, assets or interests therein of Parent or its Affiliates (including, after the Closing, the Surviving Entity, the Surviving Partnership and their respective Affiliates), (2) amending any venture or other arrangement of Parent or its Affiliates (including the Surviving Entity, the Surviving Partnership and their respective Affiliates), and (3) otherwise taking or committing to take actions that after the Closing would limit Parent’s or its Subsidiaries’ (including the Surviving Entity and Surviving Partnership’s) freedom of action with respect to, or their ability to retain, one or more of their assets (whether tangible or intangible), products, or businesses, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would otherwise have the effect of preventing or delaying the Closing; provided, that neither the Company nor any of its Subsidiaries shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its Subsidiaries, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its Subsidiaries only from and after the Closing in the event that the Closing occurs; provided, further, that in no event shall the Company or any of its Subsidiaries be required to pay, directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability, to any third party for any Consent required for or triggered by the consummation of the transactions contemplated by this Agreement. Each of the Parties will, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or substantive written materials submitted to, any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither Party shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or substantive conversation and, to the extent permitted by applicable Law, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority.

(b) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use, and cause each of their respective Affiliates to use, its and their respective commercially reasonable efforts in obtaining all necessary Consents from any Persons (other than Governmental

Authorities) required for or triggered by the Mergers and the other transactions contemplated by this Agreement (excluding any Assumption) (the “Non-Governmental Consents”) that are requested by Parent in writing; provided, that neither the Company nor any of its Subsidiaries shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its Subsidiaries, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its Subsidiaries only from and after the Closing in the event that the Closing occurs; provided, further, that in no event shall the Company or any of its Subsidiaries be required to pay, directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability, to any third party for any Non-Governmental Consent. The Company shall have satisfied its obligations set forth in this Section 7.6(b) if the Company shall have used its commercially reasonable efforts to comply with such obligations whether or not any Non-Governmental Consents are successful or obtained.

(c) Parent agrees to comply with the restrictions set forth in Section 7.6(c) of the Company Disclosure Letter.

(d) Except as set forth in this Agreement, nothing shall grant any Parent Party, directly or indirectly, the right to control or direct the operations of either Company Party prior to the consummation of the Mergers. Prior to the Closing, the Company Parties shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over their respective business operations.

Section 7.7 Notification of Certain Matters; Transaction Litigation.

(a) The Company Parties and their Representatives shall give prompt notice to the Parent Parties, and the Parent Parties and their Representatives shall give prompt notice to the Company Parties, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

(b) The Company Parties and their Representatives shall give prompt notice to the Parent Parties of any Action commenced or, to such Party’s knowledge, threatened against, relating to or involving such Party or any of its Subsidiaries, respectively, or any of their respective directors, officers or partners that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement and shall keep the Parent Parties reasonably informed with respect to the status thereof. Any Company Party that is the subject of any stockholder litigation against such Company Party or its directors, officers or partners relating to this Agreement or the transactions contemplated by this Agreement, including for the avoidance of doubt any litigation by a unitholder of the Operating Partnership (the “Transaction Litigation”) shall give the Parent Parties the opportunity to reasonably participate in the defense and settlement of any Transaction Litigation. The Company shall not, and shall not permit any of its Subsidiaries or its or their Representatives to, compromise or settle any such Transaction Litigation unless Parent shall have consented thereto (which consent shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 7.7(b), “participate” means that the Parent Parties shall be reasonably kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company Party that is the subject of the Transaction Litigation (to the extent that the attorney-client privilege between the Company Party that is the subject of the Transaction Litigation and its counsel is not undermined or otherwise affected), and the Parent Parties may offer comments or suggestions with respect to such Transaction Litigation, which the Company Party that is the subject of the Transaction Litigation and its counsel shall reasonably consider in good faith.

Section 7.8 Employee Matters.

(a) From and after the Company Merger Effective Time, the Surviving Partnership and the Surviving Entity shall (and Parent shall cause the Surviving Partnership and the Surviving Entity or any of their respective Subsidiaries or Affiliates to) honor all Company Benefit Plans in accordance with their terms as in effect immediately prior to the Company Merger Effective Time or as such terms may be amended in accordance with the applicable Company Benefit Plan after the Company Merger Effective Time. Notwithstanding the generality of the foregoing, for a period commencing on the Closing and continuing for a period of not less than twelve (12) months after the Closing Date, Parent shall, or shall cause the Surviving Partnership and the Surviving Entity or one of their respective Subsidiaries or Affiliates to, provide to each Continuing Employee with (i) an annual base salary or hourly wage rate (as applicable) at least equal to the annual base salary or hourly wage rate (as applicable) provided to such Continuing Employee immediately prior to the Company Merger Effective Time, (ii) target short-term incentive compensation opportunities that are no less favorable than the target short-term incentive opportunities provided to such Continuing Employee immediately prior to the Company Merger Effective Time, and (iii) retirement, health, welfare and employee and fringe benefits (excluding severance, equity or equity-based compensation, post-employment health and welfare, and defined benefit pension benefits), that are no less favorable in the aggregate than those provided to similarly situated employees of Parent. In addition, Parent, the Surviving Entity or any of their respective Affiliates shall provide each Continuing Employee with severance benefits and protections that are no less favorable than those provided to similarly situated employees of Parent.

(b) For purposes of vesting, eligibility to participate and for calculating severance and vacation entitlements under the employee benefit plans of Parent, the Surviving Partnership, the Surviving Entity or any of their respective Subsidiaries or Affiliates (each, a “New Plan”), each Continuing Employee shall be credited with his or her years of service with the Company, its Affiliates or their respective predecessors before the Company Merger Effective Time, to the same extent as such Continuing Employee was entitled before the Company Merger Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Company Merger Effective Time; provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition and without limiting the generality of the foregoing, (A) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent that coverage under such New Plans is comparable to an Company Benefit Plan in which such Continuing Employee participated immediately prior to the Company Merger Effective Time (such plans, collectively, the “Old Plans”) and (B) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Parent shall (or shall cause the Surviving Entity to) cause all eligibility waiting periods, pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Old Plans, and Parent shall (or shall cause the Surviving Entity to) cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) Nothing in this Section 7.8 or elsewhere in this Agreement: (i) shall limit the ability of Parent, the Company Parties, the Surviving Partnership, the Surviving Entity or their respective Affiliates to amend, modify or terminate in accordance with its terms any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them (subject to the limitations set forth in Section 6.1), (ii) shall be deemed or construed to amend, establish, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement or (iii) create any third party beneficiary rights or obligations in any person (including any current or former service provider or employee of Parent or any of its Affiliates (or any beneficiaries or dependents thereof)) or any right to employment or continued employment or to a particular term or condition of employment with the Company Parties or any of their Affiliates (including, following the Company Merger Effective Time, the Surviving Partnership and the Surviving Entity and any of their Affiliates).

Section 7.9 Indemnification; Directors’ and Officers’ Insurance.

(a) For a period of six (6) years from and after the Closing, Parent shall, or shall cause the Surviving Entity or the Surviving Partnership to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Closing covering each such Person currently covered by the Company’s or its Subsidiaries’ officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 7.9(a), none of Parent, the Surviving Entity, nor the Surviving Partnership shall be obligated to pay an aggregate amount for such insurance policy in excess of 500% of the amount per annum the Company and its Subsidiaries paid in its last full fiscal year prior to the date hereof (the “Current Premium”) and if such aggregate amount for such insurance policy would at any time exceed 500% of the Current Premium, then Parent, the Surviving Entity or the Surviving Partnership shall cause to be maintained policies of insurance that, in Parent’s, the Surviving Entity’s or the Surviving Partnership’s good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policy equal to 500% of the Current Premium. Prior to the Company Merger Effective Time, and in lieu of maintaining insurance policies pursuant to this Section 7.9(a), Parent shall have the option to cause coverage to be extended under the Company’s and its Subsidiaries’ officers’ and directors’ liability insurance policy by obtaining a “tail” policy or policies, on terms and conditions no less favorable than the Company’s and its Subsidiaries’ existing officers’ and directors’ liability insurance policy, which provide such Persons currently covered by such policies with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred at or before the Company Merger Effective Time; provided that Parent shall not be obligated to pay an aggregate amount for such “tail” policy or policies in excess of 500% of the Current Premium, and if such aggregate amount for such tail policy or policies would exceed 500% of the Current Premium, then Parent may obtain such “tail” policy or policies that, in Parent’s good faith judgment, provide the maximum coverage available at an aggregate amount for such “tail” policy or policies equal to 500% of the Current Premium. If such prepaid policies have been obtained prior to the Company Merger Effective Time, the Surviving Entity or the Surviving Partnership shall (and Parent shall cause the Surviving Entity or the Surviving Partnership to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) Without limiting or being limited by the provisions of Section 7.7 and to the extent required by the governing documents of the Surviving Entity and Surviving Partnership (and in all cases subject to applicable Law), during the period commencing as of the Closing and ending on the sixth (6th) anniversary of the Closing, Parent shall cause the Surviving Entity and Surviving Partnership to: (i) indemnify, defend and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action to the extent such Action arises out of or pertains to any action or omission or alleged action or omission in such Indemnified Party’s capacity as a manager, director, officer, partner, member or trustee of the Company or any Subsidiary of the Company, including such alleged acts or omissions with respect to this Agreement or any of the transactions contemplated by this Agreement, including the Mergers; and (ii) pay in advance of the final disposition of any such Action the expenses (including reasonable attorneys’ fees) of any Indemnified Party without the requirement of any bond or other security, in each case to the extent required by the governing documents of the Surviving Entity and Surviving Partnership (and in all cases subject to applicable Law), but subject to the Surviving Entity’s or the Surviving Partnership’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in this Agreement, the Surviving Entity or the Surviving Partnership, as applicable, (a) shall not settle or consent to the entry of any judgment with respect to any claim, action, suit or proceeding against any Indemnified Party for which such Indemnified Party sought indemnification under this Section 7.9(b) without such Indemnified Party’s prior written consent unless such settlement or consent includes a full release of such Indemnified Party from all liability arising out of such claim, action, suit or proceeding, (b) shall not be liable for any settlement effected without their prior written consent, and (c) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such Indemnified Party is not entitled to such advancement or indemnification.

(c) To the extent permitted by applicable Law, the Surviving Entity and the Surviving Partnership shall, and Parent agrees to cause the Surviving Entity and the Surviving Partnership to, during the period commencing as of the Closing and ending on the sixth (6th) anniversary of the Closing, honor all rights to indemnification, advancement and exculpation from liabilities for acts or omissions occurring at or prior to the Closing now existing in favor of the current or former managers, directors, officers, partners, members and trustees of the Company or any Subsidiary of the Company (the “Indemnified Parties”) as currently provided in (i) the Company Governing Documents, (ii) the Operating Partnership Governing Documents, and (iii) indemnification agreements between the Company or any of its Subsidiaries, on the one hand, and any Indemnified Party, on the other hand, as scheduled on Section 7.9(c) of the Company Disclosure Letter. For a period of six (6) years following the Closing, the governing documents of Parent and the equivalent governing or organizational documents of any applicable Subsidiary of Parent or the Company shall not be amended, repealed or otherwise modified in any manner that would adversely modify these rights, unless such modification shall be required by applicable Law and then only to the minimum extent required by Law.

(d) If Parent, the Surviving Entity, the Surviving Partnership or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, the Surviving Entity, or the Surviving Partnership, as applicable, assume the obligations set forth in this Section 7.9.

(e) Parent shall, or shall cause the Surviving Entity or the Surviving Partnership to, pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the obligations provided in this Section 7.9.

(f) The provisions of this Section 7.9 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party (who are intended third-party beneficiaries of this Section 7.9), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of the Company, the Operating Partnership, Parent, the Surviving Entity and the Surviving Partnership.

Section 7.10 Section 16 Matters. Prior to the Company Merger Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Stock by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.

Section 7.11 Financing, Assumption and Other Cooperation.

(a) Each of the Parent Parties shall, and shall cause their respective Subsidiaries and Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to (i) obtain any Financing that is necessary to finance all or a portion of the Mergers (including payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, payment of all amounts contemplated by Section 3.3, and payment of all other fees and Expenses and obligations required to be paid or satisfied by Parent, REIT Merger Sub or Operating Merger Sub in connection with the Mergers) and (ii) obtain or complete the Assumptions. Parent acknowledges and agrees that obtaining any Financing is not a condition to Closing and that the consummation of the transactions contemplated by this Agreement shall not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) the Financing. Prior to the Closing, at the written request of Parent, the Company shall keep the Parent reasonably informed of the status of its efforts to arrange and consummate any contemplated sale, financing, refinancing or work-out relating to any Company Property, including delivering copies of any broker engagement letters, letters of intent, term sheets, proposal and/or draft agreements relating to the foregoing.

(b) Prior to the Closing Date, the Company shall use its commercially reasonable efforts to provide, and shall cause each Subsidiary of the Company to use its commercially reasonable efforts to provide, to Parent, REIT Merger Sub and Operating Merger Sub, in each case at Parent’s sole expense, all cooperation reasonably necessary and customary and reasonably requested by Parent in writing in connection with the arrangement of any debt financing incurred or intended to be incurred or any contemplated issuance or offering of equity or equity-linked securities by Parent, REIT Merger Sub or Operating Merger Sub and their respective Subsidiaries, in each case, (x) in order to finance all or a portion of the Mergers (including payment of the Company Merger Consideration, payment of the Partnership Merger Consideration, payment of all amounts contemplated by Section 3.3, and payment of all other fees and Expenses and obligations required to be paid or satisfied by Parent, REIT Merger Sub or Operating Merger Sub in connection with the Mergers) and/or (y) otherwise effected in connection with, or during the pendency of, the Mergers (the “Financing”). Such cooperation shall include the Company using its commercially reasonable efforts to:

(i) upon reasonable notice, direct senior management and other employees of the Company and its Subsidiaries with appropriate seniority and expertise to participate in a reasonable number of meetings and presentations with prospective lenders or investors and one or more rating agencies at reasonable times and locations;

(ii) assist with the preparation of customary materials for bank information memoranda (including “public side” and “private side” bank books), and lender presentations, road show presentations, registration statements, offering memoranda, prospectuses and similar marketing documents in connection with any Financing and provide reasonable cooperation with the due diligence efforts of any source of any Financing; in each case in this clause: (A) subject to customary confidentiality provisions and disclaimers; (B) as reasonably requested by Parent in writing; and (C) limited to information to be contained therein with respect to the Acquired Companies;

(iii) furnish Parent and the Financing sources reasonably promptly upon written request with such financial and other pertinent business information relating to the Acquired Companies as may be reasonably requested by Parent in writing as is usual and customary for Financings, and is reasonably available to and prepared by or for the Acquired Companies in the ordinary course of business;

(iv) assist with the preparation of customary definitive loan documentation contemplated by any debt Financing (including schedules), including any customary guarantee, pledge and security documents;

(v) provide to Parent at least three (3) Business Days prior to the Closing Date upon written request all documentation and other information with respect to the Acquired Companies required under applicable “know your customer,” beneficial ownership and anti-money laundering rules and regulations, including the PATRIOT Act, in connection with any debt Financing, that has in each case been reasonably requested by Parent in writing at least twelve (12) Business Days prior to the Closing Date;

(vi) furnish to Parent as promptly as reasonably practicable (A) within forty (40) calendar days after the end of each fiscal quarter and ninety (90) calendar days after the end of the fiscal year during the period from the date of the latest balance sheet included in the Company SEC Documents on the date of this Agreement through the Closing, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of operations and comprehensive income, stockholder’s equity and cash flows for such fiscal quarter and year-to-date period ended and the corresponding quarter or year-to-date period in the prior year, including footnotes thereto, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act) (the “Subsequent Unaudited Quarterly Financial Statements”), (B) within ninety (90) calendar days after the end of any fiscal year ending after the date of this Agreement through the Closing, the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations and comprehensive income, stockholder’s equity and cash flows for such fiscal year, including footnotes thereto, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act) (the “Subsequent Audited Annual Financial Statements”), and (C) the other Required Information;

(vii) promptly notify Parent in the event the Company becomes aware (i) such Required Information contains an untrue statement of a material fact regarding the Company and its Subsidiaries (or omits any material fact regarding the Company and its Subsidiaries necessary to make such Required Information not misleading under the circumstances) or (ii) that the Company’s independent auditors have withdrawn (or have withdrawn and reissued) any audit opinion with respect to the audited financial statements contained in such Required Information;

(viii) to the extent requested by Parent in writing, direct the independent auditors of the Company and its Subsidiaries to (A) reasonably cooperate with Parent in connection with the Financing, including by providing customary “comfort letters” and customary consents to the inclusion of the accountant’s opinion, where customary, in the offering documents for such Financing and (B) provide customary assistance with the due diligence activities of Parent and the Financing sources and the preparation of the materials referred to in clause (ii) above;

(ix) reasonably cooperate with Parent in connection with Parent’s and its Affiliates’ preparation of unaudited pro forma financial statements for Parent and its Subsidiaries as required by the Exchange Act and the rules and regulations of the SEC or as may be reasonably determined by Parent or the Financing sources to be appropriate in connection with the Financing (provided that in no event shall such pro forma financial statements be required for time periods other than time periods required by the Exchange Act and the rules and regulations of the SEC);

(x) cause, upon the reasonable written request of Parent, the Company and its Subsidiaries to take reasonable and customary corporate action, limited liability company action or other organizational action, as applicable, subject to the occurrence of the Closing, necessary to consummate any debt Financing; and

(xi) at the reasonable written request of Parent, consent to the reasonable use of the Company’s trademarks and logos in connection with the Financing; provided that such trademarks and logos are used solely in a manner that is not reasonably likely to, harm or disparage the Company or any of its Affiliates or the reputation or goodwill of the Company or any of its Affiliates.

The Company hereby consents to the inclusion of the Required Information, as applicable, prior to the Closing in connection with the Financing and/or the Mergers in any registration statement, prospectus or document incorporated by reference therein filed, submitted or otherwise furnished by Parent to any Governmental Authority, or any customary offering memoranda, registration statement or prospectus in connection with a securities offering, whether public or private.

For the avoidance of doubt, the Parties hereto acknowledge and agree that the provisions contained in this Section 7.11(b) represent the sole obligation of the Acquired Companies and their respective Affiliates with respect to cooperation in connection with the Financing.

(c) Upon the terms and subject to the conditions set forth in this Agreement, Company shall use, and cause each Subsidiary of the Company to use, its and their respective commercially reasonable efforts to take any actions that are reasonably requested by Parent in writing to obtain any Assumption (provided, that, in respect of any Paramount Fund Consent, the Company and its Subsidiaries shall only be required to take the actions set forth on Section 7.11(c) of the Company Disclosure Letter); provided, no Acquired Company or joint venture in which any Acquired Company is a party shall be required, directly or indirectly, to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of any Acquired Company or any joint venture in which any Acquired Company is a party, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to such Acquired Company only from and after the Closing in the event that the Closing occurs; provided, further, that in no event shall any Acquired Company or joint venture in which any Acquired Company is a party be required to (i) amend, modify, supplement or waive the terms and conditions of the outstanding Indebtedness or guarantees thereof, including, without limitation, changing any of the parties subject to the obligations of such Indebtedness or guarantees, of any Acquired Company or joint venture in which any Acquired Company is a party, make any principal payments or financial covenant modifications, forfeit any rights, establish any reserves, cash sweep requirements or cash traps, or pay any other charges, including any “make-whole” premium or other prepayment penalty, or deposit any security, in connection with obtaining any Assumption, in each case that is effective prior to the Closing, (ii) amend, modify, supplement or waive the terms and conditions of any joint venture arrangement to which any Acquired Company is a party, make any capital contributions, transfer, forfeit, purchase or sell, or permit or cause the transfer, forfeiture, purchase or sale, of any securities of the joint venture, forfeit any rights, or otherwise adversely affect the joint venture or the applicable Acquired Company’s interests therein, in each case that is effective prior to the Closing, or (iii) pay, directly or indirectly, prior to the Closing any fee, penalty or other consideration, or incur any liability that is effective prior to the Closing, to any third party for any Assumption. Parent acknowledges and agrees that obtaining any Assumption is not a condition to Closing and that the consummation of the transactions contemplated by this Agreement shall not be conditioned on, or delayed or postponed as a result of the obtaining of (or the failure to obtain) any Assumption. For the avoidance of doubt, the Parties hereto acknowledge and agree that the provisions contained in this Section 7.11(c) represent the sole obligation of the Acquired Companies and their respective Affiliates with respect to cooperation in connection with the Assumptions. The Company agrees to reasonably cooperate with Parent in connection with developing operational, compliance and regulatory frameworks regarding their respective investment advisory businesses to the extent effective after the Closing.

(d) The Company shall have satisfied its obligations set forth in Section 7.11(b), Section 7.11(c) and Section 7.11(d) if the Company shall have used its commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided. Notwithstanding the foregoing, the Company shall not be required to provide, or cause its Subsidiaries or its or its Subsidiaries’ respective Representatives to provide, cooperation under Section 7.11 to the extent that it: (i) unreasonably interferes with the ongoing business or financial reporting obligations of the Acquired Companies; (ii) requires the Acquired Companies to incur any liability (including, without limitation, any commitment fees and expense reimbursement) in connection with the Financing or any Assumption prior to the Closing; (iii) requires the Acquired Companies or their respective Representatives to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Financing (other than with respect to customary authorization letters with respect to bank information memoranda) or any Assumption or adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing or any Assumption is obtained, in each case that are effective prior to the Closing; (iv) requires the Acquired Companies or their counsel to give any legal opinion; (v) requires the Acquired Companies to provide any information that is prohibited by applicable Law; (vi) provide access to or disclose information that the Company or any of its Subsidiaries determines would reasonably be expected to result in a loss or waiver of any attorney-client privilege, attorney work product or other legal privilege (provided, that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in this clause (vi)); (vii) requires the Acquired Companies to take any action that is prohibited by, or would reasonably be expected to conflict with or violate, its organizational documents, or would reasonably be expected to result in a violation or breach of, or default under, any Material Contract to which any of the Acquired Companies is a party or any applicable Laws; (viii) would reasonably be expected to result in any Representative of the Acquired Companies incurring personal liability with respect to any matter relating to the Financing or any Assumption or requires any Representative of the Company or any of its Subsidiaries to deliver any certificate that such Representative reasonably believes, in good faith, contains any untrue certifications; (ix) requires the Acquired Companies or their Representatives, as applicable, to waive or amend any terms of this Agreement; or (x) causes any representation, warranty, covenant or other term in this Agreement to be breached or causes any Closing condition set forth in Article VIII to fail to be satisfied. In no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information that is not readily available to the Acquired Companies (other than information which an Acquired Company is entitled to receive and actually receives following request pursuant to any Management Agreement) or is not otherwise prepared in the ordinary course of business of the Acquired Companies at the time requested by Parent or for the failure to obtain review of any financial or other information by its accountants after using commercially reasonable efforts to obtain the same, and in no event shall the Company or its Subsidiaries be required to provide any projections or “pro forma” financial statements (other than to provide the Required Information). In no event shall the Acquired Companies be required to pay any commitment or other fee or give an indemnity or incur any liability (including due to any act or omission by the Company, its Subsidiaries or any of their respective Affiliates or Representatives) or expense (including legal and accounting expenses) in connection with assisting Parent, REIT Merger Sub and Operating Merger Sub in arranging the Financing or any Assumption or as a result of any information provided by the Company, its Subsidiaries or any of their respective Affiliates or Representatives in connection with the Financing or any Assumption, in each case that is effective prior to the Closing. None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company, any of its Subsidiaries, or any of their respective Representatives at the request of Parent pursuant to Section 7.11.

(e) Notwithstanding anything to the contrary in this Agreement, the Company, its Subsidiaries and its Representatives shall be deemed to have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under Section 7.11 for the purposes of, and any breach by the Company or its Subsidiaries or its Representatives of any of the covenants required to be performed by it under this Section 7.11 shall not be considered in, determining the satisfaction of any condition to Closing set forth in this Agreement, including the condition to Closing set forth in Section 8.3(b), or in determining the entitlement of Parent, REIT Merger Sub or Operating Merger Sub to terminate this Agreement, including any entitlement to termination arising from Section 9.1, nor the cause thereof, nor entitle any Parent Party to damages under this Agreement, other than, for purposes of (x) determining the satisfaction of the condition to Closing set forth in Section 8.3(b), (y) the entitlement of Parent or Merger Sub to terminate this Agreement, or (z) determining damages under Section 9.2 in each case, as a result of a Willful Breach of this Section 7.11 by the Company or its Subsidiaries.

(f) Parent shall reimburse the Acquired Companies promptly upon demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ and accountants’ fees) incurred by the Acquired Companies and their Representatives in connection with the cooperation under Section 7.11, any action taken by them at the request of Parent pursuant to Section 7.11 (including the dissolution and termination of any subsidiaries formed and documentation entered into pursuant to Section 7.11), and shall indemnify, defend and hold harmless the Acquired Companies and their Representatives and each of the Acquired Companies’ and their Representatives’ respective present and former directors, officers, employees and agents (collectively, the “Financing Indemnified Parties”) from and against any and all costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities suffered or incurred by any of them in connection with the arrangement and consummation of the Financing or any Assumption and any information used in connection therewith, except in instances of Fraud, gross negligence or willful misconduct on the part of the Company, the Operating Partnership or any of their respective Subsidiaries or Representatives. The provisions of this Section 7.11(f) are intended to be for the benefit of, and shall be enforceable by, each of the foregoing Financing Indemnified Parties. This Section 7.11(f) shall survive the termination of this Agreement. In the event the Mergers and the other transactions contemplated hereby are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company and its Subsidiaries in connection with the cooperation under Section 7.11 and not previously reimbursed.

(g) For the avoidance of doubt, without the prior written consent of the Company, in no event will Parent, REIT Merger Sub, Operating Merger Sub or any of their respective Subsidiaries enter into any agreement, arrangement or any other understanding, whether written or oral, with any joint venture partner of any Acquired Company or any potential Financing source that would reasonably be expected to limit, restrict, restrain, otherwise impair in any manner, directly or indirectly, the ability of any such Financing source to provide Financing or other assistance to any other party in any other transaction involving any Acquired Company (provided, that the foregoing shall not prohibit the establishment of customary “tree” arrangements) or any such joint venture partner to complete any Assumption in connection with any other transaction involving any Acquired Company.

(h) Parent and the Company shall cooperate in good faith and use commercially reasonable efforts to take the actions set forth on Section 7.11(h) of the Company Disclosure Letter.

Section 7.12 [Reserved].

Section 7.13 Takeover Statutes. The Parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or the restrictions in the Company Governing Documents, the Operating Partnership Governing Documents, or the governing documents of the Parent Parties (“Governing Document Restrictions”) on the Mergers and the other transactions contemplated by this Agreement. No Party shall take any action to exempt any Person (other than the other Parties or their respective Affiliates) from any Takeover Statute of any jurisdiction or Governing Document Restrictions that may purport to be applicable to the Mergers or any of the other transactions contemplated by this Agreement or otherwise cause any restrictions in any Takeover Statute or Governing Document Restrictions not to apply to any such Person.

Section 7.14 Obligations of the Parties. The Company shall take all actions necessary to cause the Company Parties to perform their obligations under this Agreement. Parent shall take all actions necessary to (a) cause the Parent Parties to perform their obligations under this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement, and (b) ensure that, prior to the Closing, REIT Merger Sub and Operating Merger Sub shall not conduct any business or make any investments or incur or guarantee any Indebtedness other than as specifically contemplated by this Agreement.

Section 7.15 Tax Matters.

(a) The Company and Parent shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real or personal property transfer or gains, sales, use, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to such taxes, “Transfer Taxes”), and shall reasonably cooperate in attempting to minimize the amount of Transfer Taxes.

(b) The Company shall deliver to Latham & Watkins LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to both Parent and the Company) (“REIT Counsel”) an officer’s certificate, dated as of the Closing Date, and signed by an officer of the Company and in form and substance reasonably satisfactory to Parent and REIT Counsel, containing representations of the Company reasonably necessary or appropriate to enable REIT Counsel to render the Tax opinion set forth in Exhibit A hereto pursuant to Section 8.3(d).

(c) On the Closing Date, prior to the Company Merger Effective Time, the Company shall deliver to REIT Merger Sub a duly completed and executed IRS Form W-9, dated as of the Closing Date.

(d) The Company shall use commercially reasonable efforts to provide cooperation to Parent, at Parent’s sole cost and expense, with respect to (x) any potential modifications to the structure of the transactions contemplated by this Agreement, including the assignment of Parent’s, REIT Merger Sub’s and Operating Merger Sub’s respective rights, interests or obligations under this Agreement and the conversion of REIT Merger Sub to a limited liability company, that Parent reasonably requests, including such modifications that are intended to mitigate, reduce, or eliminate any Transfer Tax or other Tax that may be borne by any Acquired Company, Parent, REIT Merger Sub, the Surviving Entity, the Surviving Partnership, any Affiliate thereof, or any direct or indirect owner of Parent and (y) considering reasonable requests to explore, a sale, financing, refinancing or work-out relating to any Company Property identified by Parent; provided that, in each case, (i) any such changes or other actions do not have an adverse effect on the Company, the Operating Partnership, or their stockholders or limited partners, respectively, including any adverse effect on the feasibility of the satisfaction of the conditions of the Mergers or the time by which the Mergers may be consummated, (ii) none of the Company or its Subsidiaries shall be required to take any action in contravention of (A) any organizational document of the Acquired Companies, (B) any Contract to which an Acquired Company is a party, or (C) applicable Law, (iii) any such modifications or other actions or other obligations of the Company or its Subsidiaries to incur any liabilities with respect thereto (other than customary and reasonable joinder agreements), shall be contingent upon all of the conditions set forth in Article VIII having been satisfied or waived and receipt by the Company of a written notice from Parent to such effect and that the Parent Parties are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in this Section 7.15(d) will be deemed to have occurred immediately prior to the Closing), (iv) such modifications or other actions (or the inability to complete such modifications or other actions) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including the amount of or timing of payment of the Company Merger Consideration or the Partnership Merger Consideration, (v) neither the Company nor any of its Subsidiaries shall be required to take any such action that could adversely affect the classification of the Company or any Subsidiary REIT as a REIT, or would reasonably be expected to adversely affect the intended tax treatment of the transactions contemplated by this Agreement and (vi) any such changes or other actions or modifications would not, in the reasonable determination of REIT Counsel, prevent REIT Counsel from delivering the opinion described in Section 7.15(b). Except as agreed by Parent and the Company, such changes, and any actions or transactions related thereto shall be implemented and effective immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of its Subsidiaries shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 7.15. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any Subsidiary of the Company in performing their obligations under this Section 7.15(d), and Parent shall indemnify the Acquired Companies for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of its Subsidiaries arising therefrom, except, in each case, except to the extent such costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities are suffered or incurred as a result of a Willful Breach by any Acquired Company as determined by a court of competent jurisdiction in a final judgment not subject to further appeal (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated and this Agreement has been validly terminated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries not previously reimbursed).

Section 7.16 Dividends. Notwithstanding anything to the contrary in this Agreement, prior to the Closing Date, the Company or any of its Subsidiaries may declare and pay dividends to its stockholders, distributing cash in such amounts determined by the Company, in the reasonable discretion of the Company Board exercised in good faith to be reasonably required to be distributed in order for the Company or any of its Subsidiaries to maintain its qualification as a REIT for such year and to avoid or reduce the incurrence of income or excise Tax. In the event the Company declares or pays any dividends or other distributions in cash or property other than stock of the Company required for the Company to maintain its qualification as a REIT pursuant to this Section 7.16, the Company Merger Consideration shall be decreased by an amount equal to the per share amount of any such dividend or distribution on Company Common Stock so declared or paid by the Company pursuant to this Section 7.16; provided that the per share decrease shall be adjusted, if applicable, in accordance with Section 3.1(c).

Section 7.17 Deregistration and Delisting. Prior to the Company Merger Effective Time, the Company and, following the Company Merger Effective Time, Parent and the Surviving Entity, shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things necessary, proper or advisable on its part under applicable Law and rules and policies of the New York Stock Exchange to cause the delisting of the Company and of the Company Common Stock from the New York Stock Exchange as promptly as practicable after the Company Merger Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

Section 7.18 Termination of Company Related-Party Agreements.

(a) If requested in writing by Parent, the Company shall use commercially reasonably efforts to cause each Company Related-Party Agreement identified by Parent to be terminated on or prior to the Closing effective upon the Closing, without any further obligations, liability or payments by or on behalf of the Company or any of its Subsidiaries as of or following the Closing.

(b) The Company shall use commercially reasonable efforts to cause to be delivered to Parent at or prior to the Closing evidence satisfactory to Parent of the resignation, effective as of the Company Merger Effective Time, of the directors of the Company and the Company shall cooperate with Parent in preparing for the replacement, as of the Company Merger Effective Time, of director and officers of the Subsidiaries of the Company with those Persons designated by Parent.

ARTICLE VIII

CONDITIONS

Section 8.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of the Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the Closing of the following conditions:

(a) Approvals. The Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Governing Documents.

(b) No Injunctions or Restraints. No Order issued by any Governmental Authority of competent jurisdiction prohibiting consummation of the Mergers shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Mergers.

Section 8.2 Conditions to Obligations of the Company Parties. The obligations of the Company Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by the Company, at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Parent Parties set forth in Section 5.1 and Section 5.2 of this Agreement shall be true and correct (other than de minimis inaccuracies) as of the Closing Date, as though made as of the Closing Date, except, in each case, representations and warranties that are made as of a specific date shall be true and correct in all respects (other than any de minimis inaccuracies) as of such date; and

(ii) Each of the representations and warranties of the Parent Parties set forth in Article V of this Agreement other than those set forth in clause (i) above shall be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the Closing Date, as though made as of the Closing Date, except in each case, (A) representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) where the failure of such representations or warranties to be true and correct, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) Performance of Covenants and Obligations of the Parent Parties. The Parent Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement on or prior to the Closing Date.

(c) Delivery of Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date, signed on behalf of Parent by an executive officer of Parent, certifying that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

Section 8.3 Conditions to Obligations of the Parent Parties. The obligations of the Parent Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by Parent at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company Parties set forth in Sections 4.4(a) and 4.4(c) shall be true and correct in all respects (except for failures of such representations and warranties to be true and correct that, in the aggregate, would not result in more than a de minimis increase in the aggregate consideration payable by the Parent Parties pursuant to Article III of this Agreement) as of the Closing Date, as though made as of the Closing Date, except representations and warranties that are made as of a specific date shall be true and correct in all respects (except for failures of such representations and warranties to be true and correct that, in the aggregate, would not result in more than a de minimis increase in the aggregate consideration payable by the Parent Parties pursuant to Article III of this Agreement) only on and as of such date;

(ii) Each of the representations and warranties of the Company Parties set forth in Section 4.1(a), 4.2 and 4.20 shall be true and correct in all material respects as of the Closing Date, as though made as of the Closing Date, except representations and warranties that are made as of a specific date shall be true and correct only in all material respects on and as of such date; and

(iii) Each of the other representations and warranties of the Company Parties set forth in Article IV of this Agreement other than those set forth in clause (i) and clause (ii) above shall be true and correct (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) as of the Closing Date, as though made as of the Closing Date, except in each case, (A) representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) where the failure of such representations or warranties to be true and correct, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Performance of Covenants and Obligations of the Company Parties. The Company Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement (excluding the obligations contained Section 7.11, so long as such failure to perform does not constitute a Willful Breach) on or prior to the Closing Date.

(c) Delivery of Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed on behalf of the Company by an executive officer certifying that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(e) have been satisfied.

(d) REIT Opinion. Parent shall have received a written tax opinion of REIT Counsel, substantially in the form of Exhibit A to this Agreement dated as of the Closing Date (with such changes or modifications from the language set forth in such form as may be deemed reasonably necessary or appropriate by REIT Counsel and are reasonably acceptable to Parent), to the effect that beginning with its taxable year ended December 31, 2022, and through the Company Merger Effective Time (taking into account that the Company will be treated as selling all its assets in a taxable transaction and distributing the Company Merger Consideration in liquidation of the Company as a result of the Company Merger), the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its organization and actual method of operation through the Company Merger Effective Time will enable it to meet the requirements for qualification and taxation as a REIT under the Code through the Company Merger Effective Time.

(e) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.

Section 8.4 Failure of Closing Conditions. None of the Parent Parties, on the one hand, nor any of the Company Parties, on the other hand, may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied (or to be able to be satisfied) to excuse it from its obligation to effect the Mergers if such failure (or inability to be satisfied) was caused by such party’s failure to comply with or perform its obligations under this Agreement (excluding the obligations contained Section 7.11, so long as such failure to perform does not constitute a Willful Breach).

ARTICLE IX

TERMINATION; FEES AND EXPENSES; AMENDMENT

Section 9.1 Termination. This Agreement may be terminated and the Mergers and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Partnership Merger Effective Time, notwithstanding receipt of the Stockholder Approval (except as otherwise specified in this Section 9.1):

(a) by mutual written consent of each of the Company and Parent;

(b) by either the Company or Parent, upon prior written notice to the other Party:

(i) if the Mergers shall not have occurred on or before 11:59 p.m. New York time on March 17, 2026 (the “Outside Date”), whether such date is before or after the date of the receipt of the Stockholder Approval; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the failure of the Mergers to be consummated by the Outside Date was as primarily due to the failure of such Party (and, in the case of Parent, including the failure of the other Parent Parties, and in the case of the Company, including the failure of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under this Agreement;

(ii) if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order was primarily due to the failure of such Party (and, in the case of Parent, including the failure of the other Parent Parties, and in the case of the Company, including the failure of the other Company Parties) to perform in all material respects any of its obligations, covenants or agreements under this Agreement; or

(iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting, duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of the Company Merger was taken;

(c) by the Company, upon prior written notice to Parent:

(i) if a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of any of the Parent Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.2(a) or Section 8.2(b) not to be satisfied (a “Parent Terminating Breach”), which breach or failure to perform cannot be cured, or, if capable of cure, has not been cured by the earlier of (A) thirty (30) days following written notice thereof from the Company to Parent and (B) two (2) Business Days before the Outside Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if a Company Terminating Breach shall have occurred and be continuing at the time the Company delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i);

(ii) if, at any time prior to receipt of the Stockholder Approval, the Company Board (or a committee thereof) shall have effected an Adverse Recommendation Change in respect of a Superior Proposal in accordance with Section 7.3(e); provided, however, that this Agreement may not be so terminated unless concurrently with the occurrence of such termination the payment required by Section 9.3(b) is made in full to Parent and the definitive agreement relating to the Superior Proposal is entered into by the Company;

(iii) if (A) all of the conditions set forth in Section 8.1 and Section 8.3 have been and continue to be satisfied or waived (other than those conditions that by their nature cannot be satisfied other than at the Closing Date), (B) on or after the date the Closing should have occurred, the Company has delivered written notice to Parent to the effect that all of the conditions set forth in Section 8.1 and Section 8.3 have been satisfied or waived (other than those conditions that by their nature cannot be satisfied other than at the Closing Date) and the Company is ready, willing and able to consummate the Closing, and (C) the Parent Parties fail to consummate the Closing within five (5) Business Days after delivery of the notice referenced in the preceding clause (B) (it being understood that during such five (5) Business Day period, Parent shall not be entitled to terminate this Agreement); or

(d) by Parent, upon prior written notice to the Company:

(i) if a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of any of the Company Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.3(a) or Section 8.3(b) not to be satisfied (a “Company Terminating Breach”), which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of (A) thirty (30) days following written notice thereof from Parent to the Company and (B) two (2) Business Days before the Outside Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a Parent Terminating Breach shall have occurred and be continuing at the time Parent delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i); or

(ii) if, at any time prior to receipt of the Stockholder Approval, the Company Board, for any reason, (A) shall have effected an Adverse Recommendation Change; provided, that, Parent’s right to terminate this Agreement pursuant to this Section 9.1 shall expire at the earlier of 5:00 p.m. (New York

City time) on the tenth (10th) calendar day following the date on which the event first permitting such termination occurred and the calendar day prior to the Stockholders Meeting, whichever occurs first, (B) fails to publicly reaffirm the Board Recommendation within ten (10) Business Days following the public announcement by any Person of a Competing Proposal or (C) fails to publicly recommend against any tender offer or exchange offer for the Company Common Stock subject to Regulation 14D under the Exchange Act that constitutes a Competing Proposal within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer.

The Party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give a notice of such termination to the other Party setting forth the basis on which, and the subsection of this Section 9.1 pursuant to which, such Party is terminating this Agreement.

Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company Parties or the Parent Parties or their respective Affiliates or Representatives relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), except that the Confidentiality Agreement, the provisions of Section 7.2 (Access to Information; Confidentiality), Section 7.5 (Public Announcements), Section 7.11(f) (Financing Cooperation), this Section 9.2, Section 9.3 (Fees and Expenses), Section 9.5 (Amendment), and Article X (General Provisions) of this Agreement shall survive the termination hereof and shall remain in full force and effect; provided, that no such termination shall relieve any Party from any liability or damages resulting from any Fraud, or for any Willful Breach of any of such Party’s covenants, obligations or agreements set forth in this Agreement that occurs prior to such termination. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of the Parent Parties or the Company Parties shall be relieved or released from any liabilities or damages arising out of its Willful Breach of any provision of this Agreement or any other agreement delivered in connection herewith, subject only, with respect to any such liabilities of the Company, to Section 9.3(b). For the avoidance of doubt, the failure of the Parent Parties to consummate the Mergers on the date required by Section 2.3 after the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing and which are capable of being satisfied on the Closing Date, assuming for purposes hereof that the date of termination is the Closing Date) have been satisfied or waived shall constitute a Willful Breach by the Parent Parties, and Parent shall be liable to the Company for such breach as provided herein notwithstanding any termination of this Agreement.

Section 9.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 9.3, all Expenses shall be paid by the Party incurring such fees or Expenses, except that Parent shall pay, whether or not the Mergers or any other transaction contemplated by this Agreement is consummated, all costs and Expenses incurred in connection with the Paying Agent. Notwithstanding anything to the contrary contained herein, Parent shall pay the amount of any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes, fees, and costs together with any interest thereon, penalties, fines, costs, fees, additions to tax or additional amounts with respect thereto incurred in connection with this Agreement and the transactions contemplated by this Agreement.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 9.1(c)(ii) (Superior Proposal);

(ii) this Agreement is terminated by Parent pursuant to Section 9.1(d)(ii) (Adverse Recommendation Change); or

(iii) (A) this Agreement is terminated by Parent or the Company pursuant to Section 9.1(b)(i) (Outside Date) (and at the time of such termination the Company would not have been entitled to terminate this Agreement pursuant to Section 9.1(c)(iii) (Parent Failure to Close)), Section 9.1(b)(iii) (Failure to Obtain Stockholder Approval), or Section 9.1(d)(i) (Company Terminating Breach), (B) a bona fide Competing Proposal shall have been publicly announced or shall have become publicly disclosed or publicly known after the date of this Agreement and shall not have been withdrawn or otherwise abandoned, in each case, prior to the Stockholders Meeting, and (C) within nine (9) months following such termination, the Company enters into a definitive written agreement providing for a Competing Proposal that is later consummated or such Competing Proposal is consummated (provided, that for purposes of this Section 9.3(b)(iii), the term “Competing Proposal” will have the meaning assigned to such term herein, except that percentages included in the definition of “Competing Proposal” increased to 50%);

then the Company shall pay, at Parent’s election, the Company Termination Payment. Payment of the Company Termination Payment shall be made by wire transfer of same day funds to the account or accounts designated by Parent as follows: (1) in the case of Section 9.3(b)(i), prior to or substantially concurrently with termination of this Agreement pursuant to Section 9.1(c)(ii); (2) in the case of Section 9.3(b)(ii), within three (3) Business Days after termination of this Agreement pursuant to Section 9.1(d)(ii); and (3) in the case of Section 9.3(b)(iii), within three (3) Business Days of the consummation of such Competing Proposal. For the avoidance of doubt, any payment made by the Company under this Section 9.3(b) shall be payable only once with respect to Section 9.3(b), and not in duplication, even though such payment may be payable under one or more provisions hereof. The payment of the Company Termination Payment in accordance with this Section 9.3(b) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Parent Parties, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, upon receipt of the Company Termination Payment by Parent, the Company Parties shall have no further liability, whether pursuant to a claim at Law or in equity, to the Parent Parties or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Parent Parties, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Action against the Acquired Companies or their Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Payment), any of the contemplated by this Agreement or any matters forming the basis for such termination; provided, that if the Company fails to pay the Company Termination Payment, and any Parent Party commences a suit which results in a final, non-appealable judgment against the Company for the Company Termination Payment or any portion thereof, then the Company shall pay the Parent Parties their costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Payment at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (the “Recovery Costs”).

Section 9.4 Payment of Amount or Expenses.

(a) In the event that the Company is obligated to pay Parent the Company Termination Payment, plus the Recovery Costs set forth in Section 9.3, the Company shall pay to Parent from the Company Termination Payment, plus the Recovery Costs, deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Company Termination Payment, plus the Recovery Costs, and (ii) the sum of (A) the maximum amount that can be paid to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (I) or 856(c)(3)(A) through (I) of the Code (“Qualifying Income”), as determined by Parent’s independent certified public accountants (taking into account any known or anticipated income of Parent that is not Qualifying Income and assuming Parent has 2% of its gross income from unknown sources during such year that did not constitute Qualifying Income), plus (B) in the event Parent receives either (x) a letter from Parent’s counsel or accountants indicating that Parent has received a ruling from the IRS described in Section 9.4(b)(ii), or (y) an opinion from Parent’s outside counsel as described in Section 9.4(b)(ii), an amount equal to the Company Termination Payment, plus the Recovery Costs, less the amount payable under clause (i) above. To secure the Company’s obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to the Company Termination Payment, plus the Recovery Costs, with an escrow agent selected by the Company and on such terms (subject to Section 9.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Company Termination Payment, plus the Recovery Costs, pursuant to this Section 9.4(a) shall be made at the time the Company is obligated to pay Parent such amount pursuant to Section 9.3 by wire transfer.

(b) The escrow agreement shall provide that the Company Termination Payment, plus the Recovery Costs, in escrow or any portion thereof shall not be released to Parent unless the escrow agent receives any one or combination of the following: (i) a letter from Parent’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Parent’s accountants revising that amount, in which case the escrow agent shall release such amount to Parent; or (ii) a letter from Parent’s counsel or accountants indicating that Parent received a ruling from the IRS holding that the receipt by Parent of the Company Termination Payment, plus the Recovery Costs, should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, indicating that Parent’s outside counsel has rendered a legal opinion to the effect that the receipt by Parent of the Company Termination Payment, plus the Recovery Costs, should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Company Termination Payment, plus the Recovery Costs, to Parent. The escrow agreement shall also provide that any portion of the Company Termination Payment, plus the Recovery Costs, that remains unpaid as of the end of a tax year shall be paid as soon as possible during the following tax year, subject to the foregoing limitations of this Section 9.4; provided, any portion of the Company Termination Payment, plus the Recovery Costs, that remains unpaid as of December 31 following the date which is three (3) years from the date on which amounts are deposited in escrow under Section 9.4(a) shall be released by the escrow agent to the Company.

Section 9.5 Amendment. Subject to compliance with applicable Law, at any time before or after receipt of the Stockholder Approval and prior to the Partnership Merger Effective Time, any provision of this Agreement may be amended or modified by a written agreement of the Parties executed in the same manner as this Agreement; provided, that after the Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, or which, pursuant to applicable Law, requires the further approval of the stockholders of the Company without such further approval of such stockholders (in which case, such further approval shall be deemed the Stockholder Approval for purposes of this Agreement), or (b) any amendment or change not permitted under applicable Law.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Non-Survival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Company Merger Effective Time. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This Section 10.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Company Merger Effective Time, which shall remain in force and effect following the Closing.

Section 10.2 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand or email, or (d) on the date of receipt, if delivered by facsimile, in each case, to the intended recipient as set forth below (or at such other address or facsimile number for a Party as shall be specified by like notice):

(a) if to the Parent Parties, the Surviving Partnership or the Surviving Entity, to:

Rithm Capital Corp.

799 Broadway

New York, NY 10003

Attention:	Philip Sivin

Email:

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention:	Peter D. Serating

Blair T. Thetford

Daniel L. Luks

E-mail:	peter.serating@skadden.com

blair.thetford@skadden.com

daniel.luks@skadden.com

(b) if to the Company Parties to:

Paramount Group, Inc.

1633 Broadway

New York, NY 10019

Attention:	Albert Behler

Timothy C. Dembo

Email:

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071-1560

Attention:	Julian Kleindorfer

Darren Guttenberg

Sean Parish

Email:	julian.kleindorfer@lw.com

darren.guttenberg@lw.com

sean.parish@lw.com

Section 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 10.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in portable document form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 10.5 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the Exhibits, Schedules and the Company Disclosure Letter), and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement, and (b) this Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (i) Article III (which, from and after the Company Merger Effective Time, shall be for the benefit of holders of shares of Company Common Stock and Company Compensatory Awards immediately prior to the Company Merger Effective Time), (ii) Article III (which, from and after the Partnership Merger Effective Time, shall be for the benefit of holders of Operating Partnership Units and Operating Partnership Compensatory Awards immediately prior to the Partnership Merger Effective Time), and (iii) Section 7.9 (which, from and after the Partnership Merger Effective Time shall be for the benefit of the Indemnified Parties).

Section 10.6 Extension; Waiver. At any time prior to the Partnership Merger Effective Time, the Parties may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 10.7 Governing Law; Venue.

(a) This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement (other than with respect to issues relating to the Partnership Merger that are required to be governed by the DRULPA), shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b) All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court, for the purpose of any dispute arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such dispute except in such courts, (iii) agrees that any claim in respect of any such dispute may be heard and determined in any such Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute, (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such dispute, and (vi) agrees, with respect to any Action filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program. Each of the Parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties; provided, that, each of Parent, REIT Merger Sub and Operating Merger Sub shall have the right, without the prior written consent of the Company, to assign all or any portion of their respective rights, interests and obligations hereunder to a direct or indirect Subsidiary (provided that for purposes of this Section 10.8 clause (y) of the definition of Subsidiaries shall not apply) of Parent or any of its wholly owned subsidiaries, but no such assignment shall (i) relieve Parent, REIT Merger Sub or Operating Merger Sub of any of its obligations hereunder or (ii) violate any of the restrictions set forth in Section 7.15(d)(i) through (vi), and provided, further that Parent may convert REIT Merger Sub to a limited liability company and such conversion shall not be deemed an assignment for purposes of this Section 10.8 as long as such conversion would not violate any of the restrictions set forth in Section 7.15(d)(i) through (vi). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 10.9 Obligation of Parent. Parent shall cause REIT Merger Sub and Operating Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by REIT Merger Sub or Operating Merger Sub, as applicable, in accordance with the terms of this Agreement, the Mergers and the other transactions contemplated by this Agreement. As a material inducement to the Company Parties’ willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by REIT Merger Sub and Operating Merger Sub of the covenants, obligations and undertakings required to be performed by REIT Merger Sub and Operating Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of REIT Merger Sub and Operating Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against Parent, REIT Merger Sub and Operating Merger Sub in the first instance. As applicable, references in this Section 10.9 to “REIT Merger Sub” shall also include the Surviving Entity following the Company Merger Effective Time, and references in this Section 10.9 to “Operating Merger Sub” shall also include the Surviving Partnership following the Partnership Merger Effective Time.

Section 10.10 Specific Performance.

(a) The Parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such harm. The Parties hereto agree that unless and until this Agreement is terminated in accordance with Section 9.1 and any dispute over the right to termination has been finally resolved, (i) the Parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 10.7 to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (other than the Parent Parties obligation to effect the Closing, which shall be governed by the next sentence), without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Section 9.2 or Section 9.3, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Mergers, and without that right, none of the Company Parties or the Parent Parties would have entered into this Agreement. The Parties hereto further agree that unless and until this Agreement is terminated in accordance with Section 9.1 the Company Parties shall be entitled to seek an injunction, specific performance or other equitable remedy to specifically enforce the Parent Parties’ obligations to effect the Closing on the terms and conditions set forth herein. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such Parties has an adequate remedy at Law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason. The Parties hereto further agree that (x) following the Company’s termination of this Agreement in accordance with Section 9.1, the Company Parties shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 10.7 to enforce specifically the Parent Parties’ surviving obligations herein, including with respect to the payment of monetary damages under Section 9.2, and (y) following Parent’s termination of this Agreement in accordance with Section 9.1, Parent shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 10.7 to enforce specifically the Company’s surviving obligations herein, including with respect to the payment of monetary damages under Section 9.2 or the payment to which Parent is entitled under Section 9.3(b).

(b) The Parties hereto further agree that (i) by seeking the remedies provided for in this Section 10.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.10 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 10.10 shall require any party to institute any Action for (or limit any party’s right to institute any Action for) specific performance under this Section 10.10 prior or as a condition to exercising any termination right under Article IX (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 10.10 or anything set forth in this Section 10.10 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article IX or pursue any other remedies under this Agreement that may be available at any time. In any legal proceeding seeking monetary damages against a party or to compel a party to specifically perform its obligations hereunder, the non-prevailing party in such Action (after a final, non-appealable judgment of a court of competent jurisdiction) shall promptly reimburse the prevailing party its costs and expenses (including reasonable attorneys’ fees and disbursements) in connection with such Action.

Section 10.11 [Reserved].

Section 10.12 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.12.

Section 10.13 Authorship. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

RITHM CAPITAL CORP.

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

PANORAMA REIT MERGER SUB, INC.

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Authorized Officer

PANORAMA OPERATING MERGER SUB LP

By: Rithm Capital Corp., its General Partner

By:	/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

PARAMOUNT GROUP, INC.

By:	/s/ Albert Behler
Name: Albert Behler
Title: Chairman, Chief Executive Officer and President

PARAMOUNT GROUP OPERATING PARTNERSHIP LP

By:	/s/ Albert Behler
Name: Albert Behler
Title: Chairman, Chief Executive Officer and President

[Signature Page to the Merger Agreement]

EXHIBIT A

[Intentionally Omitted]

Annex B

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1, dated as of October 8, 2025 (this “Amendment”), to the Agreement and Plan of Merger, dated as of September 17, 2025 (the “Merger Agreement”), is made and entered into by and among Rithm Capital Corp., a Delaware corporation (“Parent”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“REIT Merger Sub”), Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Operating Merger Sub” and, collectively with REIT Merger Sub and Parent, the “Parent Parties”), Paramount Group, Inc., a Maryland corporation (the “Company”), and Paramount Group Operating Partnership LP, a Delaware limited partnership and a majority owned subsidiary of the Company (the “Operating Partnership” and, together with the Company, the “Company Parties”), and hereby amends the Merger Agreement as set forth herein. Each of Parent, REIT Merger Sub, Operating Merger Sub, the Company and the Operating Partnership are sometimes referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties have determined to amend the Merger Agreement in accordance with Section 9.5 of the Merger Agreement as set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

1. Amendment of Section 1.1(a) – Definitions.

a.	Section 1.1(a) of the Merger Agreement is hereby amended by replacing the definition of “Company Termination Payment” entirely with the following:

“Company Termination Payment” means an amount equal to $59,700,000; provided, however, if a Company Termination Payment is required to be paid to Parent as a result of the Company entering into an alternative Acquisition Agreement providing for a Superior Proposal that will result, if consummated, in the Person identified on Schedule A owning at least 50% of the voting power of the Company, then the amount set forth in the preceding clause shall be reduced to $47,700,000.

2. Notification of Amendment. Notwithstanding anything to the contrary in the Merger Agreement, the Company may, promptly following the execution of this Amendment, provide the Person identified on Schedule A a copy of this Amendment.

3. Each Party hereby acknowledges that the provisions of the Merger Agreement which have not been modified or amended by this Amendment shall remain in full force and effect in all respects. Each reference to “hereof,” “herein,” “hereby,” and “this Agreement” in the Merger Agreement will from and after the entry into this Amendment refer to the Merger Agreement as amended by this Amendment. Notwithstanding anything to the contrary in this Amendment, the date of the Merger Agreement, as amended hereby, will in all instances remain as September 17, 2025, and any references in the Merger Agreement to “the date first above written,” “the date of this Agreement,” “the date hereof” and similar references will continue to refer to September 17, 2025.

4. The provisions of Section 9.5 (Amendment) and Article X (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

RITHM CAPITAL CORP.

By:	/s/ Nicola Santoro, Jr. Name: Nicola Santoro, Jr. Title: Chief Financial Officer

PANORAMA REIT MERGER SUB, INC.

By:	/s/ Nicola Santoro, Jr. Name: Nicola Santoro, Jr. Title: Authorized Officer

PANORAMA OPERATING MERGER SUB LP
By: Rithm Capital Corp., its General Partner

By:	/s/ Nicola Santoro, Jr. Name: Nicola Santoro, Jr. Title: Chief Financial Officer

PARAMOUNT GROUP, INC.

By:	/s/ Albert Behler
Name: Albert Behler Title: Chairman, Chief Executive Officer and President
PARAMOUNT GROUP OPERATING PARTNERSHIP LP By: Paramount Group, Inc. Its: General Partner

By:	/s/ Albert Behler
Name: Albert Behler Title: Chairman, Chief Executive Officer and President

[Signature Page to Amendment No. 1 to Merger Agreement]

Schedule A

[Intentionally Omitted]

Annex C

Global Corporate & Investment Banking

BofA Securities, Inc.

One Bryant Park, New York, NY 10036

September 17, 2025

The Board of Directors

Paramount Group, Inc.

1633 Broadway

New York, New York 10019

Members of the Board of Directors:

We understand that Paramount Group, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among the Company, Rithm Capital Corp. (“Parent”), Panorama REIT Merger Sub, Inc. a wholly owned subsidiary of Parent (“REIT Merger Sub”) and Panorama Operating Merger Sub LP, a wholly owned subsidiary of Parent (“Operating Merger Sub”), and Paramount Group Operating Partnership LP, a Delaware limited partnership and a majority owned subsidiary of the Company (“Operating Partnership”), pursuant to which, among other things, (i) Operating Merger Sub will merge with and into Operating Partnership (the “Operating Partnership Merger”) and each outstanding Operating Partnership Common Unit other than Excluded Units (each as defined in the Agreement) will be converted into the right to receive the Partnership Merger Consideration (as defined in the Agreement) and (ii) the Company will merge with and into REIT Merger Sub (the “REIT Merger,” and together with the Operating Partnership Merger, the “Mergers”) and each outstanding share of the common stock, par value $0.01 per share, of the Company (“Company Common Stock”) other than Excluded Stock (as defined in the Agreement) will be converted into the right to receive $6.60 in cash (the “Consideration”). The terms and conditions of the Mergers are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than Excluded Stock) of the Consideration to be received by such holders in the Mergers.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to the Company;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with us by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (such forecasts, the “Company Forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

(4)	reviewed the trading history for the Company Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)	compared certain financial and stock market information of the Company with similar information of other companies we deemed relevant;

(6)	compared certain financial terms of the Mergers to financial terms, to the extent publicly available, of other transactions we deemed relevant;

The Board of Directors

Paramount Group, Inc.

(7)

considered the fact that the Company publicly announced that it would explore its strategic alternatives and the results of our efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

(8)	reviewed a draft, dated September 17, 2025, of the Agreement (the “Draft Agreement”); and

(9)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Forecasts, we have been advised by the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We have relied, at the direction of the Company, upon the assessments of the management of the Company as to the potential impact of market, governmental or regulatory trends and developments relating to or affecting the Company and its business. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we made any physical inspection of the properties or assets of the Company. We have not evaluated the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of the Company, that the Mergers will be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Mergers, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Mergers. We have also assumed, at the direction of Company, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects or implications of the Mergers (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Mergers, the form or structure, or financial or other terms, aspects or implications of any related transactions or any terms, aspects or implications of any voting or support agreements or any governance or other arrangements, agreements, or understandings entered into in connection with or related to the Mergers, any related transactions or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of the Company Common Stock (other than Excluded Stock) and no opinion or view is expressed with respect to any consideration received in connection with the Mergers by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Mergers, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Mergers. We are not expressing any opinion as to the prices at which the Company Common

The Board of Directors

Paramount Group, Inc.

Stock will trade at any time, including following announcement the Mergers. We are also not expressing any view or opinion with respect to, and we have relied, at the direction of the Company, upon the assessment of representatives of the Company regarding legal, regulatory, accounting, tax and similar matters relating to the Company and the Mergers, as to which matters we understand that the Company obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Mergers or any other matter.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Mergers and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Mergers. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Parent and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as lender under certain term loans, letters of credit, leasing and other facilities of the Company and/or certain of its affiliates and (ii) having provided or providing certain treasury management services and products to the Company and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Rithm Capital Corp. and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as manager under certain debt offerings of Rithm Capital Corp. and/or certain of its affiliates, (ii) having acted or acting as lender under certain term loans, letters of credit, leasing and other facilitates of Rithm Capital Corp. and/or certain of its affiliates, (iii) having provided or providing certain treasury management services and products to Rithm Capital Corp. and/or certain of its affiliates and (iv) having provided or providing certain derivatives and foreign exchange trading services to Rithm Capital Corp. and/or certain of its affiliates. In addition, certain of our affiliates maintain commercial (including vendor and/or customer) relationships with Rithm Capital Corp. and/or certain of its affiliates.

It is understood that this letter is for the benefit and use of the Board of Directors of the Company (in its capacity as such) in connection with and for purposes of its evaluation of the Mergers.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are

The Board of Directors

Paramount Group, Inc.

aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company or the Mergers. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of the Company Common Stock (other than Excluded Stock) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ BofA Securities, Inc.

BOFA SECURITIES, INC.

SCAN TO VIEW MATERIALS & VOTE PARAMOUNT GROUP, INC. 1633 BROADWAY NEW YORK, NY 10019 VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on December 15, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PGRE2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on December 15, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V80882-S25805 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PARAMOUNT GROUP, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To approve the merger of Paramount Group, Inc. (the “Company”) with and into Panorama REIT Merger Sub, Inc. (“REIT Merger Sub”), a wholly owned subsidiary of Rithm Capital Corp. (“Parent”), pursuant to the Agreement and Plan of Merger, dated as of September 17, 2025 (as amended on October 8, 2025, and as may be amended from time to time, the “Merger Agreement”), by and among the Company, Paramount Group Operating Partnership LP, Parent, REIT Merger Sub and Panorama Operating Merger Sub LP, and the other transactions contemplated by the Merger Agreement, as more fully described in the Proxy Statement (the “Merger Proposal”). 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the mergers. 3. To approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal. NOTE: The proxy holders are also authorized to vote in their discretion on such other matters as may properly come before the meeting or any postponement or adjournment thereof. If no direction is made, this proxy will be a vote FOR proposals 1, 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V80883-S25805 PARAMOUNT GROUP, INC. Special Meeting of Stockholders To be Held on December 16, 2025 at 10:00 A.M., ET This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Timothy Dembo and Ermelinda Berberi, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Paramount Group, Inc. held of record by the undersigned on November 4, 2025, at the Special Meeting of Stockholders to be held at 10:00 A.M., ET on December 16, 2025, at www.virtualshareholdermeeting.com/PGRE2025SM and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ Recommendations as indicated on the reverse side, and in the discretion of the proxy holders on such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side